As filed with the Securities and Exchange Commission on April 1, 1997

                                                      Registration No. 333-20847

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 2

                                       TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       ELECTRO SCIENTIFIC INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


           OREGON                    3630                   93-0370304
(State or other jurisdiction   (Primary Standard           (IRS Employer
    of incorporation or           Industrial            Identification No.)
       organization)         Classification Number)

                           13900 NW SCIENCE PARK DRIVE
                             PORTLAND, OREGON 97229
                                 (503) 641-4141

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                              DONALD R. VANLUVANEE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       ELECTRO SCIENTIFIC INDUSTRIES, INC.
                           13900 NW SCIENCE PARK DRIVE
                             PORTLAND, OR 97229-5497
                                 (503) 641-4141

       (Name, address, including ZIP code, and telephone number, including area code, of agent for service for Registrant)

                                ---------------

                                   COPIES TO:

          ANNETTE M. MULEE                            SCOTT N. LESLIE
          STOEL RIVES LLP                 PAUL, HASTINGS, JANOFSKY & WALKER LLP
        900 SW FIFTH AVENUE                        695 TOWN CENTER DRIVE
     PORTLAND, OR  97204-1268                   COSTA MESA, CA  92626-1924
          (503) 224-3380                              (714) 668-6200
       (503) 220-2480 (FAX)                        (714) 979-1921 (FAX)

                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
                               SALE TO THE PUBLIC:

        As soon as practicable after this registration statement becomes effective and all other conditions to the merger (the "Merger") of
     Dynamotion/ATI Corp. ("Dynamotion") with and into a subsidiary of the
        Registrant pursuant to the Agreement of Reorganization and Merger described in the enclosed Proxy Statement/Prospectus have been satisfied or waived.

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                              CROSS-REFERENCE SHEET
                    PURSUANT TO ITEM 501(b) OF REGULATION S-K


  ITEM                                                          LOCATION OR HEADING IN PROXY
   NO.     ITEM IN FORM S-4                                     STATEMENT/PROSPECTUS
  ----     ----------------                                     --------------------
           A.  INFORMATION ABOUT THE
           TRANSACTION.

   1.      Forepart of the Registration Statement and Outside   Facing Page of Registration Statement; Cross-
           Front Cover Page of Proxy Statement/Prospectus.....  Reference Sheet; Outside Front Cover Page of Proxy
                                                                Statement/Prospectus

   2.      Inside Front and Outside Back Cover Pages of Proxy   Available Information; Incorporation of Documents by
           Statement/Prospectus...............................  Reference; Table of Contents

   3.      Risk Factors, Ratio of Earnings to Fixed Charges     Outside Front Cover Page of Proxy
           and Other Information..............................  Statement/Prospectus; Summary; Risk Factors;
                                                                Selected Historical Financial Information; Equivalent
                                                                per Common Share Data; Market and Market Prices
                                                                for Common Stock; The Merger Agreement

   4.      Terms of the Transaction...........................  Summary; The Merger; The Merger Agreement;
           Comparison of Shareholder Rights

   5.      Pro Forma Financial Information....................  Unaudited Pro Forma Summary of Selected Financial
                                                                Data

   6.      Material Contacts With the Company Being             The Merger; The Merger Agreement
           Acquired...........................................

   7.      Additional Information Required For Reoffering by    Not applicable
           Persons and Parties Deemed to be Underwriters......

   8.      Interests of Named Experts and Counsel.............  Not applicable

   9.      Disclosure of Commission Position on                 Not applicable
           Indemnification for Securities Act Liabilities.....

           B.  INFORMATION ABOUT REGISTRANT.

   10.     Information With Respect to S-3 Registrants........  Outside Front Cover Page of Proxy
                                                                Statement/Prospectus; Inside Front Cover Page of
                                                                Proxy Statement/Prospectus; Summary; Risk Factors;
                                                                Information Concerning ESI

   11.     Incorporation of Certain Information by Reference..  Inside front cover page of Proxy Statement/Prospectus

   12.     Information With Respect to S-2 or S-3 Registrants.  Not applicable

   13.     Incorporation of Certain Information by Reference..  Not applicable

   14.     Information With Respect to Registrants Other Than   Not applicable
           S-2 or S-3 Registrants.............................

           C.  INFORMATION ABOUT THE COMPANY
           BEING ACQUIRED.

   15.     Information With Respect to S-3 Companies..........  Not applicable

   16.     Information With Respect to S-2 or S-3 Companies...  Not applicable

  ITEM                                                          LOCATION OR HEADING IN PROXY
   NO.     ITEM IN FORM S-4                                     STATEMENT/PROSPECTUS
  ----     ----------------                                     --------------------
   17.     Information With Respect to Companies Other Than     Outside Front Cover Page of Proxy Statement/
           S-2 or S-3 Companies...............................  Prospectus; Summary; Unaudited Pro Forma Summary
                                                                of Selected Financial Data; Dynamotion Management's
                                                                Discussion and Analysis of Financial Results;
                                                                Information Concerning Dynamotion; Dynamotion
                                                                Financial Statements

           D.  VOTING AND MANAGEMENT
           INFORMATION.

   18.     Information if Proxies, Consents or Authorizations   Outside Front Cover Page of Proxy Statement/
           are to be Solicited................................  Prospectus; Summary; The Merger; The Merger
                                                                Agreement; Dynamotion's Voting Securities and
                                                                Principal Shareholders

   19.     Information if Proxies, Consents or Authorizations   Not Applicable
           are not to be Solicited in an Exchange Offer.......

   20.     Indemnification of Officers and Directors..........  Comparison of Shareholder Rights; Part II of the
                                                                Registration Statement

   21.     Exhibits and Financial Statement Schedules.........  Financial Statements; Exhibits

   22.     Undertakings.......................................  Part II of the Registration Statement

                                                                PRELIMINARY COPY

                                     [LOGO]

                              DYNAMOTION/ATI CORP.
                            1639 East Edinger Avenue
                           Santa Ana, California 92705

                                 April __, 1997



Dear Dynamotion Shareholder:


     You are cordially invited to attend a Special Meeting of Shareholders of Dynamotion/ATI Corp. (the "Special Meeting"), which will be held at _____________, _____________, California, on May __, 1997, commencing at 8:00
a.m. local time.


     At the Special Meeting, you will be asked to consider and vote on: (i) a proposal to approve and adopt the Agreement of Reorganization and Merger (the "Merger Agreement") dated as of January 24, 1997 entered into by Dynamotion/ATI Corp. ("Dynamotion"), Electro Scientific Industries, Inc. ("ESI"), Dynamotion Merger Corp., a wholly-owned subsidiary of ESI ("Merger Corp."), and certain key shareholders of Dynamotion, to approve and adopt the related Plan of Merger ("Plan of Merger"), and to approve the merger of Dynamotion with and into Merger Corp. (the "Merger") pursuant to the Merger Agreement and the Plan of Merger (the foregoing proposal is hereinafter referred to as the "Merger Proposal");
(ii) a proposal to amend Dynamotion's Certificate of Incorporation (the "Certificate") to provide that if the Merger Proposal is approved and the Merger occurs, immediately before the consummation of the Merger, each share of the outstanding Class A Non-Cumulative Redeemable Convertible Preferred Shares of Dynamotion, par value $0.01 per share ("Class A Stock"), will automatically convert into (a) 1.05 Common Shares of Dynamotion, par value $0.04 per share ("Dynamotion Common Stock"), and (b) cash in the amount of $0.10 representing the redemption price for the two Class A Redeemable Common Stock Purchase Warrants ("Z Warrants") that would have been issued with respect to such share of Class A Stock under the existing conversion provisions of the Certificate (the foregoing proposal is hereinafter referred to as the "Class A Conversion Proposal"); and (iii) a proposal to amend Dynamotion's Certificate to provide that if the Merger Proposal is approved and the Merger occurs, immediately before the consummation of the Merger, each share of the outstanding Class B Cumulative Convertible Preferred Shares of Dynamotion, par value $0.01 per share ("Class B Stock"), will automatically convert into (a) 0.990904 of a share of Dynamotion Common Stock, and (b) cash in an amount equal to the accrued dividends that the holder of such share of Class B Stock will be entitled to on such share of Class B Stock as of the date the automatic conversion occurs (the foregoing proposal is hereinafter referred to as the "Class B Conversion Proposal;" the Class A Conversion Proposal and Class B Conversion Proposal are hereinafter referred to collectively as the "Conversion Proposals").

     If the Conversion Proposals are not approved, the Merger will not occur; the approval of the Conversion Proposals is an essential condition precedent to the Merger. If the Merger Proposal and the Conversion Proposals are approved and become effective, Dynamotion will be merged with and into Merger Corp., a wholly-owned subsidiary of ESI formed for this purpose, with Merger Corp. continuing as the surviving corporation, and each share of Dynamotion

Common Stock will be converted into the right to receive a fraction of a share of Common Stock, no par value, of ESI, determined in accordance with a conversion ratio formula specified in the Merger Agreement. If the Merger Proposal and Conversion Proposals are approved by Dynamotion's shareholders at the Special Meeting and the other conditions necessary to consummate the Merger are satisfied, ESI and Dynamotion expect that it will take between seven and 14 days to complete the Merger. Accordingly, the Merger is expected to be consummated on or about May __, 1997, or as soon thereafter as practicable after satisfaction of all necessary closing conditions.


     The purpose of the Conversion Proposals is to simplify the capital structure of Dynamotion by providing for the conversion of all outstanding shares of Class A Stock and Class B Stock into Dynamotion Common Stock immediately before the Merger takes effect. In addition, the conversion of all outstanding shares of Class A Stock into Dynamotion Common Stock will fulfill a condition necessary to enable Dynamotion to redeem all outstanding Z Warrants. Accordingly, after the automatic conversion of the Class A Stock into Dynamotion Common Stock immediately before the Merger pursuant to the Conversion Proposals, Dynamotion will redeem all of the outstanding Z Warrants in accordance with their terms.

     After careful consideration, your Board of Directors has unanimously approved the Merger Proposal and the Conversion Proposals and has concluded that they are in the best interests of Dynamotion and its shareholders. Your Board of Directors unanimously recommends a vote in favor of approving and adopting the Merger Proposal and the Conversion Proposals.

     In the material accompanying this letter, you will find a Notice of Special Meeting of Shareholders, a Proxy Statement/Prospectus relating to the actions to be taken by Dynamotion Shareholders at the Special Meeting and a proxy. The Proxy Statement/Prospectus more fully describes the proposed Merger and information about Dynamotion and ESI. Please read it carefully.

     We hope that you will be able to attend the Special Meeting in person. However, whether or not you plan to attend the Special Meeting, please complete, sign, and date your proxy and return it in the enclosed envelope. If you attend the Special Meeting, you may vote in person if you wish, even though you have previously returned your proxy. It is important that your shares be represented and voted at the Special Meeting.


                                            Sincerely,



Santa Ana, California                       Jon R. Hopper

April __, 1997                              Chairman, President and

                                            Chief Executive Officer

                                                                PRELIMINARY COPY

                              DYNAMOTION/ATI CORP.
                            1639 East Edinger Avenue
                           Santa Ana, California 92705

               ---------------------------------------------------
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY __. 1997

               ---------------------------------------------------


TO:  SHAREHOLDERS OF DYNAMOTION/ATI CORP.


     A special meeting of the shareholders of Dynamotion/ATI Corp., a New York corporation ("Dynamotion"), will be held at 8:00 a.m. local time, on May __, 1997, at ____________, ____________, California (the "Special Meeting") for the following purposes:


     1. To consider, approve and adopt an Agreement of Reorganization and Merger (the "Merger Agreement"), dated as of January 24, 1997, among Dynamotion, Electro Scientific Industries, Inc. ("ESI"), Dynamotion Merger Corp., a wholly-owned subsidiary of ESI ("Merger Corp."), and certain key shareholders of Dynamotion, to approve and adopt the related Plan of Merger ("Plan of Merger"), and to approve the proposed merger of Dynamotion and Merger Corp. (the "Merger"). In the proposed Merger, Dynamotion will be merged with and into Merger Corp., with Merger Corp. continuing as the surviving corporation, and each Common Share, par value $0.04 per share, of Dynamotion ("Dynamotion Common Stock"), will be converted into the right to receive a fraction of a share of Common Stock, no par value, of ESI, determined in accordance with a conversion ratio formula specified in the Merger Agreement. Copies of the Merger Agreement and the Plan of Merger are attached as Annex A and Annex B, respectively, to the Proxy Statement/Prospectus accompanying this Notice. Proposal 1 is hereinafter referred to as the "Merger Proposal."

     2. To consider, approve, and adopt a proposal to amend Dynamotion's Certificate of Incorporation (the "Certificate") to provide that if the Merger Proposal is approved and the Merger occurs, immediately before the consummation of the Merger, each share of the outstanding Class A Non-Cumulative Redeemable Convertible Preferred Shares of Dynamotion, par value $0.01 per share ("Class A Stock"), will automatically convert into (a) 1.05 shares of Dynamotion Common Stock, and (b) cash in the amount of $0.10 representing the redemption price for the two Class A Redeemable Common Stock Purchase Warrants ("Z Warrants") that would have been issued with respect to such share of Class A Stock under the existing conversion provisions of the Certificate. Proposal 2 is hereinafter referred to as the "Class A Conversion Proposal."

     3. To consider, approve, and adopt a proposal to amend Dynamotion's Certificate to provide that if the Merger Proposal is approved and the Merger occurs, immediately before the consummation of the Merger, each share of the outstanding Class B

          Cumulative Convertible Preferred Shares of Dynamotion, par value $0.01 per share ("Class B Stock"), will automatically convert into (a)
          0.990904 of a share of Dynamotion Common Stock, and (b) cash in an amount equal to the accrued dividends that the holder of such share of Class B Stock will be entitled to on such share of Class B Stock as of the date the automatic conversion occurs. Proposal 3 is hereinafter referred to as the "Class B Conversion Proposal, and Proposals 2 and 3 are hereinafter referred to collectively as the "Conversion Proposals".

     4. To consider and transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

     This Notice of Special Meeting of Shareholders is being issued at the direction of the Board of Directors of Dynamotion. If the Merger Proposal and the Conversion Proposals are approved and adopted by the shareholders, and the actions proposed to be taken pursuant to the Merger Proposal and the Conversion Proposals are taken, shareholders fulfilling the requirements of Section 623 of the New York Business Corporation Law (the "NYBCL") may be entitled to receive payment for their shares of Dynamotion Common Stock as set forth in Section 623 of the NYBCL. A copy of Section 623 of the NYBCL is attached as Annex D to the accompanying Proxy Statement/Prospectus. Please review it carefully.


     The Board of Directors has fixed the close of business on April __, 1997 as the record date for the determination of the holders of Dynamotion capital stock entitled to notice of, and to vote at, the Special Meeting. Accordingly, only shareholders of record at the close of business on such date are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.


     Details of the proposed transactions and other important information concerning Dynamotion and ESI are more fully described in the accompanying Proxy Statement/ Prospectus. Please give this material your careful attention.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE DYNAMOTION BOARD OF DIRECTORS. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE.

     You may revoke your proxy in the manner described in the accompanying Proxy Statement/Prospectus at any time before it has been voted at the Special Meeting. Any shareholder attending the Special Meeting may vote in person even if he or she has returned a proxy.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER PROPOSAL AND THE CONVERSION PROPOSALS.

                                            By Order of the Board of Directors



Santa Ana, California                       Jon R. Hopper

April __, 1997                              Chairman, President and

                                            Chief Executive Officer

                                                                PRELIMINARY COPY

                  ---------------------------------------------

                       ELECTRO SCIENTIFIC INDUSTRIES, INC.
                                 Prospectus for
                    Up To 577,778 Shares of ESI Common Stock,
                                Without Par Value

                  --------------------------------------------

                              DYNAMOTION/ATI CORP.
                       Proxy Statement for Special Meeting
                          of Shareholders to be held on

                                 May __, 1997

     This Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") and accompanying annexes are being furnished to the shareholders of Dynamotion/ATI Corp., a New York corporation ("Dynamotion") in connection with the solicitation of proxies by the Board of Directors of Dynamotion for use at the Special Meeting of Shareholders of Dynamotion to be held on May __, 1997 at 8:00 a.m. at ____________________, __________________, California, and at any and
all adjournments or postponements thereof (the "Special Meeting").


     This Proxy Statement/Prospectus relates to (i) a proposal to merge (the "Merger") Dynamotion with and into Dynamotion Merger Corp. ("Merger Corp."), a wholly-owned subsidiary of Electro Scientific Industries, Inc. ("ESI") formed for this purpose, with Merger Corp. continuing as the surviving corporation, in accordance with the terms of an Agreement (continued on following page)


                            ------------------------
SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY DYNAMOTION SHAREHOLDERS.
                            ------------------------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
               THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


                            ------------------------
         The date of this Proxy Statement/Prospectus is April __, 1997.
                            ------------------------

(continued from previous page)

of Reorganization and Merger (the "Merger Agreement") dated as of January 24, 1997, among ESI, Dynamotion, Merger Corp., and certain key shareholders (the "Key Shareholders") of Dynamotion and the related Plan of Merger (the "Plan of Merger") (the foregoing proposal is hereinafter referred to as the "Merger Proposal"); (ii) a proposal to amend Dynamotion's Certificate of Incorporation (the "Certificate") to provide that if the Merger Proposal is approved and the Merger occurs, immediately before the consummation of the Merger, each share of the outstanding Class A Non-Cumulative Redeemable Convertible Preferred Shares of Dynamotion, par value $0.01 per share ("Class A Stock"), will automatically convert into (a) 1.05 Common Shares of Dynamotion, par value $0.04 per share ("Dynamotion Common Stock"),and (b) cash in the amount of $0.10 representing the redemption price for the two Class A Redeemable Common Stock Purchase Warrants ("Z Warrants") that would have been issued with respect to such share of Class A Stock under the existing conversion provisions of the Certificate (the foregoing proposal is hereinafter referred to as the "Class A Conversion Proposal"); and
(iii) a proposal to amend Dynamotion's Certificate to provide that if the Merger Proposal is approved and the Merger occurs, immediately before the consummation of the Merger, each share of the outstanding Class B Cumulative Convertible Preferred Shares of Dynamotion, par value $0.01 per share ("Class B Stock"), will automatically convert into (a) 0.990904 of a share of Dynamotion Common Stock, and (b) cash in an amount equal to the accrued dividends that the holder of such share of Class B Stock will be entitled to on such share of Class B Stock as of the date the automatic conversion occurs (the foregoing proposal is hereinafter referred to as the "Class B Conversion Proposal;" the Class A Conversion Proposal and the Class B Conversion Proposal are hereinafter referred to collectively as the "Conversion Proposals").

     In the proposed Merger, each outstanding share of Dynamotion Common Stock will be converted into and represent the right to receive a fraction of a share of Common Stock, no par value, of ESI ("ESI Common Stock") that corresponds to a ratio (the "Conversion Ratio") determined by dividing: (a) the "Conversion Ratio Numerator", which will be determined on the date of the closing for the Merger Agreement (the "Closing Date") by dividing $13,000,000 by the average of the high and low sales prices ("Average Price") for ESI Common Stock on each of the five trading days immediately preceding the day before the Closing Date, by (b) the "Conversion Ratio Denominator," which will equal the number of shares of Dynamotion Common Stock outstanding immediately before the Effective Time (after giving effect to the conversion of the Class A Stock and the Class B Stock into Dynamotion Common Stock), plus the number of shares of Dynamotion Common Stock that are issuable upon the exercise of Z Warrants for which holders of Z Warrants have given exercise notices by 5:00 p.m., New York time, on the Closing Date (which date will also be the "Redemption Date," as that term is defined in the Z Warrants). Cash in lieu of certain fractional shares will be paid to each former Dynamotion shareholder who would otherwise be entitled to receive a fractional share of ESI Common Stock after giving effect to the conversion of all of such shareholder's shares of Dynamotion Common Stock into ESI Common Stock pursuant to the Merger.

     To effect the Merger, ESI will issue shares of ESI Common Stock based on the Average Price. The actual number of shares will be determined by dividing $13,000,000 by the Average Price. Because neither the Average Price nor the number of outstanding shares of Dynamotion Common Stock used to calculate the Conversion Ratio will be determined until the Closing Date, Dynamotion shareholders will not know the actual fraction of a share of ESI Common Stock that they will receive for each of their shares of Dynamotion Common Stock when they vote on the Merger at the Special Meeting. For a table with example calculations of Conversion Ratios based on various assumed per-share Average Prices of ESI Common Stock, see "Market and Market Prices for ESI Common Stock and Dynamotion Securities." See "The Merger Agreement -- Conversion of Shares" for a further discussion of the conversion of shares of Dynamotion Common Stock into shares of ESI Common Stock in the Merger.


     This Proxy Statement/Prospectus also constitutes the Prospectus of ESI with respect to the shares of ESI Common Stock to be issued in connection with the Merger. ESI Common Stock is traded on the Nasdaq National Market ("Nasdaq") under the symbol "ESIO." On April __, 1997, the closing sale price for ESI Common Stock as reported on Nasdaq was $_____ per share.


     All information contained in this Proxy Statement/Prospectus relating to Dynamotion has been furnished by Dynamotion, and ESI is relying upon the accuracy of that information. All information contained in this Proxy Statement/Prospectus relating to ESI and Merger Corp. has been furnished by ESI, and Dynamotion is relying upon the accuracy of that information.


     This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to the shareholders of Dynamotion on or about April __, 1997.


     This Proxy Statement/Prospectus includes a discussion of the anticipated future performance of ESI after the Merger, including possible cost savings and other financial consequences of the proposed Merger. This discussion is based on assumptions that are inherently uncertain, including without limitation factors related to general economic and competitive conditions. Accordingly, actual future results or values may vary significantly from such estimates.

     No person has been authorized to give any information or to make any representations not contained or incorporated in this Proxy Statement/Prospectus in connection with the matters referred to herein and, if given or made, such information or representations must not be relied upon as having been so authorized by Dynamotion or by ESI. This Proxy Statement/Prospectus does not constitute an offer of any securities other than the registered securities to which it relates or an offer to any person in any jurisdiction where such offer would be unlawful. The delivery of this Proxy Statement/Prospectus shall not, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS
                         FOR PROXY STATEMENT/PROSPECTUS



AVAILABLE INFORMATION.........................................................1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................1

SUMMARY OF PROXY STATEMENT/PROSPECTUS.........................................2
    The Companies.............................................................2
         Electro Scientific Industries, Inc...................................2
         Dynamotion/ATI Corp..................................................2

         Dynamotion Merger Corp...............................................3
    The Merger................................................................3
    Effective Time of the Merger..............................................5
    Conditions to the Merger..................................................5
    Nonsolicitation Obligation................................................5
    Indemnity and Escrow Agreement........................................... 5
    Termination; Termination Fee..............................................6
    The Dynamotion Special Shareholders' Meeting..............................6
         Matters to be Considered at the Special Meeting......................6
         Time, Place, and Date................................................6
         Record Date; Shareholders Entitled to Vote; Voting Agreement.........6
         Vote Required To Approve the Merger Proposal.........................7
         Vote Required to Approve and Adopt the Conversion Proposals..........7
    Appraisal Rights..........................................................8
    Reasons for the Merger....................................................8
         ESI's Reasons for the Merger.........................................8
         Dynamotion's Reasons for the Merger..................................8
    Interests of Certain Persons in the Merger................................9
    Surrender of Certificates.................................................9
    Accounting Treatment.....................................................10
    Material Federal Income Tax Consequences.................................10
         The Conversion Proposals............................................10
         The Merger..........................................................10

RISK FACTORS.................................................................12
    Uncertainties Related to the Integration of Dynamotion's Business........12
    Uncertainties Related to Combined Operations after the Merger............12
    No Fairness Opinion Obtained in Connection With the Merger...............12
    Electronics Industry Downturns May Adversely Affect Operating Results....13
         Rapid Technological Change; Dependence on New Product Introduction
              and Product Enhancements.......................................13
    Variability of Quarterly Operating Results...............................13
    Competition..............................................................14
    Patents and Other Intellectual Property..................................14
    Fluctuations in International Sales and Currency Exchange Rates
         Can Adversely Affect Results........................................15

    Dependence on Key Employees..............................................15
    Dependence on Suppliers..................................................15

SELECTED HISTORICAL FINANCIAL INFORMATION....................................16
         ESI's Selected Historical Financial Information.....................16
         Dynamotion's Selected Historical Financial Information..............18

EQUIVALENT PER COMMON SHARE DATA.............................................20

UNAUDITED PRO FORMA SUMMARY OF SELECTED FINANCIAL DATA.......................21

MARKET AND MARKET PRICES
    FOR ESI COMMON STOCK AND DYNAMOTION SECURITIES...........................22

THE DYNAMOTION SPECIAL SHAREHOLDERS' MEETING.................................27
    General; Date, Time and Place of Meeting.................................27
    Matters to Be Considered at the Special Meeting..........................27
         The Merger Proposal.................................................27
         The Conversion Proposals............................................27
    Record Date; Voting at the Special Meeting; Vote Required;
      Voting Agreement.......................................................28
         Vote Required To Approve the Merger Proposal........................28
         Vote Required to Approve and Adopt the Conversion Proposals.........29
         Voting Agreements...................................................29
    Proxies..................................................................29

THE MERGER...................................................................31
    Description..............................................................31
    Background of the Merger.................................................31
    Reasons for the Merger...................................................32
         General  ...........................................................32
         Dynamotion's Reasons for the Merger.................................33
         ESI's Reasons for the Merger........................................35
    Regulatory Approval......................................................36
    Material U.S. Federal Income Tax Consequences............................36
         The Conversion Proposals............................................37
         The Merger..........................................................37
    Accounting Treatment.....................................................38
    Interests of Certain Persons in the Merger...............................38
    Appraisal Rights.........................................................39

THE MERGER AGREEMENT.........................................................42
    Effective Time of the Merger.............................................42
    Conversion of Shares.....................................................42
    Treatment of Dynamotion Stock Options....................................43
    Resale of ESI Common Stock by the Key Shareholders.......................43
    Dynamotion's Conduct of Business Pending the Merger......................44
    Nonsolicitation of Alternative Transactions..............................45
    Corporate Structure and Related Matters after the Merger.................45
    Certain Covenants........................................................46

    Conditions to the Merger.................................................46
    Indemnity and Escrow Agreement...........................................47
    Termination; Termination Fee.............................................48
    Fees and Expenses........................................................48
    Confidentiality..........................................................48

RELATED AGREEMENTS...........................................................48
    Voting Agreements........................................................49
    Pledge and Escrow Agreement..............................................49
    Standstill Agreement.....................................................49
    Termination of Agreements Relating to Z Warrants and
         Underwriters' Warrants..............................................49
    Noncompetition Agreement.................................................49
    Employee Agreements......................................................49

AMENDMENT OF THE DYNAMOTION CERTIFICATE OF INCORPORATION
    (THE CONVERSION PROPOSALS)...............................................50
    Description of the Proposed Amendments...................................50
    Conversion Formulas for the Class A Stock and Class B Stock..............51
    Effect of the Conversion Proposals on Z Warrants.........................52
    Consequences of the Conversion Proposals to Existing Holders of Class A
         Stock and Class B Stock.............................................52
    Purpose and Effect.......................................................53
    Consequences of Failure to Approve the Conversion Proposals..............53

INFORMATION CONCERNING ESI...................................................54
    Business ................................................................54
    Electronics Industry Overview............................................54
    Overview of Markets, Products and Strategy...............................55
    Sales, Marketing and Service.............................................59
    Backlog  ................................................................60
    Research, Development and Technology.....................................60
    Competition..............................................................61
    Manufacturing and Supply.................................................62
    Employees................................................................62
    Patents and Other Intellectual Property..................................62
    Legal Proceedings........................................................63

INFORMATION CONCERNING DYNAMOTION............................................63
    General  ................................................................63
    Recent Developments......................................................63
    Products ................................................................64
    Customers................................................................66
    Sales and Marketing......................................................66
    Competition..............................................................66
    Intellectual Property....................................................66
    Manufacturing............................................................67
    Research and Development.................................................67
    Employees................................................................67
    Properties...............................................................67

    Legal Proceedings........................................................68
    Information Concerning Security Ownership of Certain Beneficial Owners
         and Management......................................................69

DYNAMOTION MANAGEMENT'S DISCUSSION
    AND ANALYSIS OF FINANCIAL RESULTS........................................71
    General..................................................................71
    Years Ended December 31, 1995 and 1996...................................72
    Years Ended December 31, 1994 and 1995...................................75
    Liquidity and Capital Resources..........................................77

COMPARISON OF SHAREHOLDER RIGHTS.............................................80
         Amendment of Articles of Incorporation..............................80
         Amendment of Bylaws.................................................81
         Special Meeting of Shareholders.....................................81
         Dividends...........................................................82
         Capital Stock.......................................................82
         Dissenters' Rights..................................................83
         Provisions Relating to Directors....................................83
         Indemnification of Directors, Officers and Employees................85
         Anti-Takeover Statutes..............................................87

LEGAL MATTERS................................................................92

EXPERTS  ....................................................................92

SHAREHOLDER PROPOSALS........................................................92


INDEX TO DYNAMOTION'S FINANCIAL STATEMENTS..................................F-1

                                LISTS OF ANNEXES

ANNEX A    AGREEMENT OF REORGANIZATION AND MERGER
ANNEX B    PLAN OF MERGER
ANNEX C PROPOSED AMENDMENTS TO DYNAMOTION'S CERTIFICATE OF INCORPORATION TO MODIFY THE TERMS OF DYNAMOTION'S CLASS A NONCUMULATIVE REDEEMABLE CONVERTIBLE PREFERRED SHARES, $0.01 PER SHARE PAR VALUE AND DYNAMOTION'S CLASS B CUMULATIVE CONVERTIBLE PREFERRED SHARES, $0.01 PER SHARE PAR VALUE ANNEX D SECTION 623 OF THE NEW YORK BUSINESS CORPORATION LAW

                              AVAILABLE INFORMATION

     ESI and Dynamotion are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith file periodic reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements, and other information concerning ESI and Dynamotion may be inspected and copies may be obtained at prescribed rates at the offices of the SEC, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, as well as at the following regional offices: 7 World Trade Center, Suite 1300, New York, New York 10048, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036. The SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. ESI has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities offered pursuant to this Proxy Statement/Prospectus. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and the exhibits thereto, which are available for inspection at no fee at the public reference section of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549.

     ESI hereby undertakes to provide without charge to each person to whom a copy of this Proxy Statement/Prospectus is delivered, upon written or oral request to Larry T. Rapp, Vice President and Corporate Secretary, Electro Scientific Industries, Inc. 13900 NW Science Park Drive, Portland, Oregon 97229,
(503) 641-4141, copies of any and all of the information that has been incorporated by reference into this Proxy Statement/Prospectus, other than exhibits to such information unless such exhibits are specifically incorporated by reference therein. The information relating to ESI contained in this Proxy Statement/Prospectus does not purport to be comprehensive and should be read together with the information contained in the documents or portions of documents incorporated by reference into this Proxy Statement/Prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by ESI with the SEC are incorporated herein by reference:

     1.   ESI's Annual Report on Form 10-K for the fiscal year ended May 31,
          1996.

     2. ESI's Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 1996 and November 30, 1996.

     3. The description of the Common Stock contained in ESI's Registration Statement on Form 8-A, as amended, filed with the SEC under section 12 of the Exchange Act.

     All reports and other documents subsequently filed by ESI pursuant to sections 13(a), 13(c), 14, and 15(d) of the Exchange Act before the termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM LARRY T. RAPP, VICE PRESIDENT AND CORPORATE SECRETARY, ELECTRO SCIENTIFIC INDUSTRIES, INC., 13900 NW SCIENCE PARK DRIVE, PORTLAND, OREGON 97229, PHONE: (503) 641-4141. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY APRIL __, 1997.

                      SUMMARY OF PROXY STATEMENT/PROSPECTUS

     The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus and is qualified in its entirety by reference to the full text of this Proxy Statement/Prospectus, the Annexes hereto and documents incorporated by reference herein. Shareholders are urged to read this Proxy Statement/Prospectus and the accompanying Annexes in their entirety. See "Risk Factors" for certain information that should be considered by the shareholders of Dynamotion.

THE COMPANIES

     Electro Scientific Industries, Inc.


     Electro Scientific Industries, Inc. ("ESI") provides electronics manufacturers with production equipment for the manufacture of components used in wireless telecommunications, computers, automotive electronics, and many other electronic products. ESI believes it is the leading supplier of advanced laser systems used to adjust (trim) electronic circuitry and to improve the yield of semiconductor memory devices. ESI produces high-speed test and handling equipment used in the high-volume production of miniature capacitors. Additionally, ESI designs and manufactures machine vision products and laser electronic packaging systems for manufacturers of electronics products, including drilling micro-vias in printed circuit boards. ESI's products are designed to enable manufacturers to reduce production costs, increase yields and improve the quality of their products. ESI's customers include manufacturers of: wireless telecommunication products (Ericsson and Motorola); automotive electronics (Delco, Ford, Nippon-Denso and Siemens); miniature capacitors (Kemet, Kyocera/AVX, Murata, Philips, and Samsung) and semiconductor memory devices (Fujitsu, Hitachi, Hyundai, IBM, Samsung and Texas Instruments). Ericsson, Motorola, Delco, Ford, Nippon-Denso, Siemens, Kemet, Kyocera/AVX, Murata, Philips, Samsung, Fujitsu, Hitachi, Hyundai, IBM, and Texas Instruments together accounted for 35.7% of ESI's total consolidated revenue for the fiscal year ended May 31, 1996, and for 42.1% of ESI's total consolidated revenue for the six months ended November 30, 1996. See "Information Concerning ESI."


     ESI's executive offices are located at 13900 NW Science Park Drive, Portland, OR 97229 and its telephone number is (503) 641-4141.

     Dynamotion/ATI Corp.

     Dynamotion/ATI Corp. ("Dynamotion") develops, manufactures and markets computer numerical control drilling and routing machines for the production of high density multi-layer circuit boards and semiconductor packages. Dynamotion offers a complete line of various machine sizes and configurations to satisfy the needs of both high-tech and commercial circuit boards manufacturers. See "Information Concerning Dynamotion."

     Dynamotion's executive offices are located at 1639 East Edinger Avenue, Santa Ana, California 92705 and its telephone number is (714) 541-4818.

     Dynamotion Merger Corp.

     Dynamotion Merger Corp. ("Merger Corp.") was recently organized by ESI for the purpose of effecting the acquisition of Dynamotion. It has no material assets and has not engaged in any activities except in connection with the Merger. Its executive offices are located at 13900 NW Science Park Drive, Portland, Oregon 97229-5497. Its telephone number at that address is (503) 641-4141.

THE MERGER

     As a result of the proposed merger between Dynamotion and Merger Corp. (the "Merger"), Dynamotion will be merged with and into Merger Corp., a wholly-owned subsidiary of ESI formed for this purpose, with Merger Corp. continuing as the surviving corporation. Each share of the outstanding Common Shares of Dynamotion, par value $0.04 per share ("Dynamotion Common Stock") will be converted into the right to receive a fraction of a share of ESI Common Stock determined in accordance with the "Conversion Ratio," which will be calculated by reference to a formula specified in the Agreement of Reorganization and Merger (the "Merger Agreement") dated as of January 24, 1997 among ESI, Dynamotion, Merger Corp., and certain key shareholders of Dynamotion (the "Key Shareholders"). See "The Merger Agreement--Conversion of Shares" and "The Merger Agreement--Corporate Structure and Related Matters After the Merger."

     The terms and provisions of all outstanding options to purchase Dynamotion Common Stock issued under Dynamotion's employee, officer, and director stock option plans, as well as certain option agreements between Dynamotion and current or former officers and directors (collectively, the "Options") will continue in full force and effect following the Merger. At the time the Merger becomes effective (the "Effective Time"), each Option will be converted into an option to purchase ESI Common Stock after giving effect to the Conversion Ratio. The exercise price per share of each Option immediately after the Merger will also be determined based upon the Conversion Ratio. The term, exercisability, vesting schedule, status as an "Incentive Stock Option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), if applicable, and all other terms and conditions of each Option will to the extent permitted by law and otherwise reasonably practicable be unchanged. See "The Merger Agreement--Treatment of Dynamotion Stock Options."

     Shares of ESI Common Stock received by the Key Shareholders in the Merger will be subject to certain resale restrictions under agreements signed by the Key Shareholders. See "The Merger Agreement--Resale of ESI Common Stock by the Key Shareholders" and "Related Agreements--Standstill Agreement."

     The Merger Agreement also provides that, as a precondition to the Merger, the shareholders of Dynamotion must approve proposals to amend Dynamotion's current Certificate of Incorporation (the "Certificate") to provide that if the Merger occurs, immediately before the consummation of the Merger: (i) each share of the outstanding Class A Non-Cumulative Redeemable Convertible Preferred Shares of Dynamotion, par value $0.01 per share ("Class A Stock"), will automatically convert into (a) 1.05 shares of Dynamotion Common Stock, and
(b) cash in the amount of $0.10 representing the redemption price for the two Class A

Redeemable Common Stock Purchase Warrants ("Z Warrants") that would have been issued with respect to such share of Class A Stock under the existing conversion provisions of the Certificate (the foregoing proposal is hereinafter referred to as the "Class A Conversion Proposal"); and (ii) each share of the outstanding Class B Cumulative Convertible Preferred Shares of Dynamotion, par value $0.01 per share ("Class B Stock"), will automatically convert into (a) 0.990904 of a share of Dynamotion Common Stock, and (b) cash in an amount equal to the accrued dividends that the holder of such share of Class B Stock will be entitled to on such share of Class B Stock as of the date the automatic conversion occurs (the foregoing proposal is hereinafter referred to as the "Class B Conversion Proposal;" the Class A Conversion Proposal and Class B Conversion Proposal are hereinafter referred to collectively as the "Conversion Proposals"). The number of shares of Dynamotion Common Stock into which each share of Class A Stock will convert under the Class A Conversion Proposal (i.e., 1.05) is based upon the number of shares of Dynamotion Common Stock into which each share of Class A Stock is currently convertible under the terms of the Certificate, taking into account adjustments made to the conversion ratio for the Class A Stock since the time of its issuance as provided in the Certificate. The number of shares of Dynamotion Common Stock into which each share of Class B Stock will convert under the Class B Conversion Proposal (i.e., 0.990904) is based upon the number of shares of Dynamotion Common Stock into which each share of Class B Stock is currently convertible under the terms of the Certificate, adjusted downward pursuant to a contractual agreement between Dynamotion and the holders of the Class B Stock. The proposal to approve the Merger (the "Merger Proposal") and the Conversion Proposals will all be submitted to Dynamotion's shareholders at the special meeting of Dynamotion's shareholders (the "Special Meeting") held to consider and vote on the Merger Proposal and the Conversion Proposals. See "The Dynamotion Special Shareholders' Meeting--Matters To Be Considered at the Special Meeting--The Conversion Proposals" and "Amendment to the Dynamotion Certificate of Incorporation (The Conversion Proposals)."


     The value of the ESI Common Stock to be issued to the holders of Dynamotion Common Stock upon consummation of the Merger will be $13,000,000. In determining that such consideration (the "Merger Consideration") is fair to the shareholders of Dynamotion, Dynamotion's Board of Directors (the "Dynamotion Board") considered, among other things, the following material factors: (1)(a) the strategic options possibly available to Dynamotion, (b) a belief that the Merger Consideration provides additional value to Dynamotion's shareholders since the shareholders are to receive shares of ESI Common Stock in the Merger, and (c) the current industry, economic and market conditions relative to Dynamotion's competitive position in the market; (2) information concerning Dynamotion's financial performance and condition, and Dynamotion's business operations and prospects; (3) information concerning ESI's financial performance and condition, and ESI's operations, prospects and management; (4) a review of Dynamotion's recent stock prices, and a review of ESI's recent stock prices; (5) the fact that the Merger Consideration offers the shareholders of Dynamotion (a) an opportunity to receive fair value for their investment in Dynamotion in the form of ESI Common Stock and (b) increased liquidity and a stabilized trading market since the ESI Common Stock to be issued in the Merger will be traded on the Nasdaq National Market; and (6) the belief that the process used by Dynamotion to evaluate acquisition proposals provides a reasonable basis to conclude that the Merger Consideration represents fair value to the shareholders. See "The Merger--Reasons for the Merger--Dynamotion's Reasons for the Merger."

     In arriving at its valuation of the outstanding capital stock of Dynamotion, ESI's Board of Directors relied primarily on the market price for Dynamotion Common Stock and ESI's assessment of the long-term potential of ESI and Dynamotion operating as a combined enterprise. See "The Merger--Reasons for the Merger--ESI's Reasons for the Merger." Dynamotion's Common Stock has been publicly traded since July 1993, and until January 1997 was listed on the Nasdaq SmallCap Market. The Merger Consideration, valued at $13,000,000, represented a small premium over the stock market's valuation of Dynamotion. Neither the Dynamotion Board nor ESI's Board of Directors obtained any outside appraisals or reports in deciding to approve the Merger. See "Risk Factors--No Fairness Opinion Obtained in Connection With the Merger."


EFFECTIVE TIME OF THE MERGER

     As promptly as practicable after the satisfaction or waiver of the conditions set forth in the Merger Agreement, the parties thereto will deliver a Certificate of Merger to the Department of State of the State of New York for filing. The Effective Time of the Merger will be after the Certificate of Merger is filed by the Department of State of the State of New York at the time specified in the Plan of Merger. See "The Merger Agreement--Effective Time of the Merger."

CONDITIONS TO THE MERGER

     Consummation of the Merger is subject to the satisfaction of a number of conditions, including but not limited to (i) approval of the Merger Proposal and the Conversion Proposals by Dynamotion's shareholders; (ii) the effective registration under the Securities Act of 1933, as amended (the "Securities Act") of shares of ESI Common Stock to be issued in connection with the Merger, and the listing of those shares on the Nasdaq National Market; (iii) the absence of any restrictive court orders or any other legal restraints or prohibitions, and of any pending governmental proceedings, preventing or making illegal the consummation of the Merger; (iv) the execution and delivery of additional agreements (employee confidentiality agreements from Dynamotion's employees, a Pledge and Escrow Agreement covering some of the shares of ESI Common Stock to be received by the Key Shareholders in the Merger, a Noncompetition Agreement from a key Dynamotion executive, and standstill agreements and representation letters from Key Shareholders) and documents related to the Merger; and (v) the continuing accuracy of the parties' representations and warranties made in the Merger Agreement on and as of the Effective Time (except those limited by their terms to a different date). See "The Merger Agreement--Conditions to the Merger."

NONSOLICITATION OBLIGATION

     Dynamotion has agreed that it will not encourage, initiate, or solicit alternative acquisition proposals, subject to the exercise of the fiduciary duties of Dynamotion's directors. See "The Merger Agreement--Nonsolicitation of Alternative Transactions."

INDEMNITY AND ESCROW AGREEMENT

     The Merger Agreement provides for a limited indemnification of ESI and Merger Corp. by the Key Shareholders against damages resulting from breach of representations, warranties and covenants of Dynamotion or the Key Shareholders contained in the Merger Agreement.

     Pursuant to a pledge and escrow agreement (the "Escrow Agreement"), $1,500,000 worth of shares of ESI Common Stock to be received in the Merger by the Key Shareholders will be delivered to an escrow agent (the "Escrow Agent") and be subject to the terms of the escrow described in the Escrow Agreement (the "Escrow"). Claims on the Escrow are subject to amount and timing limitations.

     Three persons will be appointed to act on behalf of the Key Shareholders in connection with the Escrow (the "Key Shareholder Representatives") and will be additional signatories to the Escrow Agreement. See "The Merger
Agreement--Indemnity and Escrow Agreement" and "Related Agreements--Pledge and Escrow Agreement."

TERMINATION; TERMINATION FEE


     The Merger Agreement may be terminated and the Merger may be abandoned before the Effective Time under the circumstances specified in the Merger Agreement, including: (i) by mutual written agreement of ESI and Dynamotion;
(ii) by either ESI or Dynamotion if the Merger is prohibited or restrained by final court order or decree or if Dynamotion's shareholders do not approve the Merger by May 31, 1997; (iii) by ESI if the Dynamotion Board withdraws or modifies its approval of the Merger; or (iv) by Dynamotion if the Dynamotion Board determines in good faith that termination is necessary fulfill the directors' fiduciary duties. The Merger Agreement will also terminate automatically if the Merger has not occurred on or before June 15, 1997. Under certain circumstances, a termination fee of $1,000,000 is payable by Dynamotion to ESI. See "The Merger Agreement-- Termination; Termination Fee."


THE DYNAMOTION SPECIAL SHAREHOLDERS' MEETING

     Matters to be Considered at the Special Meeting

     At the Special Meeting, the shareholders of Dynamotion will be asked to consider and vote upon proposals (i) to approve and adopt the Merger Proposal;
(ii) to approve and adopt the Conversion Proposals; and (iii) to transact any other business that may properly come before the Special Meeting or any adjournments or postponements thereof. See "The Dynamotion Special Shareholders' Meeting--Matters To Be Considered at the Special Meeting."

     If the Conversion Proposals and the Merger Proposal are approved by Dynamotion's shareholders, Dynamotion will redeem all outstanding Z Warrants according to their terms before the Merger becomes effective. See "The Dynamotion Special Shareholders' Meeting-- Matters To Be Considered at the Special Meeting--The Conversion Proposals" and "Amendment of the Dynamotion Certificate of Incorporation (The Conversion Proposals)--Effect of the Conversion Proposals on Z Warrants."

     Time, Place, and Date


     The Special Meeting will be held at 8:00 a.m. local time, on May __, 1997, at _____________, _____________, California.

     Record Date; Shareholders Entitled to Vote; Voting Agreement


     The Dynamotion Board has set April __, 1997 as the record date for the Special Meeting (the "Record Date"). Only holders of record of: (i) Dynamotion Common Stock, (ii) Class A Stock, and (iii) Class B Stock on the Record Date will be entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date there were ____________ shares of Dynamotion Common Stock outstanding, held by approximately ___ holders of record; ____________ shares of Class A Stock outstanding, held by approximately ___ holders of record; and ____________ shares of Class B Stock outstanding, held by approximately ___ holders of record. (The Dynamotion Common Stock, Class A Stock, and Class B Stock are collectively referred to herein as the "Dynamotion Voting Securities.")


     As of the Record Date, directors and officers of Dynamotion and their affiliates may be deemed to be beneficial owners of approximately ____% of the outstanding shares of Dynamotion Common Stock, approximately ____% of the outstanding shares of Class A Stock, and approximately ____% of the outstanding shares of Class B Stock, which together represent approximately ____% of all of the outstanding shares of Dynamotion Voting Securities.


     As of the Record Date, two shareholders of Dynamotion (Dynamotion Investment L.L.C., which is an affiliate of two directors of Dynamotion, and Wojciech Kosmowski, who is an officer and director of Dynamotion) who together may be deemed to be the beneficial owners of approximately ____% of the outstanding shares of Dynamotion Common Stock, approximately ____% of the outstanding shares of Class A Stock, and approximately ____% of the outstanding shares of Class B Stock (which together represent approximately ____% of the all outstanding shares of Dynamotion Voting Securities) have agreed with ESI to vote their Dynamotion Voting Securities in favor of the Merger Proposal and the Conversion Proposals. See "Related Agreements--Voting Agreements."


     Vote Required To Approve the Merger Proposal

     To approve and adopt the Merger Proposal, the affirmative vote at the Special Meeting (in person or by proxy) of the following shareholders is required: (i) two-thirds of the combined voting power of all outstanding Dynamotion Voting Securities, voting together, and (ii) a majority of all outstanding Class B Stock, voting as a class.

     Vote Required to Approve and Adopt the Conversion Proposals

     To approve and adopt the Class A Conversion Proposal, the affirmative vote at the Special Meeting (in person or by proxy) of the following shareholders is required: (i) a majority of the combined voting power of all outstanding Dynamotion Voting Securities, voting together, and (ii) a majority of all outstanding Class A Stock, voting as a class.

     To approve and adopt the Class B Conversion Proposal, the affirmative vote at the Special Meeting (in person or by proxy) of the following shareholders is required: (i) a majority of the combined voting power of all outstanding Dynamotion Voting Securities, voting together, and (ii) a majority of all outstanding Class B Stock, voting as a class.

APPRAISAL RIGHTS

     If the Conversion Proposals and Merger Proposal are approved and adopted and the Merger is consummated, Dynamotion Shareholders who object in writing to the Merger Proposal before the vote has been taken with respect to the Merger Proposal at the Special Meeting and who otherwise comply with the requirements of Section 623 of the New York Business Corporation Law (the "NYBCL") may be entitled to receive payment for their shares of Dynamotion Common Stock as set forth in Section 623 of the NYBCL. See "The Merger--Appraisal Rights."

REASONS FOR THE MERGER

     ESI's Reasons for the Merger

     The Merger is expected to add to ESI's ability to serve the expanding capital equipment needs of its global, multi-national customers in the electronics industry. The Merger also offers the possibility of achieving increased operating efficiencies through elimination of duplicate efforts and avoidance of expected investments in research and development and in sales and distribution channels.

     Currently, ESI and Dynamotion maintain separate corporate administrative, selling, and research functions that can be combined after the Merger. ESI's liquidity and capital resources are significantly greater than Dynamotion's. These resources can be used to enhance Dynamotion's credibility and attractiveness to vendors and customers alike. As a result, ESI believes that the cost of certain materials used to manufacture Dynamotion products can be reduced, uniform selling terms can be created on a global basis, operating expenses related to duplicative administrative, selling, and research functions can be eliminated, and, through the repayment of debt upon closing the Merger, charges related to financing can be reduced.

     Over time, these anticipated changes are expected to improve the return on Dynamotion's sales to an amount approximating ESI's average return on sales. See "The Merger--Reasons for the Merger--ESI's Reasons for the Merger."

     Dynamotion's Reasons for the Merger


     The Dynamotion Board believes that the Merger Proposal, including the Merger Consideration, is fair to, and in the best interests of, Dynamotion and its shareholders. Accordingly, the Dynamotion Board unanimously approved the Merger Agreement, the Plan of Merger and the transactions and proposals contemplated thereby, and voted to recommend to Dynamotion's shareholders that they vote FOR the approval of the Merger Proposal and the transactions and proposals contemplated thereby. In making the foregoing decisions, the Dynamotion Board considered, among other things, the following material factors:
(1)(a) the strategic options possibly available to Dynamotion, (b) a belief that the Merger provides additional value to Dynamotion's shareholders since the shareholders are to receive shares of ESI Common Stock in the Merger, and (c) the current industry, economic and market conditions relative to Dynamotion's competitive position in the market; (2) information concerning Dynamotion's financial performance and condition, and Dynamotion's business operations and prospects; (3) information concerning ESI's financial performance and condition, and ESI's operations, prospects and management; (4) a review of Dynamotion's recent stock prices, and a review of ESI's recent stock prices; (5) the fact that the Merger offers the shareholders of Dynamotion (a) an opportunity to receive fair value for their investment in Dynamotion in the form of ESI Common Stock and (b) increased liquidity and a stabilized trading market; and (6) the belief that the process used by Dynamotion to evaluate acquisition proposals provides a reasonable basis to conclude that the Merger Consideration represents fair value to the shareholders. See "The Merger--Reasons for the Merger--Dynamotion's Reasons for the Merger."


INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain options granted to officers, directors and employees of Dynamotion under Dynamotion's various stock option plans and agreements (whether or not currently exercisable) will, pursuant to their terms, be exercisable during the thirty-day period before the consummation of the Merger, and certain other of such options (whether or not currently exercisable) will, pursuant to their terms, become fully exercisable upon consummation of the Merger.

     If the Merger Proposal is approved and the Merger occurs, Dynamotion Investment L.L.C. will receive the accrued dividends on its Class B Stock as provided in the Class B Conversion Proposal. In addition, upon consummation of the Merger, Dynamotion Investment L.L.C. will receive from Dynamotion reimbursement of certain out-of-pocket expenses related to its investment in Dynamotion, and Emptor Management L.L.C. (an affiliate of Dynamotion Investment L.L.C.) will receive from Dynamotion certain consulting fees and reimbursement of certain out-of-pocket expenses related thereto. Keith Hightower and Ted Walsh (both directors of Dynamotion) are affiliates of Dynamotion Investment L.L.C. and Emptor Management L.L.C.

     Jon Hopper (an officer and director of Dynamotion) and Wojciech Kosmowski (an officer and director of Dynamotion) will, following the Merger, continue to be employed by the surviving corporation pursuant to the terms of their current employment agreements (with certain amendments reflecting their new positions with the surviving corporation). SEMCO International, LLC, a company of which Les Barkley (a director of Dynamotion) is the principal, will, following the Merger, continue to provide consulting services to the surviving corporation pursuant to the terms of its current consulting agreement. See "The Merger--Interests of Certain Persons in the Merger."

SURRENDER OF CERTIFICATES

     If the Merger becomes effective, ESI will cause First Chicago Trust Company of New York (the "Transfer Agent") to mail a letter of transmittal (the "Letter of Transmittal") and other documents, with instructions to all holders of record of Dynamotion Common Stock as of the Effective Time for use in surrendering their stock certificates in exchange for certificates representing shares of ESI Common Stock and a cash payment in lieu of certain fractional shares. Holders of certificates for shares of Class A Stock and Class B Stock will also be able to exchange their preferred stock certificates directly for shares of ESI Common Stock, which certificates will be treated as certificates for Dynamotion Common Stock after giving effect to the conversion contemplated by the Conversion Proposals. See "The Merger Agreement--Conversion of Shares."

     CERTIFICATES SHOULD NOT BE SURRENDERED BY DYNAMOTION SHAREHOLDERS UNTIL THE LETTER OF TRANSMITTAL AND OTHER DOCUMENTS DESCRIBED ABOVE HAVE BEEN RECEIVED.

ACCOUNTING TREATMENT

     The Merger is expected to be accounted for as a purchase. See "The Merger--Accounting Treatment."


MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES


     The Conversion Proposals

     The Conversion Proposals are intended to qualify as a recapitalization within the meaning of Code Section 368(a)(1)(E). If the Conversion Proposals qualify as a recapitalization, or if the Conversion Proposals are considered a component of a tax-free reorganization transaction, then the following tax consequences will result: A holder of Class A Stock receiving Dynamotion Common Stock upon conversion of the Class A Stock immediately prior to the Merger will not recognize gain or loss with respect to the receipt of Dynamotion Common Stock upon such conversion. Income may be recognized, however, to the extent of cash received by the holder of Class A Stock in lieu of Z Warrants. In addition, a holder of Z Warrants may recognize gain upon receipt of cash in redemption of the Z Warrants. Gain upon redemption of Z Warrants will be taxable as capital gain, assuming that the Z Warrants are capital assets in the hands of the holder. A holder of Class B Stock receiving Dynamotion Common Stock upon conversion of the Class B Stock immediately prior to the Merger will not recognize gain or loss with respect to the receipt of Dynamotion Common Stock upon such conversion. The cash received by a holder of Class B Stock in payment of accrued and unpaid dividends will be a dividend, taxable as ordinary income to the extent of Dynamotion's current or accumulated earnings and profits.

     If the Conversion Proposals do not constitute a recapitalization and are not considered to be a component of a tax-free reorganization, a holder of Class A Stock or Class B Stock will recognize gain or loss upon receipt of Dynamotion Common Stock measured by the difference between the value of the Dynamotion Common Stock received and the holder's adjusted tax basis in the Class A Stock or Class B Stock surrendered therefor. Income upon receipt of cash in lieu of Z Warrants or in payment of accrued and unpaid dividends will be recognized as described above.

     The Merger

     The Merger is intended to qualify as a reorganization within the meaning of Code Section 368(a). If the Merger qualifies as a reorganization, it will have the following federal income tax consequences for Dynamotion shareholders, Dynamotion, and ESI:

     (1) No gain or loss will be recognized by Dynamotion's shareholders upon receipt of ESI Common Stock solely in exchange for their shares of Dynamotion Common Stock.

     (2) Each Dynamotion shareholder receiving cash in lieu of a fractional share interest in ESI Common Stock in the Merger will be treated as if such shareholder had actually received the fractional share interest and as if the fractional share interest were subsequently redeemed by ESI. The cash to be received by each such shareholder will be treated as if it were a distribution in full payment in exchange for the shareholder's fractional share interest under Section 302(a) of the Code. Gain or loss will be recognized measured by the difference between the amount of cash received and such shareholder's basis in the fractional share interest.

     (3) The tax basis of ESI Common Stock to be received by a Dynamotion shareholder in the Merger solely in exchange for Dynamotion Common Stock (including any fractional share interest to which such shareholder may be entitled) will be the same as the basis of the Dynamotion Common Stock surrendered therefor.

     (4) The holding period of ESI Common Stock to be received by a Dynamotion shareholder in the Merger solely in exchange for Dynamotion Common Stock (including any fractional share interest to which such shareholder may be entitled) will include the period during which the Dynamotion Common Stock surrendered therefor was held by such Dynamotion shareholder.

     (5) If a Dynamotion shareholder dissents to the transaction and receives solely cash in exchange for such shareholder's Dynamotion Common Stock, that cash will be treated as having been received as a distribution in redemption of such shareholder's Dynamotion Common Stock, subject to the provisions and limitations of Section 302 of the Code.

     (6) No gain or loss will be recognized by Dynamotion upon transfer of substantially all of its assets to Merger Corp. in exchange for ESI Common Stock.

     (7) No gain or loss will be recognized by either ESI or Merger Corp. upon the acquisition by Merger Corp. of substantially all of the assets of Dynamotion in exchange for ESI Common Stock.

     If the Merger does not constitute a reorganization, (1) a holder of Dynamotion Common Stock will recognize gain or loss upon receipt of ESI Common Stock measured by the difference between the value of the ESI Common Stock received and the holder's adjusted tax basis in the Dynamotion Common Stock surrendered therefor, (2) Dynamotion will recognize gain or loss measured by the difference between its basis in the assets transferred to Merger Corp. and the value of the ESI Common Stock transferred in consideration therefor, and (3) Merger Corp. may recognize gain equal to the value of the ESI Common Stock distributed in the Merger. See "The Merger--Material U.S. Federal Income
Tax Consequences."

                                  RISK FACTORS

     The following factors should be carefully considered, in addition to the other information presented in this Proxy Statement/Prospectus. This Proxy Statement/Prospectus contains forward-looking statements which involve risks and uncertainties. ESI's actual results could differ materially from those anticipated in these forward-looking statements as a result of such risks and uncertainties, including those set forth in the following risk factors and elsewhere in this Proxy Statement/Prospectus.

UNCERTAINTIES RELATED TO THE INTEGRATION OF DYNAMOTION'S BUSINESS

     The successful combination of companies in the high technology industry may be more difficult to accomplish than in other industries. There can be no assurance that ESI will be successful in integrating its own distribution channels with those of Dynamotion, that ESI will be successful in coordinating the activities of the Dynamotion and ESI sales forces or in selling Dynamotion's products to ESI's customer base, in integrating Dynamotion into ESI's management information systems or integrating Dynamotion's technology so that it can be fully utilized by ESI. There can be no assurance that ESI can effectively integrate Dynamotion into ESI's operations.

UNCERTAINTIES RELATED TO COMBINED OPERATIONS AFTER THE MERGER

     While the acquisition of Dynamotion by ESI offers the possibility of achieving operating efficiencies, it also entails the diversion of management's attention to the assimilation of operations and personnel of Dynamotion, which might have possible adverse short-term effects on ESI's operating results. There can be no assurance that the combined companies will retain their respective key personnel or customers, the same volume of business from such customers, or that ESI will realize any of the potential benefits of the Merger.

NO FAIRNESS OPINION OBTAINED IN CONNECTION WITH THE MERGER

     Neither Dynamotion nor ESI obtained a fairness opinion from a financial advisor or an investment banker concerning the terms of the Merger. After careful consideration, the Dynamotion Board determined, based upon a variety of factors, that the Merger Proposal is fair to, and in the best interests of, Dynamotion and its shareholders. The Dynamotion Board discussed at length the question of whether Dynamotion should obtain a fairness opinion from a third-party financial advisor or investment banker in connection with its evaluation of the Merger Proposal. In light of the costs associated with obtaining such a fairness opinion, Dynamotion's current financial condition, the experience of members of the Dynamotion Board in making valuation determinations and the factors considered in the Dynamotion Board's determination of the fairness of the Merger Proposal, the Dynamotion Board concluded that it would not obtain a fairness opinion in connection with the evaluation of the Merger Proposal. See "The Merger--Reasons for the Merger--Dynamotion's Reasons for the Merger." ESI's Board of Directors relied on analyses prepared by ESI management to ensure that the terms of the Merger are fair to ESI's shareholders. Due to the costs of obtaining a fairness opinion and in light of the fact that the acquisition of Dynamotion is not material with respect to ESI's financial position, ESI did not obtain a fairness opinion with respect to the terms of the Merger.

ELECTRONICS INDUSTRY DOWNTURNS MAY ADVERSELY AFFECT OPERATING RESULTS

     ESI's business depends in large part upon the capital expenditures of manufacturers of electronic devices, including miniature capacitors and semiconductor memory devices, and circuits used in wireless telecommunications equipment, including pagers and cellular phones, automotive electronics, and computers. The markets for products manufactured by ESI's customers are highly cyclical and have historically experienced periodic downturns, which often have had a severe effect on the demand for capital equipment such as that sold by ESI. There is no assurance that these markets would not experience downturns in the future or that such downturns would not have a material adverse effect on ESI's operating results.

RAPID TECHNOLOGICAL CHANGE; DEPENDENCE ON NEW PRODUCT INTRODUCTIONS AND PRODUCT ENHANCEMENTS

     The market for ESI's products is characterized by rapidly changing technology and evolving industry standards. There can be no assurance that ESI's current technology base will continue to address current and evolving customer needs. ESI believes that its future success will depend on its ability to develop and manufacture new products and product enhancements and to introduce them successfully into the market. Failure to do so in a timely fashion could harm ESI's competitive position. The announcements or introductions of new products by ESI or its competitors may adversely affect ESI's operating results, since these announcements or introductions may cause customers to defer or forego ordering products from ESI's existing product lines.

VARIABILITY OF QUARTERLY OPERATING RESULTS

     ESI has experienced and expects to continue to experience significant fluctuations in its quarterly operating results due to a variety of factors, including the timing of new product announcements and releases by ESI and its competitors, market acceptance of new and enhanced versions of ESI's products, timing and shipment of significant orders, mix of products sold, customer cancellations or shipment delay, production delays, exchange rate fluctuations, management decisions to commence or discontinue products, length of sales cycles and cyclicality in the electronics industry.

     ESI derives a substantial portion of its net sales from the sale of a relatively small number of systems, which typically range in price from $150,000 to over $1 million. As a result, the timing of a single transaction could have a significant impact on ESI's quarterly net sales and operating results.

     ESI's backlog at the beginning of a quarter does not include all orders needed to achieve ESI's sales objectives for that quarter. Consequently, ESI's net sales and operating results for a quarter will depend upon ESI generating orders to be shipped in the same quarter that the order is received. Furthermore, a substantial portion of ESI's net sales has historically been realized near the end of each quarter. Accordingly, the failure to receive anticipated orders or delays in shipments near the end of a particular quarter, due, for example, to unanticipated shipment reschedulings or cancellations by customers or unexpected manufacturing difficulties, may cause net sales in a particular quarter to fall significantly below ESI's expectations, which would have a material adverse effect on ESI's operating results for such quarter.

     The need for continued expenditures for research and development, capital equipment and worldwide customer service and support would make it difficult for ESI to reduce its expenses in a particular quarter if ESI's sales goals for such quarter are not met. Accordingly, there can be no assurance that ESI will not sustain losses in future quarters.

COMPETITION

     The electronics capital equipment industry is highly competitive. In each of the markets it serves, ESI faces substantial competition from established competitors, some of which have greater financial, engineering, manufacturing and marketing resources than ESI. In addition, many of ESI's customers have the potential to compete with ESI because they have developed, or have the ability to develop, manufacturing equipment for internal use. ESI's competitors in each product area can be expected to continue to improve the design and performance of their products and to introduce new products with competitive price/performance characteristics. Competitive pressures, including systems development efforts by certain of ESI's customers, often necessitate price reductions which can adversely affect operating results. Although ESI believes that it has certain technical and other advantages over its competitors, maintaining such advantages will require a continued high level of investment by ESI in research and development and sales and marketing. There can be no assurance that ESI will have sufficient resources to continue to make such investments or that ESI will be able to make the technological advances necessary to maintain such competitive advantages. See "Information Concerning ESI--Competition."

PATENTS AND OTHER INTELLECTUAL PROPERTY

     ESI's success depends in part on its proprietary technology. While ESI attempts to protect its proprietary technology through patents, copyrights and trade secrets, it believes that its success will depend largely upon continued innovation and technological expertise. There can be no assurance that ESI will be able to protect its technology or that competitors will not be able to develop similar technology independently. No assurance can be given that the claims allowed on any patents held by ESI will be sufficiently broad to protect ESI's technology. In addition, no assurance can be given that any patents issued to ESI will not be challenged, invalidated, or circumvented or that the rights granted thereunder will provide competitive advantages to ESI.

     In addition, ESI and its customers from time to time receive letters from third parties, including some of ESI's competitors, alleging infringement of such parties' patent rights by ESI's products. While such letters are prevalent in ESI's industry and ESI has in the past been able to license necessary patents or technology on commercially reasonable terms, there can be no assurance that ESI would prevail in any litigation seeking damages or expenses from ESI or to enjoin ESI from selling its products on the basis of such alleged infringement, or that ESI would be able to license any valid and infringed patents on reasonable terms.

     Some customers using certain products of ESI have received a notice of infringement from Jerome H. Lemelson, alleging that equipment used in the manufacture of electronic devices infringes patents issued to Mr. Lemelson relating to "machine vision" or "barcode reader" technologies. Certain of these customers are engaged in litigation with Mr. Lemelson and, together with certain other customers, have notified ESI that they may be seeking indemnification from ESI for any damages and expenses resulting from this matter. One of

ESI's customers has settled its litigation with Mr. Lemelson, and several other customers are currently engaged in litigation involving Mr. Lemelson's patents. ESI cannot predict the outcome of this or similar litigation or its effect upon ESI, and there can be no assurance that any such litigation or claim would not have a material adverse effect upon ESI's financial condition or results of operations. See "Information Concerning ESI--Patents and Other Intellectual Property."

FLUCTUATIONS IN INTERNATIONAL SALES AND CURRENCY EXCHANGE RATES CAN ADVERSELY AFFECT RESULTS

     International sales accounted for 54.7%, 70.9%, 66.8% and 75.8% of ESI's net sales for fiscal years ended May 31, 1994, 1995, and 1996 and the six months ended November 30, 1996, respectively. ESI expects that international sales will continue to represent a significant percentage of net sales in the future. As a result, a significant portion of ESI's sales will be subject to certain risks, including changes in demand resulting from fluctuations in interest and currency exchange rates, as well as by factors such as the risk of government financed competition, changes in trade policies, tariff regulations, difficulties in obtaining U.S. export licenses and the difficulties of staffing and managing foreign operations. See "Information Concerning ESI--Sales, Marketing and Service."

DEPENDENCE ON KEY EMPLOYEES

     The future success of ESI is dependent, in part, on its ability to retain certain key personnel. ESI also needs to attract additional skilled personnel in many areas of its business to continue to grow. There can be no assurance that ESI will be able to retain its existing personnel or attract additional qualified employees in the future.

DEPENDENCE ON SUPPLIERS

     Certain of the components included in ESI's systems are obtained from a single source or a limited group of suppliers. Although ESI seeks to reduce dependence on those sole and limited source suppliers, the partial or complete loss of certain of these sources could have at least a temporary adverse effect on ESI's results of operations and damage customer relationships. Further, a significant increase in the price of one or more of these components could adversely affect ESI's results of operations. See "Information Concerning ESI--Manufacturing and Supply."

                    SELECTED HISTORICAL FINANCIAL INFORMATION

     Selected Historical Financial Information

     The selected financial data presented below should be read in conjunction with the financial statements and the notes thereto incorporated by reference for ESI and included elsewhere in this Proxy Statement/Prospectus for Dynamotion.

     ESI's Selected Historical Financial Information. The consolidated statement of operations data set forth below for the fiscal years ended May 31, 1994, 1995 and 1996 and the consolidated balance sheet information as of May 31, 1995 and 1996 have been derived from the audited Consolidated Financial Statements and Notes thereto incorporated by reference in this Proxy Statement/Prospectus. The consolidated statement of operations data for the fiscal years ended May 31, 1992 and 1993 and the consolidated balance sheet information as of May 31, 1992, 1993 and 1994 are derived from audited consolidated financial statements not incorporated by reference in this Proxy Statement/Prospectus. The consolidated statement of operations data for the six-month periods ended November 30, 1995 and November 30, 1996 and the consolidated balance sheet data as of November 30, 1996 have been derived from unaudited consolidated financial statements of ESI also incorporated by reference in this Proxy Statement/Prospectus. In the opinion of management, such unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements referred to above and include all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the financial position of ESI and the results of operations for the indicated periods. Operating results for the six months ended November 30, 1996 are not necessarily indicative of the results that may be expected for the entire fiscal year ending May 31, 1997.

                                                                                    ESI
                                                                                                            SIX MONTHS ENDED
                                                      FISCAL YEAR ENDED MAY 31                          NOVEMBER 30,   NOVEMBER 30,
                                       ----------------------------------------------------------       --------------------------
                                          1992        1993      1994(1)        1995          1996              1995           1996
                                       -------     -------      -------     -------      --------           -------        -------
                                                                                                              (Unaudited)
                                                                  (In thousands, except per share data)
CONSOLIDATED STATEMENT OF
OPERATIONS DATA
Net Sales
    Laser systems and service....      $30,134     $36,742      $41,985     $66,045      $108,577           $48,927        $50,953
    Capacitor manufacturing
    equipment....................       18,206      20,393       23,961      39,115        47,531            26,134         15,820
    Vision systems...............        1,523       2,736        2,562       3,055         3,597             1,750          3,184
    Divested product lines.......        8,307       7,980        4,042          --            --                --             --
                                       -------     -------      -------     -------      --------           -------        -------
    Total........................       58,170      67,851       72,550     108,215       159,705            76,811         69,957
Cost of sales....................       33,308      36,141       35,838      51,413        72,754            35,490         30,750
                                       -------     -------      -------     -------      --------           -------        -------
Gross margin.....................       24,862      31,710       36,712      56,802        86,951            41,321         39,207
Operating expenses:
    Selling, service and
    administrative...............       22,070      19,189       20,049      27,635        39,858            19,170         17,538
    Research, development and
    engineering..................        9,224       9,027        8,235      13,108        16,243             8,019          8,283

                                                                                    ESI
                                                                                                            SIX MONTHS ENDED
                                                      FISCAL YEAR ENDED MAY 31                          NOVEMBER 30,   NOVEMBER 30,
                                       ----------------------------------------------------------       --------------------------
                                          1992        1993      1994(1)        1995          1996              1995           1996
                                       -------     -------      -------     -------      --------           -------        -------
                                                                                                              (Unaudited)
                                                                  (In thousands, except per share data)
CONSOLIDATED STATEMENT OF
OPERATIONS DATA
    Acquired in-process research
    and development(2)...........           --          --           --          --         6,000             6,000             --
                                       -------     -------      -------     -------       -------           -------        -------
    Total operating expenses.....       31,294      28,216       28,284      40,743        62,101            33,189         25,821
                                       -------     -------      -------     -------       -------            ------        -------
Operating income (loss)..........       (6,432)      3,494        8,428      16,059        24,850             8,132         13,386
Interest income (expense) .......         (964)       (771)        (557)        565         1,185               586            715
Other income (expense)...........          533        (108)       2,081        (167)         (719)             (144)          (243)
                                       -------     -------      -------     -------       -------          --------        -------
Income (loss) before income
taxes............................       (6,863)      2,615        9,952      16,457        25,316             8,574         13,858
Provision (benefit) for income
taxes............................         (741)        371        2,078       4,940         9,234             3,153          4,892
                                      --------     -------      -------     -------       -------            ------        -------
Net income (loss)................     $ (6,122)    $ 2,244      $ 7,874     $11,517       $16,082            $5,421        $ 8,966
                                      ========     =======      =======     =======       =======            ======        =======
Net income (loss) per share......     $  (1.00)    $  0.37      $  1.23     $  1.53       $  1.87             $0.63        $  1.04
                                      ========     =======      =======     =======       =======             =====        =======
Number of shares used in
computing per share amounts              6,095       6,146        6,414       7,510         8,606             8,575          8,662
                                      ========     =======      =======     =======       =======            ======        =======


                                                                       ESI

                                                               MAY 31,                                        NOVEMBER 30,
                                       ----------------------------------------------------------------       ------------
                                          1992         1993           1994          1995           1996              1996
                                       -------      -------        -------      --------       --------           -------
CONSOLIDATED BALANCE SHEET                                  (In thousands)                                    (UNAUDITED)
DATA
Working capital...............         $23,739      $28,883        $36,247      $ 74,419       $ 94,038          $103,396
Total assets..................          58,536       61,161         62,366       110,598        132,525           139,315
Long-term debt, including
current portion...............           7,496        7,126            768            --             --                --
Shareholders' equity(3).......          41,533       43,950         53,547        94,444        114,916           124,022

---------------

(1) During the second quarter of fiscal year 1994, ESI sold the product lines and certain assets of the MSI Material Division of its wholly-owned subsidiary Palomar Systems, Inc., to Ferro Corporation of Cleveland, Ohio.
     The proceeds of $4,000,000 were received in cash and the funds were used to reduce the current portion of long term debt and other short term debt. A gain of $2,100,000 from the sale of these product lines was reflected in other income.

(2) For the six months ended November 30, 1995, the acquired in-process research and development expense of $6,000,000 was incurred in connection with the purchase price of XRL, Inc. ESI obtained an appraisal of the intangible assets which indicated that substantially all of the acquired intangible assets consisted of research and development in process. In accordance with generally accepted accounting principles, the acquired in-process research and development was expensed during the first quarter ended August 31, 1995.

(3)  ESI has not paid cash dividends for any of the periods presented.

     Dynamotion's Selected Historical Financial Information. The income statement data for the years ended December 31, 1994 , 1995 and 1996, and the balance sheet data at December 31, 1995 and 1996 are derived from the audited financial statements included elsewhere in this Proxy Statement/Prospectus. The balance sheet data at December 31, 1994 is derived from audited financial statements not included herein.

                                   DYNAMOTION
                                                   FISCAL YEARS ENDED DECEMBER 31,
                                              ------------------------------------------
                                                 1994(1)         1995(1)            1996
                                              ----------      ----------      ----------
                                              (In thousands, except per share data)
Statement of Operations Data:
REVENUES                                      $   15,934      $   20,512      $   16,214
COSTS AND EXPENSES:
  Cost of sales.........................          10,536          17,075          12,992
  Selling, general and
    administrative expenses.............           3,321           4,473           4,516
  Research and development
    expenses............................           1,424           1,464           1,729
  Amortization of intangible assets.....             788             791             417
  Loss on sale of division and
    assets (2)(3).......................              --              --             575
  Goodwill write-off....................              --           3,517              --
                                              ----------      ----------      ----------
    Total costs and expenses............          16,069          27,320          20,229
                                              ----------      ----------      ----------
(LOSS) FROM OPERATIONS..................            (135)         (6,808)         (4,015)

INTEREST EXPENSE, NET...................            (325)           (614)           (750)
                                              ----------      ----------      ----------
(Loss) from continuing operations
   before income tax benefit............            (460)         (7,422)         (4,765)
Income tax benefit......................             150             264              --
                                              ----------      ----------      ----------
(Loss) from continuing
   operations...........................            (310)         (7,158)         (4,765)
Loss from Discontinued Operations.......          (2,770)           (170)             --
                                              ----------      ----------      ----------
NET (LOSS)..............................      $   (3,080)     $   (7,328)     $   (4,765)
                                              ==========      ==========      ==========
NET LOSS PER COMMON
SHARE:
  (Primary and fully dilutive)
  Income (loss) from continuing
    operations..........................      $     (.68)     $    (4.43)      $   (1.82)
  Loss from discontinued
    operations..........................      $    (2.30)     $     (.10)      $      --
                                              ----------      ----------      ----------
 Net (Loss).............................      $    (2.98)     $    (4.53)  $       (1.82)
                                              ==========      ==========      ==========
WEIGHTED AVERAGE COMMON
SHARES USED IN COMPUTATION:
Primary and fully dilutive..............           1,204           1,728           2,731
                                              ==========      ==========      ==========


                                       18

                                                            DECEMBER 31,
                                              ------------------------------------------
                                                 1994(1)         1995(1)            1996
                                              ----------      ----------      ----------
BALANCE SHEET DATA:                                       (In thousands)
Working capital (deficit)...............      $      705      $       73      $   (4,725)
Total assets............................      $   19,110      $   15,104      $   13,090
Long-term debt..........................      $      566      $    3,053      $      466
Shareholders' equity (deficit)..........      $    8,910      $    1,736      $     (898)

------------

(1) On December 29, 1995, Dynamotion completed a one-for-four reverse stock split, including an increase of Dynamotion's common stock par value from $.01 per share to $.04 per share. Dynamotion's prior year financial statements (including earnings per share disclosures) have been adjusted to reflect the effect of the reverse stock split.

(2) Dynamotion sold substantially all of the assets associated with its Production Machine Control ("PMC") division on September 30, 1996 to
     Dynamotion's largest supplier (the "Buyer"). The purchase price for the assets consisted of (a) $1,000,000 ($300,000 receivable and the $700,000 balance was applied to $1.2 million of outstanding trade payables due the Buyer) and (b) the value of certain assumed liabilities. The $300,000 receivable was paid in full in October 1996. In addition, Dynamotion agreed to pay on or before December 31, 1996 the remaining $500,000 in outstanding trade payables due to the Buyer. As of the date of this Proxy
     Statement/Prospectus, Dynamotion has not paid nor has the Buyer made demand for payment. See Note 1 to Notes to Dynamotion's Financial Statements for pro forma financial information.

(3) On August 20, 1996 Dynamotion sold substantially all of the assets (other than finished goods) associated with its ATI router product line to Advanced Technologies, Inc. ("Purchaser"). The purchase price for the assets consisted of (a) $1,100,000 ($300,000 paid in cash which was applied to Dynamotion's term loan balance under the New Debt Facility with the balance of the purchase price paid by delivery to Dynamotion of a $800,000 promissory note (the "Note")) and (b) the value of certain assumed liabilities. Principal under the Note is payable monthly at a rate equal to 15% of Purchaser's monthly gross revenue and interest at prime is payable quarterly with all unpaid principal and unpaid accrued interest due on December 31, 1997. Pursuant to the terms of a Finished Goods Agreement (the
     "Agreement"), the finished goods associated with Dynamotion's ATI router product line were to be sold to the Purchaser. Such finished goods were transferred to the Purchaser as its customers agreed to purchase the finished goods. No revenues were recognized on these transfers. The
     Purchaser agreed, subject to certain conditions, to acquire on December 31, 1996 all finished goods not sold to its customers on or before such date.
     Payment for these finished goods was to be made through June 30, 1997.
     Pursuant to the terms of the Agreement, a receivable from Purchaser for $329,000 was recorded at December 31, 1996 resulting in a loss of approximately $76,000. See Note 1 to Notes to Dynamotion's Financial
     Statements for pro forma financial information.

     Purchaser's obligation under the Note and the Agreement are secured by (i) a second priority security interest in all of Purchaser's assets and (ii) a second priority lien in all of the outstanding stock of Purchaser (which lien on such stock can be foreclosed upon only in the event of fraud or malfeasance). On January 3, 1997, Dynamotion accepted a $500,000 cash payment in full satisfaction of the Note. Dynamotion negotiated this settlement to fund cash flow needs and has charged fourth quarter 1996 earnings for the $300,000 discount. In addition, Dynamotion is currently in negotiations with Purchaser to accelerate all amounts due and owing to Dynamotion, and Dynamotion estimates that this will result in a discount of approximately $230,000, which has been recorded at December 31, 1996. See
     Note 1 to Notes to Dynamotion's Financial Statements.

                        EQUIVALENT PER COMMON SHARE DATA

     The following table sets forth selected historical per common share data for ESI and Dynamotion, unaudited pro forma data per share of ESI Common Stock, and equivalent unaudited pro forma data per share of Dynamotion Common Stock after giving effect to the proposed Merger on a purchase accounting basis. The pro forma equivalent data for Dynamotion are based on the historical amounts per share, multiplied by the Conversion Ratio (computed in accordance with the assumptions described in footnote 4). The data should be read in conjunction with the consolidated financial statements and notes thereto and other financial information with respect to ESI and Dynamotion incorporated by reference into or set forth elsewhere in this Proxy Statement/Prospectus, and such data are qualified in their entirety by reference thereto. See "Incorporation of Certain Documents by Reference."

                                                                           YEAR ENDED            SIX MONTHS ENDED
                                                                          MAY 31, 1996          NOVEMBER 30, 1996
                                                                         --------------         -----------------
ESI COMMON STOCK(1)
Income per share from continuing operations:(2)
         Historical.................................................           $1.87                  $1.04
         Pro forma combined(6)......................................           $1.43                  $0.76
Book value per share at period-end(3):
         Historical.................................................          $13.28                 $14.30
         Pro forma combined(6)......................................          $12.90                 $13.77
DYNAMOTION COMMON STOCK(1)
Income (loss) per share from continuing operations:(2)
         Historical.................................................          $(0.94)                $(0.80)
         Pro forma equivalent (4)...................................           $0.10                  $0.05
Book value (deficit) per share at period-end(3)
         Historical.................................................           $0.35                 $(0.08)
         Pro forma equivalent(5)....................................           $0.90                  $0.96

------------------

(1) ESI has not declared or paid any cash dividends for any of the periods presented, nor has Dynamotion declared or paid any cash dividends on the Dynamotion Common Stock for any of the periods presented.

(2) Represents the 12 months ended May 31 and six months ended November 30, 1996 for ESI combined with the twelve months ended June 30, 1996 and six months ended September 30, 1996 for Dynamotion.

(3) Included for specified periods (as of May 31 and November 30, 1996 for ESI and as of June 30, 1996 and September 30, 1996 for Dynamotion) in accordance with SEC rules.

(4) The Dynamotion Common Stock pro forma equivalent information was derived by applying an assumed Conversion Ratio of 0.0697, which was computed as follows: The Conversion Ratio Numerator was based on the Average Price for ESI Common Stock for the five trading days from February 24, 1997 to February 28, 1997, which equaled $29.2125. This Average Price of $29.2125 was divided into $13,000,000 to arrive at a Conversion Ratio Numerator of 445,014.9765. The Conversion Ratio Denominator was based on 6,387,770 shares of Dynamotion Common Stock, which equals the total number of shares of Dynamotion Common Stock outstanding on January 15, 1997 plus the number of additional shares of Dynamotion Common Stock that would have been outstanding on January 15, 1997 if: (i) all Class A Stock and Class B Stock outstanding on that date had been converted to Dynamotion Common Stock in accordance with the Conversion Proposals; and (ii) a warrant to purchase
     330,302 shares of Dynamotion Common Stock outstanding on January 15, 1997 had been exercised in accordance with its

                                       20

     terms. Dividing the Conversion Ratio Numerator by the Conversion Ratio
     Denominator results in a Conversion Ratio of 0.0697. The Conversion Ratio used to derive the pro forma equivalent information is only an example. The actual Conversion Ratio used at the Effective Time of the Merger will be determined based on average high and low sales prices for ESI Common Stock on the five trading days immediately preceding the day before the Closing for the Merger transaction and the number of shares of Dynamotion Common
     Stock outstanding immediately before the Merger.

(5) The transaction terms contemplate all Class A Stock and Class B Stock will convert to Dynamotion Common Stock immediately before the consummation of the Merger.

(6) Adjusted for the pro-forma effects of the sale of the PMC division and ATI router product line by Dynamotion in August and September 1996.

            UNAUDITED PRO FORMA SUMMARY OF SELECTED FINANCIAL DATA(1)


                                                                Year Ended             Six Months Ended
                                                              May 31, 1996            November 30, 1996
                                                              ------------            -----------------
                                                                            (in thousands)
Net sales (2)(4).........................................       $  173,208                    $  75,607
Income from continuing operations (2)(4).................           12,982                        6,896
Total assets (2)(5)......................................          148,525                      153,333
Long term obligations, excluding current portion (3)(5)..              739                          565
----------------

(1) This table provides historical pro forma combined selected financial data for ESI in accordance with SEC rules. Required per share pro forma information is provided on a separate table.

(2) Adjusted for the pro-forma effects of the sale of the PMC division and ATI router product line by Dynamotion in August and September 1996.

(3)  Excludes Dynamotion Class B Stock which will be converted to Dynamotion
     Common Stock before the merger.


(4)  See footnote (2) to the Equivalent Per Common Share Data table on page 20.

(5)  See footnote (3) to the Equivalent Per Common Share Data table on page 20.

                            MARKET AND MARKET PRICES
                 FOR ESI COMMON STOCK AND DYNAMOTION SECURITIES

     ESI Common Stock is traded on the Nasdaq National Market under the symbol "ESIO." The following table sets forth for the periods indicated the quarterly high and low sales prices per share for the ESI Common Stock.


 Fiscal                                                                              ESI
 Year(1)                                                                         COMMON STOCK
--------                                                                    ---------------------
                                                                              High            Low
1995                                                                        ------         ------
            First Quarter.........................................          13-3/4          8-5/8
            Second Quarter........................................          20-1/4         12-1/4
            Third Quarter.........................................          23-1/4         17-1/2
            Fourth Quarter........................................          29-5/8         18-3/4

1996
            First Quarter.........................................          39-3/4         24-5/8
            Second Quarter........................................          41-1/2         24-1/2
            Third Quarter.........................................          30-1/2         18-3/4
            Fourth Quarter........................................          28-3/4         16-3/4

1997
            First Quarter.........................................          27-1/4         15-1/2
            Second Quarter........................................          26             17-1/4
            Third Quarter ........................................          30-3/4         22-1/2

-----------------

(1)  ESI's fiscal year begins on June 1 and ends on May 31.

     ESI has not paid any cash dividends on ESI Common Stock during the last five fiscal years. ESI intends to retain its earnings for its business and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future.

     Until January 17, 1997, the Dynamotion Common Stock, the Z Warrants and the Class A Stock were traded on the Nasdaq SmallCap Market System under the symbol "DYMO." See "Information Concerning Dynamotion--Recent Developments." Additionally, the Dynamotion Common Stock, the Z Warrants and the Class A Stock are traded on the Boston Stock Exchange and the Nasdaq electronic bulletin board. The following table sets forth for the periods indicated the range of high and low bid quotations for the Dynamotion Common Stock, the Z Warrants and the Class A Stock as quoted on the Nasdaq SmallCap Market System. Such quotations give retroactive effect to the one for four reverse stock split, which occurred on December 29, 1995, and reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

                                   Dynamotion
                                  Common Stock                      Z Warrants                      Class A Stock
       Fiscal               -------------------------       ---------------------------      ----------------------------
       Year(1)                   High             Low            High               Low             High              Low
---------------------       ---------      ----------       ---------       -----------      -----------      -----------
1994
----
First Quarter               6-3/4          4-1/4            5/8             3/8              3-27/32          1-31/32
Second Quarter              5              3-3/4            3/8             2/16             2-45/64          1-31/32
Third Quarter               5              3-3/4            5/16            1/8              2-1/2            1-49/64
Fourth Quarter              4-1/2          3                1/2             1/4              2-1/2            1-29/64

1995
----
First Quarter               4              2                3/16            1/8              2-3/16           1-11/32
Second Quarter              2-1/2          1                1/8             1/32             1-49/64              5/16
Third Quarter               3              1-1/2            1/16            1/32             1-9/16              23/64
Fourth Quarter              2-3/4          1                1/32            N/A              1-9/64              27/64

1996
----
First Quarter               2-7/8          1                N/A             N/A              2-7/8               3/4
Second Quarter              3-1/8          1-5/16           5/16            1/16             3-1/4            1-3/4
Third Quarter               2-1/2          1-7/16           5/16            3/32             2-3/4            1-7/16
Fourth Quarter              2-7/16         1-1/16           5/16            3/32             2-7/8            1-1/2


---------------

(1)  Dynamotion's fiscal year begins on January 1 and ends on December 31.

     Dynamotion has never paid any cash dividends on Dynamotion Common Stock and has no intention of paying cash dividends on the Dynamotion Common Stock in the foreseeable future. Pursuant to the Loan Agreement between Dynamotion and its bank, Dynamotion may not, without prior written consent of the bank unless certain conditions are met, make any distribution or declare or pay any dividend in cash on any class of Dynamotion stock. Additionally, Dynamotion's Restated Certificate of Incorporation prohibits the declaration or payment of dividends on the Dynamotion Common Stock or any stock of Dynamotion ranking junior to the Class A Stock if full dividends on the Class A Stock have not been declared and paid or set aside for payment. In April 1996, Dynamotion paid on the Class A Stock a dividend in shares of Dynamotion Common Stock, but has not paid any cash dividends on the Class A Stock. See "The Dynamotion Special Shareholders' Meeting--The Conversion Proposal" for a description of a payment to be made on the Class B Stock if the Merger occurs.

     The number of holders of record of ESI Common Stock and Dynamotion Common Stock on April __, 1997 were approximately _____ and _____, respectively. The number of holders of record of Dynamotion Class A Stock and Dynamotion Z Warrants on April __, 1997 were approximately _____ and _____, respectively.


     The following table sets forth the high, low and closing sale prices as reported on Nasdaq of the ESI Common Stock and on the Nasdaq bulletin board for Dynamotion Common Stock on January 20, 1997. The public announcement of the Merger Agreement occurred before the opening of trading on January 21, 1997.


                                                                             DYNAMOTION
                                             ESI        DYNAMOTION(1)       EQUIVALENT(2)
                                          --------      ----------          -------------
High....................................  $ 29.875       $ 1.50               $ 2.08
Low.....................................  $ 28.00        $ 1.50               $ 1.95
Closing.................................  $ 28.75        $ 1.50               $ 2.00
---------------

(1) Changes in the market price for Dynamotion Common Stock will not affect the Conversion Ratio and the corresponding fraction of a share of ESI Common
     Stock that Dynamotion shareholders will receive in the Merger for each of their shares of Dynamotion Common Stock. Only changes in the number of shares of Dynamotion Common Stock outstanding and the market price for ESI
     Common Stock will affect the Conversion Ratio.

(2) The Dynamotion equivalent market value is computed by multiplying the high, low and closing market price per share of ESI Common Stock by the Conversion Ratio computed as follows: The Conversion Ratio Numerator was based on an Average Price for ESI Common Stock for the five trading days from February 24, 1997 to February 28, 1997, which equaled $29.2125. This
     Average Price of $29.2125 was divided into $13,000,000 to arrive at a Conversion Ratio Numerator of 445,014.9765. The Conversion Ratio
     Denominator was based on 6,387,770 shares of Dynamotion Common Stock, which equals the total number of shares of Dynamotion Common Stock outstanding on January 15, 1997 plus the number of additional shares of Dynamotion Common
     Stock that would have been outstanding on January 15, 1997 if: (i) all Class A Stock and Class B Stock outstanding on that date had been converted to Dynamotion Common Stock in accordance with the Conversion Proposals; and
     (ii) a warrant to purchase 330,302 shares of Dynamotion Common Stock outstanding on January 15, 1997 had been exercised in accordance with its terms. Dividing the Conversion Ratio Numerator by the Conversion Ratio
     Denominator results in a Conversion Ratio of 0.0697. THE CONVERSION RATIO
     USED TO CALCULATE THE DYNAMOTION EQUIVALENT DATA IN THE ABOVE TABLE IS AN
     EXAMPLE ONLY. THE ULTIMATE CONVERSION RATIO AND RESULTING NUMBER OF SHARES
     OF ESI COMMON STOCK TO BE ISSUED TO DYNAMOTION SHAREHOLDERS IN THE MERGER
     MAY BE DIFFERENT DEPENDING ON THE AVERAGE HIGH AND LOW SALES PRICES FOR ESI
     COMMON STOCK ON THE FIVE TRADING DAYS IMMEDIATELY PRECEDING THE DAY BEFORE
     THE CLOSING FOR THE MERGER TRANSACTION AND THE NUMBER OF SHARES OF
     DYNAMOTION COMMON STOCK OUTSTANDING IMMEDIATELY BEFORE THE MERGER. Because the actual Conversion Ratio used in the Merger will not be determined until immediately before the Merger occurs, Dynamotion shareholders will not know the actual fraction of a share of ESI Common Stock they will receive for each of their shares of Dynamotion Common Stock when they vote on the Merger Proposal at the Special Meeting.

     ESI and Dynamotion expect that the steps necessary to complete the Merger after Dynamotion's shareholders approve it will take between seven and 14 days, and so they anticipate that, if the Merger Proposals and Conversion Proposals are approved and the other conditions necessary to consummate the Merger are satisfied, the Merger will become effective sometime in the two weeks following the Special Meeting. The Conversion Ratio will be affected by changes in the market price for ESI Common Stock, including changes in the market price for ESI Common Stock between the Special Meeting date and the Effective Time of the Merger. If the market price for ESI Common Stock rises, the Conversion Ratio will be lower and Dynamotion shareholders will receive a smaller fraction of a share of ESI Common Stock for each of their shares of Dynamotion Common Stock than they would have received had the ESI Common Stock price remained constant or fallen. If the market price for ESI Common Stock falls, the Conversion Ratio will be higher and Dynamotion shareholders will receive a larger fraction of a share of ESI Common Stock for each of their shares of Dynamotion Common Stock than they would have received had the ESI Common Stock price remained constant or risen. Historically, the market price for ESI Common Stock has been volatile. Therefore, the market price for ESI Common Stock could drop or rise significantly between the date this Proxy Statement/Prospectus is distributed to Dynamotion's shareholders and the Special Meeting, and between the date of the Special Meeting and the date of the Merger. Significant increases or decreases in the market price for ESI Common Stock will result in corresponding decreases or increases in the Conversion Ratio. Factors that affect the volatility of the market price for ESI Common Stock include general conditions affecting the economy and United States stock markets, factors affecting technology companies and the electronics industry, ESI's ability to continue to offer innovative manufacturing products to its customers, the financial viability and success of ESI's customers, and ESI's ability to compete effectively with other suppliers of electronics manufacturing capital equipment. See "Risk Factors--Electronics Industry Downturns May Adversely Affect Operating Results;--Rapid Technological Change; Dependence on New Product Introductions and Product Enhancements;--Variability of Quarterly Operating Results;--Competition; and--Patents and Other Intellectual Property."


     The following table sets forth a range of example Conversion Ratios that result from using a Conversion Ratio Numerator based on various assumed per-share prices for ESI Common Stock and a constant Conversion Ratio Denominator of 6,387,770 outstanding shares of Dynamotion Common Stock. The Conversion Ratio will be the fraction of a share of ESI Common Stock to which Dynamotion shareholders will be entitled upon conversion of each of their shares of Dynamotion Common Stock into ESI Common Stock when the Merger takes effect. The computations below are examples only, and do not indicate the actual Conversion Ratio that will apply in the Merger. The actual Conversion Ratio will be determined immediately before the Effective Time of the Merger using the average high and low sales prices for ESI Common Stock on the five trading days immediately preceding the day before the Closing for the Merger transaction and the number of shares of Dynamotion Common Stock outstanding immediately before the Effective Time of the Merger.


ASSUMED AVERAGE PER-SHARE PRICE                            RESULTING              DYNAMOTION
   FOR ESI COMMON STOCK (1)                            CONVERSION RATIO           EQUIVALENT(1)
-------------------------------                        ----------------          -----------
          $30.750...................................        0.0662                  $2.035
          $23.125...................................        0.0880                  $2.035
          $15.500...................................        0.1313                  $2.035

---------------

(1) $30.750 is the highest market price for ESI Common Stock during the first three quarters of ESI's 1997 fiscal year; $23.125 represents the mid-point between the highest and lowest market prices for ESI Common Stock during the first three quarters of ESI's 1997 fiscal year; and $15.500 is the lowest market price for ESI Common Stock during the first three quarters of ESI's 1997 fiscal year. The Dynamotion Equivalent was computed by multiplying the assumed average per-share price for ESI Common Stock by the Conversion Ratio.


     The last reported sale prices for ESI Common Stock reported on Nasdaq on _____________, was ____________. Dynamotion Common Stock was traded on the Nasdaq SmallCap Market System until January 17, 1997, on which date it was de-listed. Dynamotion Common Stock has since been traded on the Nasdaq bulletin board. The last reported sale price for Dynamotion Common Stock on the Nasdaq bulletin board on __________ was __________.

     DYNAMOTION SHAREHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR ESI COMMON STOCK. NO ASSURANCE CAN BE GIVEN CONCERNING THE MARKET PRICE FOR ESI COMMON STOCK BEFORE OR AFTER THE DATE ON WHICH THE MERGER IS CONSUMMATED. THE MARKET PRICE FOR ESI COMMON STOCK WILL FLUCTUATE BETWEEN THE DATE OF THIS PROXY STATEMENT/PROSPECTUS AND THE DATE ON WHICH THE MERGER IS CONSUMMATED AND THEREAFTER.

                  THE DYNAMOTION SPECIAL SHAREHOLDERS' MEETING

GENERAL; DATE, TIME AND PLACE OF MEETING


     This Proxy Statement/Prospectus is being furnished to holders of Dynamotion Voting Securities in connection with the solicitation of proxies by the Dynamotion Board for use at the Special Meeting to be held on May __, 1997 at 8:00 a.m., or at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Shareholders of Dynamotion.


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     The Merger Proposal

     At the Special Meeting, in addition to considering and voting upon the Conversion Proposals, Dynamotion's shareholders will be asked to consider and vote on a proposal to approve and adopt the Merger Agreement and the Plan of Merger, and to approve the Merger (the foregoing proposal is hereinafter referred to as the "Merger Proposal"). If the Merger Proposal is adopted and approved by the requisite percentages of the Dynamotion Voting Securities and the Merger is consummated, each outstanding share of Dynamotion Common Stock will be converted into the right to receive a fraction of a share of ESI Common Stock determined in accordance with the Conversion Ratio as specified in the Merger Agreement.

     The foregoing description of the Merger Proposal is qualified in its entirety by reference to the Merger Agreement attached as Annex A and the proposed Plan of Merger attached as Annex B.

     For tax consequences of the Merger Proposal, see "The Merger--Material U.S. Federal Income Tax Consequences--The Merger."

     The Conversion Proposals

     At the Special Meeting, in addition to considering and voting upon approval and adoption of the Merger Proposal, Dynamotion's shareholders will be asked to consider and vote upon (i) a proposal to amend the Certificate to provide that if the Merger Proposal is approved and the Merger occurs, immediately before the consummation of the Merger, each of the outstanding shares of Class A Stock will automatically convert into (a) 1.05 shares of Dynamotion Common Stock and (b) cash in the amount of $0.10 representing the redemption price for the two Z Warrants that would have been issued with respect to such share of Class A Stock under the existing conversion provisions of the Certificate (the foregoing proposal is hereinafter referred to as the "Class A Conversion Proposal"), and
(ii) a proposal to amend the Certificate to provide that if the Merger Proposal is approved and the Merger occurs, immediately before the consummation of the Merger, each of the outstanding shares of Class B Stock will automatically convert into (a) 0.990904 of a share of Dynamotion Common Stock, and (b) cash in an amount equal to the accrued dividends that the holder of such share of Class B Stock will be entitled to on such share of Class B Stock as of the date the automatic conversion occurs (the foregoing proposal is hereinafter referred to as the "Class B Conversion Proposal;" the Class A Conversion Proposal and the Class B Conversion Proposal are hereinafter referred to collectively as the "Conversion Proposals"). If the Conversion Proposals are not approved, the Merger will not be consummated.

     The purpose of the Conversion Proposals is to simplify the capital structure of Dynamotion before the Merger takes effect, and to make it possible for Dynamotion to redeem all outstanding Z Warrants before the Merger occurs. If adopted and approved by holders of the requisite percentages of the Dynamotion Voting Securities, the Conversion Proposals will result in the conversion of all outstanding Class A Stock and Class B Stock into Dynamotion Common Stock immediately before the Merger. The conversion of all outstanding shares of Class A Stock into shares of Dynamotion Common Stock will fulfill a condition necessary to enable Dynamotion to redeem all outstanding Z Warrants. If the Conversion Proposals are adopted and approved and the Merger is consummated, Dynamotion will redeem all outstanding Z Warrants according to their terms before the Merger takes effect.

     The foregoing description of the Conversion Proposals is qualified in its entirety by reference to the proposed amendments to Dynamotion's Certificate of Incorporation contained in the Certificate of Amendment attached as Annex C.

     For tax consequences of the Conversion Proposals, see "The Merger--Material U.S. Federal Income Tax Consequences--The Conversion Proposals."

THE DYNAMOTION BOARD HAS DETERMINED THAT THE MERGER PROPOSAL AND THE CONVERSION PROPOSALS ARE ADVISABLE AND IN THE BEST INTERESTS OF DYNAMOTION AND DYNAMOTION'S SHAREHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER PROPOSAL AND THE CONVERSION PROPOSALS AND RECOMMENDS THAT DYNAMOTION'S SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER PROPOSAL AND THE CONVERSION PROPOSALS.

RECORD DATE; VOTING AT THE SPECIAL MEETING; VOTE REQUIRED; VOTING AGREEMENT


     The Dynamotion Board has fixed April __, 1997 as the Record Date for the determination of the shareholders of Dynamotion entitled to notice of and to vote at the Dynamotion Special Meeting. Only holders of record of Dynamotion Common Stock, Class A Stock, and Class B Stock on the Record Date will be entitled to notice of and to vote at the Special Meeting. As of the Record Date,
(i) there were ________ shares of Dynamotion Common Stock outstanding and entitled to vote, ________ shares of Class A Stock outstanding and entitled to vote, and ________ shares of Class B Stock outstanding and entitled to vote and
(ii) there were approximately ________ holders of Dynamotion Common Stock, approximately ________ holders of Class A Stock and approximately ________ holders of Class B Stock. Each record holder of Dynamotion Common Stock on the record date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the holders of Dynamotion Common Stock at the Special Meeting. Each record holder of Class A Stock on the record date is entitled to cast 1.05 votes per share, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the holders of Class A Stock at the Special Meeting. Each record holder of Class B Stock on the record date is entitled to cast
0.990904 votes per share, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the holders of Class B Stock at the Special Meeting.


     Vote Required To Approve the Merger Proposal

     To approve and adopt the Merger Proposal, the affirmative vote at the Special Meeting (in person or by proxy) of the following shareholders is required: (i) two-thirds of the combined voting power of all outstanding Dynamotion Voting Securities, voting together, and (ii) a majority of all outstanding Class B Stock, voting as a class.

     Vote Required to Approve and Adopt the Conversion Proposals

     To approve and adopt the Class A Conversion Proposal, the affirmative vote at the Special Meeting (in person or by proxy) of the following shareholders is required: (i) a majority of the combined voting power of all outstanding Dynamotion Voting Securities, voting together, and (ii) a majority of all outstanding Class A Stock, voting as a class.

     To approve and adopt the Class B Conversion Proposal, the affirmative vote at the Special Meeting (in person or by proxy) of the following shareholders is required: (i) a majority of the combined voting power of all outstanding Dynamotion Voting Securities, voting together, and (ii) a majority of all outstanding Class B Stock, voting as a class.

     ABSTENTIONS AND BROKER NON-VOTES WILL NOT BE COUNTED, BUT WILL HAVE THE PRACTICAL EFFECT OF A VOTE AGAINST THE MERGER PROPOSAL AND THE CONVERSION PROPOSALS SINCE THEY REPRESENT ONE LESS VOTE FOR APPROVAL.

     As of the Record Date, directors and officers of Dynamotion and their affiliates may be deemed to be beneficial owners of approximately ____% of the outstanding shares of Dynamotion Common Stock, approximately ____% of the outstanding shares of Class A Stock, and approximately ____% of the outstanding shares of Class B Stock, which together represent approximately ____% of all of the outstanding shares of Dynamotion Voting Securities.

     Voting Agreements


     As of the Record Date, two shareholders of Dynamotion (Dynamotion Investment L.L.C., which is an affiliate of two directors of Dynamotion, and Wojciech Kosmowski, who is an officer and director of Dynamotion) who together may be deemed to be the beneficial owners of approximately ____% of the outstanding shares of Dynamotion Common Stock, approximately ____% of the outstanding shares of Class A Stock, and approximately ____% of the outstanding shares of Class B Stock (which together represent approximately ____% of the all outstanding shares of Dynamotion Voting Securities) have agreed with ESI that they will vote or direct the vote of all shares of Dynamotion Voting Securities over which they have voting control in favor of approval and adoption of the Merger Proposal and the Conversion Proposals. See "Related Agreements--Voting Agreements."


PROXIES

     This Proxy Statement/Prospectus is being furnished to holders of Dynamotion Voting Securities in connection with the solicitation of proxies by and on behalf of the Dynamotion Board for use at the Special Meeting.

     All shares of Dynamotion Voting Securities that are entitled to vote and are represented at the Special Meeting by properly executed proxies received before or at the Special Meeting and not duly and timely revoked, will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR adoption and approval of the Merger Proposal and the Conversion Proposals.

     If any other matters are properly presented for consideration at the Special Meeting (or any adjournments or postponements thereof), including, among other things, consideration of a motion to adjourn or postpone the Special Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed forms of proxy and voting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Dynamotion at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Dynamotion before taking the vote at the Special Meeting, or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Dynamotion/ATI Corp., 1639 E. Edinger Ave., Santa Ana, CA 92705, Attention: Corporate Secretary, or hand-delivered to the Corporate Secretary of Dynamotion at or before taking the vote at the Special Meeting.

     In addition to solicitation by use of the mails, proxies may be solicited by directors, officers, and employees of Dynamotion in person or by telephone, telegram, or other means of communication. Such directors, officers, and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees, and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees, and fiduciaries, and Dynamotion will reimburse such custodians, nominees, and fiduciaries for reasonable expenses incurred in connection therewith.

                                   THE MERGER

DESCRIPTION

     On January 15, 1997, the Dynamotion Board of Directors unanimously approved and voted to recommend that holders of Dynamotion Voting Securities approve and adopt the Merger of Dynamotion with and into Merger Corp., a wholly-owned subsidiary of ESI formed for this purpose, with Merger Corp. continuing as the surviving corporation, pursuant to the terms of the Merger Agreement and the Plan of Merger. Immediately before the Effective Time, all outstanding Class A Stock and Class B Stock will be converted into Dynamotion Common Stock in accordance with the Conversion Proposals. Under the Merger Agreement, at the Effective Time, each outstanding share of Dynamotion Common Stock will be converted into the right to receive a fraction of a share of ESI Common Stock determined in accordance with the Conversion Ratio.

BACKGROUND OF THE MERGER

     ESI has conducted research activity on the machining of printed circuit boards and semiconductor devices by laser for many years. In 1994, ESI formed its Electronic Packaging business unit and, in 1995, ESI introduced its Model 5000 laser drilling system product to specifically serve the printed circuit board market. ESI has developed a number of such products for the electronics and semiconductor industries over the past two decades.


     The trends described in the Electronics Industry Overview on page 54 create the need for increasing volume of complex printed circuit boards and semiconductor devices. The increasing complexity of such boards and devices are expected to continue to challenge manufacturing processes. Dynamotion has focused on building relationships with technology leaders in the printed circuit board industry. By selectively concentrating on these innovative customers, Dynamotion has sought to develop products that facilitate the production of complex circuit boards.


     In 1993, the current business of Dynamotion was acquired by Dynamotion (then named Cybernetics Products, Inc.). At the time of such acquisition, Dynamotion consisted of several other businesses, all of which have been sold. Dynamotion sought capital and management resources at the time of the acquisition. Since the acquisition in 1993, Dynamotion has incurred large losses due to continuing financial and market difficulties. Despite significant infusions of capital and a change in management in 1995, business results have not been positive.

     The printed circuit board industry is experiencing consolidation and the formation of multi-national entities. The management of ESI and Dynamotion believe that these companies will require a combination of technical innovation and global support, as well as assurance that their capital equipment suppliers have the financial and managerial capability to survive over the long term.

     In the autumn of 1995, Mr. Joseph L. Reinhart, ESI's Vice President of Business Development, contacted Mr. Jon Hopper, President and CEO of Dynamotion, to discuss the business plans of Dynamotion and ESI. From November 1995 through July 1996, there were several meetings between Donald R. VanLuvanee, President and CEO of ESI, Barry L. Harmon, Sr. Vice President and CFO of ESI, Bruce Goldwater, Director of ESI's Electronic Packaging Business Unit, Mr. Reinhart and Wojciech Kosmowski, Dynamotion's Sr. Vice President and Chief Technical Officer, and Mr. Hopper. Those meetings included general discussions of business trends and the various strengths and weaknesses of both companies' product offerings. ESI's Board of Directors (the "ESI Board") was kept informed of the nature and progress of these discussions during regularly scheduled meetings in April and September of 1996.

     During October, November, and December 1996, representatives of both companies visited each other's offices to investigate the possibility of a merger of the companies. Several members of the Dynamotion Board participated in these visits.

     On November 8, 1996, Mr. Harmon telephoned Mr. Hopper and made a verbal proposal for terms of the Merger related to the purchase price, treatment of outstanding options, the escrow securing Dynamotion's representations and warranties, form of consideration, and timing.

     After consulting with the Dynamotion Board of Directors, on November 18, 1996, Mr. Hopper proposed certain changes to the Merger timing and form of consideration. ESI ultimately agreed to these changes.

     ESI and Dynamotion management held several face-to-face meetings to discuss the Merger and to supply ESI with the detailed financial and business information necessary to complete its due diligence. Throughout 1996, Mr. Hopper updated the Dynamotion Board with respect to the nature of these discussions, including the November 1996 proposal to pursue a merger agreement.

     On January 3, 1997, Messrs. Hopper and Harmon, accompanied by legal counsel, a Dynamotion consultant, and Mr. Keith Hightower (a member of Dynamotion's Board of Directors), met to review a draft of the Merger Agreement. At this meeting, most of the details of the Merger Agreement were agreed to by both parties. The terms of the escrow securing the indemnification obligation for Dynamotion's representations and warranties and the standstill obligation of the Key Shareholders were among the significant issues negotiated at the January 3 meeting.

     On January 10, 1997, the ESI Board met to review the offer made by ESI and the findings of ESI's due diligence. The ESI Board unanimously approved the proposed Merger and instructed its officers to sign the Merger Agreement and cause the filing of all necessary documents to allow Dynamotion's shareholders to vote on the Merger Proposal and the Conversion Proposals. On January 13, 1997, the Dynamotion Board met to consider the Merger Agreement, the Plan of Merger and the transactions and proposals contemplated thereby, and on January 15, 1997, the Dynamotion Board approved the Merger Agreement and the Plan of Merger. See "Reasons for the Merger--Dynamotion's Reasons for the Merger" below. As of January 24, 1997, the Merger Agreement was executed by Dynamotion, ESI, Merger Corp. and the Key Shareholders.

REASONS FOR THE MERGER

     General

     The terms of the Merger, through which Dynamotion will merge into a wholly-owned subsidiary of ESI, were carefully considered by the Boards of Directors of each company and are believed to be fair to their respective shareholders. The Merger Agreement is the result of arm's length negotiations and represents consideration of many factors, including a judgment as to the nature and potential of the businesses in which the companies are engaged and a judgment as to the potential for the combined operations.

     The Boards of Directors of Dynamotion and ESI believe that the activities of the companies are compatible. The Merger is expected to enhance the product development potential of the combined companies and provide opportunities to capitalize on the combined entities' global distribution.

     Dynamotion's Reasons for the Merger


     The Dynamotion Board believes that the Merger Proposal, including the Merger Consideration, is fair to, and in the best interests of, Dynamotion and its shareholders. Accordingly, at a meeting held on January 13, 1997, the Dynamotion Board considered the Merger Agreement, the Plan of Merger and the transactions and proposals contemplated thereby, and at a meeting held on January 15, 1997, unanimously approved the Merger Agreement and the Plan of Merger and voted to recommend to Dynamotion's shareholders that they vote FOR the approval of the Merger Proposal and the transactions and proposals contemplated thereby.


     In deciding to approve the Merger Proposal and to recommend its approval by Dynamotion's shareholders, the Dynamotion Board considered, among other things, the following material factors:

          (1)(a) the strategic options possibly available to Dynamotion, including refinancing/restructuring its current debt and continuing its current operations, conducting a secondary offering, obtaining other additional financing, amending the terms of existing securities, entering into strategic alliances and/or selling the assets, (b) a belief that the Merger, by providing ESI with a strategic opportunity to enhance its competitive position in the market, provides additional value to Dynamotion's shareholders since the shareholders are to receive shares of ESI Common Stock in the Merger, and (c) the current industry, economic and market conditions relative to Dynamotion's competitive position in the market. The Dynamotion Board also considered Dynamotion's projected future value absent the Merger, particularly Dynamotion's limited ability to respond to changes in the printed circuit board industry.

          (2) Information concerning Dynamotion's financial performance and condition, and Dynamotion's business operations and prospects, including Dynamotion's recent losses and cash flow difficulties, and estimated 1997 capital requirements associated with new orders obtained by Dynamotion. See "Dynamotion Management's Discussion and Analysis of Financial Results" and "Information Concerning Dynamotion."

          (3) Information concerning ESI's financial performance and condition, and ESI's operations, prospects and management. See "Selected Historical Financial Information-- ESI Historical Financial Information" and "Information Concerning ESI."

          (4) A review of Dynamotion's recent stock prices and a review of ESI's recent stock prices. See "Market and Market Prices For ESI Common Stock and Dynamotion Securities."

          (5) The fact that the Merger offers the shareholders of Dynamotion (a) an opportunity to receive fair value (in light of Dynamotion's current and prospective financial condition) for their investment in Dynamotion in the form of ESI Common

     Stock and (b) increased liquidity and a stabilized trading market given that the ESI Common Stock to be issued in the Merger will be traded on the Nasdaq National Market, subject to the Key Shareholders being subject to the Standstill Agreement. See "Market and Market Prices for ESI Common Stock and Dynamotion Securities" and "Related Agreements--Standstill Agreement."

          (6) The belief of the Dynamotion Board that the process used by Dynamotion to evaluate and explore informal third party acquisition proposals provides a reasonable basis to conclude that the consideration to be received by Dynamotion's shareholders as a result of the Merger represents fair value to the shareholders.

          (7) The proposed terms and structure of the Merger as set forth in the Merger Agreement which the Dynamotion Board believes are fair and reasonable to the shareholders of Dynamotion. In this regard, the Dynamotion Board also considered the ability of Dynamotion to terminate the Merger Agreement upon the occurrence or non-occurrence of certain events. See "The Merger Agreement--Conditions to the Merger."

          (8) A review of the terms of the Merger Agreement that could have an impact on third-party proposals for alternative acquisition transactions, including (a) a $1,000,000 termination fee payable by Dynamotion to ESI under certain circumstances and (b) the agreement of Dynamotion not to directly or indirectly encourage, initiate, solicit or negotiate with respect to any "Acquisition Transaction" other than the Merger, unless, in the event of an unsolicited proposal, the Dynamotion Board determines in good faith, upon advice of legal counsel, that such action is required for the members of the Dynamotion Board to fulfill their fiduciary duties and obligations under New York law. See "The Merger Agreement--Termination; Termination Fee" and "The Merger Agreement--Nonsolicitation of Alternative Transactions."

     During the meeting on January 13, 1997, the Dynamotion Board discussed at length the question of whether Dynamotion should obtain a fairness opinion from a financial advisor or investment banker in connection with its evaluation of the Merger Proposal. Members of the Dynamotion Board considered, among other things, the costs associated with obtaining such a fairness opinion, Dynamotion's current financial condition, including its cash flow difficulties, the experience of members of the Dynamotion Board in making valuation determinations and the material factors referenced above that were considered by the Dynamotion Board in determining that the Merger Proposal is fair to, and in the best interests of, Dynamotion and its shareholders. After some deliberation, the Dynamotion Board concluded that it would not obtain a fairness opinion in connection with the evaluation of the Merger Proposal.

     In October 1995, certain members of the Dynamotion Board and Dynamotion's management engaged in discussions with a third party regarding an informal acquisition proposal made by the third party. In January 1996, a subsequent meeting was held to continue the October 1995 discussion. In November 1996, certain members of the Dynamotion Board and Dynamotion's management traveled to the third party's facility to discuss further the informal acquisition proposal. The third party was unwilling to make an offer in the range of the price being offered by ESI. Consequently, discussions with the third party were terminated. Based upon the exploration and evaluation of the informal acquisition proposal and the material factors referenced above that were considered by the Dynamotion Board in determining that the Merger Proposal is fair to, and in the best interests of, Dynamotion and its shareholders, the Dynamotion Board decided not to solicit other formal bids.

     ESI's Reasons for the Merger

     ESI expects that the Merger will add to ESI's ability to serve the expanding capital equipment needs of the printed circuit board industry. Through the Merger, ESI hopes to develop greater technical resources and world-wide selling and customer support that will uniquely position the combined businesses of Dynamotion and ESI to develop and enhance laser and mechanical drilling solutions for the most complex products produced.


     In deciding to pursue the Merger with Dynamotion, the ESI Board did not use financial projections provided by Dynamotion. Instead, the ESI Board and ESI's management analyzed market data concerning the overall demand for printed circuit boards and integrated circuit packaging and used internally developed assumptions concerning selling prices, costs of purchased materials, and operating expenses. Third-party market projections are not readily available for drilling equipment alone because many market participants are private entities and/or conduct drilling operations at divisional levels. Because specific drilling equipment market data were not available, ESI evaluated the printed circuit board and integrated circuit packaging markets as a whole to develop its projections concerning demand for drilling equipment. Based on its review of market analyses and forecasts, ESI believes that the trend is towards greater expenditures for printed circuit boards and integrated circuit packaging and that producers of printed circuit boards and integrated circuit packaging will need the ability to increase the number of holes drilled in printed circuit boards and integrated circuit packaging. The demand for more holes will require smaller and more technically complex drilling, and therefore greater drill positional accuracy. ESI believes that Dynamotion's technologies can help it respond to these market forces.


     The Merger also offers the possibility of achieving increased operating efficiencies through elimination of duplicate functions and avoidance of expected duplicate investments in research and development and in sales and distribution channels.

     Currently, ESI and Dynamotion maintain separate corporate administrative, selling, and research functions that can be combined after the Merger. ESI's liquidity and capital resources are significantly greater than those of Dynamotion. These resources can be used to enhance Dynamotion's credibility and attractiveness to vendors and customers alike. As a result, ESI believes that the cost of certain materials used to manufacture Dynamotion products can be reduced, uniform selling terms can be created on a global basis, operating expenses related to duplicative administrative, selling, and research functions can be eliminated, and, through the repayment of debt upon closing the Merger, charges related to financing will be eliminated.

     Over time, these anticipated changes are expected to improve the return on Dynamotion's sales to an amount approximating ESI's average return on sales. The ESI Board also believes the combined businesses have the potential to realize increased market share and improve the operating and financial performance compared to the two entities operating independently, even though Dynamotion incurred large losses in 1995 and 1996.

     The ESI Board considered Dynamotion's recent losses in evaluating the proposed Merger and determined to go forward with the Merger in light of ESI's management performance over the past five years. Specifically, ESI's management team took ESI from a $6 million loss in fiscal 1992 to profitability in each of the last four fiscal years. Moreover, ESI purchased two complementary companies that had no operating income in 1994 and 1995. Through elimination of duplicate expenditures, changes in operating tactics and through ESI's management, ESI currently generates a 19% operating margin with a sales increase of almost 200% since 1992, even though during the past three fiscal years it has been integrating the previously unprofitable businesses acquired in 1994 and 1995.

     The ESI Board's consideration of the Merger transaction included an understanding of the intended actions of ESI's management to bring Dynamotion to profitability. The ESI Board believes that the type of corrective actions needed to improve Dynamotion's operating results are similar in nature to those used to improve in ESI's operating income from fiscal 1992 to 1996.

REGULATORY APPROVAL

     Neither ESI nor Dynamotion believes that the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, apply to the Merger.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material U.S. federal income tax consequences of the Conversion Proposals and the Merger that are generally applicable to ESI, Merger Corp., Dynamotion and holders of Dynamotion stock. This discussion is based on current provisions of the Code, existing regulations thereunder (including final, temporary, or proposed regulations), and current administrative rulings and court decisions as of the date of this Proxy Statement/Prospectus, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences summarized. Neither ESI nor Dynamotion has requested or will request a ruling from the Internal Revenue Service with regard to any of the federal income tax consequences of the Conversion Proposals or the Merger.

     The following discussion is intended only as a summary of the material U.S. federal income tax consequences of the Conversion Proposals and the Merger and does not purport to be a complete analysis or listing of all of the potential tax effects. In particular, this discussion does not address U.S. federal income tax considerations that may be relevant to particular Dynamotion shareholders in light of their particular circumstances, such as corporations, trusts, dealers in securities, financial institutions, insurance companies, tax-exempt organizations, or Dynamotion shareholders who are subject to the "golden parachute" provisions of the Code, who hold their shares as part of a "straddle" or "conversion transaction," who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions.

     This discussion also does not address the effects of the Conversion Proposals and the Merger on holders of Dynamotion Options. In addition, the discussion does not address the tax consequences of the Conversion Proposals and the Merger under foreign, state, or local tax laws or the tax consequences of transactions effectuated before or after the Merger (whether or not such transactions are in connection with the Merger), including without limitation transactions in which shares of Dynamotion Common Stock are acquired or shares of ESI Common Stock are disposed of. This discussion assumes that the Dynamotion shareholders hold their Dynamotion stock as capital assets within the meaning of
Section 1221 of the Code.

     EACH DYNAMOTION SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE CONVERSION PROPOSALS AND THE MERGER, INCLUDING THE

APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL, AND OTHER TAX LAWS.

     The Conversion Proposals

     The Conversion Proposals are intended to qualify as a recapitalization within the meaning of Code Section 368(a)(1)(E). If the Conversion Proposals qualify as a recapitalization, or if the Conversion Proposals are considered a component of a tax-free reorganization transaction, then the following tax consequences will result: A holder of Class A Stock receiving Dynamotion Common Stock upon conversion of the Class A Stock immediately prior to the Merger will not recognize gain or loss with respect to the receipt of Dynamotion Common Stock upon such conversion. Income may be recognized, however, to the extent of cash received by the holder of Class A Stock in lieu of Z Warrants. In addition, a holder of Z Warrants may recognize gain upon receipt of cash in redemption of the Z Warrants. Gain upon redemption of Z Warrants will be taxable as capital gain, assuming that the Z Warrants are capital assets in the hands of the holder. A holder of Class B Stock receiving Dynamotion Common Stock upon conversion of the Class B Stock immediately prior to the Merger will not recognize gain or loss with respect to the receipt of Dynamotion Common Stock upon such conversion. The cash received by a holder of Class B Stock in payment of accrued and unpaid dividends will be a dividend, taxable as ordinary income to the extent of Dynamotion's current or accumulated earnings and profits.

     If the Conversion Proposals do not constitute a recapitalization and are not considered to be a component of a tax-free reorganization, a holder of Class A Stock or Class B Stock will recognize gain or loss upon receipt of Dynamotion Common Stock measured by the difference between the value of the Dynamotion Common Stock received and the holder's adjusted tax basis in the Class A Stock or Class B Stock surrendered therefor. Income upon receipt of cash in lieu of Z Warrants or in payment of accrued and unpaid dividends will be recognized as described above.

     The Merger

     The Merger is intended to qualify as a reorganization within the meaning of Code Section 368(a). If the Merger qualifies as a reorganization, it will have the following federal income tax consequences for Dynamotion shareholders, Dynamotion, and ESI:

     (1) No gain or loss will be recognized by Dynamotion's shareholders upon receipt of ESI Common Stock solely in exchange for their shares of Dynamotion Common Stock.

     (2) Each Dynamotion shareholder receiving cash in lieu of a fractional share interest in ESI Common Stock in the Merger will be treated as if such shareholder had actually received the fractional share interest and as if the fractional share interest were subsequently redeemed by ESI. The cash to be received by each such shareholder will be treated as if it were a distribution in full payment in exchange for the shareholder's fractional share interest under Section 302(a) of the Code. Gain or loss will be recognized measured by the difference between the amount of cash received and such shareholder's basis in the fractional share interest.

     (3) The tax basis of ESI Common Stock to be received by a Dynamotion shareholder in the Merger solely in exchange for Dynamotion Common Stock (including any fractional share interest to which such shareholder may be entitled) will be the same as the basis of the Dynamotion Common Stock surrendered therefor.

     (4) The holding period of ESI Common Stock to be received by a Dynamotion shareholder in the Merger solely in exchange for Dynamotion Common Stock (including any fractional share interest to which such shareholder may be entitled) will include the period during which the Dynamotion Common Stock surrendered therefor was held by such Dynamotion shareholder.

     (5) If a Dynamotion shareholder dissents to the transaction and receives solely cash in exchange for such shareholder's Dynamotion Common Stock, that cash will be treated as having been received as a distribution in redemption of such shareholder's Dynamotion Common Stock, subject to the provisions and limitations of Section 302 of the Code.

     (6) No gain or loss will be recognized by Dynamotion upon transfer of substantially all of its assets to Merger Corp. in exchange for ESI Common Stock.

     (7) No gain or loss will be recognized by either ESI or Merger Corp. upon the acquisition by Merger Corp. of substantially all of the assets of Dynamotion in exchange for ESI Common Stock.

     If the Merger does not constitute a reorganization, (1) a holder of Dynamotion Common Stock will recognize gain or loss upon receipt of ESI Common Stock measured by the difference between the value of the ESI Common Stock received and the holder's adjusted tax basis in the Dynamotion Common Stock surrendered therefor, (2) Dynamotion will recognize gain or loss measured by the difference between its basis in the assets transferred to Merger Corp. and the value of the ESI Common Stock transferred in consideration therefor, and (3) Merger Corp. may recognize gain equal to the value of the ESI Common Stock distributed in the Merger.

ACCOUNTING TREATMENT

     The Merger is expected to be accounted for using the purchase method of accounting. As such, the costs of acquiring Dynamotion will be allocated to the assets and liabilities acquired using estimated fair values. ESI is in the process of obtaining an appraisal covering the fair value of Dynamotion's in-process research and development. It is anticipated that a substantial portion of the purchase price will be recorded as in-process research and development in accordance with applicable accounting rules. Because the technological feasibility of the in-process technology, which has no alternative future use, has not currently been established, the in-process research and development will be required to be expensed immediately.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     All the options granted under Dynamotion's 1991 Stock Option Plan (whether or not currently exercisable) will, pursuant to their terms, be exercisable during the thirty-day period before the consummation of the Merger. All the options granted under Dynamotion's 1995 Executive Stock Option Plan and 1995 Comprehensive Stock Option Plan will, pursuant to their terms, become fully exercisable upon consummation of the Merger. Jon Hopper (Dynamotion's President, CEO, CFO and Chairman of the Board) holds options covering 72,500 shares of Dynamotion Common Stock granted pursuant to Dynamotion's 1995 Executive Stock Option Plan, 36,250 of which are already exercisable and the remaining 36,250 of which will become exercisable upon consummation of the Merger. Wojciech Kosmowski (an officer and member of the Dynamotion Board) holds (a) options covering 62,500 shares of Dynamotion Common Stock granted pursuant to Dynamotion's 1995 Executive Stock Option Plan, 15,625 of which are already exercisable and the remaining 46,875 of which will become exercisable upon consummation of the Merger, (b) options covering 62,500 shares of Dynamotion Common Stock granted pursuant to Dynamotion's 1995 Comprehensive Stock Option Plan, 15,625 of which are already exercisable and the remaining 46,875 of which will become exercisable upon consummation of the Merger and (c) options covering 26,250 shares of Dynamotion Common Stock granted pursuant to Dynamotion's 1991 Stock Option Plan, 19,688 of which are already exercisable and the remaining 6,562 of which will be exercisable during the thirty-day period before the consummation of the Merger. SEMCO International, LLC ("SEMCO"), a company of which Les Barkley (a member of the Dynamotion Board) is the principal, holds options covering 80,000 shares of Dynamotion Common Stock granted outside of Dynamotion's stock option plans, 20,000 of which are already exercisable and the remaining 60,000 of which will become, pursuant to the terms of the options, exercisable upon consummation of the Merger.

     If the Merger Proposal is approved and the Merger occurs, Dynamotion Investment L.L.C. will, immediately before consummation of the Merger and as provided in the Class B Conversion Proposal, receive cash in an amount equal to the 8% accrued dividends that it is then entitled to on its Class B Stock. Such accrued dividends are estimated to total $189,054 as of April 20, 1997. In addition, upon consummation of the Merger, Dynamotion Investment L.L.C. will receive from Dynamotion cash reimbursement of certain out-of-pocket expenses related to its investment in Dynamotion, and Emptor Management L.L.C. (an affiliate of Dynamotion Investment L.L.C.) will receive from Dynamotion in cash certain consulting fees based upon Dynamotion's net revenues payable pursuant to the terms of a consulting agreement with Dynamotion (estimated to be $46,000) and reimbursement of certain out-of-pocket expenses related to such agreement. Keith Hightower and Ted Walsh, both members of the Dynamotion Board, are affiliates of Dynamotion Investment L.L.C. and Emptor Management L.L.C.

     Both Jon Hopper (Dynamotion's President, CEO, CFO and Chairman of the Board) and Wojciech Kosmowski (an officer and member of the Dynamotion Board) will, following the Merger, continue to be employed by the surviving corporation pursuant to the terms of their respective current Dynamotion employment agreement (with such amendments as are necessary to properly reflect their new positions with the surviving corporation). SEMCO, a company of which Les Barkley (a member of the Dynamotion Board) is a principal, will, following the Merger, continue to provide consulting services to the surviving corporation pursuant to the terms of its current consulting agreement.

APPRAISAL RIGHTS

     Any holder of Dynamotion Voting Securities who wishes to dissent from the Merger must vote against the Merger Proposal at the Special Meeting and comply with the provisions of the NYBCL for dissenting shareholders who wish to exercise statutory "appraisal rights." Shareholders ("Dissenting Holders") who object to the Merger and whose shares ("Dissenting Shares") are "adversely affected," as that term is defined pursuant to the NYBCL, would be entitled to receive payment of the "fair value" of the Dissenting Shares if the Dissenting Holders comply with Section 623 of the NYBCL.

     Section 623 requires a Dissenting Holder who wishes to enforce his or her statutory appraisal rights to file with Dynamotion a written objection to the Merger Proposal before the Special Meeting, or at the Special Meeting but before the vote on the Merger Proposal is taken. Such written objection should be addressed to Michael Henton, Secretary, Dynamotion/ATI Corp., 1639 East Edinger Avenue, Santa Ana, CA 92705. The objection must include a notice of the Dissenting Holder's election to dissent, the Dissenting Holder's name and residence address, the number and class of Dissenting Shares and a demand for payment of the fair value of shares if the Merger Proposal is adopted and becomes effective. A Dissenting Holder may not dissent as to less than all of the shares of Voting Dynamotion Securities owned by such holder.

     WRITTEN OBJECTION MUST BE IN ADDITION TO AND SEPARATE FROM ANY VOTE AGAINST THE MERGER PROPOSAL. NEITHER A VOTE AGAINST THE MERGER PROPOSAL, A PROXY DIRECTING SUCH A VOTE NOR AN ABSTENTION WILL SATISFY THE REQUIREMENT THAT WRITTEN OBJECTION BE DELIVERED BEFORE THE MERGER PROPOSAL IS SUBMITTED TO THE SHAREHOLDERS AT THE SPECIAL MEETING.

     It is not necessary for a Dissenting Holder to vote at the Special Meeting. However, if such Dissenting Holder does vote, such Dissenting Holder cannot seek payment of the "fair value" of the Dissenting Shares if such Dissenting Holder votes in favor of the Merger Proposal. At the Effective Time, a Dissenting Holder will cease to have any of the rights of a holder except the right to be paid the fair value of such holder's Dissenting Shares. A notice of election to dissent may be withdrawn without Dynamotion's consent at any time before the Dissenting Holder's acceptance in writing of an offer made by Dynamotion to pay for the Dissenting Shares, but in no event later than 60 days from the Effective Time (unless Dynamotion fails to make the offer referred to below in a timely manner, in which event the deadline for withdrawal of the notice of election shall be extended until 60 days from the date the offer is made). Upon expiration of such time, withdrawal of a notice of election will require the written consent of Dynamotion. Withdrawal of a notice of election must be accompanied by the return to Dynamotion of any advance payment made by Dynamotion to the Dissenting Holder.

     Section 623 of the NYBCL requires that within one month after the filing of the notice of election to dissent, the Dissenting Holder must submit the certificates representing the Dissenting Shares to the Secretary of Dynamotion at the address set forth above, or to Dynamotion's transfer agent, American Stock Transfer and Trust Company, who will make a conspicuous notation thereon regarding the dissent and return the certificates to the Dissenting Holder or person who submitted such certificates on the Dissenting Holder's behalf. Any Dissenting Holder who fails to submit such holder's certificates for notation shall, at the option of Dynamotion exercised by written notice to such Dissenting Holder, lose any appraisal rights such Dissenting Holder may have unless a court, for good cause shown, shall otherwise direct.

     Within 15 days after the expiration of the period within which holders may file notices of election to dissent, or within 15 days after the Effective Time, whichever is later (but in no event later than 90 days from the date the shareholders' voted to authorize the Merger), Dynamotion is required to make a written offer to each Dissenting Holder to pay for such holder's Dissenting Shares at a specified price which Dynamotion considers to be the fair value of such shares. After the Effective Time, such offer must be accompanied by: (i) advance payment equal to 80% of the amount of such offer to each Dissenting Holder who has submitted certificates representing the Dissenting Shares to Dynamotion, or (ii) as to each Dissenting Holder who has not yet submitted such certificates, a statement that such advance payment will be made by Dynamotion promptly upon submission of such certificates. If the Merger is not effective at the time of the making of the offer, such advance payment or statement must be sent to each holder entitled thereto forthwith upon effectiveness of the Merger.

     If Dynamotion fails to make such offer within such 15-day period, or if it makes the offer and any Dissenting Holder fails to agree with Dynamotion within the 30-day period thereafter upon the price to be paid for the Dissenting Shares, Dynamotion is required to institute a judicial proceeding to determine the rights of Dissenting Holders and to fix the fair value of the

Dissenting Shares within 20 days after the expiration of the applicable period. All Dissenting Holders, except such Dissenting Holders who have agreed with Dynamotion upon the price to be paid for the Dissenting Shares, shall be made parties to such proceeding. If Dynamotion fails to institute such a judicial proceeding, any Dissenting Holder may institute a judicial proceeding for the same purpose not later than 30 days after the expiration of such 20-day period. If such proceeding is not instituted within such 30-day period, all statutory appraisal rights of the Dissenting Holders shall be lost unless the court, for good cause shown, directs otherwise. In any such judicial proceeding, the court will determine, if requested, whether each Dissenting Holder is entitled to receive payment for the Dissenting Shares and, if so, the amount of the fair value of such Dissenting Shares.

     Each party to any proceeding instituted pursuant to Section 623 of the NYBCL must bear its own costs and expenses except that the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by Dynamotion against any or all of the Dissenting Holders who are parties to the proceeding if the court finds that their refusal to accept Dynamotion's offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess against Dynamotion all or any part of the costs, expenses and fees incurred by any or all of the Dissenting Holders who are parties to the proceeding if the court finds any of the following: (i) that the fair value of the Dissenting Shares as determined materially exceeds the amount which Dynamotion offered to pay; (ii) that no offer or required advance payment was made by Dynamotion; (iii) that Dynamotion failed to institute the special proceeding referred to above within the period specified therefor; or (iv) that the action of Dynamotion in complying with its obligations as provided in Section 623 of the NYBCL was arbitrary, vexatious or otherwise not in good faith.

     The full text of Section 623 of the NYBCL is set forth as Annex D to this Proxy Statement and the above summary is qualified in its entirety by reference to Annex D.

FAILURE TO FOLLOW THE PROCEDURE SET FORTH IN SECTION 623 OF THE NYBCL REGARDING DISSENTERS' RIGHTS, ATTACHED AS ANNEX D, INCLUDING WITHOUT LIMITATION TIMELY RETURN OF THE PAYMENT DEMAND FORM AND ANY CERTIFICATES EVIDENCING OWNERSHIP OF SHARES OF DYNAMOTION STOCK, WILL CONSTITUTE A WAIVER OF SUCH RIGHTS.

                              THE MERGER AGREEMENT

     The following discussion summarizes, among other things, the material terms of the Merger Agreement, which is attached hereto as Annex A and incorporated by reference herein. The following discussion is qualified in its entirely by reference to the Merger Agreement, and recipients of this Proxy Statement/Prospectus are urged to read the Merger Agreement in its entirety for a more complete description of the Merger.

EFFECTIVE TIME OF THE MERGER

     The closing of the Merger Agreement will take place on the date on which the last of the conditions set forth in the Merger Agreement is satisfied or waived, or such other date as the parties thereto may agree (the "Closing Date"). On or as promptly as practicable after the Closing Date, the parties thereto will deliver a Certificate of Merger to the Department of State of the State of New York for filing. The Merger will become effective (the "Effective Time") after the Certificate of Merger is filed by the Department of State of the State of New York at the time specified in the Plan of Merger.

CONVERSION OF SHARES

     At the Effective Time, each outstanding share of Dynamotion Common Stock will be converted into the right to receive a fraction of a share of ESI Common Stock determined in accordance with the Conversion Ratio, the calculation of which is described below. Dynamotion will merge with and into Merger Corp., with Merger Corp. continuing as the surviving corporation. First Chicago Trust Company of New York has been designated as the transfer agent ("Transfer Agent") in the Merger.

     The Conversion Ratio will be calculated on the Closing Date by dividing:
(a) the "Conversion Ratio Numerator" which will equal the quotient of $13,000,000 divided by the Average Price for ESI Common Stock, by (b) the "Conversion Ratio Denominator," which will equal the number of shares of Dynamotion Common Stock outstanding immediately before the Effective Time (after giving effect to the conversion of the Class A Stock and the Class B Stock into Dynamotion Common Stock), plus the number of shares of Dynamotion Common Stock that are issuable upon the exercise of Z Warrants for which holders of Z Warrants have given exercise notices by 5:00 p.m., New York time, on the Closing Date (which date will also be the "Redemption Date," as that term is defined in the Z Warrants).

     The consummation of the Merger is conditioned upon Dynamotion's shareholders approving the Conversion Proposals and the Conversion Proposals taking effect. The purpose of the Conversion Proposals is to simplify the capital structure of Dynamotion before the Merger takes effect, and to make it possible for Dynamotion to redeem all outstanding Z Warrants before the Merger takes effect. The Conversion Proposals are described further under the heading "Amendment of the Dynamotion Certificate of Incorporation (the Conversion Proposals)" herein.

     As promptly as practicable after the Effective Time, ESI will cause the Transfer Agent to mail to each Dynamotion shareholder who is a shareholder of record as of the Effective Time, transmittal material for use in exchanging certificates of Dynamotion Common Stock for certificates of ESI Common Stock. Holders of certificates for Class A Stock and Class B Stock will also be able to exchange their preferred stock certificates directly for ESI Common Stock, which certificates will be treated as certificates for Dynamotion Common Stock after giving effect to the conversion contemplated by the Conversion Proposals. The transmittal materials will contain information and instructions with respect to the surrender of Dynamotion Common Stock certificates (and certificates for Class A Stock and Class B Stock converted into Dynamotion Common Stock pursuant to the Conversion Proposals) in exchange for new certificates representing ESI Common Stock and cash in payment for any fractional shares resulting from the exchange.

     DYNAMOTION SHAREHOLDERS SHOULD NOT SURRENDER ANY DYNAMOTION STOCK CERTIFICATES UNTIL THE LETTER OF TRANSMITTAL AND OTHER DOCUMENTS DESCRIBED ABOVE HAVE BEEN RECEIVED.

     Fractional shares of ESI Common Stock will not be issued in the Merger. Instead, cash in lieu of certain fractional shares will be paid to each former Dynamotion shareholder who would otherwise be entitled to receive a fractional share of ESI Common Stock after giving effect to the conversion of all of such shareholder's shares of Dynamotion Common Stock into ESI Common Stock pursuant to the Merger. The amount of cash will be rounded to the nearest whole cent and will be equal to the product of the applicable fraction multiplied by the Average Price. For this purpose "Average Price" means the average of the high and low sales prices for shares of ESI Common Stock, as reported in The Wall Street Journal, for each of the five trading days immediately preceding the day before the Closing Date.

TREATMENT OF DYNAMOTION STOCK OPTIONS

     The terms and provisions of the Options will continue in full force and effect following the Merger. At the Effective Time, each Option will be converted into an option to purchase the whole number of shares of ESI Common Stock corresponding to the number of shares of Dynamotion Common Stock which the holder of the Option would have been entitled to receive had such holder exercised the Option in full immediately before the Effective Time (whether or not such Option would then have been exercisable), which number of shares will be equal to the product of (x) the number of shares of Dynamotion Common Stock for which such Option is exercisable immediately before the Effective Time multiplied by (y) the Conversion Ratio. The exercise price per share for each Option after the Effective Time will be determined by dividing the Option's per share exercise price immediately before the Effective Time by the Conversion Ratio.

     The term, exercisability, vesting schedule, status as an "Incentive Stock Option" under Section 422 of the Code, if applicable, and all other terms and conditions of each Option will to the extent permitted by law and otherwise reasonably practicable be unchanged; each Option that is an Incentive Stock Option will be adjusted in accordance with the requirements of Section 425(a) of the Code so as not to constitute a modification, renewal, or extension of the Option within the meaning of Section 424 of the Code. An optionee's continuous employment with Dynamotion before the Effective Time will be given credit for purposes of the vesting of the shares of ESI Common Stock subject to exercise under the optionee's converted Option after the Effective Time.

RESALE OF ESI COMMON STOCK BY THE KEY SHAREHOLDERS

     One of the conditions to ESI's obligations under the Merger Agreement is that the Key Shareholders will have delivered agreements that they will not, among other things, sell, assign, or otherwise transfer their interest in the shares of ESI Common Stock they receive in the Merger for a period of 18 months following the Effective Time with respect to part of such shares and 12 months following the Effective Time with respect to the remaining shares. See "Related Agreements--Standstill Agreement."

     Another condition is that certain affiliates of Dynamotion agree that they will not sell or otherwise dispose of any shares of ESI Common Stock unless such sale or disposition is permitted pursuant to the provisions of Rule 145 under the Securities Act, is otherwise exempt from registration under the Securities Act, or is pursuant to an effective registration statement under the Securities Act.

DYNAMOTION'S CONDUCT OF BUSINESS PENDING THE MERGER

     Between the execution of the Merger Agreement the Effective Time, Dynamotion has agreed to carry on its business in the ordinary and usual manner and to use all reasonable efforts to maintain its existing relationships with suppliers, customers, employees, and business associates. Dynamotion has also agreed that, except with respect to matters specifically disclosed to ESI on a schedule to the Merger Agreement or as specifically permitted in the Merger Agreement, it will not, without ESI's prior written consent: (i) amend its Certificate of Incorporation or Bylaws except to effect the Conversion Proposals; (ii) enter into any new agreements that have the effect of increasing compensation or benefits payable to its officers or employees; (iii) change its authorized capitalization; (iv) declare, set aside, or pay any dividends; (v) issue, sell, create, pledge, dispose of, or encumber any additional shares of its capital stock of any class, or any securities convertible into or exchangeable for, or options, warrants, calls, stock appreciation or similar rights, or other commitments or rights of any kind with respect to, any shares of its capital stock of any class or any phantom stock other than pursuant to the exercise of Options or outstanding warrants or pursuant to the conversion of Class A Stock or Class B Stock; (vi) redeem, purchase, or otherwise acquire any shares of its capital stock, merge into or consolidate with any other corporation, permit any other corporation to merge into or consolidate with it, liquidate, sell, or dispose of any of its assets (other than inventory sold in the ordinary course of business), or close any plant or business operation;
(vii) incur, assume, or guarantee any indebtedness, or modify or repay any existing indebtedness; (viii) enter into any transaction, make any commitment (whether or not subject to the approval of the Dynamotion Board) or modify any existing contracts, except as permitted by the Merger Agreement or in the ordinary course of business not exceeding $25,000 for any single transaction, commitment or contract, or take or omit to take any action that is reasonably likely to have a material adverse effect on the business, properties, financial condition, or results of operations of Dynamotion; (ix) transfer, lease, license, guarantee, sell, mortgage, pledge, or dispose of any property or assets (including without limitation any intellectual property), encumber any property or assets, or incur or modify any liability, other than the sale of inventory in the ordinary course of business or liabilities incurred in the ordinary course of business and less than $25,000 singly; (x) authorize capital expenditures other than in the ordinary course of business, form any subsidiary, or make any acquisition of, or investment in, assets or stock of any other person or entity;
(xi) make any tax election; (xii) permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled, terminated, or renewed;
(xiii) change its method of accounting as in effect at December 31, 1995, except as required by changes in generally accepted accounting principles as concurred with by Dynamotion's independent auditors, or change its fiscal year; or (xiv) authorize or enter into an agreement to do any of the actions referred to in clauses (i) through (xiii) above.

NONSOLICITATION OF ALTERNATIVE TRANSACTIONS

     Dynamotion has agreed that it will not directly or indirectly encourage, initiate, or solicit any inquiries or the submission of any proposals or offers from any person relating to any merger, consolidation, sale of all or substantially all of its assets or similar business transaction involving Dynamotion (each, an "Acquisition Transaction") other than the Merger. Dynamotion has further agreed that it will not participate in any negotiations regarding, furnish to any other person any information with respect to, or otherwise assist or participate in, any attempt by any third party to propose or effect any Acquisition Transaction. Dynamotion also will not enter into or execute any agreement relating to an Acquisition Transaction or make or authorize any public statement, recommendation, or solicitation in support of an Acquisition Transaction. Notwithstanding the foregoing, nothing in the Merger Agreement will prohibit Dynamotion from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited proposal of an Acquisition Transaction if and to the extent that (i) the Dynamotion Board determines in good faith, upon advice of legal counsel, that such action is required for the directors of Dynamotion to fulfill their fiduciary duties and obligations under New York law and (ii) before furnishing such information to, or entering into discussions or negotiations with, such person or entity, Dynamotion provides prompt written notice to ESI to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity.

CORPORATE STRUCTURE AND RELATED MATTERS AFTER THE MERGER

     At the Effective Time, Dynamotion will be merged with and into Merger Corp. As a result, the separate corporate existence of Dynamotion will cease and Merger Corp. will be the surviving corporation. From and after the Effective Time, the Certificate of Incorporation, Bylaws, Board of Directors and officers of Merger Corp. in effect or in office, as the case may be, immediately before the Effective Time will be the Certificate of Incorporation, Bylaws, Board of Directors and officers of the surviving corporation, except that the Certificate of Incorporation of Merger Corp. will be amended to change the name of the surviving corporation to "Dynamotion, Inc."

     Each share of Common Stock of Merger Corp. issued and outstanding immediately before the Effective Time will remain outstanding without change by virtue of the Merger.

     Before or at the closing for the Merger Agreement (the "Closing"), Dynamotion will cause each of its employees who will become employees of the surviving corporation to sign a confidentiality and inventions assignment agreement in the form signed by ESI's employees, except in the case of employees of Dynamotion who are located in California, whose confidentiality and inventions assignment agreements will not contain certain noncompetition provisions not permitted under California law. See "Related Agreements--Employee Agreements."

     Before or at the Closing, ESI, the Key Shareholders and the Key Shareholder Representatives will execute the Escrow Agreement and will cause an Escrow Agent to also execute the Escrow Agreement. At the Effective Time $1,500,000 worth of shares of ESI Common Stock that otherwise would be delivered to the Key Shareholders as consideration for the Merger will be delivered to the Escrow Agent and held by the Escrow Agent subject to the indemnity and escrow arrangements described below. See "The Merger Agreement--Indemnity and Escrow Agreement" and "Related Agreements--Pledge and Escrow Agreement."

CERTAIN COVENANTS

     The Merger Agreement contains mutual covenants of ESI, Dynamotion, Merger Corp., and the Key Shareholders to use all reasonable efforts to secure all consents and approvals required for the Merger and to cooperate with respect to publicity.

     In addition to covenants relating to the conduct of its business and nonsolicitation of alternative transactions described above (see "The Merger Agreement--Dynamotion's Conduct of Business Pending the Merger" and "The Merger Agreement--Nonsolicitation of Alternative Transactions"), Dynamotion also covenants to (i) give ESI and its agents reasonable access to Dynamotion and its book and records; (ii) subject to their fiduciary duties, recommend the approval of the Merger Proposal and the Conversion Proposals to the shareholders of Dynamotion; (iii) use all reasonable efforts to effect the transactions contemplated by the Conversion Proposals and to redeem the Z Warrants before the Effective Time; (iv) provide information in connection with the preparation of this Proxy Statement/Prospectus; (v) ensure that Dynamotion does not default with respect to certain convertible debt obligations (except where the issuer of such convertible debt has agreed in writing not to convert it into Dynamotion Common Stock for a period of time); and (vi) use all reasonable efforts to secure any consents required in connection with the Merger from governmental entities that have issued permits to Dynamotion and from other persons or entities who are parties to contracts with Dynamotion.

     ESI covenants to (i) take necessary actions in connection with the filing and effectiveness of this Registration Statement; (ii) promptly list the shares of ESI Common Stock to be issued in the Merger on the Nasdaq National Market System; (iii) after the Effective Time, issue certificates for the shares of ESI Common Stock to be issued in connection with the Merger; (iv) reserve and register on SEC Form S-8 the ESI Common Stock issuable upon exercise of the Options; and (v) cause the Certificate of Incorporation of Merger Corp. to include provisions for the indemnification of Dynamotion's current and former officers and directors and not cause the removal or the material and adverse modification of any such provision for a period of five years following the Effective Time.

     Merger Corp. covenants to not engage in any corporate activity other than the Merger and other transactions contemplated by the Merger Agreement, to maintain its corporate existence and capital structure from the time the Merger Agreement is signed through the Effective Time, and to refrain from removing or materially and adversely modifying any provisions relating to the indemnification of Dynamotion's current and former officers and directors for a period of five years following the Effective Time.

CONDITIONS TO THE MERGER

     Consummation of the Merger is subject to the satisfaction of various conditions, including (i) the receipt of all necessary regulatory approvals and third-party consents and the completion of all necessary filings with governmental authorities; (ii) the continuing accuracy of the representations and warranties of the parties contained in the Merger Agreement and the performance of the parties' respective covenants; (iii) the absence of any order, decree, or injunction that would prevent consummation of the Merger; (iv) the absence of any material adverse change in the businesses of ESI or Dynamotion; (v) Dynamotion shareholder approval of the Merger Proposal and the Conversion Proposals, with less than 20 percent of the voting power of Dynamotion qualifying for dissenter's rights under the NYBCL; (vi) the registration of shares of ESI Common Stock to be issued in connection with the Merger under the Securities Act of 1933 and the listing of such shares on the Nasdaq National Market System; (vii) the delivery to ESI and Merger Corp. of specified documents and agreements relating to: (a) the Escrow, (b) employee confidentiality and inventions assignment from Dynamotion employees continuing as employees of Merger Corp. after the Merger,
(c) representations, warranties, and covenants by the Key Shareholders and by Dynamotion affiliates with respect to the shares of ESI Common Stock to be acquired by such persons or entities; and (d) noncompetition covenants of a certain executive officer of Dynamotion; (viii) redemption of the Z Warrants immediately before the Effective Time following conversion of the Class A Stock and Class B Stock; (ix) the exercise before the Record Date for the Special Meeting of outstanding warrants to purchase Dynamotion Common Stock held by certain holders of Class B Stock; (x) the termination of certain warrants to purchase Class A Stock or Dynamotion Common Stock issued to the underwriters in connection with the initial public offering of the Class A Stock; (xi) the termination of certain warrants issued to the holders of Class B Stock relating to the exercise of Z Warrants; (xii) the termination or modification to ESI's reasonable satisfaction of certain of Dynamotion's agreements identified by ESI;
(xiii) the absence of any default by Dynamotion with respect to certain convertible debt of Dynamotion, or the receipt of an agreement from the issuers of the convertible debt not to convert such debt into Dynamotion Common Stock for a period of time; (xiv) the filing by the Department of State of the State of New York of amendments to Dynamotion's Certificate to effect the Conversion Proposals; (xv) ESI's receipt of a satisfactory environmental report concerning Dynamotion's properties; (xvi) ESI' receipt of a satisfactory appraisal concerning the value of Dynamotion's in-process research and development; and
(xvii) ESI's receipt of satisfactory updated financial information and updated Merger Agreement schedules concerning Dynamotion.

INDEMNITY AND ESCROW AGREEMENT

     The Merger Agreement provides that (i) the Key Shareholders, severally and pro rata to the extent of each Key Shareholder's contribution to the $1,500,000 worth of shares of ESI Common Stock deposited with the Escrow Agent, will indemnify ESI and Merger Corp. for and against any losses, costs, expenses, damages, and liabilities, including reasonable attorneys' fees (collectively, "Damages") incurred by ESI or Merger Corp. by reason of or arising out of any inaccuracy in any representation or warranty or the breach of any covenant of Dynamotion made in the Merger Agreement and (ii) each Key Shareholder to the extent of his, her or its contribution to the ESI Common Stock deposited with the Escrow Agent will indemnify ESI and Merger Corp. for and against any damages incurred by ESI or Merger Corp. by reason of or arising out of any inaccuracy in any representation or warranty or the breach of any covenant of such Key Shareholder made in the Merger Agreement. The shares of ESI Common Stock subject to the indemnity obligations will be delivered to the Escrow Agent and be subject to the terms of the Escrow.

     Claims for indemnification must be made under the indemnity during the first 18 months following the Effective Time. No payment obligation arises under the indemnity provisions unless and until an aggregate of more than $275,000 worth of claims have been made under the Merger Agreement, after which all claims, including the first $275,000's worth, are subject to the Merger Agreement's indemnity provisions.

     The Escrow will terminate 18 months after the Effective Time if no claims are pending. If claims are pending at the end of the 18-month period, the shares of ESI Common Stock not subject to claims will be released from the Escrow, and the Escrow will remain in effect as to the shares of ESI Common Stock which are subject to claims until such claims are resolved.

TERMINATION; TERMINATION FEE

     The Merger Agreement may be terminated and the Merger may be abandoned before the Effective Time: (i) by mutual written agreement of ESI and Dynamotion; (ii) by either ESI or Dynamotion if the Merger is prohibited or restrained by court order or decree or if Dynamotion's shareholders do not approve the Merger by May 31, 1997; (iii) by ESI if the Dynamotion Board withdraws or modifies its approval of the Merger in a manner adverse to ESI or if Dynamotion or any officer, director, employee, agent, or representative of Dynamotion violates the Merger Agreement's provisions concerning nonsolicitation of Acquisition Transactions; or (iv) by Dynamotion if the Dynamotion Board determines in good faith that termination is necessary fulfill the Dynamotion directors' fiduciary duties. The Merger Agreement will also terminate automatically if the Merger has not occurred on or before June 15, 1997, but automatic termination of the Merger Agreement will not limit the liability of any party whose breach of the Merger Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before June 15, 1997.

     Dynamotion will pay a $1,000,000 termination fee to ESI if the Merger Agreement is terminated by Dynamotion (other than by reason of the failure of conditions precedent to Dynamotion's obligation to consummate the Merger or pursuant to the exercise of the fiduciary duties of the Dynamotion Board) and within one year after that termination Dynamotion agrees to an Acquisition Transaction with any person other than ESI or any ESI affiliate and the Acquisition Transaction results in a change in the beneficial owners of more than fifty percent (50%) of the voting power of the capital stock of Dynamotion.

FEES AND EXPENSES

     All fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, whether or not the Merger is consummated.

     ESI will pay all fees and expenses, other than Dynamotion's attorneys' fees, incurred in connection with the printing and filing of the Proxy Statement/Prospectus, the related Registration Statement on Form S-4, and any amendments or supplements thereto.

CONFIDENTIALITY

     Each party to the Merger Agreement has agreed to keep confidential, pursuant to a mutual Confidentiality Agreement dated December 4, 1996 between Dynamotion and ESI (the "Confidentiality Agreement"), information provided to the other party pursuant to the Merger Agreement with respect to the business, properties, and personnel of the party furnishing such information. The Confidentiality Agreement contains terms restricting the disclosure and use of confidential information exchanged between the two parties in evaluating the Merger and otherwise.

                               RELATED AGREEMENTS

     The following discussion summarizes, among other things, the material terms of certain agreements relating to the Merger Agreement.

VOTING AGREEMENTS


     Two shareholders of Dynamotion (Dynamotion Investment L.L.C., which is an affiliate of two directors of Dynamotion, and Wojciech Kosmowski, who is an officer and director of Dynamotion) have entered into Voting Agreements with ESI providing that such shareholders will vote all of their shares of Dynamotion Voting Securities in favor of the Merger Proposal and the Conversion Proposals.


PLEDGE AND ESCROW AGREEMENT

     If the Merger is consummated, the Key Shareholders will enter into a Pledge and Escrow Agreement with ESI providing that the Key Shareholders will pledge and deposit with an escrow agent $1,500,000 worth of shares of ESI Common Stock to be issued to such Key Shareholders in connection with the Merger (such shares, the "Escrow Shares"). The Escrow Shares will be held in escrow to secure the performance of the indemnity obligations of the Key Shareholders under the Merger Agreement. The escrow will terminate 18 months after the Effective Time of the Merger if no claims are pending. If claims are pending at the end of the 18 month period, the shares of ESI Common Stock not subject to claims will be released from the escrow and the escrow will remain in effect as to the shares of ESI Common Stock subject to claims until such claims are resolved.

STANDSTILL AGREEMENT

     If the Merger is consummated, the Key Shareholders will enter into Standstill Agreements with ESI and Merger Corp. providing that such Key Shareholders will not offer, sell, agree to sell or otherwise transfer any shares of ESI Common Stock received by such shareholders in connection with the Merger for a period of 18 months following the Effective Time of the Merger with respect to some of such shares of ESI Common Stock, and a period of 12 months following the Effective Time of the Merger with respect to the remaining shares of such ESI Common Stock.

TERMINATION OF AGREEMENTS RELATING TO Z WARRANTS AND UNDERWRITERS' WARRANTS

     At or before the Closing for the Merger Agreement, Dynamotion and certain Key Shareholders will terminate an agreement dated March 29, 1996, relating to the exercise of Z Warrants. In addition, Dynamotion will request certain underwriters holding warrants to purchase shares of Class A Stock or Dynamotion Common Stock to agree to the termination of such warrants.

NONCOMPETITION AGREEMENT

     A certain shareholder of Dynamotion who is also an executive officer of Dynamotion will enter into a Noncompetition Agreement with ESI and Merger Corp. providing that such shareholder will not compete with or interfere with the business of ESI and Merger Corp. for a period of five years after the Effective Time of the Merger.

EMPLOYEE AGREEMENTS

     Each of Dynamotion's employees who will become an employee of Merger Corp. will be requested to sign an agreement providing that such employee will not use or disclose certain confidential information of the company and that such employee will assign to the company all proprietary rights in inventions developed in connection with his or her employment. In addition, each such agreement for employees located outside of California will provide that such employee will not compete with ESI or Merger Corp. for a period of one year after termination of employment.

            AMENDMENT OF THE DYNAMOTION CERTIFICATE OF INCORPORATION
                           (THE CONVERSION PROPOSALS)

DESCRIPTION OF THE PROPOSED AMENDMENTS

     On January 15, 1997, the Dynamotion Board of Directors unanimously approved and voted to recommend that holders of Dynamotion Voting Securities approve a proposed amendment to (i) Section 4.9 of Article "FOURTH" of the Dynamotion Certificate of Incorporation (the "Certificate") pertaining to the Class A Stock which would provide that if the Merger Proposal is approved and the Merger occurs, immediately before the consummation of the Merger, each of the outstanding shares of Class A Stock will automatically convert into (a) 1.05 shares of Dynamotion Common Stock and (b) cash in the amount of $0.10 representing the redemption price for the two Z Warrants that would have been issued with respect to such share of Class A Stock under the existing conversion provisions of the Certificate; and (ii) Section 4.9 of Article "FOURTH" of the Certificate pertaining to the Class B Stock which would provide that if the Merger Proposal is approved and the Merger occurs, immediately before the consummation of the Merger, each of the outstanding shares of Class B Stock will automatically convert into (a) 0.990904 of a share of Dynamotion Common Stock and (b) cash in an amount equal to the accrued dividends that the holder of such share of Class B Stock will be entitled to on such share of Class B Stock as of the date the automatic conversion occurs. In this Proxy Statement/Prospectus, the proposed amendment to the Class A Stock is referred to as the "Class A Conversion Proposal", the proposed amendment to the Class B Stock is referred to as the "Class B Conversion Proposal", and the proposed amendments to the Class A Stock and the Class B Stock are referred to collectively as the "Conversion Proposals."

     Specifically, Section 4.9 of Article "FOURTH" of the Certificate pertaining to the Class A Stock and Section 4.9 of Article "FOURTH" of the Certificate pertaining to the Class B Stock are proposed to be amended and restated as set forth in the proposed Certificate of Amendment to Dynamotion's Certificate of Incorporation attached as Annex C. For comparison, Section 4.9 of Article "FOURTH" of the Certificate pertaining to the Class A Stock as in effect before implementation of the Class A Conversion Proposal provides as follows:

          "If, at any time or from time to time, there shall be a capital reorganization of Junior Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 4), a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's property and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made by the Corporation so that the holders of shares of Class A Preferred Stock shall thereafter be entitled to receive, upon conversion of such shares of Class A Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of shares of Common Stock deliverable upon conversion of such shares of Class A Preferred Stock would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall also be made in the application of the provisions of this Section 4.9 with respect to the rights of the holders of shares of Class A Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 4 (including adjustment of the Conversion Denominator then in effect for each share of Class A Preferred Stock, and the number of shares issuable upon conversion of shares of Class A Preferred Stock) shall be applicable after that event in a manner as nearly equivalent as may be practicable."

         Similarly, Section 4.9 of Article "FOURTH" of the Certificate pertaining to the Class B Stock as in effect before implementation of the Class B Conversion Proposal provides as follows:

          "If, at any time or from time to time, there shall be a capital reorganization of the Common Shares (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this
          Section 4), a merger or consolidation of the Corporation with or into another Person, or a Disposition of all or substantially all of the Corporation's property to any Person, then, as a part of such reorganization, merger, consolidation or Disposition, provision shall be made by the Corporation so that each holder of Class B Preferred Shares shall thereafter be entitled to receive, upon conversion thereof, the number of shares of capital stock or other securities or property of the Corporation or of the successor Person resulting from such merger or consolidation or the Person to whom such Disposition was made, receivable by a holder of the number of shares of Common Shares into which such Class B Preferred Shares would have been converted immediately prior to such capital reorganization, merger, consolidation or Disposition, together with any distribution of any kind on such shares of capital stock or other securities made during the period from such transaction to and including the date of conversion of such Class B Preferred Shares. In any such case, appropriate provisions shall also be made with respect to the rights of the holders of Class B Preferred Shares after such reorganization, merger, consolidation or Disposition to the end that the provisions of this Section 4 (including adjustment of the Class B Conversion Denominator then in effect and the amount and kind of shares of capital stock or securities or other property issuable upon conversion of Class B Preferred Shares) shall be applicable after that event in a manner as nearly equivalent as may be practicable to their application prior thereto."

CONVERSION FORMULAS FOR THE CLASS A STOCK AND CLASS B STOCK

         The Conversion Proposals are intended to provide for the conversion of each share of Class A Stock and Class B Stock into Dynamotion Common Stock immediately before the

Merger based on the respective conversion formulas for Class A Stock and Class B Stock as set forth in the Certificate as in effect before the Conversion Proposals.

     With respect to Class A Stock, the conversion formula in the Certificate provides that each share of Class A Stock is convertible into (i) shares of Dynamotion Common Stock at the "Class A Conversion Ratio" and (ii) two Z Warrants. Dynamotion calculated the "Class A Conversion Ratio" to be 1.05 after giving effect to certain adjustment provisions in the Certificate. Accordingly, the Class A Conversion Proposal provides that each share of Class A Stock will be converted directly into 1.05 shares of Dynamotion Common Stock and cash in the amount of $0.10. The receipt of cash is designed to compensate the holders of Class A Stock as though two Z Warrants were issued upon conversion of each share of Class A Stock and subsequently redeemed before the Merger. See "Amendment of the Dynamotion Certificate of Incorporation (The Conversion Proposals)--Effect of the Conversion Proposals on Z Warrants."

     With respect to the Class B Stock, the conversion formula in the Certificate provides that each share of Class B Stock is convertible into shares of Dynamotion Common Stock at the "Class B Conversion Ratio." Dynamotion calculated the "Class B Conversion Ratio" to be 0.990904 after giving effect to certain adjustment provisions in the Certificate. In addition, the Certificate provides for the payment of accrued and unpaid dividends on the Class B Stock upon the conversion of the Class B Stock into Dynamotion Common Stock. Accordingly, the Class B Conversion Proposal provides that each share of Class B Stock will be converted directly into 0.990904 of a share of Dynamotion Common Stock and cash in an amount equal to the accrued and unpaid dividends on the Class B Stock. Such dividends have accrued at the rate of $0.08 per share since March 20, 1996, and Dynamotion estimates that such dividends will be $189,054 in the aggregate based on an assumed conversion date of April 20, 1997.

EFFECT OF THE CONVERSION PROPOSALS ON Z WARRANTS

     Dynamotion is currently a party to a Warrant Agreement dated as of July 19, 1993, with American Stock Transfer & Trust Company (the "Z Warrant Agreement"). Pursuant to the Z Warrant Agreement, each outstanding Z Warrant entitles the holder thereof to purchase 0.6941 shares of Dynamotion Common Stock at a purchase price of $4.37 per share. However, the Z Warrant Agreement provides that Dynamotion is entitled to redeem outstanding Z Warrants at a price of $0.05 per warrant if, among other things, at least 90% of the shares of Class A Stock have been converted into Dynamotion Common Stock by the holders thereof. If the Class A Conversion Proposal is approved and the Merger is effected, 100% of the Class A Stock will be converted into Dynamotion Common Stock. In connection with, and as a precondition to, the Merger, all outstanding Z Warrants (issued to former holders of Class A Stock who previously converted their shares into Dynamotion Common Stock and Z Warrants) will be redeemed by Dynamotion at $0.05 per warrant pursuant to the Z Warrant Agreement.

CONSEQUENCES OF THE CONVERSION PROPOSALS TO EXISTING HOLDERS OF CLASS A STOCK AND CLASS B STOCK

As of January 15, 1997, the capitalization of Dynamotion includes 2,843,791 shares of Dynamotion Common Stock outstanding, 937,279 shares of Class A Stock outstanding, and 2,250,000 shares of Class B Stock outstanding. After January 15, 1997, but before the Record Date, 330,302 shares of Dynamotion Common Stock were issued upon the exercise of a warrant by a certain holder of Class B. Stock. If the Conversion Proposals are approved and the Merger is effected, immediately before the consummation of the Merger, (i) each outstanding share of Class A Stock will be converted into 1.05 shares of Dynamotion Common Stock, resulting in the conversion of the 937,279 shares of Class A Stock outstanding into 984,143 shares of Dynamotion Common Stock, and (ii) each outstanding share of Class B Stock will be converted into 0.990904 shares of Dynamotion Common Stock, resulting in the conversion of the 2,250,000 shares of Class B Stock outstanding into 2,229,534 shares of Dynamotion Common Stock. Accordingly, upon the effectiveness of the Conversion Proposals immediately before the Merger, the total number of shares of Dynamotion Common Stock outstanding will be increased from 3,174,093 shares to 6,387,770.

     The calculation set forth in the foregoing paragraph is an example only and is based on the capitalization of Dynamotion as of January 15, 1997. The actual number of shares of Dynamotion stock outstanding before and after the Conversion Proposals are effected may be different based on events that occur between January 15, 1997 and the Effective Date.

     For a discussion of certain tax consequences of the Conversion Proposals, see "The Merger--Material U.S. Federal Income Tax Consequences."

PURPOSE AND EFFECT

     The purpose of the Conversion Proposals is to simplify the capital structure of Dynamotion before the Merger takes effect. If the Conversion Proposals are approved, all holders of Class A Stock and Class B Stock will receive shares of Dynamotion Common Stock and will participate in the Merger solely as holders of Dynamotion Common Stock. (See "The Merger--Appraisal Rights" and "The Merger Agreement--Conversion of Shares").

CONSEQUENCES OF FAILURE TO APPROVE THE CONVERSION PROPOSALS

     If the Conversion Proposals are not approved, the Merger will not occur; the approval of the Conversion Proposals is an essential condition precedent to the Merger transaction.

                           INFORMATION CONCERNING ESI

BUSINESS


     ESI provides electronics manufacturers with production equipment for the manufacture of key components used in wireless telecommunications, computers, automotive electronics, and many other electronic products. ESI believes it is the leading supplier of advanced laser systems used to improve the yield of semiconductor memory devices and to adjust (trim) electronic circuitry. ESI believes it is the leading producer of high-speed test and handling equipment used in the high-volume production of miniature capacitors. Additionally, ESI designs and manufactures machine vision products and laser manufacturing systems for producers of electronic interconnect products including printed circuit boards and semiconductor packages. ESI's products are designed to enable manufacturers to reduce production costs, increase yields and improve the quality of their products. ESI's customers include manufacturers of: wireless telecommunication products (Ericsson and Motorola); automotive electronics (Delco, Ford, Nippon-Denso and Siemens); miniature capacitors (Kemet, Kyocera/AVX, Murata, Philips, and Samsung) and semiconductor memory devices (Fujitsu, Hitachi, Hyundai, IBM, Samsung, and Texas Instruments). Ericsson, Motorola, Delco, Ford, Nippon-Denso, Siemens, Kemet, Kyocera/AVX, Murata, Philips, Samsung, Fujitsu, Hitachi, Hyundai, IBM, and Texas Instruments together accounted for 35.7% of ESI's total consolidated revenue for the fiscal year ended May 31, 1996, and for 42.1% of ESI's total consolidated revenue for the six months ended November 30, 1996.


ELECTRONICS INDUSTRY OVERVIEW

     The electronic content of telecommunications products, automobiles and personal computers continues to increase substantially. For example, automobile manufacturers now routinely include electronic ignition, anti-lock brakes, electronic fuel injection and other electronic systems in place of components that in the past were predominantly mechanical. In addition, new markets for consumer-oriented electronic products such as cellular telephones, facsimile machines, pagers, camcorders and personal computers have developed rapidly as increasingly affordable products have been introduced.

     Demand for electronics manufacturing equipment is driven by the demand for electronic devices and circuits. Electronic components are used in virtually all electronic products, from inexpensive consumer electronics to the most sophisticated computers. These components are produced in very large unit volumes.

     The demands upon manufacturers to supply increasing quantities of electronic components have been accompanied by demand for increased product complexity, reduced size, and ever decreasing price. As electronic products become more powerful and portable, the devices in these products must be faster, smaller and more reliable. To achieve these attributes of higher performance, the electronic device manufacturers use finer device geometries, increase densities, and tune the devices to precise electrical values. Manufacturers of cellular telephones, for example, must use miniaturized circuits to accommodate the size limitations of the finished product. These circuits must also operate within precise frequency specifications, typically requiring component values with less than 0.5 percent tolerance, in order for the existing cellular frequency bands to accommodate the expanding number of cellular users without interchannel interference.

     As electronic device densities and performance demands have increased, the manufacturers of capacitors and resistors that are basic components of assembled electronic devices have been compelled to reduce size and to improve performance of these individual components. The increasing miniaturization of these components makes production, testing and handling difficult.

     In addition to quantity, size and performance demands, a trend throughout the electronics industry is cost reduction. The highly competitive markets for electronic products create cost limitations at the consumer level, and result in cost pressure on component manufacturers. The manufacturers seek to reduce device costs by improving throughput, yield and quality in device production.

OVERVIEW OF MARKETS, PRODUCTS AND STRATEGY

     Pagers, cellular telephones, personal computers and automotive electronics represent the largest end-market applications for electronic devices and circuits that are produced using ESI's systems. ESI's customers also serve a wide range of other electronic applications.

     ESI believes that it is critical that each of its products provide the customer with measurable production benefits, such as improved yield of good product, increased throughput, greater reliability, or increased flexibility, resulting in a high return on investment. ESI also designs its production systems with a migration path for system upgrades, thereby providing its customers flexibility to add capacity or improve product performance at a reasonable incremental cost.

     ESI believes it is a leading merchant equipment supplier to the laser trimmingand semiconductor memory repair markets. ESI also serves the miniature capacitor test and production, machine vision, and laser electronic packaging markets.

     LASER TRIMMING SYSTEMS. ESI's laser trimming systems are used to tune the precise frequency of electronic circuits that receive and transmit signals in pagers, cellular telephones and other wireless devices. ESI's laser trimming systems are also used to tune automotive electronic assemblies such as engine control circuits.

     ESI's laser systems are used by manufacturers supplying the telecommunications, automotive, and consumer markets. Customers include Delco, Ericsson, Ford, IBM, Nippon-Denso, Philips, Siemens, Sumitomo and Vishay Intertechnology.

     The laser system adjusts the electrical performance of an electrical product or assembly containing many circuits. The system removes a precise amount of material from one or more circuits to achieve the desired electrical specification for the entire product. This process is called "functional trimming," and is performed while the product or assembly is under power. For example, in pagers, laser trimming of a few selected circuits in the product is used to tune the electrical performance of the entire product to the desired frequency specification.

     ESI's systems also adjust the electrical performance of individual devices such as film resistors, resistor networks, capacitors and hybrid circuits. Laser trimming is required because the screening process used to manufacture resistors cannot cost effectively deposit material precisely enough to provide consistent electrical values. The trimming system can also be rapidly reprogrammed to trim devices to different values, enabling the manufacturer to efficiently convert volume-produced devices of a single value into devices with a variety of values.

     The following chart summarizes the models, typical applications and key features of ESI's current laser trimming products:

                           ESI LASER TRIMMING PRODUCTS

                                                      Beam
                                                   Positioning          Throughput
                            Typical                Resolution           (trims per          Work Area
Product                   Application               (microns)             second)           (inches)
-------                   -----------               ---------             -------           --------
Model 4210        Surface mount                       2.50                  50                4 x 4
                  capacitor and
                  resistor trimming

Model 977         Test intensive, thick               1.55                  50                3 x 3
                  film, functional
                  trimming

Model 960         Thick film                          1.27                  50                3 x 3
                  functional trimming

Model 907         Chip resistor                       1.27                  100               3 x 3
                  trimming

Model 4410        Thick/thin film                     1.01                  15                3 x 3
                  functional trimming

     TEST AND PRODUCTION SYSTEMS FOR MINIATURE CAPACITORS. ESI's product offering consists of automated test, production and handling equipment for the manufacture of miniature multi-layer ceramic capacitors (MLCCs) which are used in very large numbers in nearly all types of electronic circuits. Large numbers of MLCCs are used in circuits that process analog signals or operate at high frequencies such as in video products (VCRs and camcorders), voice communication products, wireless telecommunication products and computers. Principal customers for ESI's MLCC test and production equipment are Kemet, Kyocera/AVX, Murata, Philips, Samsung and TDK.

     The worldwide miniature capacitor market is estimated to have been $4.5 billion (200 billion units) in 1996. Most of the leading producers are in Japan, led by Kyocera, Murata and TDK. ESI believes it is a leading merchant supplier of equipment to the MLCC industry for production of miniature capacitors. Production demands imposed by miniaturization and the constant need for product development are leading capacitor manufacturers to increasingly consider merchant equipment suppliers as an alternative to internal development of manufacturing equipment.

     As circuit sizes have shrunk, the size of commonly used miniature capacitors has also shrunk to as small as .04" x .02" x .01". These minute sizes and the high unit volumes place extraordinary demands on manufacturers. ESI's products combine high-speed, small parts handling technology with microprocessor-based systems to provide highly automated solutions for MLCC manufacturers. ESI's test and termination equipment and specialty handling tools perform a broad range of functions in the manufacturing process.

     Test. Virtually all capacitors are tested and sorted by capacitance (electrical energy storage) and dissipation (electrical energy leakage). ESI's equipment employs high-speed handling and positioning techniques to precisely load, test and sort capacitors based upon these electrical values.

     Termination. MLCCs are manufactured in a lamination process, layering conducting and insulating materials. ESI's microprocessor-based termination systems apply conductive material to the ends of surface mountable MLCCs, permitting connection of the device in a circuit.

     Handling Tooling. ESI offers a wide range of specialized production fixtures and tools for various stages of the manufacturing process, including a series of patented carrier plates capable of handling up to 8,000 devices per plate for application of the electrical termination. The decreasing size and growing volumes of MLCCs produced cause manufacturers to continuously seek new tools and fixtures to improve throughput and handling efficiency.

     The following chart summarizes certain of ESI's current miniature capacitor test and production products, applications and key features:

              ESI MINIATURE CAPACITOR TEST AND PRODUCTION PRODUCTS

Product                        Application                             Key Features
-------                        -----------                             ------------
Test Systems
Models 16A and 18              Tests capacitance,                      High speed rotary tester with
                               dissipation factor and voltage          throughput of up to 50,000
                               capability for small (Model             parts/hour.
                               18) and medium (Model
                               16A) size MLCCs

Models 12-4 and 3001 IR        Tests insulation resistance             High speed parallel tester
                               (IR) of MLCCs                           with throughput of up to
                                                                       50,000 parts/hour.  Model
                                                                       3001 IR includes automatic
                                                                       bulk loading.

Model 3300                     Test capacitance dissipation            High speed rotary tester with
                               factor and voltage capability           throughput in excess of
                               for small and medium size               200,000 parts/hour.
                               MLCCs; tests insulation
                               resistance

                                       57

Termination Systems

Models 2001 and 2020           Electrical contact attachment           Microprocessor controlled
                               on MLCCs                                surface mount termination
                                                                       system with throughput up to
                                                                       130,000 parts/hour.  Model
                                                                       2020 includes an integrated
                                                                       kiln.

Model 2007                     Electrical contact attachment           High productivity
                               on MLCCs                                microprocessor controlled
                                                                       surface mount termination
                                                                       system with throughput up to
                                                                       470,000 parts/hour.
Handling Tooling

Carrier Plates                 Plates to batch handle                  Patented composite carriers
                               MLCCs for test and                      to handle the full range of
                               termination                             MLCC sizes and up to 8,000
                                                                       pieces per batch.

Test Tooling                   Test fixtures for use with              Permits precise location and
                               ESI systems                             positioning of MLCCs
                                                                       during the test operation.

     MEMORY YIELD IMPROVEMENT SYSTEMS. Semiconductor memory yield improvement systems are used by nearly all manufacturers of dynamic random access memories (DRAMs) to increase production yields. Personal computers and high performance workstations are the largest market for semiconductor memory, although photocopiers, facsimile machines and telecommunications equipment represent products requiring increasing amounts of memory. Customers of ESI's memory repair systems include Fujitsu, Lucky Goldstar, Hitachi, Hyundai, IBM, Motorola, NEC, Samsung, Siemens, Texas Instruments, and TSMC.

     The laser process used by memory device manufacturers replaces defective circuit elements with spare elements, and thereby salvages a memory device. Lower cost, higher capacity memory devices have been achieved by reducing the size of circuit elements and increasing the number of circuit elements per device, thereby requiring leading edge semiconductor processes. These processes generally result in lower manufacturing yields, especially in the early stages of producing a new generation of memory devices. Yield improvement is thus critical in the early stages of commercial production of a new generation device.

     The primary method used by memory manufacturers to maintain and increase yield is to include extra circuit elements on each device. These "redundant" elements can then be used to replace defective elements found by test after fabrication. ESI's laser systems perform this repair by determining the optimum number and location of connections and disconnections necessary to repair the device, rapidly positioning links under the laser, and directing a laser energy pulse to cut those links to deactivate defective memory cells and activate spare cells. Redundancy is used by every significant manufacturer of DRAMs and is increasingly being used by manufacturers of other semiconductor memory devices such as static random access memories (SRAMS).

     ESI currently offers the Model 9250 and the Model 1225CI and Model 9300 laser processing systems for memory repair. The Model 9250 is designed to process increasingly dense memory devices, including 16 and 64 megabit DRAMs. To accommodate the range of memory sizes, the Model 9250 includes a programmable laser spot size feature. ESI's Model 9250 has a guaranteed mean time between failure of better than 1,500 hours and has a raw throughput rate of 1,200 links per second. The Model 1225CI laser memory repair system utilizes patented stage plus galvanometer beam positioning to achieve 0.35 micron positioning accuracy in a small footprint cost-effective system package. System size is becoming increasingly important because of the escalating cost of cleanroom square footage. ESI holds the patent for the ScribeView 2 illuminator, which is used in the 1225CI and is used for optical character recognition (OCR), a vital step in the memory repair process.

     In June 1996, ESI announced the release of the new Model 9300 Laser Repair System and in August 1996 began shipments. This system features a patented laser system technology operating at a wavelength of 1.3 microns and offers memory manufacturers using the latest advances in link material structure a method to increase yields that would not exist using other products. This system is targeted at memory manufacturers investing in 64 megabit device and beyond manufacturing capacity.

     VISION SYSTEMS. ESI designs and manufactures machine vision products. ESI's vision systems combine advanced computer technology, proprietary software and optical equipment to reduce application development time and provide machine vision inspection that facilitates quality products and fast throughput. The TurboHR+ vision system is integrated in ESI's laser memory repair systems and is also marketed independently to electronic and semiconductor industry customers for general purpose inspection, part position verification for manufacturing processes, wafer identification using OCR, measurement, alignment, machine guidance and assembly verification. ESI was recently appointed the exclusive North American distributor of Bargold Electronics of Haifa, Israel. Bargold produces a high-performance DSP vision system. Customers for ESI's vision products include Hewlett Packard, Motorola and Seagate.

     ELECTRONIC PACKAGING SYSTEMS. ESI's advanced laser technology provides a cost effective method for forming electrical connections between layers, called vias, in electronic interconnect products layer substrate. The initial product, the Model 5000, is targeted for use in micro-via (smaller than six mils) production. The Model 5100, introduced in June 1996, represents the next generation and offers productivity improvement by providing the capability to drill over 10,000 micro-vias per minute. Shipments of the Model 5100 began in August 1996. Applications in this market include new generations of integrated circuits packages, multi chip modules, and high density circuit boards. The primary advantage of the ESI technology is the ability to process the wide variety of materials used in the electronics industry, including ceramic, plastic, traditional glass reinforced circuit boards, copper, and new organic compounds. Customers include Automata, Erricson, Sheldahl, Siemens and W.L. Gore.

SALES, MARKETING AND SERVICE

     ESI sells its products worldwide through direct sales and service offices located in or near: Boston, Dallas, Portland, San Diego, and San Jose in the United States; Tokyo, Nagoya, Seoul and Taipei in Asia; and Munich, London, Paris and Leiderdorp, Netherlands in Europe.

ESI serves customers in approximately 30 additional countries through manufacturers representatives.

     ESI emphasizes strong working relationships with its customers in order to meet their needs for additional systems and to facilitate the successful development and sale of new products to satisfy the advanced manufacturing needs of these customers.

     ESI maintains service personnel wherever it has a significant installed base and provides service anywhere its equipment is installed. New systems are tested to ensure they meet requirements and acceptance criteria incorporated into customer orders. ESI also offers a variety of maintenance contracts and parts replacement programs.

     ESI has an original equipment manufacturer (OEM) contract with Advantest Ltd. to supply memory yield improvement systems in Japan. Sales to Advantest amounted to 11.8%, 6.8%, 7.2%, and 7.0% of net sales for the six months ended November 30, 1996 and for the fiscal years ended May 31, 1996, 1995, and 1994. ESI maintains a presence in Korea through a wholly-owned subsidiary.

     International sales accounted for 75.8%, 66.8%, 70.9%, and 54.7% of ESI's net sales for the six months ended November 30, 1996 and for the fiscal years ended May 31, 1996, 1995 and 1994.

     One customer accounted for 11.8%, 12.4%, and 10.8% of ESI's sales in the six months ended November 30, 1996 and the fiscal years ended May 31, 1995 and 1994, respectively. In the fiscal year ended May 31, 1996, no one customer exceeded 10% of sales.

BACKLOG

     Backlog consists of written purchase orders for products for which ESI has assigned shipment dates within the following twelve months. Backlog also includes written purchase orders for spare parts and service to be delivered or performed within the next twelve months. Backlog was $20 million at November 30, 1996, and was $35 million at May 31, 1996 versus $26 million at May 31, 1995 and $8 million at May 31, 1994. ESI expects all of its existing backlog to ship within the next twelve months.

RESEARCH, DEVELOPMENT AND TECHNOLOGY

     ESI believes that its ability to compete effectively depends, in part, on whether it can maintain and expand its expertise in core technologies and product applications. The primary emphasis of ESI's research and development is to advance ESI's capabilities in:

        o    Lasers and laser/ material interaction
        o    High speed, sub-micron motion control systems
        o    Precision optics
        o    High speed, small parts handling
        o    Image processing and optical character recognition
        o    Real-time production line electronic measurement
        o    Real-time software
        o    Systems integration

     ESI's research and development expenditures for the six months ended November 30, 1996 and for the fiscal years ended May 31, 1996, 1995, and 1994 were $8.3 million (11.9% of net sales), $16.2 million (10.2% of net sales), $13.1 million (12.1% of net sales), and $8.2 million (12.3% of net sales), respectively. The foregoing figures do not include research and development expenditures funded by the Advanced Research Projects Agency (ARPA) of the U.S. Government or the BIRD Foundation described below.

     In September 1993, ESI was awarded a cost-shared contract from ARPA. Under the initial terms of the contract, ARPA provided $1 million of funding towards the development of a flat panel display laser interconnect and repair system. In March 1995 and September 1995, the contract scope of work was expanded and an additional $100,000 and $210,000, respectively, of funding was awarded. This project is consistent with ESI's technology strategy. During the six months ended November 30, 1996 and the fiscal years ended May 31, 1996, 1995, and 1994 ESI received $1.2 million of funding from ARPA which offset research and development expenses.

     In June 1996 ESI was awarded a $1.1 million cost-shared joint development program with the Israel-U.S. Binational Industrial Research Development (BIRD) Foundation to develop an MLCC machine vision-based inspection system. ESI is partnering with Industrial Development Corporation (IDC) of Haifa, Israel. BIRD funding will offset some of ESI's research and development expenses.

     In addition, research and development expenditures for the fiscal year ended May 31, 1996 do not include the acquired in-process research and development expense of $6.0 million incurred in connection with the purchase price allocation of XRL, Inc.

COMPETITION

     ESI's markets are competitive. The principal competitive factors in the industry are product performance, reliability, service and technical support, product improvements, price, established relationships with customers and product familiarity. ESI believes that its products compete favorably with respect to these factors. Some of ESI's competitors have greater financial, engineering and manufacturing resources than ESI and larger service organizations. In addition, certain of ESI's customers develop, or have the ability to develop, similar manufacturing equipment. There can be no assurance that competition in ESI's markets will not intensify or that ESI's technological advantages may not be reduced or lost as a result of technological advances by competitors or customers or changes in electronic device processing technology.

     For laser trimming systems, ESI's major competitors are NEC and General Scanning. In miniature capacitor test and production equipment, ESI's competition comes mainly from manufacturers that develop systems for internal use, and in Japan, from test equipment manufactured by Tokyo Weld and Humo, among others. ESI's major competitors for memory repair systems are Nikon and General Scanning. ESI also competes with stand alone vision suppliers such as Cognex and Robotic Vision Systems, and with robotics and factory automation companies, such as Allen Bradley. There are also numerous small vision companies and captive vendors in Japan, North America and Europe. ESI's laser via-creation systems compete with mechanical drilling manufacturers such as Hitachi, Seiko, and Excellon and laser system provider Lumonics.

MANUFACTURING AND SUPPLY

     ESI's laser system manufacturing operations consist of electronic subassembly, laser production and final system assembly. Principal production facilities are headquartered in Portland, Oregon. Miniature capacitor test and production systems are manufactured by ESI's Palomar subsidiary near San Diego, California. ESI also uses qualified manufacturers to supply many components of its products.

     ESI's laser systems use high performance computers, peripherals, lasers and other components from various vendors. Some components used by ESI are obtained from a single source or a limited group of suppliers. An interruption in the supply of a particular component could require substitutions which would have a temporary adverse impact on ESI. ESI believes it has good relationships with its suppliers.

EMPLOYEES

     As of November 30, 1996, ESI employed 662 persons, including 204 in engineering, research and development, 208 in manufacturing and 142 in marketing, sales and customer service and support. Many of ESI's employees are highly skilled, and ESI's success will depend in part upon its ability to attract and retain such employees, who are in great demand. ESI has never had a work stoppage or strike and no employees are represented by a labor union or covered by a collective bargaining agreement. ESI considers its employee relations to be good.

PATENTS AND OTHER INTELLECTUAL PROPERTY

     ESI has a policy of seeking patents when appropriate on inventions relating to new products and improvements which are discovered or developed as part of ESI's on-going research, development and manufacturing activities. ESI owns 40 United States patents and has applied for 16 additional patents in the United States. In addition, ESI has 35 foreign patents and has applied for 40 additional foreign patents. Although ESI's patents are important, ESI believes that the success of its business depends to a greater degree on the technical competence and innovation of its employees.

     ESI relies on copyright protection for its proprietary software. ESI also relies upon trade secret protection for its confidential and proprietary information. There can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques, or that ESI can meaningfully protect its trade secrets.

     Some customers using certain products of ESI have received a notice of infringement from Jerome H. Lemelson, alleging that equipment used in the manufacture of semiconductor products infringes patents issued to Mr. Lemelson relating to "machine vision" or "barcode reader" technologies. Certain of these customers have notified ESI that they may be seeking indemnification from ESI for any damages and expenses resulting from this matter. One of ESI's customers has settled litigation with Mr. Lemelson, and several other customers are currently engaged in litigation involving Mr. Lemelson's patents. While ESI cannot predict the outcome of this or similar litigation or its effect upon ESI, ESI believes that it will not have a material adverse effect on its financial condition or results of operations.

LEGAL PROCEEDINGS

     On December 26, 1996, ESI filed a lawsuit against General Scanning, Inc. in the United States District Court for the Northern District of California for patent infringement. The complaint alleges that General Scanning is violating two of ESI's patents used in the Model 9300 laser repair systems (patent numbers 5,265,114 "System and Method for Selectively Laser Processing a Target Structure of One or More Materials of a Multimaterial, Multilayer Device" and 5,473,624 "Laser System and Method for Selectively Severing Links"). ESI is seeking damages and an injunction against further infringement. General Scanning has filed counterclaims alleging that certain ESI patents are invalid and unenforceable and that ESI has interfered with General Scanning's business reputation. General Scanning is seeking damages and declaratory judgments that the ESI patents are not infringed, are invalid and are unenforceable.

                        INFORMATION CONCERNING DYNAMOTION

GENERAL

     Dynamotion, a New York corporation, develops, manufactures, and markets computer numerical control ("CNC") drilling and routing machines used in the production of high density mutli-layered printed circuit boards ("PCBs") and semiconductor packages. Dynamotion offers a complete line of various machine sizes and configurations to satisfy the needs of both high-tech and commercial circuit board manufacturers.

     In 1993, the current business of Dynamotion was acquired by Dynamotion (then named Cybernetics Products, Inc.). At the time of such acquisition, Dynamotion consisted of several other businesses. Since the acquisition in 1993, Dynamotion has incurred large losses due to continuing financial and market difficulties.

RECENT DEVELOPMENTS

     For the last two years, Dynamotion has taken actions to dispose of operations and product lines which produce negative cash flow or do not fit with Dynamotion's long-term strategies. Originally, Dynamotion consisted of six operating divisions and through an aggressive reorganization program, Dynamotion has divested all non-core operating divisions. As of the date of this Proxy Statement/Prospectus, only the business of the Dynamotion division survives. These divestitures included:

          1994 and 1995 Divestitures. On March 30, 1995 and April 3, 1995, Dynamotion sold its Oxberry division and its 53% equity interest in Vision Ten, respectively, for $350,000 and the assumption of certain liabilities. In addition, on August 4, 1995, Dynamotion sold its CSA division to an individual for the assumption of $150,000 of certain liabilities. Accordingly, the Oxberry division, the Vision Ten division and the CSA division were reported as discontinued operations in 1994. See "Dynamotion Management's Discussion and Analysis of Financial Results" and Note 1 to the Notes to Dynamotion's Financial Statements.

          1996 Divestitures. On August 20, 1996, Dynamotion sold substantially all of the assets associated with its ATI router product line to Advance Technologies, Inc. On September 30, 1996, Dynamotion sold substantially all of the assets associated with its Production Machine Control ("PMC") division to Dynamotion's largest supplier. See

     "Dynamotion Management's Discussion and Analysis of Financial Results" and
     Note 1 to the Notes to Dynamotion's Financial Statements.

     On January 17, 1997, Dynamotion was notified that the Dynamotion Common Stock, the Class A Stock and the Z Warrants had been delisted from the Nasdaq SmallCap Market System due to non-compliance with the capital and surplus requirements necessary to maintain Dynamotion's listing under the Nasdaq rules.

PRODUCTS

     Drilling Products

     Dynamotion produces computer-controlled drilling equipment which is sold to manufacturers of PCBs and semiconductor packages. The drilling machines are used to produce thousands of very small holes, sometimes as small as .004" in diameter, which is smaller than a human hair.

     Four product lines of computer-controlled drilling equipment are produced by Dynamotion: DM 9400/9500 with a patented vacuum pre-load air bearing guiding design for the high dynamic stability necessary for micro-drilling; Six-PAK(TM) with its new innovative design (economical, accurate, compact and extremely productive) for the commercial, high volume PCB market; Modular Systems offer the same characteristics as the DM 9400/9500 to the prototype and quick turn market; and Smart Drill(TM) with its patented vision optimization capability offers a fast, highly accurate method of optimizing and drilling for the most sophisticated multilayer board manufacturers.

          DM 9400/9500. Dynamotion's 9400/9500 drilling machines are currently used by manufacturers who require accelerated micro hole drilling. This series of drilling machines includes over 10 design innovations (five of which are patented) which form the fundamentals necessary to drill small holes. Some of the unique machine design characteristics which the 9400/9500 is recognized for in the industry include: low mass positioning systems, stiff table design, broad machine architecture, patented vacuum preloaded air bearings, and rigid Z-axis mechanics. The 9400/9500 machines are available in either four or five spindle configurations which can be specified by the customer. This line of equipment has a large range of users, starting with contract manufacturers through sophisticated R&D companies.

          Six-PAK(TM). The Six-PAK(TM) is based on a new design concept. The unique architecture reduces the size of the machine to 58% of the equivalent in-line design, preserving floor space for the customer. The efficient architecture has three stations in the front of the machine and three in the back. Historically, the double-sided machine has not been very popular because of the inconvenience of front and rear loading. The Six-PAK's(TM) unique telescopic table solves this problem by allowing the table to move forward. This makes for easy loading and unloading of material at all six stations from the front. A split-axis design, stiff table, and linear Z-axis drive mechanisms provide the stability and stiffness necessary to accurately drill PCB's at high speeds. The Six-PAK(TM) is designed to appeal to customers producing high volumes of commercial PCB's where high productivity is a key requirement.

          1000 Series Modular Systems. Based upon the same technology used in the construction of the 9400/9500, the single spindle modular units offer the customer a high degree of flexibility. Modules can be added to meet a customer's changing production requirements. Available options allow the machine to be configured as a drill, drill/router, optimization station, and automatic loading drill.

          Smart Drill(TM). The Dynamotion Smart Drill(TM) is an economical system for optimizing multilayers with accuracies unobtainable by any other known commercially available device. X-ray units used for this task require the job be taken to an off-line stand alone machine, which results in lower productivity. The Smart Drill(TM) uses a video system to examine a conical hole made by a custom designed drill bit. This hole exposes a special fiducial mark on each layer of the panel. The marks provide the necessary data to evaluate any stretch, shrink and rotation of the layers in the multilayer. This highly accurate system was designed for sophisticated multilayer board and semiconductor package manufacturers.

     Routing Products

     Dynamotion produces computer-controlled routers which are sold to computer manufacturers and manufacturers of PCBs. Routers are used to cut and shape individual PCBs out of panels. Currently, the two primary machining processes required to produce a PCB are routing and drilling. In contrast to a drill, which makes thousands of tiny holes on a PCB, the router cuts the shape of the PCB, the larger holes and special cavities for mounting of semi-conductor die. The computer-controlled cuts made by the router can be very complex since the position of the cuts are pre-programmed in three axes.

     A newly emerging PCB chip carrier technology creates unusual demands on the routing process. Perfect registration of routed edges with respect to the circuitry features and the internal layers are required to successfully produce chip carriers. Very accurate depth control is necessary for cavity routing. Dynamotion produces two product lines of computer controlled routers: the SMART(TM) Driller/Router and the Six-PAK(TM) Router Drill.

          SMART(TM) Driller/Router. Dynamotion developed the SMART(TM) Driller/Router based on the SMART(TM) drill technology to satisfy industry needs. The SMART(TM) Driller/Router is equipped with a special high torque and high rpm air bearing spindle, to provide a sufficient rpm for routing with small diameter tools. The SMART(TM) Driller/Router can maintain a routing accuracy with respect to the fiducial marks of +/-0.0005" and obtain it automatically by using the vision system without operator intervention. Multi-image packaging can be optimized individually for maximum accuracy.

          Six-PAK(TM) Router Drill. This machine is an alternate hardware configuration which utilizes the patented architecture of the Six-PAK(TM) platform. This machine was designed to replace older technology routers as tighter tolerance product demands increase. See the description of the Six-PAK(TM) drilling product set forth above.

     Field Service

     The field service department provides machine installations, customer training/support and repair and maintenance services for all drills and routers, including services provided by the one-year warranty extended to customers. In addition, the field service department sells new and used parts to Dynamotion's existing customer base.

CUSTOMERS

     Current customers of Dynamotion include companies such as IBM, Johnson Matthey, Advanced Circuits, Inc., and Cuplex.

     During 1995, three companies, specifically Greatsino Electronics, Ltd., Howteh Enter. Co. (sales representatives for Dynamotion) and Advanced Circuits, Inc., in the aggregate, accounted for more than 35% of Dynamotion's total revenues and the top five customers accounted for approximately 43% of Dynamotion's total revenues. During 1996, IBM, Johnson Matthey and Advanced Circuits, Inc. (a subsidiary of Johnson Matthey), accounted for approximately 21%, 16% and 13%, respectively, of Dynamotion's total revenues. During 1996, the top five customers accounted for approximately 61% of Dynamotion's total revenues. The loss of any of these customers would have a material adverse effect on the business of Dynamotion.

SALES AND MARKETING

     In its domestic markets, Dynamotion's products are sold by in-house sales executives. In its Canadian and Asian markets, Dynamotion has independent field service representatives who assist Dynamotion's sales management team in the marketing and servicing of Dynamotion products. Dynamotion displays its products at specific trade shows in the United States, Europe and Asia.

     During the 1996 and 1995 fiscal years, Dynamotion recorded $2.0 million and $6.7 million, respectively, in sales to companies located in Asia. Dynamotion sells in U.S. dollars to all customers and, accordingly, currency fluctuations which increase the price of Dynamotion's products to its foreign customers can adversely impact the level of Dynamotion's export sales from time to time. Because all sales are generated domestically, Dynamotion does not recognize translation profit or loss.

COMPETITION

     Dynamotion competes with approximately 10 other companies both domestic and foreign, in the computer-controlled drilling machine market. Dynamotion's primary competitors in such market are Hitachi and Excellon, both of which have significantly greater resources than Dynamotion. Dynamotion believes it has competitive advantages in the high technology market because of its patented innovations, its respected customer base, and its recognition as having a technologically superior product.

INTELLECTUAL PROPERTY

     Except for the patents described below, Dynamotion relies on proprietary know-how and employs various methods, including confidentiality agreements with its executives and appropriate vendors, to protect the source code, concepts, ideas and documentation of its proprietary information. However, such methods may not afford complete protection and there can be no assurance others will not independently develop such know-how or obtain access to Dynamotion's know-how of software codes, concepts, ideas and documentation.

     Dynamotion currently holds six United States patents and two European patents covering its drilling systems. These patents expire between 2005 and 2013.

MANUFACTURING

     Dynamotion's machines are produced at its facility in Santa Ana, California.

     Dynamotion utilizes commercially available component parts and relies on vendors for some of the special parts and subassemblies required. Although Dynamotion currently obtains most of the components required from single sources, many of these parts are available from multiple sources. However, due to negative payment histories with certain suppliers and Dynamotion's weak financial condition, some of the alternative supply sources are not available to Dynamotion. Finished subsystems are assembled and tested on Dynamotion's premises by its technicians.

RESEARCH AND DEVELOPMENT

     Dynamotion dedicates considerable resources to research and development to further enhance its existing products and to create new products and technologies. During the years ended December 31, 1996 and 1995, Dynamotion expended $1,729,000 and $1,464,000, respectively, for design, development and project management activities for existing and future development. All such costs are expensed in the period in which they are incurred.

EMPLOYEES

     As of December 31, 1996, Dynamotion had 72 employees, of which 71 were full-time employees, 10 were in executive and administrative positions; 13 were in research and development; 30 were in factory/production related positions; and 19 were in sales, marketing and customer service.

     Dynamotion is not a party to any collective bargaining agreement. Dynamotion considers its relationship with its employees to be good.

PROPERTIES

     The location and general description of the principal properties owned or leased by Dynamotion are set forth in the table below:

Location                   Principal Function                 Square Footage                     Ownership
--------                   ------------------                 --------------                     ---------

Santa Ana, CA              corporate headquarters/              23,100                           Leased (1)
                           manufacturing

Santa Ana, CA              engineering                           3,300                           Leased (2)

Santa Ana, CA              marketing/customer                    3,300                           Leased (3)
                           service
----------------

     (1) The lease, which provides for base rental payments of $8,663 per month, expires on September 30, 1998.

     (2) The lease, which provides for base rental payments of $1,550 per month, expires on August 31, 1997.

                                       67

     (3) The lease, which provides for base rental payments of $1,550 per month, expires on August 31, 1997.

     Dynamotion believes its properties are in good condition, suitable for its operations and adequately insured. Dynamotion has not in the past invested, and does not in the future intend to invest, in real estate properties.

LEGAL PROCEEDINGS

     On December 10, 1996, Hamlet & Smith, Inc. filed a complaint against Dynamotion in the United States District Court, Central District of California, Santa Ana Division, alleging breach of contract, wrongful termination, bad faith breach of contract, and for reasonable value of services rendered. The claims are based on the termination of a sales representative agreement between Dynamotion and Hamlet & Smith. The complaint requests general damages of $967,000, as well as consequential damages, punitive damages, costs of suit and pre-judgment interest. Dynamotion intends to vigorously defend itself. However, at this time an estimate of the likely outcome, or an estimate of the upper amount of the range of potential loss, if any, is not possible. See Note 7 to the Notes to Dynamotion's Financial Statements.

     On February 4, 1997, Robert G. Smith filed a complaint against Dynamotion in the Superior Court of the State of California for the County of Orange alleging breach of contract and claiming reasonable value of services rendered. The claims are based on an alleged third party beneficiary relationship arising from an alleged sales agent arrangement. The complaint requests damages of $212,637, cost of suit, reasonable attorneys' fees and interest. Plaintiff's Motion for Writ of Attachment was granted on February 27, 1997. Dynamotion intends to vigorously defend itself. However, at this time, an estimate of the likely outcome, or an estimate of the upper amount of the range of potential loss, if any, is not possible. See Note 7 to the Notes to Dynamotion's Financial Statements.

     In addition, Dynamotion has been named as a defendant in various matters in the normal course of business, including various matters seeking collection of past due amounts owed.

INFORMATION CONCERNING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 1, 1997, certain information relating to the ownership of Dynamotion's Capital Stock by (i) each director ,
(ii) all directors and officers as a group, and (iii) any persons (including any "group" as used in Section 13(d)(3) of the Securities Exchange Act of 1934), known by Dynamotion to own beneficially 5% or more of the Capital Stock. Except as otherwise indicated, the shareholders listed in the table below have sole voting and investment power with respect to the shares indicated.

                                          Class A                      Class B                    Dynamotion
                                           Stock                        Stock                    Common Stock         Percentage of
                                 ------------------------   ---------------------------  --------------------------     Shareholder
                                   Number of   Percent of     Number of      Percent of      Number of   Percent of   Total Voting
Name and Address                      Shares     Class(1)        Shares        Class(1)        Shares      Class(1)          Power
----------------                 -----------   ----------   -----------       ---------  ------------    ----------  -------------
Jon R. Hopper (2)(7)                     0          0               0              0     463,750(4)(5)      14.0             7.1
1639 E. Edinger Avenue
Santa Ana, CA  92705

Michael D. Henton (2)(13)                0          0               0              0      62,500(6)          2.2             1.0
1500 Quail Street, Suite 550
Newport Beach, CA  92660

Wojciech Kosmowski (2)                   0          0               0              0     309,264(4)(8)      10.17           5.11
1639 E. Edinger Avenue
Santa Ana, CA  97205

Les Barkley (2)                          0          0               0              0      82,500(6)          2.8             1.3
18201 Von Karman
Suite 460
Irvine, CA  92715

Howard J. Jelinek (2)                    0          0               0              0      62,500(6)          2.2             1.0
119 Sunset Terrace
Laguna Beach, CA  92651

H.J. Meyers & Co., Inc. (3)        102,500(9)     9.8               0              0           0               0             2.4
180 Maiden Lane
New York, NY  10038

Royal Miles                              0          0         250,000(10)       11.1           0               0             4.6
PO Box 238
Northvale, NJ  07647

Dynamotion Investment                    0          0       2,000,000(10)       88.9     330,302(11)        10.4            36.5
  L.L.C.(12)
Keith Hightower
Ted Walsh
339 South Street
Morristown, NJ  07950

All Directors and Executive              0          0       2,000,000           88.9   1,304,253            33.6        35.2
Officers as a Group
(7 persons)
-------------------
(1)  Percent of class calculated on the basis of the amount of outstanding securities, plus for each individual, such securities which the individual has the right to acquire within 60 days of March 1, 1997 pursuant to options, warrants, conversion privileges or other rights.

(2)  Director of Dynamotion.

                                       69

(3) The natural person exercising dispositive and voting power with regard to Dynamotion's securities held by H.J. Meyers & Co., Inc. (formerly known as
     Thomas James Associates, Inc.) is James Villa, the President of H.J. Meyers
     & Co., Inc.

(4) Includes 21,250 and 19,688 shares of Dynamotion Common Stock issuable upon exercise of options granted under Dynamotion's 1991 Stock Option Plan to Messrs. Hopper and Kosmowski, respectively.

(5) Includes 31,250 shares of Dynamotion Common Stock issuable upon exercise of immediately exercisable options granted under Dynamotion's 1993 Acquisition
     Stock Option Plan to Mr. Hopper. Includes 36,250 shares of Dynamotion
     Common Stock issuable upon exercise of immediately exercisable options granted under Dynamotion's 1995 Executive Stock Option Plan to Mr. Hopper.
     Includes 375,000 shares of Dynamotion Common Stock issuable upon exercise of immediately exercisable options granted.

(6) Includes 62,500, 82,500 and 62,500 of shares to Mr. Jelinek, Mr. Barkley, and Mr. Henton, respectively, of Dynamotion Common Stock issuable upon exercise of immediately exercisable options granted.

(7)  Effective May 8, 1996 Mr. Hopper was appointed the Chairman of the Board of
     Dynamotion.

(8) Includes 15,625 each of shares of Common Stock issuable upon exercise of immediately exercisable options granted under Dynamotion's 1995
     Comprehensive Stock Option Plan and 1995 Executive Stock Option Plan, and
     258,326 shares of Dynamotion Common Stock owned by Mr. Kosmowski.

(9) Represents shares of Class A Stock issuable upon exercise of warrants issued to the underwriters of the preferred stock offering in July 1993. As a condition to consummation of the Merger, these warrants will be terminated.

(10) Represents new shares of Class B Stock.

(11) Represents warrants to acquire 330,302 shares of Dynamotion Common Stock.
     As of the date of this Proxy Statement/Prospectus, these warrants were exercised.

(12) Ted Walsh and Keith Hightower, each a director of Dynamotion, are affiliates of Dynamotion Investment L.L.C. and may be deemed to share voting and investment power as to all such shares.

(13) Corporate Secretary of Dynamotion.

                       DYNAMOTION MANAGEMENT'S DISCUSSION
                        AND ANALYSIS OF FINANCIAL RESULTS


GENERAL

     This filing contains forward-looking statements which involve risks and uncertainties. Dynamotion's actual future results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause a difference include, but are not limited to, product demand and the rate of market acceptance, the effect of economic conditions, the impact of competitive products and pricing, delays in product development, capacity and supply constraints or difficulties, general business and economic conditions, and other risks detailed in Dynamotion's Securities and Exchange Commission filings.


     Dynamotion has experienced substantial losses and cash flow drains from operations in the past few years. At December 31, 1996 current liabilities exceed current assets by approximately $4.9 million and total liabilities exceed total assets by $898,000. Dynamotion is in default of its operating line of credit covenants, is in arrears on payments on other notes payable and has substantial past due amounts owed to vendors. Certain vendors have placed Dynamotion on cash payment terms for purchases. These conditions call into question the ability of Dynamotion to continue as a going concern.


     Dynamotion's management attributes Dynamotion's financial condition and recent losses to a number of factors. The losses in the past years have severely depleted Dynamotion's resources and as a result operating and financing costs have increased. Management's ability to efficiently schedule production, purchase materials in economic quantities, negotiate satisfactory pricing for the sale of its products, reorganize operating departments, etc. are limited. The costs of financing have increased both in terms of the stated rates and legal costs associated with agreements. Dynamotion's backlog has increased but management has not been able to increase production output. Several arrangements have been made to increase cash flow by accelerating payment dates of receivables at substantial discounts.

     Dynamotion's management has taken a number of actions to reduce operating expenses and losses. These include disposing of operations and product lines that did not fit with Dynamotion's long term strategies and were producing losses, 30% reductions in work force in the second quarter of 1996 and replacement of senior management members in 1995 and 1996. While management has not quantified an amount, it believes substantial additional capital is necessary for Dynamotion to survive.

     The primary plan of Dynamotion's management to increase its chances for survival is a planned merger. Dynamotion executed a merger agreement with ESI in January 1997. This agreement is subject to approval by Dynamotion's shareholders which is in process. Under certain conditions, if management elects not to complete this merger and Dynamotion subsequently merges with any other party within one year, it will owe ESI a $1 million termina tion fee.

     Dynamotion's management is not currently pursuing other mergers or other sources of capital. If the ESI merger is not consummated, Dynamotion's financial position may be such that other sources of capital will not be available to it. Management believes there is substantial doubt about Dynamotion's ability to survive without additional financing. If Dynamotion is unable to continue to operate and is forced to liquidate its assets, it may not recover the assets' recorded amounts.

YEARS ENDED DECEMBER 31, 1995 AND 1996

     The following table sets forth certain financial data as a percentage of revenues for the periods indicated:

                                        YEARS ENDED, DECEMBER 31,
                                          (amounts in 000's)
                                                                             $ INCREASE      % INCREASE
                                          1995                  1996          (DECREASE)      (DECREASE)
                                 -----------------     ------------------    -----------     -----------
Total revenues                   $ 20,512     100%     $ 16,214      100%      $ (4,298)          (21%)
Total cost of sales                17,075      83%       12,992       80%        (4,083)          (24%)
                                 --------     ----     --------      ----      --------           ----
Gross profit                        3,437      17%        3,222       20%          (215)           (6%)

Selling, general and
   administrative
   expenses                         4,473      22%        4,516       28%            43             1%
Research and
   development                      1,464       7%        1,729       11%           265            18%
Amortization of
   intangibles                        791       4%          417        3%          (374)          (47%)
Goodwill write-off                  3,517      17%           --       --         (3,517)         (100%)
Loss on sale of
   division and assets                 --      --           575        3%           575           100%
                                 --------     ----     --------      ----      --------           ----

Loss from operations             $ (6,808)    (33%)    $ (4,015)     (25%)        2,793            41%
                                 ========     ====     ========      ====      ========           ====



     Total revenues were $16.2 million, compared to total revenues of $20.5 million for the corresponding period in 1995. Total revenues from the sale of drilling and routing machines were $13.3 million, compared to $17.3 million for the corresponding period in 1995. As compared to 1995, 1996 unit volume decreased 35%. Revenue levels achieved were significantly below Dynamotion's expectations which is the result of two issues. First, the slowdown in demand in the worldwide printed circuit board industry negatively impacted sales. Also, Dynamotion experienced difficulty obtaining commitments from potential buyers of its product due to its financial condition. During 1996, three customers accounted for approximately 50% of Dynamotion's revenues. Orders from these customers did not take place under formal contracts but rather took place on the basis of multiple purchase orders. Under a purchase order relationship, there is no assurance that the customer will issue additional purchase orders in the future. The second issue is the sale of the ATI router product line in August 1996 which accounted for $7.0 million and $1.4 million of machine revenue in the years ended December 31, 1995 and 1996, respectively. Although router machine revenues were significant during 1995, Dynamotion sold its router line in response to the 1996 slowdown and to enable Dynamotion to focus resources on Dynamotion's higher margin, more technologically advanced products. Field service revenue, which includes parts sales and repairs and maintenance sales, remained comparable at $2.9 million for the years ended December 31, 1996 and 1995.

     Cost of sales for the year ended December 31, 1996 was $13.0 million, or 80% of revenues, compared to $17.1 million, or 83% of revenues for the corresponding period in 1995. The percentage cost of sales decrease is due primarily to charges against 1995 operations for revised estimates of reserves for slow moving and obsolete inventory which were not as large in 1996 partially offset by an increase in the cost of sales percentage for the ATI and PMC divisions which were sold.

     However, the cost of sales percentage for 1996 remains high primarily due to the sale of several machines at low margins including the sale of two engineering prototype machines at negative margins and higher than expected overhead costs resulting from low machine production volume. Decreasing the cost of sales percentage in the future is contingent upon product mixes, prices, increased volume and improved manufacturing efficiencies after the proposed merger with ESI. In response to the industry slowdown and Dynamotion's financial performance, in April and June of 1996, Dynamotion reduced its workforce by approximately, 10% and 20%, respectively, in an attempt to achieve better margins at current or reduced sales levels. A significant portion of the June workforce reduction were employees related to the ATI router product line, which as previously noted, was sold in August 1996.

     Selling, general and administrative expenses for the year ended December 31, 1996 was $4.5 million, or 28% of revenues, compared to $4.5 million, or 22% of revenues for the corresponding period in 1995. The percentage increase (as a function of revenues) over the comparable period in 1995 is primarily due to the 21% decrease in total revenues. In an effort to further contain costs as a result of the revenue decrease, Dynamotion reduced its workforce in April and June of 1996 and sold its PMC division in September of 1996. The PMC division incurred approximately $25,000 per month in administrative expenses. Other factors impacting administrative expenses include $107,000 of bad debt expense recorded during the third and fourth quarters of 1996 in response to specific delinquent receivables , $200,000 of severance accrued for two individuals in senior management terminated in 1996, an accrual of $290,000 for losses related to legal matters, an increase in legal fees of $130,000 incurred in the sale of two entities previously noted and legal fees incurred related to the proposed merger with ESI. Effective as of December 31, 1996, Dynamotion eliminated virtually all of its domestic outside sales representatives thereby anticipating a reduction in its future commission expense.

     Research and development expenses for the year ended 1996 was $1.7 million, or 11% of revenues, compared to $1.5 million or 7% of revenues for the corresponding period in 1995. The increase in research and development expenses of approximately $265,000 is primarily attributable to an increase in labor costs and research and development materials related to the development of several new products, of which two have already been introduced into the production line and sold. Additionally, depreciation expense increased approximately $78,000 related to the addition of a testing machine.

     Amortization of intangible assets for the year ended December 31, 1996 was $417,000, compared to $791,000 for the corresponding period in 1995. The $374,000 decrease is primarily due to the elimination of amortization for $3.5 million of goodwill written-off in June 1995 and the elimination of deferred financing costs related to the original credit facility superseded in March 1996 by a new debt facility entered into with IBJ Schroder Bank and Trust Co., which is described under "Dynamotion Management's Discussion and Analysis of Financial Results--Liquidity and Capital Resources."

     On August 20, 1996, Dynamotion sold substantially all of the assets associated with its ATI router product line. On September 30, 1996, Dynamotion sold substantially all of the assets associated with its PMC Division. The following table discloses pro-forma information for the years ended December 31, 1995 and 1996 as though the two asset sales occurred at the beginning of the periods:

                                       YEAR ENDED               YEAR ENDED
                                    DECEMBER 31, 1995        DECEMBER 31, 1996
                                    -----------------        -----------------
Revenue                                  $11,564                  $13,520

Loss from Continuing
Operations                                (8,210)                  (4,729)

Net Loss                                  (8,380)                  (4,729)

Earning (loss) per share

Loss from Continuing
Operations                                 (5.03)                   (1.81)

Net Loss                                   (5.13)                   (1.81)

     Gross profit generated from the PMC division and ATI router product line for the year ended December 31, 1995 and 1996 was $1.1 million, and $.1 million, respectively, on revenue of $8.9 million and $2.7 million, respectively.

     The sale of the ATI router division resulted in a loss of $920,000 after subsequent negotiations to accelerate cash payments. These negotiations to accelerate cash payments, resulting in a total discount of $530,000, were the result of management's efforts to accelerate cash payment on the receivables related to the sale. The sale of the PMC division resulted in a gain of $345,000. See Note 1 to Notes to Dynamotion's Financial Statements.

     Interest expense was $750,000 for the year ended December 31, 1996, compared to $614,000 for the corresponding period in 1995. The increase in interest expense is primarily a result of $53,000 of interest expense recorded in the third quarter of 1996 related to a significant overdue trade payable due to the purchaser of the PMC division and the increase in Dynamotion's outstanding indebtedness under the revolving credit facility from approximately $2.2 million on December 31, 1995 to $5.6 million on December 31, 1996 under the New Debt Facility. The higher bank level is the result of funding working capital needs, including the funding of operating losses. In addition, Dynamotion has experienced delays in the collection of several large trade receivables. During the fourth quarter of 1996, Dynamotion suspended collection efforts on a $468,000 receivable from the sale of two machines in the first quarter of 1996. At December 31, 1996, $1.3 million of Dynamotion's receivables were over 60 days old. Of these receivables, over $800,000 is from well established companies whose payment policy is in excess of 60 days. Management has evaluated the remaining receivables and believes it has adequate reserves for potential losses.

     At December 31, 1996, Dynamotion had net deferred tax assets of $5.3 million. These assets consist primarily of unused tax carryforwards arising from operating losses. Dynamotion has provided a valuation allowance against these assets. At December 31, 1996, Dynamotion had no net deferred taxes recorded on its balance sheet. Ultimate realization of these assets is contingent upon Dynamotion's ability to generate sufficient future taxable income. In addition, federal and state regulations place limits on the availability of carryforwards in situations where a "change in ownership" has occurred. Dynamotion has experienced significant changes in stock ownership in the past and with the anticipated merger with ESI, management believes that utilization of its loss carryforwards will be limited.

     For the reasons set forth above, Dynamotion incurred a net loss for the year ended December 31, 1996, of $4.8 million compared to a net loss of $7.3 million for the comparable period in 1995.

     The Company reported a 1996 fourth quarter loss of approximately $2.5 million. The losses for this period increased substantially due to discounts of $530,000 granted to ATI in order to accelerate cash payments; an accrual of $200,000 in severance payments for two individuals in senior management; the reversal of $170,000 in gross profit related to a sale for two machines; an accrual of $290,000 for losses related to legal matters; and $130,000 in legal, accounting and consulting expenses due to the sale of ATI and PMC and the pending merger of the Company into ESI.

YEARS ENDED DECEMBER 31, 1994 AND 1995

     The following table presents condensed financial data of Dynamotion for the periods indicated:

                                               YEARS ENDED DECEMBER 31,
                                                  (AMOUNTS IN 000'S)
                                                                                 $ INCREASE    % INCREASE
                                          1994                      1995          (DECREASE)    (DECREASE)
                                 -------------------      --------------------   -----------   -----------
Total revenues                   $ 15,934       100%      $ 20,512        100%      $  4,578         29%
Total cost of sales                10,536        66%        17,075         83%         6,539         62%
                                 --------       ----      --------        ----      --------        ----
Gross profit                        5,398        34%         3,437         17%        (1,961)       (36%)

Selling, general and
   administrative
   expenses                         3,321        21%         4,473         22%         1,152         35%
Research and
   development                      1,424         9%         1,464          7%            40          3%
Amortization of
   intangibles                        788         5%           791          4%             3          -
Goodwill write-off                      -         -          3,517         17%         3,517        100%
                                 --------       ----      --------        ----      --------        ----

Loss from operations             $   (135)       (1%)     $ (6,808)       (33%)     $ (6,673)    (4,942%)
                                 ========       ====      ========        ====      ========     =======

     Total revenues from continuing operations for the year ended December 31,1995 were $20.5 million compared to total revenues from continuing operations of $15.9 million for the corresponding period in 1994. Total revenues for the Dynamotion/ATI division were $19.9 million in 1995, compared to $15.2 million in 1994, representing a 31% increase. The increase in revenues for the Dynamotion/ATI division is primarily attributable to an increase in sales volume. Sales volume increased in 1995 primarily for two reasons. First, 1995 included a complete year of sales from the Six-PAK(TM) product line first introduced in mid 1994. Second, 1995 revenues included a new customer, Greatsino Electronics, Ltd., which accounted for approximately 20% of Dynamotion's 1995 revenues. The PMC division's total revenues were

$585,000, compared to $728,000 for 1994. The decrease in revenues is a result of the division focusing its efforts on supplying Dynamotion/ATI's drilling machines with the PMC controller, combined with a decrease in sales by PMC to outside customers during 1995.

     Cost of sales for the year ended December 31, 1995 were $17.1 million or 83% of revenues, compared to $10.5 million, or 66% of revenues for the corresponding period in 1994. The increase in cost of sales is attributable to several factors. First, as a result of the refinement of certain costing procedures and the numerous infrastructure changes implemented during 1995, management recorded charges against operations for its revised estimates of reserves for slow moving and obsolete inventory. Second, numerous machines were sold during the first three quarters of 1995 at low or negative gross margins as a result of Dynamotion's working capital deficiency in order to expedite the sales. Several of these sales also included "trade-ins" to generate sales which reduced margins on subsequent sales from the used machines. Third, Dynamotion introduced the Six-PAK(TM) product line in mid 1994. The types of customers targeted for this product line are different from Dynamotion's historical customer base and Dynamotion intentionally priced these machines to achieve market penetration which has resulted in lower margins.

     Selling, general and administrative expenses for the year ended December 31, 1995 were $4.5 million, or 22% of revenues, compared to $3.3 million, or 21%, of revenues for the corresponding period in 1994. Although selling, general and administrative expenses increased $1.2 million, the percentage (as a function of revenues) remained comparable to 1994 primarily due to the 29% increase in total revenues over the corresponding period in 1994, which assisted in absorbing selling, general and administrative expenses when reflected as a percentage of revenues. Several items contributed to the dollar increase. First, a $314,000 increase related to commission expense incurred by outside sales representatives, as a result of the increase in sales volume of machines. Additionally, a $300,000 increase in professional fees incurred compared to 1994 primarily as a result of the numerous corporate and administrative issues arising from Dynamotion's liquidity problems and its various organizational changes proposed in Dynamotion's proxy statement. Furthermore, Dynamotion incurred a $200,000 increase in salaries and wages compared to 1994 primarily as a result of the increased staffing in the sales and marketing departments.

     Research and development expenses for 1995 and 1994 remained constant at $1.4 million or 7% and 9%, respectively, of revenues.

     Amortization of intangible assets for the year ended December 31, 1995, was $791,000, compared to $788,000 for the corresponding period in 1994. In December 1995, Dynamotion wrote-off approximately $234,000 of loan organization fees related to prior loan agreements. Exclusive of the $234,000 write-off, Dynamotion incurred $557,000 of amortization expense for 1995. The $231,000 decrease from 1994 is primarily due to previous organization costs which became fully amortized in September 1994, and to the elimination of amortization for goodwill written off in June 1995.

     In June 1995, the Company determined that its intangible assets may have been impaired based on an analysis of discounted cash flow projections, net of interest expenseand the determination of the value placed by the marketplace on the intangible assets of the Company using the methodology as described in Note 2 to Notes to Dynamotion's Financial Statements. Based on this analysis, the Company determined that the difference between the market capitalization of the Company increased by net tangible liabilities of approximately $841,000 was less than the Company's recorded amounts for intangible assets by approximately $3.5 million.

Accordingly, the Company wrote off goodwill of $3.5 million by a charge against operations. The goodwill was originally recorded at approximately $4.2 million as a result of acquisitions in 1989 and 1993. Based on the analysis performed, the Company determined that the patents were not impaired.

     Interest expense was $614,000 for the year ended 1995, compared to $325,000 for the corresponding period in 1994. The increase is attributable to a higher bank debt level maintained during 1995, in addition to the overall weighted average increase in the IBJ base lending rate.

     For 1995, Dynamotion recorded a deferred income tax benefit from continuing operations of $264,000 compared to $150,000 in 1994. (See Note 6 to the Notes to Dynamotion's Financial Statements for further information.)

     For the reasons set forth above, Dynamotion incurred a net loss from continuing operations for the year ended December 31, 1995 of $7,158,000, compared to $310,000 for the comparable period in 1994.

     Dynamotion completed the sale of its Oxberry division on March 30, 1995, the sale of its 53% equity interest in Vision Ten on April 3, 1995, and the sale of its CSA division on August 4, 1995. Accordingly, the Oxberry division, the Vision Ten division and the CSA division were reported as discontinued operations in 1994, with an accrual for estimated carrying costs and operating costs to be incurred in 1995, pending the completion of their sale. Therefore, except for $170,000, due to a shortage in the prior year estimate, no results of operations for these entities have been reported in 1995. The $170,000 represents a shortfall in the prior year estimate due to the unexpected duration required to complete the sale of the CSA division.

     For the reasons set forth above, Dynamotion incurred a net lossafter discontinued operationsfor the year ended December 31, 1995, of $7,328,000, compared to a net loss after discontinued operations of $3,080,000 for the comparable period in 1994.

LIQUIDITY AND CAPITAL RESOURCES

     On March 20, 1996, Dynamotion entered into the new debt facility with IBJ Schroder Bank and Trust Co. (the "New Debt Facility"), superseding all terms of Dynamotion's original credit facility. The New Debt Facility provides for up to $7.0 million in senior secured financing segregated into two credit facilities secured by a first priority lien against all of Dynamotion's assets. The first credit facility allows for borrowings on a revolving line of credit up to $4.0 million with advances up to 80% of eligible accounts receivable and up to 40% of eligible inventory (subject to a sub-limit of $1.0 million). The second credit facility was a $2.5 million term loan amortizing in monthly installments of $27,778 in year one, $45,000 in year two, $55,000 in year three, and final payment aggregating $966,664 due at December 31, 1999, the date of the maturity. Additionally, in August 1996 Dynamotion made a $300,000 payment against the term loan from the proceeds of the sale of the ATI product line thereby reducing the amount due at maturity to $666,664. Additional repayments are required equal to 25% of excess cash flow (as defined in the credit agreement) of each fiscal year period payable on April 15th of the subsequent year. Interest, due monthly, is at IBJ's base rate plus 1.75% on the revolver portion of the loan and at IBJ's base rate plus 2.25% on the term loan portion. A collateral evaluation fee and unused facility fee, due monthly, total $1,500, and .5% per annum, respectively. As of December 31, 1996 Dynamotion's outstanding indebtedness under the line of credit and term loan was approximately $3.7 million and $1.9 million, respectively. As of December 31, 1996, Dynamotion had approximately $236,000 of availability provided by the New Debt Facility. As of December 31, 1996 and through the date of this Proxy Statement/Prospectus, Dynamotion is in violation of substantially all of the financial loan covenants contained in the New Debt Facility. Although no assurances can be given, management believes that IBJ will not attempt to accelerate payment on the New Debt Facility in the near term. If a default is declared and demand is made for payment, Dynamotion would not be able to meet such demand.

     Concurrent with the aforementioned agreement, on March 20, 1996, Dynamotion issued to new investors 2,000,000 shares of its Class B Stock and warrants to purchase 330,302 shares of Dynamotion Common Stock for a total price of $2.0 million. The net proceeds were applied against the outstanding indebtedness under Dynamotion's New Debt Facility.

     In addition, in connection with such investment, Dynamotion entered into a consulting agreement, with the aforementioned investors, pursuant to which Dynamotion pays the consultant a quarterly fee equal to three-tenths of one percent of Dynamotion's net revenues for each fiscal quarter until termination of the consulting agreement, which expires in 2001. In July 1996, Dynamotion issued 250,000 shares in a private placement of its Class B Stock for a total price of $250,000. The shares are pari passu with the original issuance of Class B Stock on March 20, 1996 with the following exceptions (i) the shares have no demand registration rights and (ii) the piggyback registration rights associated with such shares are subordinate to the rights of the other shares of such preferred stock. The net proceeds of the private placement were applied against the outstanding indebtedness under Dynamotion's New Debt Facility. The Class B Stock requires an $.08 per share cumulative dividend increasing to $.12 per share in 2001. At December 31, 1996, unpaid cumulative dividends totaled $130,000.

     On August 20, 1996 Dynamotion sold substantially all of the assets (other than finished goods) associated with its ATI router product line to Advanced Technologies, Inc. ("Purchaser"). The sales price for the assets consisted of
(a) $1,100,000 ($300,000 paid in cash which was applied to Dynamotion's term loan balance under the New Debt Facility with the balance of the purchase price paid by delivery to Dynamotion of a $800,000 promissory note (the "Note")) and
(b) the value of certain assumed liabilities. Principal under the Note was payable monthly at a rate equal to 15% of Purchaser's monthly gross revenue and interest at prime is payable quarterly with all unpaid principal and unpaid accrued interest due on December 31, 1997. On January 3, 1997, Dynamotion negotiated with the Purchaser and accepted a $500,000 cash payment as payment in full satisfaction of the $800,000 Note. Dynamotion negotiated this settlement to fund cash flow needs and recorded an expense in December 31, 1996 for this $300,000 discount.

     Pursuant to the terms of a Finished Goods Agreement (the "Agreement"), the finished goods associated with Dynamotion's ATI router product line were to be sold to the Purchaser. Such finished goods were transferred to the Purchaser as its customers agreed to purchase the finished goods. No revenue was recognized on these transfers. The Purchaser agreed, subject to certain conditions, to acquire on December 31, 1996 all finished goods not sold to its customers on or before such date. Payment for these finished goods was to be made through June 30, 1997. Pursuant to the terms of the Agreement, a receivable from Purchaser for $329,000 was recorded at December 31, 1996 resulting in a loss of approximately $76,000. In addition, Dynamotion is currently in negotiations with Purchaser to accelerate all amounts due and owing to Dynamotion, and Dynamotion estimates that this will result in a discount of approximately $230,000 which has been recorded at December 31, 1996.

     Dynamotion sold substantially all of the assets associated with its PMC division on September 30, 1996 to Dynamotion's largest supplier (the "Buyer"). The purchase price for the assets consisted of (a) $1,000,000 ($300,000 note receivable from the Buyer and $700,000 reduction in $1.2 million of outstanding trade payables due the Buyer) and (b) the value of certain assumed liabilities. The $300,000 receivable was paid in full in October 1996. In addition, Dynamotion agreed to pay on or before December 31, 1996 the remaining $500,000 in outstanding trade payables to the Buyer. Currently, Dynamotion has not paid the $500,000 nor has the Buyer made demand for payment. As long as Dynamotion is able to keep current with any subsequent obligations owed to the purchaser, management believes that the Buyer will not take action to collect the outstanding $500,000 in the near term.

     As of December 31, 1996 Dynamotion's outstanding indebtedness under the New Debt Facility increased to $5.6 million from $2.6 million on March 31, 1996. The higher bank debt level is primarily attributable to two factors: 1) 1996 revenue and earnings were significantly below management's expectations and 2) delays in the collection of several large trade receivables.

                        COMPARISON OF SHAREHOLDER RIGHTS

     ESI and Dynamotion are incorporated in Oregon and New York, respectively. Shareholders of Dynamotion receiving ESI Common Stock in connection with the Merger, whose rights as shareholders are currently governed by the NYBCL and other laws of the state of New York ("New York Law"), Dynamotion's Certificate of Incorporation, as amended (the "Dynamotion Certificate") and Dynamotion's Bylaws (the "Dynamotion Bylaws") (the Dynamotion Certificate and the Dynamotion Bylaws are referred to as the "Dynamotion Charter Documents") will, upon the Effective Time of the Merger, automatically become shareholders of ESI, and their rights will be governed by the Oregon Business Corporation Act and other laws of the State of Oregon ("Oregon Law"), ESI's Articles of Incorporation, as amended (the "ESI Articles"), and ESI's Bylaws (the "ESI Bylaws") (the ESI Articles and the ESI Bylaws are referred to as the "ESI Charter Documents").

     The following is a summary of material similarities and differences between the rights of ESI shareholders under the ESI Charter Documents and Oregon Law on the one hand, and Dynamotion shareholders under the Dynamotion Charter Documents and New York Law on the other hand. The following discussion is not meant to be relied upon as an exhaustive list or detailed description of such differences and is not intended to constitute a detailed comparison or description of the provisions of the ESI Charter Documents, the Dynamotion Charter Documents, New York Law or Oregon Law. The following discussion is qualified in its entirety by reference to the ESI Charter Documents, the Dynamotion Charter Documents, New York Law and Oregon Law, and holders of Dynamotion capital stock are referred to the complete texts of such documents and laws. Additional information concerning the ESI Common Stock also is provided in the documents incorporated by reference. See "Additional Information" and "Incorporation by Reference."

AMENDMENT OF ARTICLES OF INCORPORATION

     Oregon Law generally provides that in order for an amendment to a corporation's articles of incorporation to be adopted, the proposed amendment must be submitted to a vote at a meeting of shareholders. Oregon Law also requires that, before submission to the shareholders, the board of directors must adopt a resolution setting forth the proposed amendment and direct that it be submitted to the shareholders.

     Under Oregon Law, an amendment to the articles of incorporation is approved if a quorum exists and the votes cast favoring the amendment exceed the votes cast opposing the amendment, unless the amendment would create dissenters' rights, in which case a majority of the votes entitled to be cast is required for approval. Supermajority voting requirements may be imposed and maintained by the articles of incorporation, and may be imposed by the board of directors with respect to any proposed amendment. The ESI Articles contain no Supermajority provisions with respect to amending the ESI Articles, except with respect to amending provisions dealing with the following issues: (1) amendments to the ESI Bylaws, (2) the removal of a director without cause, and (3) approval of certain "Business Transactions" with "Related Persons," each as defined therein. In each of these cases, an amendment to the ESI Articles would require a vote of two-thirds (2/3) of the shareholders entitled to vote with respect to that issue.

     Under New York Law, an amendment or change of the certificate of incorporation may be authorized by a vote of the board, followed by a vote of the holders of a majority of all outstanding shares entitled to vote thereon. Certain categories of amendments, including the amendments proposed by this transaction, which adversely affect the rights of any holders of shares of a class or series of stock require the affirmative vote of the holders of a majority of all outstanding shares of such class or series, voting separately.

     By the terms of the Dynamotion Certificates designating the Class A and Class B Stock, the rights and preferences of the shares of Class A and Class B Stock can only be altered upon the affirmative vote of the holders of a majority of its outstanding shares of each class, voting separately.

AMENDMENT OF BYLAWS

     Under Oregon Law, either the board of directors or the shareholders may amend or repeal the corporation's bylaws unless the articles of incorporation reserve the power to amend the bylaws exclusively to the Shareholders in whole or in part, or the Shareholders, in amending or repealing a particular bylaw, provide expressly that the board of directors may not amend or repeal that bylaw. Under the ESI Articles, the ESI Board has the power to alter, amend or repeal the ESI Bylaws or to adopt new bylaws subject to repeal or change by the ESI shareholders, but the ESI Bylaws may not be adopted, altered, amended or repealed in any respect by the ESI shareholders unless such action is approved by the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of ESI Common Stock.

     Under New York law, except as otherwise provided in the certificate of incorporation, bylaws may be amended, repealed or adopted by the holders of shares entitled to vote for the election of any director. When so provided in the certificate of incorporation or a bylaw adopted by the shareholders, bylaws may also be amended, repealed or adopted by the board by such vote as may be therein specified, which may be greater than the vote otherwise prescribed by law, but any bylaw adopted by the board may be amended or repealed by the shareholders entitled to vote thereon. Under the Dynamotion Bylaws, the Dynamotion Board has the power to alter, amend, supplement, and repeal the Dynamotion Bylaws or adopt new Bylaws, provided that the vote of a majority of the entire Board shall be required to change the number of authorized Directors. If any Bylaw regulating an impending election of Directors is adopted, altered, amended, supplemented or repealed by the Board, such Bylaw shall be set forth in the notice of the next meeting of Shareholders for election of Directors, together with a concise statement of the changes made. Any Bylaws adopted, altered, amended, or supplemented by the Board may be altered, amended, supplemented or repealed by the Shareholders entitled to vote thereon.

SPECIAL MEETING OF SHAREHOLDERS

     Oregon Law provides that a special meeting of shareholders may be called by the board of directors or the holders of ten percent (10%) or more of the votes entitled to be cast on any issue proposed to be considered at the special meeting, or by such persons as are specified in the articles of incorporation or bylaws. The ESI Bylaws grant authority to the president to call a special meeting of the ESI shareholders.

     Under New York Law, a special meeting of shareholders may be called by the board of directors and by such person or persons as may be authorized to do so in the certificate of incorporation or by-laws. In addition, if an annual shareholder meeting has not been held for a certain period of time and a sufficient number of directors were not elected to conduct the business of the corporation, the board shall call a special meeting for the election of directors.

If the board fails to do so, or if sufficient directors are not elected within a certain period, holders of 10% of the shares entitled to vote in an election of directors may call a special meeting for such an election.

     The Dynamotion Bylaws provide that a special meeting of shareholders may be called, for any purpose or purposes, by the President, by any two Directors, by the Secretary, or by the holders of ten percent (10%) of the total shares of all classes then outstanding and entitled to vote.

DIVIDENDS

     Under Oregon Law, the board of directors of a corporation may authorize and the corporation may make distributions (including dividends) to shareholders only if after giving effect to the distribution (i) the corporation would be able to pay its debts as they become due in the usual course of business and
(ii) the corporation's total assets would at least equal the sum of the total liabilities plus, unless the corporation's articles of incorporation permit otherwise, the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

     Under New York Law, dividends may be declared or paid and other distributions may be made out of surplus only, so that the net assets of the company remaining after such declaration, payment or distribution must at least equal the amount of its stated capital. When any dividend is paid or any other distribution is made from sources other than earned surplus, a written notice in the form prescribed by New York Law must accompany such payment or distribution. A corporation may not declare and pay dividends or make other distributions except when currently the corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restrictions contained in the corporation's certificate of incorporation.

CAPITAL STOCK

     ESI has two authorized classes of stock (common and preferred). As provided in the ESI Articles, for the one series of ESI Preferred Stock for which the ESI Board has designated rights, there are no voting rights except as required by law.

     Dynamotion's Certificate of Incorporation authorizes Common Shares and Preferred Shares, and authorizes the Board of Directors to issue one or more classes or series of such Preferred Shares and to fix the rights, preferences and privileges of each such class or series of Preferred Shares. As of the date of this Proxy Statement/Prospectus, Dynamotion's Board of Directors has designated two classes of Preferred Shares, Class A Non-Cumulative Redeemable Convertible Preferred Shares (the "Class A Stock") and Class B Cumulative Convertible Preferred Shares (the "Class B Stock").

     The holders of Class A Stock (i) have the right to vote upon all matters upon which the holders of Common Shares have the right to vote on an as-converted basis, (ii) have the right to receive a non-cumulative dividend equal to 8% per annum of the initial public offering price of the Class A Stock,
(iii) have the right to convert each share of Class A Stock into a number of Common Shares, based on a specified conversion ratio, plus two Z Warrants, (iv) are subject to the right of Dynamotion to redeem the Class A Stock in certain events (which events have not occurred), and (v) are entitled to receive a payment equal to the initial public offering price per share, together with all accrued and unpaid dividends, before any payment to holders of shares of junior stock upon the liquidation, dissolution or winding-up of Dynamotion.

     The holders of Class B Stock (i) have the right to vote upon all matters upon which the holders of Common Shares have the right to vote (except for the election of directors) on an as-converted basis, the right to elect up to two directors, and the right to vote on certain matters as a class, (ii) have the right to receive a cumulative dividend equal to $0.08 per annum per share (subject to increase in certain circumstances beginning on March 21, 2001),
(iii) have the right to convert each share of Class B Stock into a number of Common Shares based on a specified conversion ratio, (iv) are subject to the right of Dynamotion to redeem the Class B Stock on or after March 20, 2001, and
(v) are entitled to receive a payment of $1.00 per share, together with all accrued and unpaid dividends, before any payment to holders of shares of junior stock upon the liquidation, dissolution or winding-up of Dynamotion.

DISSENTERS' RIGHTS

     Under Oregon Law, shareholders that otherwise would be entitled to exercise dissenters' rights do not have such rights if the stock affected is listed on a national securities exchange or is a national market system security. ESI's Common Stock is listed as a national market system security.

     Under New York Law, a holder of any adversely affected shares who does not consent to alteration of a certificate of incorporation, subject to complying with the prescribed statutory procedure, shall have the right to dissent and receive payment for such shares, if the Certificate of Amendment (a) alters or abolishes any preferential right of such shares having preferences; or (b) creates, alters or abolishes any provision or right in respect of the redemption of such shares; (c) alters or abolishes any preemptive right of such holder to acquire shares or other securities; or (d) excludes or limits the right of the right of such holder to vote on any matter, except that such right may be limited by the authorization of new shares of any new or existing class. Likewise a shareholder who does not assent to any plan of merger or consolidation to which the corporation is a party or to any sale, lease, exchange or other disposition of substantially all the assets of a corporation shall have the right to dissent and receive payment for such shares. There is no exception under New York Law that prevents the exercise of dissenters' rights if the stock affected is listed on a national securities exchange or is a national market system security.

PROVISIONS RELATING TO DIRECTORS

     Number of Directors

     Under Oregon Law, a corporation must have a board of directors consisting of at least one director. Under New York Law, a corporation must have a board of directors consisting of at least three directors, except where all the shares of the corporation are owned beneficially and of record by not less than three shareholders, the number of directors may be less than three but not less than the number of shareholders. The ESI Bylaws provide that the ESI Board must consist of at least six and no more than ten directors. Within that range, the ESI Board has the authority to set the actual number, the current number being set at seven. The Dynamotion Bylaws provide that the Dynamotion Board must consist of at least three directors, unless the number of beneficial and record owners of shares of the company is less than three, then the number of directors must be the same as the number of shareholders. Within such limitations, the Dynamotion Board has the authority to set the actual number, the current number being set at seven.

     Cumulative Voting for Directors

     Both Oregon Law and New York Law allow for cumulative voting in the election of directors, but only if the articles or certificate of incorporation of the corporation so provide. Under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may then cast all such votes for a single candidate or may allocate the votes among as many candidates as the shareholder may desire. Without cumulative voting, the holders of a majority of the shares voting in the election of directors would have the power to elect all the directors to be elected, and no person could be elected without the support of holders of a majority of the shares. Neither of the ESI Articles nor the Dynamotion Certificate provides for cumulative voting.

     Voting for Directors by Proxy

     Under both Oregon Law and New York Law, every shareholder entitled to vote at an election of directors has the right to vote either in person or by proxy.

     Vacancies

     Oregon Law provides that, unless the articles of incorporation provide otherwise, a vacancy in the board of directors (including a vacancy created by an increase in the authorized number of directors) may be filled by the shareholders or by the directors then in office (even though fewer than necessary to form a quorum of the board of directors).

     Under New York Law, newly created directorships resulting from an increase in the number of directors and vacancies occurring on the board for any reason, except the removal of directors without cause, may be filled by vote of the board. However, the certificate of incorporation or bylaws may provide that such newly created directorships or vacancies are to be filled by vote of the shareholders. Unless the certificate of incorporation or the specific provision of a bylaw adopted by the shareholders provide that the board may fill vacancies occurring on the board by reason of the removal of directors without cause, such vacancies may be filled only by vote of the shareholders. A director elected to fill a vacancy, unless elected by the shareholders, will hold office until the next meeting of shareholders at which the election of directors is in the regular order of business and until his or her successor has been elected and qualified.

     The Dynamotion Bylaws provide that any vacancy in the respective Board of Directors may be filled by a majority vote of the remaining directors or by the shareholders.

     Removal

     Under Oregon Law, a director may be removed with or without cause unless the articles of incorporation provide that directors may be removed only for cause. A director may be removed only at a meeting of the shareholders called for the purpose of removing the director, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is the removal of a director. Under the ESI Articles, a director may be removed without cause only upon the vote of the holders of two-thirds (2/3) of the shares entitled to vote at an election of directors.

     Under New York Law, (i) shareholders may remove any director for cause,
(ii) if the certificate or a provision of a bylaw adopted by the shareholders so provides, any director may be removed for cause by action of the board except in the case of a director elected by cumulative voting; (iii) if the certificate or bylaws so provide, shareholders may remove directors without cause; and (iv) an action to procure a judgment to remove a director for cause may be brought by the attorney general or by the holders of ten percent of the outstanding shares, whether or not such holders are entitled to vote. The Dynamotion Bylaws provide that any or all of the company's directors may be removed with or without cause by the shareholders.

     Limitation on Liability

     Section 60.047 of ORS provides that incorporations' articles of incorporation may contain a provision limiting the personal liability of the director to the corporation or its shareholders for monetary damages for accounting as a director, provided that no such provision shall eliminate or limit the liability of a director for any act or omission before the date when such provision becomes effective. Further, such provision may not eliminate or limit the liability of the director for: (i) any breach of the director's duty of loyalty to the corporation or shareholders; (ii) acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) any unlawful distribution as defined under ORS 60.367; or any transaction from which the director derived an improper personal benefit.

     Section 402(b) of the NYBCL provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity. However, no such provision can eliminate or limit (i) the liability of any director if a judgment or other final adjudication adverse to such director establishes that such director's acts or omissions were in bad faith, or involved intentional misconduct or a knowing violation of law, or that the director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or that the director's acts violated certain provisions of New York Law or (ii) the liability of any director for any act or omission before the adoption of such a provision in the certificate of incorporation.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

     Under Section 60.391 of ORS, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against any liability incurred in the proceeding if: (i) the conduct of the individual was in good faith; (ii) the individual reasonably believed that the individual's conduct was in the best interest of the corporation, or at least was not opposed to its best interests; and (iii) in the case of any criminal proceeding the individual had no reasonable cause to believe the individual's conduct was unlawful. A corporation may not indemnify a director under ORS 60.319: (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) in connection with any other proceeding charging improper personal benefit to the director in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

     Under Section 60.394 of ORS, unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Under Section 60.401 of ORS, unless the corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. The court may order indemnification if it determines that: (i) the director is entitled to mandatory indemnification under ORS 60.394, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain the court-ordered indemnification; or (ii) the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in ORS 60.391 or was adjudged liable.

     Under ORS 60.397, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if: (i) a director furnishes the corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct described in ORS 60.391; and (ii) the director furnishes the corporation a written undertaking, executed personally on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct. The director's repayment obligation must be an unlimited general obligation of the director but need not be secured. Any authorization of payment under ORS 60.397 may be made by provision in the Article of Incorporation, Bylaws, by Resolution of the shareholders, or board of directors, or by contract.

     Under ORS 60.407, unless a corporation's articles of incorporation provide otherwise, an officer of the corporation is entitled to mandatory indemnification and is entitled to apply for a court-ordered indemnification in each case to the same extent as a director. Likewise the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as a director.

     The ESI Charter Documents provide that ESI shall provide indemnification to its directors, officers, or fiduciaries of its employee benefits plans, as defined by the Employment Retirement Income Security Act of 1974, in respect of any action, suit, or proceeding to which such person is made, or threatened to be made, a party by reason of the fact that the person is or was a director, officer, or fiduciary of an employee benefit plan of ESI or at the request of ESI acted in a similar capacity with regard to any other enterprise, against all expenses, including attorney's fees, actually and reasonably incurred in connection with such action, suit, or proceeding.

     Under Section 722 of the NYBCL, a corporation may indemnify any person made, or threatened to be made, a party to any action or proceeding, except for shareholder derivative suits, by reason of the fact that he or she was a director or officer of the corporation, provided such director or officer of the corporation acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal proceedings, in addition, had no reasonable cause to believe his or her conduct was reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action, reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action, proceeding or appeal therefrom. Section 723 of the NYBCL provides that expenses incurred in defending a civil or criminal action may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person was not entitled to such indemnification. In the case of shareholder derivative suits, the corporation may indemnify any person by reason of the fact that he or she was a director or officer of the corporation if he or she acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the company, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     The indemnification and advancement of expenses described above under New York Law is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws, or, when authorized by (i) such certificate of incorporation or by-laws, (ii) a resolution of shareholders, (iii) a resolution of directors, or
(iv) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

     Any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to New York Law, any indemnification under New York Law pursuant to the above paragraphs may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct (i) by the disinterested directors if a quorum is available, or (ii) in the event a quorum of disinterested directors is not available or so directs by either (A) the board upon the written opinion of independent legal counsel, or (B) by the shareholders.

     The Dynamotion Certificate provides that Dynamotion shall provide indemnification to its directors and officers in respect of actions, suits or proceedings based upon, arising from, relating to or by reason of the fact that any such director or officer serves or served in such capacity with Dynamotion or at the request of Dynamotion in any capacity with any other enterprise, against all reasonable expenses, including attorney's fees, actually and necessarily incurred in defense of such action, suit or proceeding, and permits Dynamotion to indemnify others and to advance expenses to the fullest extent permitted by law, except in relation to matters as to which such director or officer is adjudged to have breached his duty to Dynamotion.

ANTI-TAKEOVER STATUTES

     Business Combinations

     Oregon has enacted a business combination statute that is contained in ss.ss. 60.825 - 60.845 of the Oregon Business Corporation Act (the "Oregon Combination Law"), which provides that any person who acquires 15% or more of a corporation's voting stock (thereby becoming an "interested shareholder") may not engage in certain "business combinations" with the target corporation for a period of three years following the date the person became an interested shareholder, unless (1) the board of directors of the corporation has approved, before that acquisition date, either the business combination or the transaction that resulted in the person becoming an interested shareholder, (2) upon consummation of the transaction that resulted in the person becoming an interested shareholder, that person owns at least 85% of the corporation's voting stock outstanding at the time the transaction is commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (3) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least 662/3% of the outstanding voting stock not owned by the interested shareholder.

     Under the Oregon Combination Law, for purposes of determining whether a person is the "owner" of 15% or more of a corporation's voting stock, ownership is defined broadly to include the right, directly or indirectly, to acquire the stock or to control the voting or disposition of the stock. A "business combination" is also defined broadly to include (1) mergers and sales or other dispositions of 10% or more of the assets of a corporation with or to an interested shareholder, (2) certain transactions resulting in the issuance or transfer to the interested shareholder of any stock of the corporation or its subsidiaries, (3) certain transactions which would result in increasing the proportionate share of the stock of a corporation or its subsidiaries owned by the interested shareholder, and (4) receipt by the interested shareholder of the benefit (except proportionately as a Shareholder) of any loans, advances, guarantees, pledges, or other financial benefits.

     These restrictions placed on interested shareholders by the Oregon Combination Law do not apply under certain circumstances, including, but not limited to, the following: (1) if the corporation's original articles of incorporation contain a provision expressly electing not to be governed by the Oregon Combination Law, (2) within 90 days after April 4, 1991, the corporation, by action of its board of directors, adopts an amendment to its bylaws expressly electing not to be governed by the Oregon Combination Law, or (3) if the corporation, by action of its shareholders, adopts an amendment to its bylaws or articles of incorporation expressly electing not to be governed by the Oregon Combination Law, provided that such an amendment is approved by the affirmative vote of not less than a majority of the outstanding shares entitled to vote and that such an amendment will not be effective until 12 months after its adoption and will not apply to any business combination with a person who became an interested shareholder at or before such adoption. None of these circumstances exist with respect to ESI; accordingly, the requirements of the Oregon Combination Law apply to ESI.

     New York also has enacted a business combination statute, which is contained in Section 912 of the NYBCL. Section 912 provides that a domestic corporation shall not engage in certain "business combinations" with any "interested shareholder" for a period of five years following the date that such person first became an interested shareholder, unless such business combination or the purchase of stock that resulted in the person becoming an interested shareholder was approved by the board of directors of the corporation before the date the person first became an interested shareholder.

     Section 912 also provides that a domestic corporation shall not engage at any time in any business combination with an interested shareholder other than
(1) a business combination approved by the board of directors of the corporation as set forth in the preceding paragraph, (2) a business combination approved by a majority vote of the holders of the outstanding voting stock not beneficially owned by such interested shareholder or any affiliate or associate thereof occurring at least five years after the date the person first became an interested shareholder, or (3) a business combination that meets certain conditions (a) specifying the minimum amount of consideration to be received per share by holders of outstanding shares of any class or series of stock of such corporation, (b) limiting the type of consideration to be received by the holders of each class or series of stock in the business combination, (c) requiring payment of the proper consideration to the holders of all outstanding shares of stock of the corporation not beneficially owned by the interested shareholder immediately before the business combination, and (d) restricting the manner in which the interested shareholder may become the beneficial owner of any additional shares of voting stock of the corporation after the date the person first became an interested shareholder and before the date of the business combination.

     Section 912 defines an "interested shareholder" as any person that is the beneficial owner, directly or indirectly, of 20% or more of the voting stock of the corporation, or any person that is an affiliate or associate of the corporation and at any time within the preceding five years was the beneficial owner, directly or indirectly, of 20% or more of the voting stock of the corporation. A "business combination" is defined broadly to include certain (1) mergers or consolidations, (2) sales, leases, exchanges, mortgages, pledges, transfers or other dispositions of assets, (3) issuances or transfers of stock,
(4) liquidations or dissolutions, (5) reclassifications or recapitalizations, or
(6) loans, advances, guarantees, pledges or other financial assistance.

     The restrictions placed on interested shareholders by New York law do not apply under certain circumstances, including any business combination of a corporation (1) that does not have a class of voting stock registered with the SEC pursuant to Section 12 of the Exchange Act, unless the certificate of incorporation provides otherwise, (2) whose certificate of incorporation has been amended to provide that such corporation shall be subject to the provisions of Section 912, if the corporation did not have a class of voting stock registered with the SEC pursuant to Section 12 of the Exchange Act on the effective date of such amendment, and if the person first became an interested shareholder before the effective date of such amendment, (3) whose original certificate of incorporation contains a provision expressly electing not to be governed by Section 912, (4) which adopted an amendment to its bylaws before March 31, 1986, electing not to be governed by Section 912, (5) which adopts an amendment to its bylaws that is approved by a majority vote of the holders of the outstanding voting stock of the corporation, excluding the interested shareholders and their affiliates and associates, electing not to be governed by
Section 912, provided that such amendment is not effective until 18 months after the shareholder vote and does not apply to any business combination with a person who first became an interested shareholder on or before the effective date of such amendment, (6) with a person who became an interested shareholder inadvertently, if such interested shareholder divests itself of a sufficient amount of the voting stock so that it no longer is the beneficial owner of 20% or more of the outstanding voting stock of the corporation and would not at any time within the preceding five years have been an interested shareholder but for such inadvertent acquisition, or (7) with an interested shareholder who was the beneficial owner of 5% or more of the outstanding voting stock of the corporation on October 30, 1985, and remained so until the date he first became an interested shareholder.

     Control Shares

     Oregon has enacted a control share statute that is contained in ss.ss.
60.801 - 60.816 of the Oregon Business Corporation Act (the "Oregon Control Share Act"). The Oregon Control Share Act provides that "control shares" of a corporation acquired in a control share acquisition have no voting rights except as granted by the shareholders of the corporation. "Control shares" are shares which, when added to shares then owned or controlled by a shareholder, increase such shareholder's control of voting power above one of three thresholds: more than one-fifth, more than one-third, or more than one-half of the outstanding voting power of the corporation. Voting rights for shares acquired in a control share acquisition must be approved by a majority of the votes cast by holders of shares entitled to vote, excluding shares voted or controlled by the acquiring person and certain officers and directors. However, no such approval is required for gifts or other transactions not involving consideration, for a merger to which the corporation is a party, or certain other transactions described in ss.60.801(e).

     Submission for shareholder consideration of a resolution to grant voting rights to control shares must be preceded by the filing with the corporation of an acquiring person statement providing certain specified information. If the acquiring person requests at the time of delivery of the acquiring person statement a special meeting of shareholders and submits an undertaking to pay the corporation's expenses, the corporation shall call a special meeting to consider solely the voting rights to be accorded the voting shares acquired in the control share acquisition, not later than 10 days from the date of receipt of the acquiring person statement. Unless the acquiring person agrees otherwise in writing, the special meeting of shareholders shall be held not sooner than 30 days and no later than 50 days after receipt by the corporation of the acquiring person statement. If no request for a special meeting of shareholders is made in the acquiring person statement, the Board shall present to the next annual or special meeting of shareholders occurring more than sixty days after the filing of the acquiring person statement, the voting rights to be accorded the voting shares acquired in the control share acquisition.

     Unless otherwise provided in a corporation's articles of incorporation or bylaws, in the event that control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired a majority of all voting power of the corporation, the shareholders of the corporation, other than the acquiring person, have dissenters' rights and shall be entitled to obtain the fair value of the holder's shares. "Fair value" means a value not less than the highest price paid per share by the acquiring person in the control share acquisition.

     The ESI Charter Documents currently contain no provisions with respect to control shares.

     New York Law does not presently include a control share statute.

     Security Takeover Disclosure

     New York Law contains provisions (NYBCL ss.1600-1613) which provide that offerors of a takeover bid comply with various disclosure requirements upon commencement of the takeover bid ("Security Takeover Disclosure Act"). The Security Takeover Disclosure Act defines a takeover bid as the acquisition or offer to acquire, pursuant to a tender offer or request or invitation for tenders, any equity security of a target company, if after acquisition thereof the offeror would, directly or indirectly, be a beneficial owner of more than five percent (5%) of any class of the issued and outstanding equity securities of such target company. An offeror may not commence a takeover bid unless, as soon as practicable on the date of commencement, it files with the attorney general of the State of New York and delivers to the target company a registration statement. Additionally, an offeror must make full and fair disclosure to offerees of the takeover bid the material information set forth in the registration statement transmitted to the attorney general and the company.

     The registration statement required to be filed by the offeror must contain the following: (i) copies of all prospectuses, brochures, advertisements, circulars, letters or other matter through which the offeror proposes to disclose to offerees all information material to a decision to accept or reject the offer; (ii) the identity and background of all persons on whose behalf the takeover bid is to be effected; (iii) the exact title and number of shares outstanding of the class of equities securities being sought, the number of securities being sought and the consideration being offered; (iv) the source and amount of funds or other consideration used to finance the takeover bid, including a statement describing any securities being offered in exchange for the equity securities of the target company and copies of all loan or credit agreements and letter of commitment used or to be used to secure financing for the acquisition of any equity security of the target company; (v) a statement of any plans the offeror may have to liquidate the target company upon gaining control or to effect a merger or consolidation of it, or to make any other major change in its business, corporate structure, management, personnel or policies of employment; (vi) the number of shares of any equity security of the target company of which each offeror is beneficial or record owner or has a right to acquire directly or indirectly; (vii) particulars as to any contracts, arrangements or understandings to which an offeror is party with respect to any equity security of the target company; (viii) complete information on the organization and operations of the offeror; (ix) a statement as to the potential impact, if any, of the offeror's plans or proposals on the residents of New York State; (x) particulars as to any employee benefit plans, labor law compliance and community and charitable activities; (xi) if the offeror is a natural person, information concerning his identity and background; and (xii) the investment rating on any debt securities or preferred stock offered in the takeover bid or used as a source of funds in making a takeover bid.

     If the takeover bid is not subject to the requirements of Section 14(d) of the Securities Exchange Act of 1934, 15 U.S.C. ss.78n(d), the takeover bid is further subject to additional requirements delineated at NYBCL ss.1612. In the event of an offeror's non-compliance with the Security Takeover Disclosure Act, various criminal and civil penalties are provided under the law. Additionally, NYBCL ss.1613 provides a private cause of action to any offeree whose equity securities are the subject of a takeover bid and who has been injured by any violation of the Security Takeover Disclosure Act to enjoin such unlawful act or practice and to recover actual damages together with reasonable attorneys' fees in the event the offeree is successful.

     Oregon Law does not presently contain a security takeover disclosure statute.

                                  LEGAL MATTERS

     The legality of the shares of ESI Common Stock to be issued to the Dynamotion shareholders in connection with the Merger, and certain other legal matters in connection with the Merger, will be passed upon by Stoel Rives LLP, 900 SW Fifth Avenue, Suite 2300, Portland, OR 97204-1268.

                                     EXPERTS

     The consolidated financial statements incorporated in this Proxy Statement/Prospectus by reference to ESI's Annual Report on Form 10-K for the year ended May 31, 1996 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

     The audited financial statements for the years ended December 31, 1995 and 1996 of Dynamotion included in this Proxy Statement/Prospectus have been audited by McGladrey & Pullen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. The audited financial statements of Dynamotion for the year ended December 31, 1994 included in this Proxy Statement/Prospectus have been audited by Feldman Radin & Co., P.C., independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

                              SHAREHOLDER PROPOSALS

     If the Merger is consummated, shareholders of Dynamotion will become shareholders of ESI. ESI's next annual meeting of shareholders will take place in September 1997. Any shareholder proposals to be considered for inclusion in proxy material for ESI's annual meeting must have been received at the principal executive office of ESI no later than April 14, 1997.

                              DYNAMOTION/ATI CORP.

                   INDEX TO DYNAMOTION'S FINANCIAL STATEMENTS


                                                                            Page

Report of Independent Public Accountants...................................  F-2

Report of Independent Public Accountants...................................  F-3

Balance Sheets at December 31, 1995 and 1996...............................  F-5

Statements of Operations for the Years Ended December 31,
  1994, 1995 and 1996......................................................  F-7

Statements of Shareholders' Equity (Deficit) for the Years
  Ended December 31, 1994, 1995 and 1996...................................  F-8

Statements of Cash Flows for the Years Ended December 31, 1994,
  1995 and 1996............................................................  F-9

Notes to Financial Statements......................................  F-10 - F-31

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Dynamotion/ATI Corp.
Santa Ana, California


We have audited the accompanying balance sheets of Dynamotion/ATI Corp. as of December 31, 1995 and 1996, and the related statements of operations, shareholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dynamotion/ATI Corp. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the financial statements, the Company has suffered recurring losses from operations and its total liabilities exceeds its total assets. In addition, the Company is in default of the terms of its bank financing. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 14. These plans include a merger with Electro Scientific Industries, Inc. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Anaheim, California                                     McGLADREY & PULLEN, LLP
March 7, 1997

                          INDEPENDENT AUDITORS' REPORT



To the Shareholders and Board of Directors
Dynamotion/ATI Corp.
(formerly known as Cybernetics Products, Inc.)

     We have audited the consolidated balance sheet of Dynamotion/ATI Corp. (formerly known as Cybernetics Products, Inc.) and subsidiaries for the year ended December 31, 1994, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dynamotion/ATI Corp. and subsidiaries for the year ended December 31, 1994, and the results of operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that Dynamotion/ATI Corp. and subsidiaries will continue as a going concern. As discussed in Note 2 to the consolidated financial statements for the year ended December 31, 1994, the Company is currently not in compliance with certain financial covenants contained in its revolving credit facility and is delinquent in the repayment of the over advance portion of this facility made available to the Company subsequent to December 31, 1994. The Company's recent losses from operations as well as other operational matters have negatively affected the Company's liquidity. Therefore, the Company is in the process of seeking alternative forms of capital to supplement its existing credit facility. There can be no assurance that the Company will be successful in overcoming its liquidity problem or that alternative sources of capital will be available on terms satisfactory to the Company. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2 to the consolidated financial statements for the year ended December 31,

1994. The financial statements do not include any adjustment relating to the recoverability and classification of reported asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

                                               FELDMAN RADIN & CO., P.C.
                                               Certified Public Accountants

February 17, 1995
New York, New York

                              DYNAMOTION/ATI CORP.
                                 BALANCE SHEETS

                                 ASSETS (Note 3)
                                  (in thousands
                        except share and per share data)


                                                                                        December 31,
                                                                                    1995           1996
                                                                                    ----           ----
CURRENT ASSETS:

  Trade accounts receivable, less allowance
    for doubtful accounts of 1995 $121; 1996 $101;
    (Notes 12 and 14)                                                          $   3,803      $   4,359
  Other receivables, net of allowance for doubtful
    accounts 1995 $0; 1996 $230 (Note 1)                                              72            614
  Notes receivable - current (Note 11)                                                67             --
  Inventories (Note 2)                                                             6,401          3,761
  Prepaid expenses and other current assets                                           45             63
                                                                                --------       --------
    TOTAL CURRENT ASSETS                                                          10,388          8,797

MACHINERY AND EQUIPMENT, net (Note 2)                                              1,110          1,049

NOTES RECEIVABLE, long term net of allowance
   for doubtful notes 1995 $0; 1996 $100 (Note 11)                                   183            145

PATENTS, net (Note 2)                                                              3,423          3,099
                                                                                --------       --------
                                                                               $  15,104      $  13,090
                                                                                ========       ========


                        SEE NOTES TO FINANCIAL STATEMENTS

                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

                                                                                        December 31,
                                                                                    1995           1996
                                                                                    ----           ----
CURRENT LIABILITIES:
  Accounts payable (Note 1)                                                    $   4,532      $   4,162
  Unfunded disbursements                                                             487            187
  Revolving credit facility (Note 3)                                               2,148          3,658
  Note payable to bank (Note 3)                                                      --           1,950

  Current maturities of long-term debt (Notes 4 and 14)                              582            802
  Accrued commissions                                                                783            787
  Accrued payroll and related expenses                                               345            540
  Customer deposits                                                                   --            574
  Other current liabilities                                                        1,438          1,065
                                                                                --------       --------
    TOTAL CURRENT LIABILITIES                                                     10,315         13,725


LONG-TERM DEBT (Note 4)                                                            3,053            263
                                                                                --------       --------

COMMITMENTS AND CONTINGENCIES (Notes 3, 7, 8,
 13 and 14)

SHAREHOLDERS' EQUITY (DEFICIT) (Notes 8 & 9):
  Convertible and redeemable Class A preferred stock,
    non-cumulative at $.44 per share, $.01 par value,
    liquidation  preference $5.50 per share, authorized
    2,062,500 shares, issued and outstanding 1995
    1,001,964; 1996 943,279 shares                                                    10             10

  Convertible Class B preferred stock, 8% cumulative,
    $.01 par value (liquidation preference $1.00 per
    share), authorized 2,250,000, issued and                                          --             22
    outstanding 2,250,000

  Common stock, $.04 par value, authorized 20,000,000
   shares, issued and outstanding 1995 2,530,148; 1996
   2,837,456 shares                                                                  101            113

  Additional paid-in capital                                                      15,181         17,618
  Common Stock Warrants                                                               --            270
  Accumulated deficit                                                            (13,556)       (18,931)
                                                                                --------       --------
     TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                                          1,736           (898)
                                                                                --------       --------
                                                                               $  15,104      $  13,090
                                                                                ========       ========

                        SEE NOTES TO FINANCIAL STATEMENTS

                              DYNAMOTION/ATI CORP.
                            STATEMENTS OF OPERATIONS


                                                         Years ended December 31,
                                        ------------------------------------------------------
                                                  1994                1995                1996
                                                  ----                ----                ----
                                               (In thousands, except shares and per share data)
REVENUES (Notes 12 and 15)              $       15,934        $     20,512        $     16,214

COSTS AND EXPENSES
     Cost of sales                              10,536              17,075              12,992
     Selling, general and
       administrative expenses
       (Notes 7 and 10)                          3,321               4,473               4,516
     Research and development                    1,424               1,464               1,729
     Amortization of intangible
       assets                                      788                 791                 417
     Loss on sale of division
       and assets (Note 1)                          --                  --                 575
     Goodwill write-off (Note 5)                    --               3,517                  --
                                        --------------        ------------        ------------
       Total costs and expenses                 16,069              27,320              20,229
                                        --------------        ------------        ------------

LOSS FROM OPERATIONS                              (135)             (6,808)             (4,015)

     Interest expense, net                        (325)               (614)               (750)
                                        --------------        ------------        ------------

LOSS FROM CONTINUING
     OPERATIONS BEFORE
     INCOME TAXES                                 (460)             (7,422)             (4,765)

     Income tax benefit (Note 6)                   150                 264                  --
                                        --------------        ------------        ------------

LOSS FROM CONTINUING
     OPERATIONS                                   (310)             (7,158)             (4,765)
                                        --------------        ------------        ------------

DISCONTINUED OPERATIONS
     (Note 1)
     Loss from discontinued
           operations                              (75)               (170)                 --
     Loss on disposal (after
       applicable income tax
       benefit of $1,113)                       (2,695)                 --                  --
                                        --------------        ------------        ------------


       Total loss from
         discontinued operations                (2,770)               (170)                 --
                                        --------------        ------------        ------------

NET LOSS (Notes 1 and 14)               $       (3,080)       $     (7,328)       $     (4,765)
                                        ==============        ============        ============

NET LOSS PER COMMON SHARE:

  (Primary and Fully Diluted)
     Loss from continuing
       operations                       $         (.68)       $      (4.43)       $      (1.82)

     Loss from discontinued
       operations                       $        (2.30)       $       (.10)       $         --
                                        --------------        ------------        ------------

     Net loss (Notes 4 and 9)           $        (2.98)       $      (4.53)       $      (1.82)
                                        ==============        ============        ============
WEIGHTED AVERAGE
  SHARES OUTSTANDING                         1,203,771           1,728,487           2,731,313
                                        ==============        ============        ============

                        SEE NOTES TO FINANCIAL STATEMENTS

                              DYNAMOTION/ATI CORP.
                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                  Years ended December 31, 1994, 1995 and 1996
                                 (in thousands)



                                             Shares                       Par Values             Addi-
                                ------------------------------     --------------------------   tional    Accu-     Common
                                             Class A   Class B               Class A  Class B  Paid-In  mulated      Stock
                                    Common     Pref.     Pref.      Common     Pref.    Pref.  Capital  Deficit   Warrants    Total
                                ----------  --------  --------     -------   -------  -------  -------  -------   --------  -------
Balance at December 31,
  1993                               1,102     1,567        --     $    44   $    15  $    --  $13,818  $(2,302)  $     --  $11,575
Preferred stock converted to
  common stock                         171      (343)       --           7        (3)      --       (3)      --         --        1
Shares issued in acquisition
   of Vision Ten Inc.                  101        --        --           4        --       --      410       --         --      414
Common Shares issued for
  Class A preferred stock
  dividend                              61        --        --           2        --       --      334     (336)        --       --
Net loss                                --        --        --          --        --       --       --   (3,080)        --   (3,080)
                                ----------  --------  --------     -------   -------  -------  -------  -------   --------  -------
Balance at December 31,
  1994                               1,435     1,224        --          57        12       --   14,559   (5,718)        --    8,910
Preferred stock converted to
  common stock                         111     (222)        --           4        (2)      --       (2)      --         --       --
Stock options exercised                 57        --        --           2        --       --        2       --         --        4
Common Shares issued for
  Class A preferred stock
  dividend                             165        --        --           7        --       --      503     (510)        --       --
Shares issued in put feature           612        --        --          25        --       --      (25)      --         --       --
Sale of common stock                   150        --        --           6        --       --      144       --         --      150
Net loss                                --        --        --          --        --       --       --   (7,328)        --   (7,328)
                                ----------  --------  --------     -------  --------  -------  -------  -------   --------  -------
Balance at December 31,
  1995                               2,530     1,002        --         101        10       --   15,181  (13,556)        --    1,736
Preferred stock converted to
  common stock                          60       (59)       --           1        --       --       (1)      --         --       --
Stock Compensation expense              --        --        --          --        --       --       59       --         --       59
Issuance of Class B preferred
  stock and common stock
  warrants                              --        --     2,250          --        --       22    1,692       --        270    1,984
Common Shares issued for
  Class A preferred stock
  dividend                             195        --        --           8        --       --      392     (400)        --       --
Accretion of discount on
  Class B preferred stock               --        --        --          --        --       --       80      (80)        --       --
Accrual of cumulative
  dividend on Class B
  preferred stock                       --        --        --          --        --       --      130     (130)        --       --
Sale of common stock                    52        --        --           3        --       --       85       --         --       88
Net loss                                --        --        --          --        --       --       --   (4,765)        --   (4,765)
                                ----------  --------  --------     -------  --------  -------  -------  -------   --------  -------
Balance at December 31,
  1996                               2,837       943     2,250     $   113  $     10  $    22  $17,618 $(18,931)  $    270  $  (898)
                                ==========  ========  ========     =======  ========  =======  =======  =======   ========  =======

                        SEE NOTES TO FINANCIAL STATEMENTS

                              DYNAMOTION/ATI CORP.
                            STATEMENTS OF CASH FLOWS

                                                                    Years Ended December 31
                                                           ----------------------------------------
                                                                 1994           1995           1996
                                                           ----------    -----------    -----------
                                                                       (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                               $   (3,080)   $    (7,328)   $    (4,765)

    Adjustments to reconcile net (loss) to net cash
     (used in) operating activities:
       Depreciation and amortization                            1,208            801            768
       Deferred income taxes                                   (1,247)          (264)            --
       Loss (gain) on sale of equipment                          (379)            18             --
       Loss on sale of assets                                      --             --            575
       Goodwill write-off                                          --          3,517             --
       Other                                                       --            217            167
    Changes in operating assets and liabilities
       (Increase) decrease in accounts receivable                (784)           148           (261)
       (Increase) decrease in inventories                         (35)          (705)            47
       Decrease in prepaid expenses and
         other assets                                             110            145             34
       Increase (decrease) in accounts payable                   (902)         1,912            374
       Increase in accrued expenses and
         other liabilities                                        675            398            481
                                                           ----------    -----------    -----------

    NET CASH (USED IN) OPERATING ACTIVITIES                    (4,434)        (1,141)        (2,580)
                                                           ----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
       Capital expenditures                                      (650)          (795)          (657)
       Proceeds on sale of assets                               1,548             40            742
       Proceeds from the sale of discontinued operations           --            350             --
                                                           ----------    -----------    -----------

    NET CASH PROVIDED BY (USED IN)
      INVESTING ACTIVITIES                                        898           (405)            85
                                                           ----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
       Increase (decrease) in unfunded disbursements               --            487           (300)
       Proceeds (payments) on revolving credit loan, net        3,014           (195)         1,510
       Net proceeds from issuance of securities                    --            154          1,994
       Proceeds from notes payable                                 --          1,044            157
       Proceeds from trade receivable                           1,275             --             --
       Proceeds from note due to shareholder                      220             --             --
       Payment on note due to shareholder                        (220)            --             --
       Principal payments on long-term debt                    (1,003)          (156)          (778)
       Proceeds from equipment financing                          403             --             --
       Payment of deferred financing fees                        (259)           (47)           (88)
                                                           ----------     ----------    -----------

    NET CASH PROVIDED BY FINANCING
      ACTIVITIES                                                3,430          1,287          2,495
                                                           ----------     ----------    -----------

NET (DECREASE) IN CASH                                           (106)          (259)            --
                                                           ----------     ----------    -----------
CASH - Beginning of period                                        365            259             --
                                                           ----------     ----------    -----------

CASH - End of period                                       $      259     $       --    $        --
                                                           ==========     ==========    ===========

CASH PAID FOR INTEREST                                     $      329     $      520    $       623
                                                           ==========     ==========    ===========

           Supplemental disclosure of non-cash financing and investing activities (Notes 1, 8 and 9)

                        SEE NOTES TO FINANCIAL STATEMENTS

                              DYNAMOTION/ATI CORP.

                          NOTES TO FINANCIAL STATEMENTS
                      (in thousands, except per share data)


1.   THE COMPANY

Dynamotion/ATI Corp. (the "Company") is a New York corporation formerly known as Cybernetics Products, Inc. The Company develops, manufactures and markets products and systems which are utilized in certain segments of the electronics and printed circuit board ("PCB") industries.

The Company develops, manufactures and sells a line of computer-controlled drilling machines used to produce large volumes of accurately positioned holes in PCBs. In addition, the Company also manufactures and sells, primarily to the PCB and electronics/computer industries, a line of computer-controlled routers used to cut and shape PCBs during the manufacturing process.

Acquisitions and Disposals

On May 19, 1994, the Company acquired 53% of the outstanding capital stock of Vision Ten, Inc. ("Vision Ten") in exchange for 46,250 shares of the Company's common stock. Vision Ten is engaged in the business of manufacturing, marketing and selling the V-scan series of high resolution CCD X-ray film digitizers for medical and industrial applications.

On October 1, 1994, the Company acquired the assets of Computer Service Supply Corporation ("CSSC") for $80,000 in cash and a $70,000 promissory note, due December 29, 1994. Under the agreement, the Company acquired the inventory, equipment and intangible assets of CSSC which was a debtor under Chapter 7 of the United States Bankruptcy Code. The acquired division operated nationwide as a computer warranty repair and service company. The division operated under the name of Computer Services of America ("CSA").

The Company completed the sale of its Oxberry division (a manufacturer of computer graphic products) on March 30, 1995, and the sale of its 53% equity interest in Vision Ten on April 3, 1995. The total sales price was $350,000 in addition to the assumption of certain liabilities. Both of the purchasing entities are controlled by a former member of the Company's Board of Directors. On August 4, 1995, the Company sold its CSA division in exchange for the assumption of certain liabilities in the aggregate principal amount of $150,000. Accordingly, the Oxberry division, the CSA division and Vision Ten are reported as discontinued operations at December 31, 1994 and 1995. At December 31, 1995 and 1996 there were no assets remaining from these operations.

                              DYNAMOTION/ATI CORP.

The loss from discontinued operations for the years ended December 31, 1994, 1995 and 1996 are as follows:


                                                      1994          1995          1996
                                                ----------    ----------    ----------
Revenues                                        $    4,839    $       --    $       --
Cost and expenses                                   (4,914)         (170)           --
                                                ----------    ----------    ----------
     Loss from discontinued operations          $      (75)   $     (170)   $       --
                                                ==========    ==========    ==========


On August 20, 1996 the Company sold substantially all of the assets (other than finished goods) associated with its ATI router product line to Advanced Technologies, Inc. ("Purchaser"). The sales price for the assets consisted of
(a) $1,100,000 ($300,000 paid in cash which was applied to the Company's term loan balance under the New Debt Facility with the balance of the purchase price paid by delivery to the Company of a $800,000 promissory note (the "Note")) and
(b) the value of certain assumed liabilities. Principal under the Note was payable monthly at a rate equal to 15% of Purchaser's monthly gross revenue and interest at prime was payable quarterly with all unpaid principal and unpaid accrued interest due on December 31, 1997. On January 3, 1997, the Company negotiated with the Purchaser and accepted a $500,000 cash payment as payment in full for the $800,000 promissory note issued in connection with the sale of its ATI router product line in the third quarter. The Company negotiated this settlement to fund cash flow needs and recorded an expense in December 1996 for this $300,000 discount.


Pursuant to the terms of a Finished Goods Agreement (the "Agreement") the finished goods associated with the Company's ATI router product line were to be sold to the Purchaser. Such finished goods were transferred to the Purchaser as its customers agreed to purchase the finished goods. No revenue was recognized on these transfers. The Purchaser agreed, subject to certain conditions, to acquire on December 31, 1996 all finished goods not sold to its customers on or before such date. As of December 31, 1996, Dynamotion transferred a total of $1.035 million of finished goods to accounts receivable at a recorded value of $971,000, resulting in a loss of $64,000 which is recorded as a loss on sale of division and assets in the statement of operations. Dynamotion is currently in negotiations with Purchaser to accelerate all amounts due and owing to Dynamotion and Dynamotion estimates that this will result in a discount of approximately $230,000 which has been recorded at December 31, 1996. There are no further finished goods to be transferred pursuant to the Agreement.


The Company sold substantially all of the assets associated with its Production Machine Control ("PMC") division on September 30, 1996 to the Company's largest supplier (the "Buyer"). The

                              DYNAMOTION/ATI CORP.

purchase price for the assets consisted of (a) $1,000,000 ($300,000 note receivable from the Buyer and $700,000 reduction in $1.2 million of outstanding trade payables due the Buyer) and (b) the value of certain assumed liabilities. The $300,000 receivable was collected in full in October 1996. In addition, the Company agreed to pay on or before December 31, 1996 the remaining $500,000 in outstanding trade payables due to the Buyer. The Company has not paid the $500,000 nor has the Buyer made demand for payment. Subsequent to December 31, 1996, the amount will accrue interest at 8%. The Company continues to purchase product from the Buyer. As long as the Company is able to keep current with any subsequent obligations owed to the Buyer, management believes that the Buyer will not take action to collect the outstanding $500,000 in the near term.

The following unaudited pro-forma information is disclosed for the years ended December 31, 1995 and 1996 as though the ATI and PMC transactions occurred at the beginning of the periods.

                                                     Years ended
                                          Dec. 31, 1995       Dec. 31, 1996
                                          -------------       -------------
                                                    (in thousands)
                                           (unaudited)         (unaudited)
     Revenue                                  $  11,564           $  13,520
     Loss from Continuing Operations             (8,210)             (4,729)
     Net Loss                                    (8,380)             (4,729)
     Earnings (loss) per share
     -------------------------
     Loss from Continuing Operations              (5.03)              (1.81)
     Net Loss                                     (5.13)              (1.81)

2.   BASIS OF PRESENTATION

The accompanying financial statements include the accounts of the Company. Oxberry, CSA, and the Company's interest in Vision Ten have been accounted for as discontinued operations. Certain reclassifications have been made to prior years' amounts to conform to the current year presentation.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported

                              DYNAMOTION/ATI CORP.

amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

A summary of the Company's significant accounting policies follow:

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Inventories are comprised of the following at December 31, 1995 and 1996 (in 000's):

                                             December 31,
                                ----------------------------------
                                          1995                1996
                                --------------      --------------
Raw materials                   $        3,955      $        1,326
Work-in-process                          2,059               1,717
Finished goods                             387                 718
                                --------------      --------------
                                $        6,401      $        3,761
                                ==============      ==============

Inventories are presented net of $480,000 and $452,000 at December 31, 1995 and 1996, respectively, in reserves for obsolete and slow-moving items. The Company utilizes commercially available component parts and relies on vendors for some of the special parts and subassemblies required. Although the Company currently obtains most of the components required from single sources, many of these parts are available from multiple sources. If necessary, the Company believes alternative supply sources could be developed within a reasonable period of time; however, the Company may have difficulty establishing such relationships due to its financial condition.

                              DYNAMOTION/ATI CORP.

Machinery and Equipment

Machinery and equipment are stated at cost, less accumulated depreciation of $1,205,000 and $1,433,000 at December 31, 1995 and 1996, respectively. Included in machinery and equipment at December 31, 1996 are two assets with a net book value of $387,000 which are leased to a customer under a short-term operating lease. Depreciation is calculated under the straight-line method over the estimated useful lives of the assets, which range from three to ten years.

Patents and Intangible Assets

The Company holds six United States patents and two European patents covering its drilling systems, which were acquired in the acquisition of Dynamotion Corporation. These patents expire between 2005 and 2013. The patent cost is amortized on a straight line basis over the estimated economic life of 13 years and aggregating $781,000 and $1,105,000 of accumulated amortization through December 31, 1995 and 1996, respectively.

On January 1, 1996, the Company adopted Statement of Financial Accounting Standard No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. Under this Statement, long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability is assessed based on the gross undiscounted estimated future cash flows before interest charges. If an impairment is indicated, the amount would be determined by comparing the estimated fair value to the carrying amount of the asset being evaluated. Estimated fair value is determined using the projected cash flows discounted at a rate commensurate with the risks involved. No adjustments were required as a result of applying this new standard.

Prior to January 1, 1996, the Company evaluated its intangible assets for impairment in value based on a combination of the following methods: (i) discounted cash flow analysis projected for a 10-year period, net of interest expense, (ii) determination of the value placed by the marketplace on the intangible assets of the Company. The Company used its market capitalization based on the quoted market price of its stock, adjusted by its net tangible assets or liabilities to determine this value. If either method described above indicated a potential impairment of intangible assets, the Company policy was to compute the amount of impairment using method (ii) above and to charge current earnings for the difference between the recorded amount of intangible assets and the computed value of those assets.

                              DYNAMOTION/ATI CORP.

Revenue Recognition

Revenue from the sale of Dynamotion's products is recognized at the time of shipment. Sales are made with the right to exchange defective merchandise. The Company provides for the cost of exchanging such products. Warranty expense for the years ended December 31, 1994, 1995 and 1996, was $414,000, $617,000 and
$245,000, respectively. At December 31, 1995 and 1996, the Company has accrued $424,000 and $264,000, respectively, for future warranty claims.

Income Taxes

Deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards. Deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Loss Per Share

Loss per share is based on the weighted average number of common shares and common share equivalents outstanding during the period. Common share equivalents are excluded if their effect is anti-dilutive. Escrowed shares, as disclosed in
Note 8, have been excluded from the computation of loss per share. The computation includes an adjustment for Class A preferred stock dividends in 1994 and 1995 and none for 1996, due to the Board's intention not to pay the Class A preferred stock dividend in 1997. Class B preferred stock dividends and accretion of stock issuance costs are considered in determining loss per share for 1996.

Fair Value of Financial Instruments

FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. These techniques are significantly affected by the assumption used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many

                              DYNAMOTION/ATI CORP.

cases, could not be realized in immediate settlement of the instrument. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The following methods and assumptions were used by the Company in estimating the fair value of each class of financial instruments at December 31, 1996 for which it is practicable to estimate that value:

     Notes Receivable

     As discussed in Note 11, notes receivable includes a note from a customer currently in bankruptcy. The carrying value of this note approximates fair value based on a comparison of repayment terms and interest rates to market and considering the priority position of the Company in the customer's bankruptcy filing.

     Revolving Credit Facility

     The carrying amount of the revolving credit facility approximates its fair value due to the variable interest rate and short term maturity.

     Notes Payable and Long-Term Debt

     The fair value of the Company's notes payable is estimated based on the current rates offered to the Company for debt of the same remaining maturities with similar collateral requirements. For variable rate instruments, the fair market value is based on the carrying value. At December 31, 1996 and 1995, the carrying amount approximates fair value.

3.   REVOLVING CREDIT FACILITY

On March 20, 1996, the Company entered into a new loan agreement with IBJ superseding all terms of the prior agreements (the "New Debt Facility"). The New Debt Facility provides for up to $7.0 million in senior secured financing segregated into two credit facilities secured by a first priority lien against all of the Company's assets. The first credit facility allows for borrowings on a line of credit up to $4.5 million with advances up to 80% of eligible accounts receivable and up to 40% of eligible inventory (subject to a sublimit of $1.0 million). The second credit facility is for a $2.5 million term loan amortizing in monthly instalments of $27,778 in year one, $45,000 in year two, $55,000 in year three, and final payment aggregating

                              DYNAMOTION/ATI CORP.

$966,664 due at the December 31, 1999 maturity. In August 1996 the Company made a $300,000 payment against the term loan from the proceeds of the sale of the ATI product line thereby reducing the amount due at the maturity to $666,664. Additional repayments are required equal to 25% of excess cash flow recapture (as defined in the credit agreement) of each fiscal year period payable on April 15th of the subsequent year. Interest, due monthly, is at IBJ's base rate (8.25% at December 31, 1996) plus 1.75% on the revolver portion of the loan and at IBJ's base rate plus 2.25% on the term loan portion. Loan origination fees totaled $55,000 and were paid upon completion of the transaction. An additional $25,000 of other loan related fees were also incurred related to the New Debt Facility and were recorded in March 1996. At December 31, 1996, approximately $67,000 of loan origination fees related to the New Debt Facility was written off as the Company was in violation of the terms of the agreement. A collateral monitoring fee and unused facility fee, due monthly, total $1,500, and .5% per annum, respectively.

As of December 31, 1996 the Company's outstanding indebtedness under the line of credit and term loan was approximately $3.7 million and $1.9 million, respectively. As of December 31, 1996, the Company had approximately $236,000 of availability provided by the New Debt Facility. As of December 31, 1996, the Company was in violation of substantially all financial loan covenants contained in the New Debt Facility; therefore, the long-term portion of the term loan was reclassified to current liabilities on the December 31, 1996 balance sheet. Management has not requested a waiver of these debt covenant violations. Although no assurances can be given, management believes that IBJ will not attempt to accelerate payment on the New Debt Facility in the near term. If a default is declared and demand is made for payment, the Company would not be able to meet such demand.

4.   LONG-TERM DEBT

     A. Notes Payable. Note payable in connection with the Company's purchase of the PMC division in 1991. The note is unsecured, non-interest bearing, due in 36 equal monthly installments of $4,100. At December 31, 1996, the outstanding balance was $118,000.

          Notes payable resulting from negotiated extended payment terms with trade vendors. At December 31, 1996, these notes totaled $218,000, of which $119,000 is non-interest bearing and is due in various monthly installments aggregating $5,700; $89,000 includes interest at the prime rate (which is in default and is immediately due) and other notes payable of $10,000.

                              DYNAMOTION/ATI CORP.

          In May 1996, $86,055 of payables to the former chairman of the Company's Board of Directors was converted to a note payable in 24 monthly installments of approximately $3,900 beginning June 1996 and bearing interest at 7.3%. At December 31, 1996, the outstanding balance was $76,000.


     B. Convertible Subordinated Notes. At December 31, 1996, the Company has outstanding two convertible unsecured notes totaling $653,000, which are subordinated to the bank debt. The first note requires quarterly principal payments of $25,000 beginning June 1, 1996, through June 1, 1998, whereupon a balloon payment of approximately $140,000 is due. The second note requires quarterly principal payments of $46,000 beginning on March 1, 1997 through March 1, 1998, whereby principal payments reduce to $27,000 through December 1, 1999, at which time any remaining principal will be paid. Interest is payable quarterly on both notes beginning on June 1, 1996 at the greater of 6% or the prime rate. If in default, the holders of the notes have the right to convert the remaining principal and accrued interest into shares of the Company's common stock at an initial conversion rate of $3.00 per share, which is subject to adjustments. At December 31, 1996, one of the notes for $388,000 is in default due to non-payment, therefore this note has been classified as current. However, the note holder has executed an agreement waiving their right to convert the note upon default.


     C. Aggregate Maturities. The aggregate maturities of long-term debt for each of the five years subsequent to December 31, 1996, are as follows (in 000's):

                                              Convertible
                                             Subordinated
                         Notes Payable              Notes              Total
                         -------------            -------            -------

1997                            $  315            $   487            $   802
1998                                97                166                263
1999                                --                 --                 --

2000                                --                 --                 --
2001                                --                 --                 --
                               -------            -------            -------
                               $   412            $   653            $ 1,065
                               =======            =======            =======

                              DYNAMOTION/ATI CORP.

5.   GOODWILL WRITE-OFF

In June 1995, the Company determined that its intangible assets may have been impaired based on an analysis of discounted cash flow projections, net of interest expense and the determination of the value placed by the marketplace on the intangible assets of the Company using the methodology as described in Note
2. Based on this analysis, the Company determined that the difference between the market capitalization of the Company increased by net tangible liabilities of approximately $841,000 was less than the Company's recorded amounts for intangible assets by approximately $3.5 million. Accordingly, the Company wrote off goodwill of $3.5 million by a charge against operations. The goodwill was originally recorded at approximately $4.2 million as a result of acquisitions in 1989 and 1993. Based on the analysis performed, the Company determined that the patents were not impaired.

6.   INCOME TAXES

The income tax benefit consists of reversal of deferred tax liabilities previously recorded. The following is a reconciliation of income taxes shown in the financial statements and amounts computed using the federal statutory rate (in 000's):

                                                               December 31,
                                                --------------------------------------------
                                                        1994           1995             1996
                                                ------------   ------------   --------------
Federal tax benefits of loss                    $        156   $      2,598   $        1,673
Effect of permanent differences,
  primarily goodwill                                     (92)        (1,440)              --
Reversal of temporary differences                         86             --               --
Increase in valuation allowance                           --           (894)          (1,673)
                                                ------------   ------------   --------------
                                                $        150   $        264   $           --
                                                ============   ============   ==============

                              DYNAMOTION/ATI CORP.

The major deferred tax assets (liabilities) at December 31, 1995 and 1996 are as follows:

                                                      December 31,
                                           ----------------------------------
                                                       1995              1996
                                           ----------------   ---------------
Deferred tax assets
  Receivables                              $             49   $           170
  Inventory                                             281               152
  Net operating loss carry forwards                   2,540             4,074
  Capital loss carry forwards                           325               325
  Patents                                               195               112
  Tax credit carryovers                                  73                73
  Accrued expenses                                      252               371
  Other                                                 100                51
                                           ----------------   ---------------
                                                      3,815             5,328
  Less valuation reserve                             (3,655)           (5,328)
                                           ----------------   ---------------
                                                        160                --
                                           ----------------   ---------------
Deferred tax liabilities:
Machinery and equipment                                (160)               --
                                           ----------------   ---------------

Net deferred tax (liability)               $             --   $            --
                                           ================   ===============

                              DYNAMOTION/ATI CORP.

Net operating loss carry-forward(s) at December 31, 1996, total approximately $10,940,000 available to offset federal taxable income and approximately $5,088,000 available to offset state taxable income. These carry-forward(s) expire as follows (in 000's):

                        Net Operating Loss Carry-
                                 forwards
                      ------------------------------
     Expires              Federal              State
     -------          -----------        -----------
        2007          $        74        $        --
        2008                  672                 --
        2009                  384                 98
        2010                5,709              2,854
        2011                4,101              2,136
                      -----------        -----------
                      $    10,940        $     5,088
                      ===========        ===========

In addition, the Company has approximately $800,000 in capital loss carry-forward(s) and $70,000 in tax credits available to offset future federal income tax. The capital loss carry-forward(s) expire in 2000 but can only be applied to future capital gains. The tax credits expire in 2004.

Realization of deferred tax assets is contingent upon the Company's ability to generate sufficient future taxable income during the carry-forward(s) period. In addition, federal and state regulations place limits on the availability of operating loss and credit carry-forward(s) in situations where a "change in ownership," as defined by tax regulations, has occurred. The Company has experienced significant changes in stock ownership in the past. Future changes in stock ownership or future options and/or stock purchase warrants may affect the availability of these carry-forward(s). As discussed in Note 14, the Company has agreed to a merger which would limit the amount and the utilization of the net operating loss carry-forwards. At December 31, 1996, the Company had recorded a valuation reserve of $5,328,000 against deferred tax assets due to the uncertainty as to their ultimate realization.

7.   COMMITMENTS AND CONTINGENCIES

     A. Employment Contracts. The Company has employment agreements with six of its employees, expiring through 1999. Annual base salary amounts over the terms of these agreements are, in the aggregate, as of December 31, 1996, as follows (in 000's):

                              DYNAMOTION/ATI CORP.

                     1997                  $     536
                     1998                        438
                     1999                        119
                                           ---------
                                           $   1,093
                                           =========

          In addition to the annual base salaries, some of these agreements call for payments of certain bonuses and incentive compensation, none of which were achieved or accrued for in 1996. Two former employees were terminated and the related severance expense of approximately $200,000 was accrued for in 1996.

     B. Operating Leases. The Company is obligated under three leases covering its California facilities, two of which expire in August 1997 and call for base rent of $1,550 per month with the third lease expiring on September 30, 1998, and calling for a base rent of $8,663 per month. Future minimum lease payments for the years ended December are: 1997, $116,000; 1998, $78,000; total, $194,000.

          Aggregate rent expense was $178,000, $208,000 and $185,000 for the years ended December 31, 1994, 1995 and 1996, respectively.


     C. Litigation. On December 10, 1996, Hamlet & Smith, Inc. filed a complaint against Dynamotion in the United States District Court, Central District of California, Santa Ana Division, alleging breach of contract, wrongful termination, bad faith breach of contract, and for reasonable value of services rendered. The claims are based on the termination of a sales representative agreement between the Company and Hamlet & Smith. The complaint requests general damages of $967,000, as well as consequential damages, punitive damages, costs of suit and pre-judgment interest. On February 4, 1997, Robert G. Smith filed a complaint against Dynamotion in the Superior Court of the State of California for the County of Orange alleging breach of contract and claiming reasonable value of services rendered. The claims are based on an alleged third party beneficiary relationship arising from an alleged sales agent arrangement. The complaint requests damages of $212,637, cost of suit, reasonable attorneys' fees and interest. Plaintiff's Motion for Writ of Attachment was granted on February 27, 1997. Dynamotion intends to vigorously defend itself in the foregoing actions. However, at this time, an estimate of likely outcome, or an estimate of the upper amount of the range of possible loss, if any, is not determinable. The estimate of the lower amount of the range of possible loss is $487,000, which has been accrued in accounts payable at December 31, 1996.

                              DYNAMOTION/ATI CORP.

          In the normal course of business, the Company also has been named as a defendant in various matters, including collection of past due amounts owed and claims for damages alleging breach of contract in amounts totaling approximately $1.1 million plus interest, legal fees, etc. Total amounts accrued at December 31, 1996 related to all claims including those recorded in accounts payable are approximately $897,000. Manage ment believes the amounts accrued for awards or assessments related to these actions is a better estimate than any other amount.


8.   SHAREHOLDERS' EQUITY

In April and May 1991, the Company sold a total of 572,360 units to the public for a price of $9.00 per unit. Each unit consisted of three-fourths shares of common stock, par value $0.04 per share, and two redeemable common stock purchase warrants. Each of the warrants contains anti-dilution provisions providing for an adjustment of the exercise price and number and kind of shares of stock or warrant underlying such warrant and is subject to adjustment, upon the occurrence of certain events. The warrants may be redeemed at the option of the Company, commencing ninety days after the date of the offering upon thirty days written notice from the Company at a redemption price of $.05 per warrant.

On July 19, 1993, the Company consummated an offering of 1,832,325 shares of Class A convertible preferred stock at $5.50 per share, resulting in net proceeds of $8.3 million. Each share of preferred stock is convertible into common stock. At December 31, 1996, the preferred stock is convertible into 1.05 shares of common stock and two redeemable common stock purchase warrants. The conversion rate is subject to certain future adjustments. The preferred stock pays a non-cumulative dividend of $.44 per share in each fiscal year in which the Company has funds legally and contractually available, provided such dividends may be payable in shares of common stock of an equal market value for any year in which the Company incurs a net loss. In April 1994, 1995, and 1996 the Company issued 60,477, 164,921 and 195,505 shares of common stock, as adjusted, to the preferred stockholders. The preferred stock carries a liquidation preference of $5.50 per share. The preferred stock and the warrants issuable upon conversion of the preferred stock are redeemable at the Company's option under certain conditions. In connection with the preferred stock offering, the underwriters received warrants to purchase 165,000 shares of preferred stock at $8.25 per share, exercisable over a four-year period from the first anniversary of the offering date.

As a result of a prior business combination, 250,000 shares of common stock issued on July 27, 1993 were subject to a put feature, which obligated the Company to repurchase such shares at a price of $14.00 per share, to be settled (at the Company's option) in either cash or shares of

                              DYNAMOTION/ATI CORP.

the Company's common stock with a total trading price of $3,500,000. The put feature was exercised by the holders thereof on November 27, 1995, resulting in the issuance of approximately 612,000 shares of common stock.

Concurrent with the New Debt Facility (Note 3), on March 20, 1996, the Company issued to new investors 2,000,000 new shares of Class B convertible preferred stock, par value $.01, and warrants described below in exchange for $2,000,000. The preferred stock is entitled to receive an annual 8% cumulative dividend, payable in cash or shares of common stock at the option of the Company. Each share of preferred stock is convertible to approximately .99 shares of common stock at any time. Each holder of preferred stock originally had the right to put the shares back to the Company any time after the fifth anniversary of their issuance date for cash at a price equal to the liquidation value ($1.00 per share) thereof, plus all accrued and unpaid dividends. (See paragraph following) The preferred stock votes with the common stock as a single class on most corporate matters with each share of preferred stock entitled to the number of votes equal to the number of shares of common stock into which it is convertible. The preferred stock also contains demand registration rights once converted to common stock. In connection with the issuance of Class B preferred stock, the Company issued warrants to acquire 330,302 shares of common stock of $1.01 per share. The warrants expire on March 25, 2001 and were recorded at their estimated fair value of $270,000. Approximately $266,000 of issuance costs and $270,000 of warrant value were offset against the proceeds from the sale of Class B preferred stock. The carrying value of the Class B preferred stock is being accreted to redemption value over a five year period by a charge to accumulated deficit.

In July 1996, the Company issued 250,000 shares in a private placement of its series Class B redeemable cumulative convertible preferred stock for a total price of $250,000. The shares are pari passu with the original issuance of series Class B shares issued on March 20, 1996 with the following exceptions (i) the shares have no demand registration rights and (ii) the piggyback registration rights associated with such shares are subordinate to the rights of the other shares of such preferred stock.

Both the Class B preferred stock and the common stock warrants issued thereto contain anti-dilution provisions that will increase the common stock issuable upon the occurrence of certain events. The Company has also entered into an agreement to issue a warrant to acquire .538 shares of common stock for each share of common stock acquired with the warrants issued in connection with the issuance of Class A preferred stock discussed in Note 9. The warrant would provide for a purchase price equal to the weighted average price paid by the Class A preferred stock warrant holders. The warrant is to be issued in July 1998 and expires on March 20, 2001. The agreement also contains acceleration clauses in the event of the sale of 50% or more of the Company's stock.

                              DYNAMOTION/ATI CORP.

On November 22, 1996, the holders of the Company's Class B Cumulative Convertible Preferred Stock voted to amend the provisions of the Company's Certificate of Incorporation regarding redemption of such stock. Each holder of preferred stock had the right to put the shares back to the Company any time after the fifth anniversary of their issuance date for cash at a price equal to the liquidation value ($1.00 per share) thereof, plus all accrued and unpaid dividends. In the amendment, the investors agreed to relinquish control of the put feature to the Company in return for an increase in the annual dividend rate to $0.12 per share on March 21, 2001, and further increase by one cent per share on each anniversary of such date up to a maximum of $0.20 per share. At December 31, 1996, cumulative but undeclared dividends on Class B preferred stock is $130,000.

9.   STOCK OPTIONS AND WARRANTS

At December 31, 1996, the Company has 1,356,250 shares of common stock for issuance to key employees and others under the 1991, 1993 and 1995 stock option plans as approved by the shareholders. Options are granted at prices equal to the fair value of the stock on the dates of grant, and are exercisable in varying amounts over a four-year term from the date of grant. The options expire ten years from the date of grant. The Company has issued approximately 740,000 more options outside of the stockholder approved plans.

As permitted under generally accepted accounting principles, grants under these plans are accounted for following APB Opinion No. 25 and related interpretations. Accordingly, no compensation cost has been recognized for grants under the stock option plans. The Company recorded $59,000 in compensation expense for stock options granted to consultants for the performance of services. Had compensation cost for all of the stock-based compensation plans been determined based on the grant date fair values of awards (the method described in FASB Statement No. 123), reported net loss and loss per common share would have been increased to the pro forma amounts shown below:

                              DYNAMOTION/ATI CORP.

                                                            1995          1996
                                                    ------------   -----------
Net (loss) (in thousands):

      As reported                                   $     (7,328)  $    (4,765)

      Pro forma                                           (7,588)       (5,049)

Primary and fully diluted earnings per share:

      As reported                                   $      (4.53)  $     (1.82)

      Pro forma                                     $      (4.68)  $     (1.92)

     The fair value of each grant is estimated at the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions for grants in 1995 and 1996, respectively: no dividends for all years; price volatility of 52% and 55%, risk-free interest rates of 4.25% and 6.15%; and expected lives of 4 and 3 years.

     A summary of the status stock option plans at December 31, 1994, 1995 and 1996 and changes during the years ended on those dates is as follows:

                                               1994                          1995                          1996
                                       --------------------         ----------------------       ----------------------
                                                   Weighted                       Weighted                     Weighted
                                                    Average                        Average                      Average
                                       Shares      Exercise         Shares        Exercise       Shares        Exercise
                                       (000's)        Price         (000's)          Price       (000's)          Price
                                       ------      --------         ------        --------       ------        --------
Under option, beginning of
year                                      206        $ 4.24            242          $ 4.58        1,181          $ 1.55
   Granted                                 61          6.00          1,078            1.08          615            1.58
   Expired                                (25)         6.00            (82)           5.36         (201)           2.91
   Exercised                               --            --            (57)            .05           --              --
                                        -----        ------         ------          ------       ------          ------
Under option, end of year                 242        $ 4.58          1,181          $ 1.55        1,595          $ 1.39
                                        =====        ======         ======          ======       ======          ======
Options exercisable, end of
year                                       49                          696                          971
                                        =====                       ======                       ======
Available for grant, end of
year                                      208                          175                          450
                                        =====                       ======                       ======
Weighted Average Fair
Value per option of options
granted during the year                                             $  .51                       $  .69
                                                                    ======                       ======

     A further summary about options outstanding at December 31, 1996 is as follows:

                                       OPTIONS OUTSTANDING                          OPTIONS EXERCISABLE
                            ------------------------------------------            -----------------------
Range of Exercise Prices                    Weighted
                                             Average          Weighted                           Weighted
                                           Remaining           Average                            Average
                            Shares       Contractual          Exercise            Shares         Exercise
                            (000's)             Life             Price            (000's)           Price
                            ------       -----------          --------            ------         --------
$1.00 to $1.188                926              9.06             $1.00               587            $1.00
$1.50 to $1.63                 623              9.11              1.59               354             1.60
$5.00 to $6.00                  31              6.95              5.98                16             5.98
$8.00                           15              7.87             $8.00                15            $8.00
                             -----                                                  ----
                             1,595              9.03             $1.39               971            $1.41
                             =====              ====             =====              ====            =====

                              DYNAMOTION/ATI CORP.

Warrants

The Company has issued warrants to purchase common stock in connection with the offerings of preferred and common stock discussed in Note 8 and to various underwriters associated with these offerings. Certain warrants contain antidilutive provisions which adjust the number and price paid for the common stock upon the occurrence of certain events, as reflected below.

A summary of the warrants outstanding after adjustment for the transactions discussed above is as follows:

                                                                                 Number of     Exercise
                                                                                    Shares        Price
                                                                              ------------    ---------
                                                                                (in 000's)
Issued upon conversion of Class A preferred stock to common
      stock, expires in July 1998 (1)(2)                                             1,778         4.37
Unissued warrants on Class A preferred stock not converted to common stock, issuable upon conversion, expiring in July
      1998 (1)(2)                                                                    1,162         4.37
Underwriters' warrants to acquire 165,000 shares of Class A
      preferred stock at $8.25, expiring in July 1998, convertible
      into common stock and common stock warrants                                      168         8.09
      Warrants underlying Class A preferred stock discussed
      above (1)(2)                                                                     211         4.37
Issued to public relations firm, exercisable through February
      1998                                                                               3         8.00
Issued in connection with Class B Preferred Stock (1)                                  330         1.01
                                                                              ------------
                                                                                     3,652
                                                                              ============

(1)  Contain anti-dilutive provisions discussed above.

(2) Subject to an agreement entered into on March 20, 1996, which will require the Company to issue a warrant to purchase common stock, equivalent to .538 times the number of shares issued under these warrants at the weighed average price paid by these warrant holders. Maximum amount of common stock issuable under this agreement is 1,351,000.

                              DYNAMOTION/ATI CORP.

10.  RELATED PARTY TRANSACTIONS

A former officer of the Company is a partner in the law firm that served as the Company's legal counsel through December 1995. Aggregate amounts paid or accrued to the law firm amounted to $205,000, $195,000 and $115,000 for the years ended December 31, 1994, 1995 and 1996, respectively. Approximately $89,000 of the amount accrued to the law firm is classified as a note payable which is currently in default. (See Note 4.)

11.  NOTES RECEIVABLE

Notes receivable includes a receivable from a customer in connection with the Company's sale of a drill machine. The note receivable carries interest at the rate of 9% per annum, with principal and interest, payable in 48 equal payments beginning in March 1995. In February 1996, the customer filed for protection under Chapter 11 of the U.S. Bankruptcy Code. The receivable is secured by a first priority lien and the Company believes it is adequately reserved for any potential loss. In 1996 the Company received no payments on the note and recognized no interest income.

12.  MAJOR CUSTOMERS AND FOREIGN SALES

Three customers accounted for approximately 50% of the Company's 1996 revenues, specifically IBM for 21%, Johnson Matthey for 16% and ACI (a Johnson Matthey affiliate) for 13%. These customers did not individually account for more than 10% of the Company's revenues for 1994 and 1995. During 1995, three companies, specifically, Greatsino Electronics, Ltd. for 23%, Advanced Circuits, Inc. for 9% and Howteh Enter. Co. for 6% (sales representatives for Dynamotion), in the aggregate, accounted for more than 35% of Dynamotion's total revenues. During 1995 and 1996, the Company sold $6,692,000 and $1,972,000, respectively, to companies located in the Far East.

13.  POTENTIAL ACQUISITION

During the fourth quarter of 1996, the Company suspended collection efforts on a $468,000 receivable from the sale of two machines recorded in the first quarter of 1996 due to preliminary discussions with that customer about possible acquisition by the Company. As a result of the suspension of the collection efforts and the related acquisition discussions, the Company reversed the sale and related profit of approximately $170,000. In January 1997, the Company signed a nonbinding letter of intent regarding the possible acquisition. If the acquisition is completed, the acquired assets other than the two machines would be insignificant.

                              DYNAMOTION/ATI CORP.

14.  MANAGEMENT PLANS


The Company's financial statements have been prepared assuming that the Company will continue in existence as a going concern. The Company has experienced substantial losses and cash flow drains from operations in the past few years. At December 31, 1996 current liabilities exceed current assets by approximately $4.9 million and total liabilities exceed total assets by $898,000. The Company is in default of its operating line of credit covenants, is in arrears on payments on other notes payable and has substantial past due amounts owed to vendors. Certain vendors have placed the Company on cash payment terms for purchases. These conditions call into question the ability of the Company to continue as a going concern.


Management attributes the Company's financial condition and recent losses to a number of factors. The losses in the past years have severely depleted the Company's resources and as a result operating and financing costs have increased. Management's ability to efficiently schedule production, purchase materials in economic quantities, negotiate satisfactory pricing for the sale of its products, reorganize operating departments, etc. are limited. The costs of financing have increased both in terms of the stated rates and legal costs associated with agreements. The Company's backlog has increased but management has not been able to increase production output. Several arrangements have been made to increase cash flow by accelerating payment dates of receivables at substantial discounts.

Management has taken a number of actions to reduce operating expenses and losses. These include disposing of operations and product lines that did not fit with the Company's long term strategies and were producing losses, 30% reductions in work force in the second quarter of 1996 and replacement of senior management members in 1995 and 1996. Management has not quantified an amount, however, it believes substantial additional capital is necessary for the Company to survive.

Management's primary plan to increase its chances for survival is a planned merger. The Company executed a merger agreement with Electro Scientific Industries, Inc. (ESI) in January 1997. This agreement is subject to approval by the Company's shareholders which is in process. Under certain conditions, if management elects not to complete this merger and the Company subsequently merges with any other party within one year, it will owe ESI a $1 million termination fee.

Management is not currently pursuing other mergers or other sources of capital. If the ESI merger is not consummated, the Company's financial position may be such that other sources of capital will not be available to it. Management believes there is substantial doubt about the Company's ability to survive without additional financing. If the Company is unable to continue

                              DYNAMOTION/ATI CORP.

to operate and is forced to liquidate its assets, it may not recover their recorded amounts. The financial statements do not include any adjustments as a result of this uncertainty.

                                                                         ANNEX A


                                   AGREEMENT
                                       OF
                           REORGANIZATION AND MERGER

                                     among

                      Electro Scientific Industries, Inc.,
                             an Oregon corporation,

                             Dynamotion/ATI Corp.,
                            a New York corporation,

                            Dynamotion Merger Corp.,
                            a New York corporation,

                                      and

                          Certain Key Shareholders of
                              Dynamotion/ATI Corp.




                                January 24, 1997

                               TABLE OF CONTENTS

                                   ARTICLE I
                                   THE MERGER

1.1   The Merger..............................................................2
1.2   Effect of Merger........................................................2
1.3   Merger Consideration....................................................3
      1.3.1   Dynamotion Stock................................................4
      1.3.2   Merger Corp. Stock..............................................4
      1.3.3   Options.........................................................4
1.4   Surrender and Cancellation of Certificates..............................6
      1.4.1   Surrender of Certificates.......................................6
      1.4.2   Option Agreements...............................................7
      1.4.3   No Fractional Shares............................................7
      1.4.4   Cancellation....................................................8
      1.4.5   Treasury Shares.................................................8
      1.4.6   Escheat.........................................................8
      1.4.7   Withholding Rights..............................................9
1.5   Dissenters' Rights......................................................9
      1.5.1   Notice..........................................................9
      1.5.2   Rights of Dissenting Shares.....................................9
1.6   Stock Transfer Books...................................................10
1.7   Closing................................................................11
1.8   Subsequent Actions.....................................................11

                                   ARTICLE II
                               FURTHER AGREEMENTS

2.1   Employee Agreements....................................................12
2.2   Pledge and Escrow Agreement............................................12
2.3   Noncompetition Agreement of Certain Dynamotion Executive Officers......12
2.4   Standstill Agreements..................................................13
2.5   Affiliate Representation Letters.......................................13
2.6   Voting Agreement.......................................................13
2.7   Exercise of Class B Warrants...........................................13
2.8   Termination of Agreement Relating to Z Warrants........................13
2.9   Termination of Underwriters' Warrants..................................14

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

3.1   Representations and Warranties of Dynamotion...........................14
      3.1.1   Organization and Status........................................14

      3.1.2   Capitalization.................................................15
              3.1.2.1  Capital Structure.....................................15
              3.1.2.2  Dynamotion Outstanding Securities Holders.............16
              3.1.2.3  Redemption of Z Warrants..............................16
              3.1.2.4  Convertible Debt......................................17
      3.1.3   Corporate Authority............................................17
      3.1.4   Section 368(a)(2)(D) Asset Requirement.........................17
      3.1.5   Governmental Filings...........................................18
      3.1.6   Investments; Subsidiaries......................................18
      3.1.7   No Adverse Consequences........................................18
      3.1.8   Financial Statements...........................................19
      3.1.9   Undisclosed Liabilities........................................20
      3.1.10  Absence of Certain Changes or Events...........................20
              3.1.10.1  Absence of Changes  or Events Since December 31,
                        1995.................................................20
              3.1.10.2  Absence of Changes or Events Since September 30,
                        1996.................................................21
      3.1.11  Prohibited Payments............................................23
      3.1.12  Litigation.....................................................23
      3.1.13  Compliance with Laws; Judgments................................24
      3.1.14  Employment Matters.............................................24
              3.1.14.1  Labor Matters........................................24
              3.1.14.2  Employee Benefits....................................25
              3.1.14.3  Employment Agreements................................27
              3.1.14.4  Compensation.........................................27
              3.1.14.5  Confidentiality and Inventions Agreements............28
      3.1.15  Title to and Condition of Real Property........................28
      3.1.16  Title to and Condition of Fixed Assets.........................29
      3.1.17  Intellectual Property..........................................29
      3.1.18  Certain Contracts and Arrangements.............................30
      3.1.19  Status of Contracts............................................31
      3.1.20  Insurance......................................................32
      3.1.21  Permits and Licenses...........................................33
      3.1.22  Taxes..........................................................34
              3.1.22.1  Returns..............................................34
              3.1.22.2  Taxes Paid or Reserved...............................35
              3.1.22.3  Net Operating Losses.................................36
              3.1.22.4  Definition...........................................36
      3.1.23  Related Party Interests........................................36
      3.1.24  No Powers of Attorney or Restrictions..........................37
      3.1.25  Environmental Conditions.......................................37
              3.1.25.1  Compliance...........................................37
              3.1.25.2  Hazardous Substances.................................38
              3.1.25.3  Filings and Notices..................................39
              3.1.25.4  Definitions..........................................39
      3.1.26  Consents and Approvals.........................................40

      3.1.27  Records........................................................40
      3.1.28  Receivables....................................................40
      3.1.29  Bank Accounts..................................................41
      3.1.30  Product Warranties.............................................41
      3.1.31  Inventories....................................................42
      3.1.32  Product Liability..............................................42
      3.1.33  Customer Information...........................................42
      3.1.34  Accounting Controls............................................43
      3.1.35  Liabilities Incurred in Ordinary Course........................43
      3.1.36  Continuity of Business Enterprise..............................43
      3.1.37  Fair Market Value of Dynamotion Assets.........................43
      3.1.38  No Chapter 11 Proceedings......................................44
      3.1.39  Not an Investment Company......................................44
      3.1.40  Not a Real Property Holding Company............................44
      3.1.41  Proxy Statement/Prospectus.....................................44
      3.1.42  Dynamotion SEC Reports.........................................44
      3.1.43  Compliance of Conversion Proposal, Etc.........................45
      3.1.44  Brokers and Finders............................................46
      3.1.45  Accuracy of Representations and Warranties.....................46
3.2   Representations and Warranties of Key Shareholders.....................46
      3.2.1   Authority......................................................46
      3.2.2   Filings........................................................47
      3.2.3   Proxy Statement/Prospectus.....................................47
3.3   Representations and Warranties of ESI..................................48
      3.3.1   Organization and Status........................................48
      3.3.2   Capitalization.................................................48
      3.3.3   Corporate Authority............................................49
      3.3.4   Control of Merger Corp Before Merger...........................49
      3.3.5   Control of Merger Corp After Merger............................49
      3.3.6   Continuation of Dynamotion's Business..........................49
      3.3.7   No Plan to Reacquire Merger Consideration......................49
      3.3.8   No Plan to Liquidate or Merge Merger Corp......................50
      3.3.9   Governmental Filings...........................................50
      3.3.10  ESI SEC Reports................................................50
      3.3.11  Litigation.....................................................51
      3.3.12  No Adverse Consequences........................................51
      3.3.13  Not Investment Companies.......................................52
      3.3.14  Proxy Statement/Prospectus.....................................52
      3.3.15  Brokers and Finders............................................52
3.4   Representations and Warranties Relating to Merger Corp.................52
      3.4.1   Organization and Status........................................52
      3.4.2   Capitalization.................................................53
      3.4.3   Corporate Authority............................................53
      3.4.4   Governmental Filings...........................................53

      3.4.5   Litigation.....................................................54
      3.4.6   No Operations..................................................54
      3.4.7   No Change of Control...........................................54
      3.4.8   Continuation of Dynamotion's Business..........................54

                                  ARTICLE IV
                                   COVENANTS

4.1   Mutual Covenants.......................................................54
      4.1.1   Consents and Approvals.........................................54
      4.1.2   Reasonable Efforts.............................................54
      4.1.3   Publicity......................................................55
      4.1.4   Confidentiality................................................55
4.2   Covenants of Dynamotion................................................55
      4.2.1   Conduct of Business............................................55
      4.2.2   Acquisition Proposals..........................................58
      4.2.3   Investigations and Customer Visits.............................59
      4.2.4   Dynamotion Shareholders Meeting................................59
      4.2.5   Information for Proxy Statement/Prospectus and Registration
              Statement......................................................60
      4.2.6   Conversion, Exercise, Redemption, or Termination of
              Dynamotion Common Stock Equivalent Securities..................60
      4.2.7   Compliance With Convertible Debt Obligations...................61
      4.2.8   Consents.......................................................62
4.3   Covenants of ESI.......................................................62
      4.3.1   Registration Statement.........................................62
      4.3.2   Listing of ESI Common Stock....................................62
      4.3.3   Issuance of Certificates.......................................63
      4.3.4   Registration and Reservation of Option Shares..................63
      4.3.5   Indemnification Provisions of Merger Corp.'s Certificate.......63
4.4   Covenants of Merger Corp...............................................63

                                   ARTICLE V
                                   CONDITIONS

5.1   Conditions to the Obligations of All Parties...........................64
      5.1.1   Regulatory Approvals...........................................64
      5.1.2   Litigation.....................................................64
      5.1.3   Registration of Securities; Listing............................65
5.2   Conditions to the Obligations of Dynamotion and the Key Shareholders...65
      5.2.1   Representations, Warranties and Covenants......................65
      5.2.2   No Material Adverse Change.....................................66
      5.2.3   Opinion of Counsel.............................................66
      5.2.4   Dynamotion Shareholder Approval, Etc...........................66
5.3   Conditions to the Obligations of ESI and Merger Corp...................67

      5.3.1   Representations, Warranties and Covenants......................67
      5.3.2   Opinions of Counsel............................................68
      5.3.3   Consents and Approvals.........................................68
      5.3.4   No Material Adverse Change.....................................68
      5.3.5   Other Agreements...............................................68
      5.3.6   Related Party and Other Agreements.............................69
      5.3.7   Updated Financial and Other Information........................69
      5.3.8   Environmental Report...........................................69
      5.3.9   Dynamotion Shareholder Approval, Etc...........................70
      5.3.10  Dynamotion Dissenters..........................................70
      5.3.11  Conditions Relating to Z Warrants and Convertible Debt.........70
      5.3.12  Arthur Andersen LLP Analysis of In-Process Research and
              Development....................................................70
      5.3.13  Consent of Underwriters........................................71
      5.3.14  Governmental Entity Consents...................................71
      5.3.15  Dynamotion Revised Schedules...................................71

                               ARTICLE VI
                       SURVIVAL AND INDEMNIFICATION
6.1   Survival...............................................................71
      6.1.1   Survival of Representations and Warranties.....................71
      6.1.2   Survival of Article IV Covenants...............................72
6.2   Indemnification........................................................72
6.3   Escrow.................................................................73
6.4   Threshold for Indemnity Claims.........................................73
6.5   Claim Procedure for Indemnification....................................73
      6.5.1   Notice.........................................................74
      6.5.2   Response to Third Party Claim..................................74
      6.5.3   Diligent Conduct...............................................74

                                  ARTICLE VII
                                  TERMINATION

7.1   Termination by Mutual Consent..........................................75
7.2   Termination Under Certain Other Conditions.............................75
      7.2.1   Automatic Termination..........................................75
      7.2.2   Termination by ESI or Dynamotion...............................75
7.3   Effect of Termination and Abandonment..................................76
7.4   Termination Fee........................................................76

                                 ARTICLE VIII
                           MISCELLANEOUS AND GENERAL

8.1   Payment of Expenses....................................................77

8.2   Entire Agreement.......................................................77
8.3   Assignment.............................................................77
8.4   Binding Effect; No Third Party Benefit.................................77
8.5   Amendment and Modification.............................................78
8.6   Waiver of Conditions...................................................78
8.7   Counterparts...........................................................78
8.8   Captions...............................................................78
8.9   Subsidiary.............................................................78
8.10  Notices................................................................79
8.11  Choice of Law..........................................................80
8.12  Attorneys' Fees........................................................80
8.13  Separability...........................................................80
8.14  Reliance on Dynamotion and Key Shareholder Representations and
      Warranties.............................................................81

                                    EXHIBITS


A  -  Plan of Merger
B1 - Form of California ESI Confidentiality and Inventions Agreement B2 - Form of Standard ESI Confidentiality and Inventions Agreement
C  -  Form of Pledge and Escrow Agreement
D  -  Form of Noncompetition Agreement
E  -  Form of Standstill Agreement
F  -  Form of Affiliate Representation Letter
G  -  Form of Voting Agreement
H  -  Form of Dynamotion Confidentiality and Inventions Agreement
I  -  Form of Amendments to Dynamotion Certificate of Incorporation
J  -  Form of Counsel Opinion for ESI
K  -  Form of Counsel Opinion for Dynamotion
L  -  Form of Counsel Opinion for Dynamotion Investment L.L.C.

                                   SCHEDULES


             Schedule                                                     Page
             --------                                                     ----
A            Key Shareholders.................................................1
1.3.3        Schedule of Non-Plan Stock Option Agreements
               Between Dynamotion and Certain Dynamotion
             Officers and Directors...........................................4
2.3            Schedule of Shareholders Signing Noncompetition
               Agreement.....................................................12
2.5          Schedule of Affiliates Signing Affiliate Representation
               Letter........................................................13
2.6          Schedule of Shareholders Signing Voting Agreements..............13
3.1-K        Reference of Knowledge of Dynamotion............................16
3.1.2.1      Dynamotion Capital Structure....................................15
3.1.2.2      Dynamotion Securities Holders...................................16
3.1.2.3(a)   Outstanding Z Warrants..........................................16
3.1.2.3(b)   Steps Required to Redeem Z Warrants.............................17
3.1.2.4      Issuers of Convertible Debt.....................................17
3.1.5        Dynamotion Governmental Filings.................................18
3.1.6(a)     Dynamotion Investments..........................................18
3.1.6(b)     Previous Subsidiaries...........................................18
3.1.7        Adverse Consequences............................................19
3.1.9        Undisclosed Dynamotion Liabilities..............................20
3.1.10.1     Changes Since December 31, 1995.................................20
3.1.10.2     Changes Since September 30, 1996................................21
3.1.12       Pending Litigation..............................................23
3.1.14.2     Employee Benefits...............................................25
3.1.14.3     Employment Manuals..............................................27
3.1.14.4     Compensation....................................................27
3.1.15       Leased and Previously Leased Real Property......................28
3.1.16       Tangible Personal Property......................................29
3.1.17(a)    Intellectual Property...........................................29
3.1.17(b)    Intellectual Property Claims and Encumbrances...................29
3.1.18       Contracts and Arrangements......................................30
3.1.19       Status of Contracts.............................................32
3.1.20       Insurance Policies..............................................32
3.1.21(a)    Permits.........................................................33
3.1.21(b)    List of Permits for Which Consent to Merger Is Needed...........33
3.1.22.1     Tax Matters.....................................................35
3.1.23       Related Party Interests and Agreements..........................36
3.1.24       Powers of Attorney and Restrictions.............................37

             Schedule                                                     Page
             --------                                                     ----
3.1.25.2     Disclosure Concerning Hazardous Substances and
               Underground Tanks.............................................39
3.1.28(a)    Disclosures Concerning Collectibility of Receivables............40
3.1.28(b)    Schedule of Accounts Payable Balances...........................40
3.1.29       Bank Accounts...................................................41
3.1.30       Product Warranty................................................41
3.1.31       Inventory.......................................................42
3.1.32       Product Liability...............................................42
3.1.33       Customer Information............................................42
3.1.42       Late or Omitted Dynamotion SEC Filings..........................45
3.2          Key Shareholder Disclosure Schedule.............................46
3.3          ESI Disclosure Schedule.........................................48
4.2.1        Changes in Dynamotion's Conduct of Business.....................55
5.3.6        Additional Agreements of Dynamotion To Be Terminated............69
5.3.12       In-Process Research Valuation...................................71
6.3          Schedule of Shares of ESI Common Stock To Be Withheld
               and Deposited into Escrow.....................................73
8.10         Key Shareholder Representatives.................................80

                                 INDEX OF TERMS


Term                                            Section                   Page
----                                            -------                   ----
Acquisition Transaction                         Section 4.2.2              58
Agreement                                       Preamble                    1
Adjusted Dynamotion Common Stock Total          Section 3.1.2.1            15
Affiliate Representation Letter                 Section 2.5                13
Average Sale Price                              Section 1.3(a)              3
Bylaws                                          Section 3.1.1              14
California ESI Confidentiality Agreement        Section 2.1                12
Certificate of Incorporation                    Section 3.1.1              14
Claim Notice                                    Section 6.5.1              74
Claim Threshold                                 Section 6.4                73
Class A Stock                                   Section 1.3(b)              4
Class B Additional Warrant Agreement            Section 2.8                14
Class B Stock                                   Section 1.4.1               6
Class B Warrants                                Section 2.7                13
Closing                                         Section 1.7                11
Closing Date                                    Section 1.7                11
Code                                            Recital B                   1
Common Stock Equivalents                        Section 3.1.2.1            15
Condition Completion Date                       Section 1.7                11
Confidentiality Agreement                       Section 4.1.4              55
Contracts                                       Section 3.1.19             31
Conversion Proposal                             Section 4.2.6              61
Conversion Ratio                                Section 1.3                 3
Conversion Ratio Denominator                    Section 1.3(b)              4
Conversion Ratio Numerator                      Section 1.3(a)              3
Convertible Debt                                Section 3.1.2.4            17
Current Balance Sheet                           Section 3.1.8              19
Damages                                         Section 6.2                72
DB Plan                                         Section 3.1.14.2           27
Dissenters' Rights                              Section 1.5.1               9
Dissenting Shareholder                          Section 1.5.2              10
Dissenting Shares                               Section 1.5.2              10
Dynamotion                                      Preamble                    1
Dynamotion Common Stock                         Section 1.1                 2
Dynamotion Common Stock
  Equivalent Securities                         Section 3.1.2.1            15
Dynamotion Option Plans                         Section 1.3.3               5
Dynamotion Outstanding Securities               Section 3.1.2.1            15
Dynamotion SEC Reports                          Section 3.1.42             45

Term                                            Section                   Page
----                                            -------                   ----
Effective Time                                  Section 1.1                 2
Environmental Law                               Section 3.1.25.4(a)        39
ERISA                                           Section 3.1.14.2           26
ERISA Plans                                     Section 3.1.14.2           26
Escrow Agreement                                Section 2.2                12
Escrowed Property                               Section 6.3                73
ESI                                             Preamble                    1
ESI Common Stock                                Section 1.1                 2
ESI Disclosure Schedule                         Section 3.3                48
ESI SEC Reports                                 Section 3.3.10             50
Financial Statements                            Section 3.1.8              19
Governmental Entity                             Section 3.1.5              18
Hazardous Substance                             Section 3.1.25.4(b)        40
Holders                                         Section 3.1.2              16
Indemnified Parties                             Section 6.2                72
Intellectual Property                           Section 3.1.17             29
Key Shareholder(s)                              Preamble                    1
Key Shareholder Disclosure Schedule             Section 3.2                46
Key Shareholder Representatives                 Section 8.10               80
Knowledge of Dynamotion                         Section 3.1.2.2            16
Leased Real Property                            Section 3.1.15             28
Litigation Reserves                             Section 3.1.12             23
Merger                                          Section 1.1                 2
Merger Consideration                            Section 1.3                 3
Merger Corp.                                    Preamble                    1
Merger Corp. Certificate                        Section 4.3.5              63
Noncompetition Agreement                        Section 2.3                12
NYBCL                                           Section 1.2                 2
Options                                         Section 1.3.3               5
Past CGL Policies                               Section 3.1.20             33
Permits                                         Section 3.1.21             33
Plan of Merger                                  Section 1.1                 2
Policies                                        Section 3.1.20             32
Previous Subsidiaries                           Section 3.1.6              18
Previously Leased Real Property                 Section 3.1.15             28
Proxy Statement/Prospectus                      Section 4.2.4              59
Returns                                         Section 3.1.22.1           34
SEC                                             Section 3.1.42             19
Special Meeting                                 Section 1.5.1               9
Standard ESI Confidentiality Agreement          Section 2.1                12
Standstill Agreement                            Section 2.4                13
Subsidiary                                      Section 8.9                78

Term                                            Section                   Page
----                                            -------                   ----
Tangible Personal Property                      Section 3.1.16              29
Taxes                                           Section 3.1.22.3            36
Termination Fee                                 Section 7.4                 76
Third Party Claim                               Section 6.5.2               74
Underwriters                                    Section 4.2.6               61
Underwriters' Warrants                          Section 2.9                 14
Updated Financial Statements                    Section 5.3.7               69
Voting Agreement                                Section 2.6                 13
Voting Dynamotion Securities                    Section 4.2.4               60
Warrant Agent                                   Section 4.2.6               61
Z Warrants                                      Section 1.3(b)               4

                                   AGREEMENT

                                       OF

                           REORGANIZATION AND MERGER


     THIS AGREEMENT OF REORGANIZATION AND MERGER (this "Agreement") is entered into as of January 24, 1997 among Electro Scientific Industries, Inc., an Oregon corporation ("ESI"), Dynamotion/ATI Corp., a New York corporation ("Dynamotion"), Dynamotion Merger Corp., a New York corporation ("Merger Corp."), and the shareholders of Dynamotion listed on Schedule A (each, a "Key Shareholder" and together, the "Key Shareholders").

                                    RECITALS

     A. The Boards of Directors of ESI and Dynamotion have determined that it is in the best interests of their respective shareholders for ESI to acquire Dynamotion upon the terms and subject to the conditions set forth in this Agreement.

     B. It is intended that the Merger (as defined below) qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").

     C. It is further intended that certain rights relating to the acquisition of, or conversion of securities into, the common stock or other capital stock of Dynamotion (including certain warrants and convertible preferred stock) will be exercised, converted, or redeemed according to their respective terms, or will be terminated, before the consummation of the Merger.

                                   AGREEMENT

         In consideration of the representations, warranties, covenants, agreements and conditions contained herein, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. Pursuant to the laws of the State of New York, and subject to and in accordance with the terms and conditions of this Agreement and the Plan of Merger in the form attached hereto as Exhibit A (the "Plan of Merger"), Dynamotion will be merged with and into Merger Corp., and all shares of Common Stock of Dynamotion, $0.04 per share par value (the "Dynamotion Common Stock"), outstanding immediately before the Effective Time (as defined below), excluding Dissenting Shares (as defined in Section 1.5.2), will be converted into the right to receive shares of Common Stock of ESI, without par value (the "ESI Common Stock"), or cash, as provided in Section 1.3. Dynamotion and Merger Corp. will execute a Certificate of Merger to be filed by the Department of State of the State of New York on the Closing Date (as defined in Section 1.7) or as soon thereafter as practicable. The merger of Dynamotion with and into Merger Corp. (the "Merger") will take effect (the "Effective Time") at the time when the Certificate of Merger is duly filed by the Department of State of the State of New York or at such other time as the parties may agree upon in writing pursuant to applicable law.

     1.2 Effect of Merger. At the Effective Time, Dynamotion will be merged with and into Merger Corp. in the manner and with the effect provided by the New York Business Corporation Law (the "NYBCL"), the separate corporate existence of Dynamotion will cease, and Merger Corp. will be the surviving corporation. From and after the Effective Time, the Certificate of Incorporation, Bylaws, Board of Directors, and officers of Merger Corp. in effect or in office, as the case may be, immediately before the Effective Time will be the Certificate of Incorporation, Bylaws, Board of Directors, and officers of the surviving corporation; provided, however, that the Certificate of Incorporation of the surviving corporation will be amended to effect the name change described in this Section
1.2. The outstanding shares of Dynamotion Common Stock will be converted into the right to receive shares of ESI Common Stock or cash on the basis, terms and conditions described in Section 1.3. At the Effective Time, the name of the surviving corporation will become Dynamotion, Inc.

     1.3 Merger Consideration. Each share of Dynamotion Common Stock outstanding immediately before the Effective Time (excluding each Dissenting Share) will be converted into the right to receive a fraction of a share of ESI Common Stock (or cash in lieu of certain fractional shares as provided in Section 1.4.3) (such ESI Common Stock and/or cash, the "Merger Consideration") that equals the ratio (the "Conversion Ratio," which will be rounded to the nearest .0001 of a share) determined by dividing the Conversion Ratio Numerator by the Conversion Ratio Denominator where:

          (a) the "Conversion Ratio Numerator" will be the quotient of $13,000,000 divided by the per-share price for ESI Common Stock equal to the average of the high and low sales prices for ESI Common Stock on each of the five trading days immediately preceding the day before the Closing Date as reported in The Wall Street Journal (such price, the "Average Sale Price");

          (b) the "Conversion Ratio Denominator" will be equal to the number of shares of Dynamotion Common Stock outstanding immediately before the Effective Time (including all shares of Dynamotion Common Stock deemed to be outstanding upon the effectiveness of the conversion contemplated by the Conversion Proposal (as that term is defined in Section 4.2.6) immediately before the Effective Time) plus the number of shares of Dynamotion Common Stock that are issuable upon the exercise of Z Warrants for which holders of Z Warrants have given exercise notices by 5:00 p.m., New York time, on the Closing Date (which date will also be the "Redemption Date," as that term is defined in the Z Warrants). As used herein, the term "Z Warrants" means all warrants to purchase shares of Dynamotion Common Stock issued upon the conversion of Class A Non-Cumulative Redeemable Convertible Preferred Shares of Dynamotion, $0.01 per share par value (such shares, the "Class A Stock").

          1.3.1 Dynamotion Stock. Each share of Dynamotion Common Stock that is outstanding immediately before the Effective Time and that is not a Dissenting Share will, by virtue of the Merger and without any action on the part of the holder thereof, cease to exist and be converted into the right to receive the Merger Consideration.

          1.3.2 Merger Corp. Stock. Each share of Common Stock of Merger Corp. issued and outstanding immediately before the Effective Time will remain outstanding without change by virtue of the Merger.

          1.3.3 Options. Dynamotion's 1991 Stock Option Plan, Dynamotion's 1993 Stock Option Plan, Dynamotion's 1995 Comprehensive Stock Option Plan, Dynamotion's 1995 Executive Stock Option Plan, and the stock option agreements listed on Schedule 1.3.3 between Dynamotion and certain current and former officers and directors of Dynamotion are referred to herein together as the "Dynamotion Option Plans." Except as otherwise provided in this Section 1.3.3, the terms and provisions of the stock options held by those Dynamotion option holders identified in Schedule 3.1.2.2 under the Dynamotion Option Plans (the "Options") will continue in full force and effect following the Merger. By virtue of the Merger and at the Effective Time, and without any further action on the part of any holder thereof, each Option will be converted into an option to purchase the number of shares of ESI Common Stock equal to the product (rounded to the nearest whole number) of (x) the number of shares of Dynamotion Common Stock for which such Option will be exercisable immediately before the Effective Time multiplied by (y) the Conversion Ratio. The exercise price per share for each Option after the Effective Time will be determined by dividing the per share exercise price for such Option immediately before the Effective Time by the Conversion Ratio. The term, exercisability, vesting schedule, status as an incentive stock option under Section 422 of the Code, if applicable, and all other terms and conditions of each Option will to the extent permitted by law and otherwise reasonably practicable be unchanged. Notwithstanding the foregoing, the terms of each Option that is an incentive stock option under Section 422 of the Code will be adjusted in accordance with the requirements of Section 425(a) of the Code so as not to constitute a modification, renewal, or extension of such Option within the meaning of Section 424 of the Code. An optionee's continuous employment with Dynamotion before the Effective Time will be given credit for purposes of the vesting of the number of shares of ESI Common Stock subject to exercise under such optionee's converted Option after the Effective Time.

     1.4 Surrender and Cancellation of Certificates.

          1.4.1 Surrender of Certificates. After the Effective Time, each holder of shares of Dynamotion Common Stock outstanding immediately before the Effective Time (other than Dissenting Shares), upon surrender to ESI or its agent designated for such purpose of a certificate or certificates formerly representing such shares (or a certificate for shares of Class A Stock or Class B Cumulative Convertible Preferred Shares of Dynamotion, $0.01 per share par value ("Class B Stock"), that have been converted into shares of Dynamotion Common Stock pursuant to the Conversion Proposal) will be entitled to receive
(a) a certificate representing the number of shares of ESI Common Stock into which such shares of Dynamotion Common Stock have been converted pursuant to the provisions of Section 1.3 less, in the case of each Key Shareholder, the number of such shares determined to be Escrowed Property (as defined in Section 6.3) and (b) subject to Section 6.3 and the provisions of the Escrow Agreement (as defined in Section 2.2), a certificate representing the shares of ESI Common Stock determined to be Escrowed Property. If any certificate for shares of ESI Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to ESI or its agent designated for such purpose any transfer or other taxes required or establish to the reasonable satisfaction of ESI or its agent that such tax has been paid or is not payable. If any holder of shares of Dynamotion Common Stock canceled and retired in accordance with this Agreement is unable to deliver a certificate or certificates representing such shares, ESI, in the absence of actual notice that any shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, will deliver to such holder the number of shares of ESI Common Stock to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of the following: (i) evidence reasonably satisfactory to ESI (1) that such person is the owner of the shares theretofore represented by each certificate claimed by him or her to be lost, wrongfully taken, or destroyed and (2) that he or she is the person who would be entitled to present such certificate for exchange pursuant to this Agreement; and (ii) such security or indemnity as may be reasonably requested by ESI to indemnify and hold ESI and its transfer agent harmless with respect to such exchange.

          1.4.2 Option Agreements. After the Effective Time, each holder of an Option outstanding immediately before the Effective Time will be deemed to hold an option exercisable for ESI Common Stock in accordance with the provisions of
Section 1.3.3.

          1.4.3 No Fractional Shares. No certificates or scrip evidencing fractional shares of ESI Common Stock will be issued in the Merger, and such fractional share interests will not entitle the owner thereof to any rights as a shareholder of ESI. In lieu of a fractional share, ESI will pay any holder of shares of Dynamotion Common Stock who would otherwise have been entitled to a fraction of a share of ESI Common Stock upon surrender of the certificates therefor an amount of cash (without interest) determined by multiplying (a) the Average Sale Price by (b) the fractional share interest in ESI Common Stock to which such holder would otherwise be entitled. The provisions of this Section
1.4.3 will apply to the aggregate number of shares of Dynamotion Common Stock held by each holder thereof and each such holder will be required to simultaneously surrender all certificates relating to shares of

Dynamotion Common Stock held by such holder in accordance with the provisions of Section 1.4 in order to surrender any such certificate.

          1.4.4 Cancellation. At the Effective Time all shares of Dynamotion Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each certificate previously evidencing any such shares of Dynamotion Common Stock (and each certificate representing shares of Class A Stock or Class B Stock that have been converted into shares of Dynamotion Common Stock) will thereafter represent only the right to receive the Merger Consideration in accordance with the terms of this Agreement; provided, however, that in the case of Dissenting Shares, such certificates will thereafter represent only the right to receive such consideration as may be determined to be due under the NYBCL. The holders of such certificates previously evidencing such shares of Dynamotion Common Stock outstanding immediately before the Effective Time will cease to have any rights with respect to such shares of Dynamotion Common Stock, except as provided in this Agreement.

          1.4.5 Treasury Shares. At the Effective Time, each share of Dynamotion Common Stock or other Dynamotion capital stock held in the treasury of Dynamotion immediately before the Effective Time will be canceled and extinguished without any conversion thereof and no payment will be made with respect thereto.

          1.4.6 Escheat. Neither ESI nor Merger Corp. will be liable to any holder of shares of Dynamotion Common Stock for any shares of ESI Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat, or similar law.

          1.4.7 Withholding Rights. ESI will be entitled to deduct and withhold from the aggregate Merger Consideration deliverable to any Dynamotion shareholder such amounts as ESI may be required to deduct and withhold with respect to the making of such delivery under the Code or any applicable provision of state, local, or foreign tax law. To the extent that amounts are so withheld by ESI, such withheld amounts will be treated for all purposes of this Agreement as having been delivered to the holder of the shares of Dynamotion Common Stock in respect of which such deduction and withholding was made by ESI.

     1.5 Dissenters' Rights.

          1.5.1 Notice. Dynamotion shareholders desiring to dissent from the Merger and obtain payment of the fair value of their shares of Dynamotion Common Stock (such fair value to be determined as of the day before the special meeting of Dynamotion shareholders called in accordance with Section 4.2.4 to approve the Merger and related transactions (the "Special Meeting")) in lieu of the Merger Consideration may exercise their dissenters' rights under the provisions of Sections 910 and 623 of the NYBCL ("Dissenters' Rights"). The Proxy Statement/ Prospectus (as that term is defined in Section 4.2.4) sent by Dynamotion to its shareholders in accordance with Section 4.2.4 will include a notice complying with the provisions of Section 605 of the NYBCL concerning the rights of shareholders to exercise Dissenters' Rights and a copy of the provisions of Section 623 of the NYBCL. The notice of Dissenters' Rights will state that written objection to the Merger must be received by Dynamotion at or before the Special Meeting as provided in Section 623(a) of the NYBCL.

          1.5.2 Rights of Dissenting Shares. Shares of Dynamotion Common Stock that are issued and outstanding as of the Effective Time and held by any shareholder who has, in accordance with Sections 910 and 623 of the NYBCL, delivered a written notice of objection and payment demand accompanied by the required certification ("Dissenting Shares") will not be converted as described in Section 1.3 but will from and after the Effective Time represent only the right to receive such consideration as may be determined to be due under the NYBCL. Dynamotion will give ESI prompt notice upon receipt by Dynamotion of any payment demand from any such shareholder of Dynamotion (a "Dissenting Shareholder"). Dynamotion will not, before the Effective Time, except with the prior written consent of ESI (which consent will not unreasonably be withheld), voluntarily make any payment with respect to, or settle or offer to settle, any request pursuant to the exercise of Dissenters' Rights. Each Dissenting Shareholder who becomes entitled, pursuant to the NYBCL, to payment for his, her, or its Dissenting Shares will receive payment therefor in accordance with the NYBCL. Notwithstanding the foregoing, if any Dissenting Shareholder rescinds, fails to perfect, or otherwise loses Dissenters' Rights either before or after the Effective Time, such shareholder's shares of Dynamotion Common Stock will be converted into the right to receive ESI Common Stock or cash, as of the Effective Time, in accordance with the provisions of this Agreement.

     1.6 Stock Transfer Books. At the Effective Time, the stock transfer books of Dynamotion will be closed and there will be no further registration of transfers of Dynamotion capital stock or other securities thereafter on the records of Dynamotion. At or after the Effective Time, any certificates for Dynamotion Common Stock, Class A Stock, or Class B Stock (other than Dissenting Shares) presented to ESI or its agent for any reason will be converted into the right to receive the Merger Consideration in accordance with the provisions of this Agreement.

     1.7 Closing. The closing of the Merger (the "Closing") will take place at the offices of Stoel Rives LLP, 900 SW Fifth Avenue, Suite 2300, Portland, Oregon 97204 on the Condition Completion Date (as hereinafter defined), or on such other date and/or at such other place and time as Dynamotion, ESI and Merger Corp. may agree (the "Closing Date"). The "Condition Completion Date" will be the day on which the last of the conditions set forth in Article V has been fulfilled or waived (other than those conditions that, by their terms, are to be satisfied at the Closing).

     1.8 Subsequent Actions. If, at any time after the Effective Time, Merger Corp. considers or is advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect, or confirm of record or otherwise in Merger Corp. its right, title, or interest in, to, or under any of the rights, properties, or assets of Dynamotion acquired or to be acquired by Merger Corp. as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of Merger Corp. will be authorized to execute and deliver, in the name and on behalf of Dynamotion, or otherwise, all such deeds, bills of sale, assignments, and assurances, and to take and do, in the name and on behalf of Dynamotion, or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect, or confirm any and all right, title, and interest in, to, and under such rights, properties, or assets in Merger Corp. or otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II

                               FURTHER AGREEMENTS

     2.1 Employee Agreements. At or before the Closing, Dynamotion will use all reasonable efforts to cause each of its employees located in California who will become an employee of Merger Corp. to sign a confidentiality and inventions assignment agreement substantially in the form attached as Exhibit B1 (the "California ESI Confidentiality Agreement") and each of its employees located outside of California who will become an employee of Merger Corp. to sign a confidentiality, noncompete, and inventions assignment agreement substantially in the form attached as Exhibit B2 (the "Standard ESI Confidentiality Agreement").

     2.2 Pledge and Escrow Agreement. At or before the Closing, ESI, the Key Shareholders, and the Key Shareholder Representatives (as such term is defined in Section 8.10) will execute and deliver a Pledge and Escrow Agreement (the "Escrow Agreement") substan tially in the form attached as Exhibit C, together with stock powers endorsed to ESI relating to the shares of ESI Common Stock delivered into escrow, and will cause the Escrow Agent (as such term is defined in the Escrow Agreement) to execute the Escrow Agreement.

     2.3 Noncompetition Agreement of Certain Dynamotion Executive Officers. Dynamotion will use all reasonable efforts to cause the shareholders who are executive officers of Dynamotion and are listed on Schedule 2.3 to execute and deliver, at or before the Closing, a Noncompetition Agreement in the form attached as Exhibit D (the "Noncompetition Agreement") providing for certain post-employment noncompetition and noninterference obligations.

     2.4 Standstill Agreements. The Key Shareholders will execute and deliver, at or before the Closing, the Standstill Agreement in the form attached as Exhibit E (the "Standstill Agreement") providing for, in addition to the terms of the Escrow Agreement, restrictions on the resale of shares of ESI Common Stock received by the Key Shareholders as Merger Consideration.

     2.5 Affiliate Representation Letters. Dynamotion will use all reasonable efforts to cause the affiliates of Dynamotion, as listed on Schedule 2.5, to execute and deliver, at or before the Closing, an Affiliate Representation Letter in the form attached as Exhibit F (the "Affiliate Representation Letter") providing for certain tax and securities representations by affiliates of Dynamotion.

     2.6 Voting Agreement. Each of the Key Shareholders listed on Schedule 2.6 will execute and deliver, concurrently with the execution of this Agreement, a Voting Agreement in the form attached as Exhibit G (the "Voting Agreement"). Each Voting Agreement provides that the signing holder will vote all of the shares of Dynamotion Common Stock, Class A Stock, and/or Class B Stock that such holder is entitled to vote at the Special Meeting in favor of the Conversion Proposal and the Merger.

     2.7 Exercise of Class B Warrants. The Key Shareholders who own shares of Class B Stock and who hold warrants to purchase shares of Dynamotion Common Stock (such warrants, the "Class B Warrants") will exercise the Class B Warrants before the record date for the Special Meeting.

     2.8 Termination of Agreement Relating to Z Warrants. At or before the Closing, Dynamotion and the Key Shareholders who are parties to a letter agreement dated March 29,

1996 relating to the exercise of Z Warrants (the "Class B Additional Warrant Agreement") will terminate the Class B Additional Warrant Agreement.

     2.9 Termination of Underwriters' Warrants. Dynamotion will use its best efforts to cause, at or before Closing, the termination of all outstanding warrants to purchase shares of Class A Stock or shares of Dynamotion Common Stock other than Z Warrants (the "Underwriters' Warrants").

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of Dynamotion. Dynamotion hereby represents and warrants to ESI and Merger Corp as follows:

          3.1.1 Organization and Status. Dynamotion is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation in each jurisdiction where its properties (whether owned, leased, or operated) or its business conducted require such qualification, except where the failure to so qualify or be in good standing, when taken together with all such failures, would not have a material adverse effect on Dynamotion. Dynamotion has all requisite corporate power and authority to own, operate, and lease its property and to carry on its businesses as they are now being conducted. Dynamotion has delivered to ESI complete and accurate copies of the Certificate of Incorporation ("Certificate of Incorporation") and the Bylaws of Dynamotion ("Bylaws"), each as amended to the date hereof.

          3.1.2 Capitalization.

               3.1.2.1 Capital Structure. The capital structure of Dynamotion as of January 15, 1997 is as stated on Schedule 3.1.2.1. Schedule 3.1.2.1 shows: (a) the number of shares of Dynamotion Common Stock, (b) the number of shares of Class A Stock, (c) the number of shares of Class B Stock, and (d) all other rights of any character relating to the acquisition of, or conversion of securities into, Dynamotion Common Stock (including all warrants, options, and convertible debt), in each case outstanding as of January 15, 1997 (the items described in (b), (c), and (d) are referred to herein together as the "Dynamotion Common Stock Equivalent Securities," and all Dynamotion Common Stock and Dynamotion Common Stock Equivalent Securities are referred to herein together as the "Dynamotion Outstanding Securities"). Schedule 3.1.2.1 also shows as of January 15, 1997 the corresponding "Common Stock Equivalent," which is the total number of shares of Dynamotion Common Stock that would be outstanding if all outstanding Dynamotion Common Stock Equivalent Securities of that type were converted or exercised according to their terms, for each type of Dynamotion Common Stock Equivalent Security listed on Schedule 3.1.2.1. The "Adjusted Dynamotion Common Stock Total," which is the sum of all outstanding Dynamotion Common Stock plus all Common Stock Equivalents combined is 11,170,848. All of the Dynamotion Outstanding Securities have been duly authorized and are validly issued, fully paid, and nonassessable, and no such securities were issued in violation of preemptive or similar rights of any shareholder or in violation of any applicable securities laws. Except as set forth on Schedule 3.1.2.1, there are no shares of capital stock of Dynamotion authorized, issued, or outstanding, and, except for Options granted pursuant to the Dynamotion Option Plans and as set forth on Schedule 3.1.2.1, there are no preemptive rights or any outstanding subscriptions, options, warrants, phantom stock, stock appreciation or similar rights, convertible securities, or any other rights, agreements, or commitments of Dynamotion of any character relating to the issued or unissued capital stock or other securities of Dynamotion. Except as set forth on Schedule 3.1.2.1, there are no outstanding obligations of Dynamotion to repurchase, redeem, or otherwise acquire any Dynamotion Outstanding Securities.

               3.1.2.2 Dynamotion Outstanding Securities Holders. Schedule
3.1.2.2 sets forth a complete and accurate list of each shareholder who, to the Knowledge of Dynamotion, owns (beneficially or of record) five percent or more of the voting power of any class of Dynamotion capital stock, as well as all warrant holders (other than holders of publicly-traded Z Warrants) and Option holders (collectively, "Holders") as of the date hereof, indicating the number of Dynamotion Outstanding Securities (and their respective Common Stock Equivalents) held by each Holder. As used in this Agreement, the term "to the Knowledge of Dynamotion" means to the knowledge, after due inquiry, of the individuals listed on Schedule 3.1-K

               3.1.2.3 Redemption of Z Warrants. Schedule 3.1.2.3(a) states the number of Z Warrants outstanding. Each Z Warrant is exercisable for .6941 of a share of Dynamotion Common Stock at an exercise price of $4.37 per share. Upon the effectiveness of the conversion contemplated by the Conversion Proposal (following the approval of the Conversion Proposal by holders of the requisite percentages of Dynamotion Common Stock, Class A Stock, and Class B Stock), the Z Warrants will be redeemable, without any further action required (other than payment of the redemption price) at a redemption price of $0.05 per Z Warrant, provided that the actions listed in Schedule 3.1.2.3(b) have been taken.

               3.1.2.4 Convertible Debt. The convertible debt of Dynamotion outstanding pursuant to notes issued to the parties listed on Schedule 3.1.2.4 (the "Convertible Debt") is convertible into shares of Dynamotion Common Stock only upon Dynamotion's default with respect to the Convertible Debt. Dynamotion is not in default with respect to the Convertible Debt except where the holder of the Convertible Debt has signed a written agreement not to convert until at least 10 business days after the Effective Time or until this Agreement has been terminated, whichever occurs first.

          3.1.3 Corporate Authority. Dynamotion has the corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized by the Dynamotion Board of Directors and validly executed and delivered by Dynamotion. This Agreement constitutes the valid and binding obligation of Dynamotion, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

          3.1.4 Section 368(a)(2)(D) Asset Requirement. Merger Corp. will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Dynamotion immediately before the Merger. For purposes of this representation, amounts, if any, paid by Dynamotion to Dissenting Shareholders, amounts paid by Dynamotion to shareholders who receive cash or other property, Dynamotion assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Dynamotion immediately preceding the Effective Time will be included as assets of Dynamotion held immediately before the Merger.

          3.1.5 Governmental Filings. Other than the filing of (a) the Certificate of Merger contemplated by Article I, (b) the Proxy Statement/Prospectus described in Section 4.2.4, and (c) a Certificate of Amendment to Dynamotion's Certificate of Incorporation relating to the Conversion Proposal, no notices, reports or other filings are required to be made by Dynamotion with, nor, except as set forth on Schedule 3.1.5 are any consents, registrations, approvals, permits, or authorizations required to be obtained by Dynamotion from, any domestic or foreign governmental or regulatory authority, agency, court, commission or other entity ("Governmental Entity") in connection with the execution and delivery of this Agreement by Dynamotion and the consummation by Dynamotion of the transactions contemplated hereby.

          3.1.6 Investments; Subsidiaries. All direct or indirect investments of Dynamotion in any corporation, partnership, association, joint venture or other entity are listed in Schedule 3.1.6(a). Dynamotion has no subsidiaries. All previously existing subsidiaries of Dynamotion or any predecessor (each, a "Previous Subsidiary and together, the "Previous Subsidiaries") are listed on
Schedule 3.1.6(b).

          3.1.7 No Adverse Consequences. Neither the execution and delivery of this Agreement by Dynamotion nor the consummation of the transactions contemplated by this Agreement will (a) result in the creation or imposition of any lien, charge, encumbrance or restriction on any of the assets or properties of Dynamotion, (b) violate any provision of the Certificate of Incorporation or Bylaws of Dynamotion, (c) violate any statute, judgment, order, injunction, decree, rule, regulation or ruling of any Governmental Entity applicable to Dynamotion, or (d) except as set forth on Schedule 3.1.7, either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, accelerate the performance required by, accelerate the maturity of any indebtedness or obligation under, result in the breach of the terms, conditions or provisions of, or constitute a default under any mortgage, deed of trust, indenture, note, bond, lease, license, permit, or other agreement, instrument, or obligation to which Dynamotion is a party or by which it is bound.

          3.1.8 Financial Statements. Dynamotion has furnished to ESI an audited balance sheet of Dynamotion as of December 31, 1995, and the related statements of operations, shareholders' equity, and cash flows or the period then ended, and the unaudited balance sheet of Dynamotion as of September 30, 1996 (the "Current Balance Sheet") and the related statements of operations, shareholders' equity, and cash flows for the nine months then ended, and the Updated Financial Statements delivered at or before the Closing pursuant to
Section 5.3.7 (all such balance sheets and statements collectively, the "Financial Statements"). The Financial Statements are (or will be, in the case of the Updated Financial Statements) complete and accurate in all material respects and present fairly the financial position and operating results of Dynamotion as of the dates and for the periods indicated therein, and have been (or will be, in the case of the Updated Financial Statements) prepared in accordance with generally accepted accounting principles and applicable accounting rules and regulations of the Securities and Exchange Commission (the "SEC"). The Financial Statements (including notes and schedules) are (or will be, in the case of the Updated Financial Statements) in accordance with the books and records of the Company.

          3.1.9 Undisclosed Liabilities. Except for current liabilities incurred after September 30, 1996 in the ordinary course of business and of a type and in an amount consistent with past practices and not more in the aggregate than $150,000, Dynamotion has no liability or obligation (whether absolute, accrued, contingent or otherwise, and whether due or to become due) that is not accrued, reserved against, or identified on the Current Balance Sheet. Except as set forth on Schedule 3.1.9, there are no rights of return or other agreements between Dynamotion and any customer that would cause any sales reflected in the Financial Statements to fail to qualify as sales in accordance with generally accepted accounting principles, applicable accounting rules and regulations of the SEC, and Dynamotion's revenue recognition policy as reflected in the Financial Statements. Notwithstanding the foregoing, as to any subject matter covered by a specific representation and warranty of Dynamotion elsewhere in this Agreement, no fact or occurrence that would not breach Dynamotion's specific representation and warranty covering that subject matter will be deemed to be a breach of the representation and warranty contained in this Section 3.1.9.

          3.1.10 Absence of Certain Changes or Events.

               3.1.10.1 Absence of Changes or Events Since December 31, 1995. Since December 31, 1995, except as set forth on Schedule 3.1.10.1, there has not been:

                    (a) Any direct or indirect declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of any Dynamotion Outstanding Securities, or any direct or indirect repurchase, redemption or other acquisition by Dynamotion of any of its securities; or

                    (b) Any change by Dynamotion in accounting methods, principles or practices.

               3.1.10.2 Absence of Changes or Events Since September 30, 1996. Since September 30, 1996, except as set forth on Schedule 3.1.10.2, there has not been:

                    (a) Any material adverse change in the business, results of operations, financial condition, properties, or assets of Dynamotion;

                    (b) Any material damage, destruction, requisition, taking or casualty loss, whether or not covered by insurance, of or to any of the assets or properties of Dynamotion;

                    (c) Other than as disclosed pursuant to Section 3.1.14.4, any increase in the rate or terms of compensation payable or to become payable by Dynamotion to its directors, officers, or employees; any change in the rate or terms of any bonus, insurance, pension, or other employee benefit plan, payment or arrangement made to, for, or with any employees of Dynamotion; any special bonus or remuneration paid; any written employment contract executed or amended; or any change in personnel policies;

                    (d) Any entry into any agreement, commitment, or transaction (including, without limitation, any license of intellectual property, any borrowing, capital expenditure or capital financing, any purchase, acquisition, sale, or other disposition of assets (other than inventory in the ordinary course of business), any lease or sublease, any guaranty, assumption, or endorsement of payment or performance of any loan or obligation of another, or any amendment, modification or termination of any existing agreement, commitment or transaction) by Dynamotion except as contemplated in this Agreement and except for such agreements, commitments, and transactions as do not exceed $50,000 singly;

                    (e) Any issuance or sale of any stock of Dynamotion (other than issuances pursuant to the exercise of Options) or any issuance, granting, or creation of any option, warrant, phantom stock, stock appreciation or similar rights, or any other right to purchase any stock of Dynamotion or any commitment to do any of the foregoing;

                    (f) Any amendment to the Certificate of Incorporation or Bylaws of Dynamotion, except as provided in Section 4.2.6 with respect to the Conversion Proposal;

                    (g) Any conduct of business that is outside the ordinary course of business or not substantially in the manner that Dynamotion previously conducted its business;

                    (h) Any encumbrance or consent to encumbrance of any property or assets;

                    (i) Any pending or, to the Knowledge of Dynamotion, threatened labor disputes, organizational activities or disturbances;

                    (j) Any communication to Dynamotion from any customer of Dynamotion that purchased $100,000 or more of products or services from Dynamotion in the year ended December 31, 1995 that such customer intends to, is desirous of, or is actively considering terminating or materially reducing its purchases from Dynamotion for any reason; or

                    (k) Any change not described above in the assets, liabilities, licenses, permits, or franchises of Dynamotion, or in any agreement to which Dynamotion is a party or by which it is bound, that, either individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on the business, results of operations, financial condition, properties, or assets of Dynamotion.

          3.1.11 Prohibited Payments. To the Knowledge of Dynamotion, neither Dynamotion nor any shareholder, officer, director, or other person or entity has, directly or indirectly, on behalf of or with respect to the business or operations of Dynamotion or any Previous Subsidiary, (a) made any payment outside the ordinary course of business to any purchasing or selling agent or other person charged with similar duties of any entity to which Dynamotion sells or from which Dynamotion buys products, for the purpose of influencing such agent or person to buy products from or sell products to Dynamotion which payment was not legal to make or receive under any applicable law or regulation of the United States or any other country or territory; or (b) engaged in any transaction, maintained any bank account, or used any corporate funds or assets except for transactions, bank accounts, funds, and assets that have been and are reflected in the normally maintained books and records of Dynamotion.

          3.1.12 Litigation. Except as listed on Schedule 3.1.12, no litigation, proceeding, or governmental investigation is pending or, to the Knowledge of Dynamotion, threatened against or relating to Dynamotion, its officers, or directors in their capacities as such, or any of Dynamotion's properties or businesses. No pending litigation or proceeding listed on
Schedule 3.1.12 seeks injunctive relief against Dynamotion. For the purposes of this Section 3.1.12, the term "Litigation Reserves" means the amounts specified on Schedule 3.1.12 as such. The pending litigation and proceedings listed on Schedule 3.1.12 will not, if settled, decided, or otherwise resolved in favor of the opposing party or parties, result in any payment obligations of Dynamotion (including without limitation damages and attorneys' fees) greater, in the aggregate, than the Litigation Reserves.

          3.1.13 Compliance with Laws; Judgments. Dynamotion and each Previous Subsidiary has at all relevant times conducted its business in compliance with
(a) the provisions of its Certificate or Articles of Incorporation, Bylaws, and
(b) all applicable laws, regulations, and standards, including without limitation the United States Export Control Act and all applicable regulations promulgated by the U.S. Department of Health and Human Services and the Federal Communications Commission and foreign counterparts to such laws and regulations, other than violations that individually or in the aggregate do not, and, with the passage of time will not, have a material adverse effect on its business, financial condition, results of operations, properties, or assets. Dynamotion is not subject to any outstanding judgment, order, writ, injunction, or decree and has not been charged with, or, to the Knowledge of Dynamotion, threatened with a charge of, a violation of any provision of any applicable law or regulation.

          3.1.14 Employment Matters.

               3.1.14.1 Labor Matters. Dynamotion is not a party or otherwise subject to any collective bargaining agreement governing the wages, hours, or terms of employment of its employees. Dynamotion is, and Dynamotion and each Previous Subsidiary has been, in compliance with all applicable laws regarding employment and employment practices, terms and conditions of employment, wages, and hours and is not and has not been engaged in any unfair labor practice. There is no (a) unfair labor practice complaint against

Dynamotion pending before the National Labor Relations Board or any other Governmental Entity; (b) labor strike, slowdown or work stoppage actually occurring or, to the Knowledge of Dynamotion, threatened against Dynamotion;
(c) representation petition respecting the employees of Dynamotion pending before the National Labor Relations Board or similar agency; or (d) grievance or any arbitration proceeding pending arising out of or under collective bargaining agreements applicable to Dynamotion. Dynamotion has not experienced any primary work stoppage or other organized work stoppage involving its employees in the past two years. To the Knowledge of Dynamotion, there is no labor strike, slowdown, or work stoppage occurring or threatened against any of its principal suppliers that is reasonably likely to have a material adverse effect on the business, financial condition, results of operations, properties, or assets of Dynamotion.

               3.1.14.2 Employee Benefits. Schedule 3.1.14.2 lists all pension, retirement, profit sharing, deferred compensation, bonus, commission, incentive compensation (including cash, stock, and option plans or arrangements), life insurance, health and disability insurance, hospitalization, and all other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plans or arrangements) established or maintained by Dynamotion, and Dynamotion has provided ESI with complete and accurate copies of: (a) all such plans or arrangements; (b) Dynamotion's most recent annual report (Form 5500 series) filed with the Internal Revenue Service; (c) the most recent actuarial reports; and (d) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations, and opinions). The employee welfare benefit plans (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and the employee pension benefit plans (within the meaning of Section 3(2) of the ERISA) established and maintained by Dynamotion (the "ERISA Plans") are listed separately as ERISA Plans on Schedule 3.1.14.2. The ERISA Plans comply in all material respects with the applicable requirements of ERISA. Dynamotion has received from the Internal Revenue Service a favorable determination for each of the ERISA Plans and their related trusts that each of the ERISA Plans that is an employee pension benefit plan is qualified under
Section 401(a) of the Code and the related trust is tax-exempt under Section 501(a) of the Code. There has been no event subsequent to that determination that has adversely affected the tax qualified status of the ERISA Plans or the exemption of the related trusts other than changes in the Code that are not effective as of the Closing Date. None of the ERISA Plans, its related trusts or any trustee, investment manager or administrator thereof has engaged in a nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code. There are not and have not been any excess deferrals or excess contributions under any ERISA Plan. Each ERISA Plan is and has been operated and administered in conformity with the requirements of all applicable laws and regulations, whether or not the ERISA Plan documents have been amended to reflect such requirements. Except as set forth on Schedule 3.1.14.2, Dynamotion has no obligation of any kind (whether under the terms of the ERISA Plans or under any understanding with employees) to make payments under, or to pay contributions to, any plan, agreement or other arrangement for deferred compensation of employees, whether or not tax qualified, including, without limitation, a single employer tax qualified plan, a tax qualified plan of a controlled group of corporations, a multiemployer pension plan, a "defined benefit" plan, a nonqualified deferred compensation plan, an individual employment or compensation agreement or a commitment to provide medical benefits to retirees. Dynamotion has never adopted, maintained, or contributed to any plan or arrangement that is or was subject to Section 412 of the Code or Title IV of ERISA (a "DB Plan"), nor has Dynamotion ever been a member of a controlled group of corporations, group of trades or businesses, or affiliated service group (within the meaning of Sections 414(b), (c), and (m) of the Code) that has adopted, maintained, or contributed to a DB Plan.

               3.1.14.3 Employment Agreements. There are no employment or other agreements or understandings of any kind between Dynamotion and any of its employees, including without limitation any agreements or understandings regarding compensation or commissions of any nature, severance payments, or retirement benefits, except as reflected in the items listed in Schedules 3.1.14.2, 3.1.14.3, and 3.1.14.4 and except for standard Dynamotion confidentiality and assignment agreements as described in Section 3.1.14.5.
Schedule 3.1.14.3 lists all Dynamotion's employment or supervisory manuals, employment or supervisory policies, and written information generally provided to employees (such as applications or notices), and complete and accurate copies of those manuals, policies, and written information have been provided to ESI.

               3.1.14.4 Compensation. Schedule 3.1.14.4 contains a complete and accurate list of all current directors, officers, employees, or consultants of Dynamotion, specifying their names and job designations, the total annual amount paid or payable as cash and noncash compensation to each such person, and the basis of such compensation, whether fixed or commission or a combination thereof, and the total amount of accrued benefits (including without limitation vacation, sick, or wellness pay, if any) for such persons as of December 31, 1995 and as of November 30, 1996. Dynamotion has not made any commitment entitling any employee to any payment in the event of termination or resignation that would constitute a "parachute payment" within the meaning of
Section 280G of the Code or that would in the aggregate exceed 100 percent of such person's annual base cash compensation. Dynamotion has no discretionary bonus plans. The provisions for wages and salaries accrued on the Current Balance Sheet are adequate for salaries and wages accrued as of the date thereof, including accrued vacation pay and sick or wellness pay, if any, and Dynamotion has accrued on its books and records all obligations for wages and salaries and other compensation to its employees, including but not limited to, vacation pay and sick or wellness pay, if any, and all commissions and other fees payable to agents, salesmen, and representatives.

               3.1.14.5 Confidentiality and Inventions Agreements. The employees and consultants of Dynamotion listed on Schedule 3.1.14.5 have previously signed a confidentiality and invention agreement substantially in the form or forms attached hereto as Exhibit H.

          3.1.15 Title to and Condition of Real Property. Neither Dynamotion nor any Previous Subsidiary has ever owned any real property, and Dynamotion does not now own any real property. Schedule 3.1.15 contains a list of all real property currently leased, occupied, or used by Dynamotion (the "Leased Real Property"), including the dates of and parties to all leases and any amendments thereof. All real property previously leased, occupied, or used by Dynamotion, any predecessor company, or any Previous Subsidiary is referred to herein as the "Previously Leased Real Property." All Leased Real Property (including improvements thereon) is in the same condition (ordinary wear and tear excepted) as it was when Dynamotion's lease(s), occupancy, or use began, and is available for immediate use in the conduct of Dynamotion's business. Neither the operations of Dynamotion on any Leased Real Property, nor any improvements on the Leased Real Property, violates any applicable building or zoning code or regulation of any Governmental Entity having jurisdiction. The Leased Real Property includes all such property necessary to conduct the business of Dynamotion. None of the Leased Real Property has been condemned or otherwise taken by public authority and no such condemnation or taking is, to the Knowledge of Dynamotion, threatened or contemplated.

          3.1.16 Title to and Condition of Fixed Assets. Schedule 3.1.16 contains a complete and accurate list of all tangible personal property (excluding inventory) owned or leased by Dynamotion (the "Tangible Personal Property"), including the dates of and parties to all leases and any amendments thereof. Except as noted on Schedule 3.1.16, Dynamotion has good and marketable title to all of the Tangible Personal Property listed in Schedule 3.1.16, free and clear of all liens, mortgages, pledges, leases, restrictions and other claims and encumbrances of any nature whatsoever. The Tangible Personal Property is in good operating condition and repair (ordinary wear and tear excepted), is performing satisfactorily, and is adequate for the conduct of the business of Dynamotion. All Tangible Personal Property and the state of maintenance thereof are in compliance with all applicable laws and regulations.

          3.1.17 Intellectual Property. Dynamotion owns, or has a valid license to use, all patents, trademarks, service marks, trade names, copyrights, trade secrets, technology, know- how and other intellectual property (the "Intellectual Property") used in the conduct of the business of Dynamotion as now conducted. Schedule 3.1.17(a) contains a complete and accurate list of all patents, patent applications, trademarks, and service marks and related applications, trade names, and copyrights owned by or licensed to Dynamotion. Schedule 3.1.17(a) also contains a description of all agreements or licenses relating to the acquisition by or license to Dynamotion of such Intellectual Property or under which Dynamotion has sold or granted a right to use any Intellectual Property. Except as set forth on Schedule 3.1.17(b), all Intellectual Property owned by Dynamotion is owned by it free and clear of all liens, claims, encumbrances or adverse claims of any third party. The conduct of Dynamotion's business does not conflict with or infringe upon any Intellectual Property rights of any other person and no claims of conflict or infringement are pending or, to the Knowledge of Dynamotion, threatened against Dynamotion. Dynamotion has made all necessary filings and recordations and has paid all required fees and Taxes to maintain its ownership of its Intellectual Property that is patented or registered in the United States Patent and Trademark Office and has made all necessary filings and recordations and has paid all required fees and Taxes to maintain its ownership of its Intellectual Property that is patented or registered with applicable foreign agencies.

          3.1.18 Certain Contracts and Arrangements. Schedule 3.1.18, which is organized by type of agreement, contains a complete and accurate list of each of the following types of agreements or arrangements, including any amendments thereto, to which Dynamotion is a party or by which it is bound:

               (a) any mortgage, note, or other instrument or agreement relating to the borrowing of money or the incurrence of indebtedness or the guaranty of any obligation for the borrowing of money;

               (b) any contract, agreement, purchase order, or acknowledgment form for the purchase, sale, lease or other disposition of equipment, products, materials or capital assets, or for the performance of services (including without limitation consulting services), with respect to which the annual aggregate dollar amount either due to or payable by Dynamotion exceeds $100,000;

               (c) contracts or agreements for the joint performance of work or services, and all other joint venture agreements;

               (d) contracts or agreements with agents, brokers, consignees, sales representatives, or distributors relating to the sale of products or services;

               (e) confidentiality or inventions assignment agreements with parties other than employees of Dynamotion; and

               (f) any other contract, instrument, agreement, or obligation not described in any other Schedule that contains unfulfilled obligations, is not terminable without payment of premium or penalty upon 30 days' notice or less and the annual amount either due to or payable by Dynamotion exceeds $100,000 for any single contract.

          3.1.19 Status of Contracts. Each of the contracts, agreements, commitments and instruments listed on Schedules 3.1.15, 3.1.16, 3.1.17, and
3.1.18 and the agreements described in Section 3.1.14.5 (collectively, the "Contracts") is in full force and effect and is valid, binding and enforceable by Dynamotion in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought. Except as listed in Schedule 3.1.19, there is no existing material default or violation by Dynamotion under any Contract and no event has occurred that (whether with or without notice, lapse of time or both) would constitute a material default of Dynamotion under any Contract. There is no pending or, to the Knowledge of Dynamotion, threatened proceeding that would interfere with the quiet enjoyment of any leasehold of which Dynamotion is lessee or sublessee. Except set forth on Schedule 3.1.19, no consent of the other parties to the Contracts is necessary for the consummation of the transactions contemplated by this Agreement. Complete and accurate copies of all Contracts have been delivered to ESI. To the Knowledge of Dynamotion, there is no default by any other party to any Contract or any event that (whether with or without notice, lapse of time or both) would constitute a material default by any other party with respect to obligations of that party under any Contract, and, to the Knowledge of Dynamotion, there are no facts that exist indicating that any of the Contracts may be totally or partially terminated or suspended by the other parties. Dynamotion has not granted any waiver or forbearance with respect to any of the Contracts. Dynamotion is not a party to, or bound by, any contract or agreement that Dynamotion can reasonably foresee will result in any material loss to Dynamotion upon the performance thereof (including any liability for penalties or damages, whether liquidated, direct, indirect, incidental, or consequential).

          3.1.20 Insurance. Schedule 3.1.20 contains a complete and accurate list of all current policies of primary, excess, or umbrella comprehensive general liability, fire, worker's compensation, or any other form of insurance insuring Dynamotion, its officers or directors, its assets, or its operations (the "Policies"), setting forth the applicable deductible amounts. All past primary, excess, or umbrella comprehensive general liability policies or any other policy insuring Dynamotion or any predecessor or Previous Subsidiary against liability for third-party bodily or personal injury or property damage are referred to herein as "Past CGL Policies". All the Policies are valid, enforceable, and in full force and effect, all premiums with respect to the Policies covering all periods up to and including the date as of which this representation is being made have been paid and no notice of cancellation or termination has been received by Dynamotion with respect to any Policy. The Policies are sufficient for compliance with all requirements of law and agreements to which Dynamotion is a party and provide insurance for the risks and in the amounts and types of coverage usually obtained by persons using or holding similar properties in similar businesses. Neither the execution of this Agreement nor the consummation of the Merger will bar or otherwise interfere with the rights of Merger Corp. to recover under the Policies or Past CGL Policies for claims arising out of pre-Closing acts or omissions of Dynamotion or any predecessors or Previous Subsidiary. There have been no claims made for insurance payment under any of the Policies or Past CGL Policies in the three years preceding the date of this Agreement. Complete and accurate copies of the Policies and all endorsements thereto have been delivered to ESI. Dynamotion has not been refused any insurance coverage and no insurance coverage has been canceled during the three years preceding the date of this Agreement.

          3.1.21 Permits and Licenses. Schedule 3.1.21(a) contains a complete and accurate list of all governmental licenses, permits, franchises, easements, and authorizations (collectively, "Permits") held by Dynamotion, listed by Governmental Entity. To the Knowledge of Dynamotion, Dynamotion holds, and at all times each of Dynamotion, its predecessors, and each Previous Subsidiary has held, all Permits necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all Governmental Entities and other authorities having jurisdiction over it or any part of its operations. Dynamotion is in compliance with each of the terms of its Permits. Complete and accurate copies of all Permits held by Dynamotion have been delivered to ESI.
Schedule 3.1.21(b) lists all consents from any Governmental Entities that have issued any Permits to or with respect to Dynamotion or its business that are required for the consummation of the transactions contemplated by this Agreement.

          3.1.22 Taxes.

               3.1.22.1 Returns. Except as set forth on Schedule 3.1.22.1, each of Dynamotion and each Previous Subsidiary has filed on a timely basis all federal, state, foreign and other returns, reports, forms, declarations, and information returns required to be filed by it with respect to Taxes (as defined below) that relate to the business, results of operations, financial condition, properties, or assets of Dynamotion or any Previous Subsidiary (collectively, the "Returns") and has paid on a timely basis all Taxes shown to be due on the Returns. Except as set forth on Schedule 3.1.22.1, Dynamotion is not, and neither Dynamotion nor any Previous Subsidiary has ever been, part of an affiliated group of corporations that files or has the privilege of filing consolidated tax returns pursuant to Section 1501 of the Code or any similar provisions of state, local, or foreign law. Except as set forth on Schedule 3.1.22.1, Dynamotion is not, and neither Dynamotion nor any Previous Subsidiary has ever been, a party to any tax-sharing or tax-allocation agreement. Dynamotion does not have any liability for Taxes of any person (other than itself), whether arising under federal, state, local, or foreign law, as a transferee or successor, by contract, or otherwise. No extensions of time have been requested for Returns that have not been filed and no statute of limitations has been waived with respect to any Tax except as set forth on
Schedule 3.1.22.1. Except as set forth on Schedule 3.1.22.1, no Returns have been examined by the applicable taxing authorities for all periods to and including the fiscal year ended December 31, 1995 and, except as set forth on
Schedule 3.1.22.1, Dynamotion has not received any notice of claim or audit from any taxing authority with respect to itself or any Previous Subsidiary and there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for such Taxes for any period. All Returns filed are complete and accurate in all material respects and no additional Taxes are owed by Dynamotion or any Previous Subsidiary with respect to the periods covered by the Returns. Dynamotion has provided ESI with complete and accurate copies of Returns for each of Dynamotion's fiscal years 1991 through 1995 and the Forms 1139 related to any loss or credit or carryback claim for those years.

               3.1.22.2 Taxes Paid or Reserved. The reserves for Taxes reflected on the Current Balance Sheet are adequate for payment of Taxes in respect of periods ending on or before the date of the Current Balance Sheet. All reserves for Taxes have been determined in accordance with generally accepted accounting principles and applicable accounting rules and regulations of the SEC consistently applied throughout the periods involved and with prior periods. All Taxes that Dynamotion has been required to collect or withhold have been withheld or collected and, to the extent required, have been paid to the proper taxing authority. Neither Dynamotion nor any Previous Subsidiary has elected to be treated as a consenting corporation pursuant to Section 341(f) of the Code.

               3.1.22.3 Net Operating Losses. Dynamotion's federal net operating loss carry forward as of December 31, 1995 equaled $6,838,248.

               3.1.22.4 Definition. The term "Tax" or "Taxes" means all federal, state, local, or foreign taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated severance, stamp, occupation, property, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax.

          3.1.23 Related Party Interests. Except as listed in Schedule 3.1.23, no Holder, officer, or director of Dynamotion (or any entity owned or controlled by one or more of such parties) (a) is indebted to Dynamotion or (b) has any other right, arrangement, or agreement binding upon Dynamotion, including without limitation any registration rights agreement, stock purchase agreement, or similar arrangement (other than obligations contained in Dynamotion's Certificate of Incorporation or Bylaws). Except as listed in
Schedule 3.1.23, to the Knowledge of Dynamotion, no Holder, officer, or director of Dynamotion (or any entity owned or controlled by one or more of such parties) (i) has any interest in any property, real or personal, tangible or intangible, used in or pertaining to Dynamotion's business or (ii) has any material financial interest, direct or indirect, in any supplier or customer of, or other outside business which has significant transactions with Dynamotion. True and complete copies of all agreements listed on Schedule
3.1.23 have been provided to ESI. Dynamotion is not indebted to any of its shareholders, directors, or officers (or to the Knowledge of Dynamotion any entity owned or controlled by one or more of such parties) except for amounts due under normal salary arrangements and for reimbursement of ordinary business expenses. Except as specifically referenced in this Agreement, the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment (severance or other) becoming due from Dynamotion to any Holder or any of Dynamotion's, officers, directors, or employees (or, to the Knowledge of Dynamotion, any entity owned or controlled by one or more of such parties).

          3.1.24 No Powers of Attorney or Restrictions. No power of attorney or similar authorization given by Dynamotion is presently in effect or outstanding. Except as set forth on Schedule 3.1.24, no contract or agreement to which Dynamotion is a party or by which it is bound or to which any of its properties or assets is subject limits the freedom of Dynamotion to compete in any line of business or with any person. To the Knowledge of Dynamotion, none of the employees of Dynamotion is obligated under any contract (including licenses, covenants, or commitments of any nature), or subject to any judgment, decree, or order of any Governmental Entity, that would interfere with the use of his or her best efforts to promote the interests of Dynamotion or that would conflict with the business of Dynamotion as now conducted or proposed to be conducted.

          3.1.25 Environmental Conditions.

               3.1.25.1 Compliance. The business, assets, and operations of Dynamotion, its predecessors and all Previous Subsidiaries, including without limitation the Leased Real Property and the Previously Leased Real Property, are and have been in compliance with all Environmental Laws (as defined below) and all Permits required for the operations of

Dynamotion, its predecessors, and the Previous Subsidiaries under any Environmental Law. These Permits are listed separately in Schedule 3.1.21. There are no pending or, to the Knowledge of Dynamotion, threatened claims, actions or proceedings against Dynamotion under any Environmental Law or related Permit. All wastes generated in connection with Dynamotion's business are, and in the case of Dynamotion, its predecessors, and the Previous Subsidiaries, have been transported and disposed of off-site in compliance with all Environmental Laws, and there are no facility logs or manifests relating to the transportation and disposal of such wastes. No wastes, including hazardous and solid wastes, have been or are stored on, at, or under the Leased Real Property or the Previously Leased Real Property in violation of any Environmental Law or that could result in a remediation obligation.

               3.1.25.2 Hazardous Substances. Except for ordinary household cleaners and office supplies or as set forth on Schedule 3.1.25.2, no Hazardous Substance (as defined below) is present on, at, or under the Leased Real Property or the Previously Leased Real Property. Except as would neither violate any Environmental Law nor result in any remediation obligation, no Hazardous Substance has been disposed of, spilled, leaked, discharged, or otherwise released on, in, under or has migrated off-site from the Leased Real Property or the Previously Leased Real Property or has otherwise come to be located in the soil or water (including surface and ground water) in, on, under, or adjacent to the Leased Real Property or the Previously Leased Real Property. Except as would neither violate any Environmental Law nor result in any remediation obligation, none of the assets of Dynamotion or the improvements on the Leased Real Property or the Previously Leased Real Property have incorporated into them any asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls (including in any electrical transformer or capacitor located on such property), or any other Hazardous Substance that is prohibited, restricted, or regulated when present in buildings, structures, fixtures, or equipment. Except for ordinary household cleaners and office supplies or as set forth on Schedule 3.1.25.2, no Hazardous Substance is or has been generated, manufactured, treated, stored, transported, used, or otherwise handled on the Leased Real Property or the Previously Leased Real Property or in connection with the business or operations of Dynamotion, its predecessors, or the Previous Subsidiaries. Except as listed on Schedule 3.1.25.2, there are not and have never been any above-ground or underground storage tanks (whether or not regulated and whether or not out of service, closed, or decommissioned) on the Leased Real Property or, during the period of occupancy or use by Dynamotion, its predecessors, or the Previous Subsidiaries, on the Previously Leased Real Property.

               3.1.25.3 Filings and Notices. Each of Dynamotion and each Previous Subsidiary has timely filed all required reports, obtained all required approvals and permits, and generated and maintained all required data, documentation, and records under all applicable Environmental Laws. All notifications required by any Environmental Law in respect of any discharge, release, or emission have been made within the time prescribed by such Environmental Law, and copies of all such notifications have been provided to ESI. No part of the Leased Real Property or the Previously Leased Real Property is listed as a site contaminated by Hazardous Substances pursuant to any Environmental Law.

               3.1.25.4 Definitions. As used in this Agreement, (a) "Environmental Law" means any federal, state, foreign, or local statute, ordinance, or regulation pertaining to the protection of human health or the environment and any applicable orders, judgments, decrees, permits, licenses, or other authorizations or mandates under such statutes, ordinances or regulations, and (b) "Hazardous Substance" means any hazardous, toxic, radioactive, or infectious substance, material or waste as defined, listed, or regulated under any Environmental Law, and includes without limitation radioactive material and petroleum oil and its fractions.

          3.1.26 Consents and Approvals. Except as set forth in Sections 3.1.5 and 5.2.4 and as set forth on Schedule 3.1.21(b), no consent, approval, or authorization of, or filing or registration with, any Governmental Entity or any other entity or person not a party to this Agreement is required to be obtained or made by Dynamotion for the consummation of the transactions described in this Agreement.

          3.1.27 Records. The books of account, minute books, stock certificate books, and stock transfer ledgers of Dynamotion are complete and accurate in all respects, and there has been no transaction involving the business or stock ownership of Dynamotion, or action of Dynamotion's Board of Directors or shareholders, that properly should have been set forth therein and has not been accurately so set forth. Complete and accurate copies of such books, records, and ledgers have been made available to ESI.

          3.1.28 Receivables. Each of the receivables of Dynamotion (including notes receivable, accounts receivable, loans receivable, and advances) that is reflected on the Current Balance Sheet, and each of the receivables that has arisen since that date, has arisen only from bona fide transactions in the ordinary course of Dynamotion's business and will, except as disclosed on
Schedule 3.1.28(a), be fully collected when due, or in the case of each account receivable, within one year after the Closing Date, without resort to litigation and without offset or counterclaim, except to the extent of (a) the allowance for doubtful accounts with respect to accounts receivable as reflected on the Current Balance Sheet, plus (b) any reduction in the accounts payable balances listed on Schedule 3.1.28(b) that result from negotiations with vendors. The accounts payable listed on Schedule 3.1.28(b) are included in the accounts payable on the Current Balance Sheet.

          3.1.29 Bank Accounts. Schedule 3.1.29 contains a complete and accurate list of all the banks or other financial institutions at which Dynamotion maintains accounts or safe deposit boxes, together with numbers of such accounts and boxes and the names of the persons authorized to draw thereon or permitted access thereto. Except as set forth on Schedule 3.1.29, all cash in such accounts is held in demand deposits and is not subject to any restriction or limitation as to withdrawal.

          3.1.30 Product Warranties. Schedule 3.1.30 contains Dynamotion's standard form of product warranty, infringement indemnity, and limitation of liability provisions and a copy of each negotiated warranty, indemnity, and limitations provision that differs materially from the standard form. Neither Dynamotion nor, to the Knowledge of Dynamotion, any predecessor or Previous Subsidiary, has undertaken any performance obligations or made any warranties or guarantees with respect to its products other than those disclosed in
Schedule 3.1.30, or sold any products or services without the limitation of liability provisions disclosed in Schedule 3.1.30. The aggregate cost to Dynamotion to comply with its product warranties has not exceeded four percent (4%) of machine revenue, as reported in Dynamotion's general ledger, for each of the last three fiscal years. Except as set forth on Schedule 3.1.30, all products under warranty as of the date of this Agreement serviced, distributed, or sold by

Dynamotion or, to the Knowledge of Dynamotion, any predecessor or Previous Subsidiary, and the delivery thereof, have been in conformity with Dynamotion's warranty commitments.

          3.1.31 Inventories. Schedule 3.1.31 contains a true and complete list and summary of all inventory of Dynamotion as of September 30, 1996. All inventories, whether finished goods, work in process, or raw materials, reflected on the Current Balance Sheet or thereafter acquired, are all items of a quality usable or saleable in the ordinary and usual course of Dynamotion's business, except for inventory items that have been written down to an amount not in excess of realizable market value or for which adequate reserves or allowances have been provided on the Current Balance Sheet. The values at which inventories are carried reflect an inventory valuation policy consistent with Dynamotion's past practice and in accordance with generally accepted accounting principles and applicable accounting rules and regulations of the SEC. Except as set forth on Schedule 3.1.31, Dynamotion has good and marketable title to all its inventories, free and clear of all liens, mortgages, pledges, leases, restrictions, and other claims and encumbrances of any nature whatsoever.

          3.1.32 Product Liability. Except as set forth on Schedule 3.1.32, Dynamotion has not recalled any products manufactured, serviced, distributed, leased, or sold by Dynamotion or any predecessor or any Previous Subsidiary, and, to the Knowledge of Dynamotion, there is no reasonable basis for any such recall on or after the Closing Date.

          3.1.33 Customer Information. Schedule 3.1.33 lists (a) every outstanding purchase order received by Dynamotion for more than $100,000 by customer as of November 30, 1996 and (b) the top 10 Dynamotion customers for each of the last two fiscal years, with aggregate annual revenue for each customer for each year.

          3.1.34 Accounting Controls. Dynamotion maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are accurately and completely recorded in Dynamotion's general ledger in a manner that facilitates the preparation of financial statements in conformity with generally accepted accounting principles and applicable accounting rules and regulations of the SEC and the maintenance of accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization, and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          3.1.35 Liabilities Incurred in Ordinary Course. Except as otherwise specifically described in this Agreement or the schedules hereto, the liabilities of Dynamotion and the liabilities to which the assets of Dynamotion are subject were incurred by Dynamotion in the ordinary course of its business.

          3.1.36 Continuity of Business Enterprise. Dynamotion operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Regulation ss.1.368-1(d) under the Code.

          3.1.37 Fair Market Value of Dynamotion Assets. The fair market value of the assets of Dynamotion transferred to Merger Corp. pursuant to the Merger at the Effective Time will equal or exceed the sum of the liabilities assumed by Merger Corp., plus the amount of liabilities, if any, to which the transferred assets are subject.

          3.1.38 No Chapter 11 Proceedings. Dynamotion is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of
Section 368(a)(3)(A) of the Code.

          3.1.39 Not an Investment Company. Dynamotion is not an investment company as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

          3.1.40 Not a Real Property Holding Company. Dynamotion has not been a United States real property holding company within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          3.1.41 Proxy Statement/Prospectus. The information provided in writing by Dynamotion (or its representatives) regarding Dynamotion specifically for inclusion in the Proxy Statement/Prospectus and the information in the Proxy Statement/Prospectus relating to Dynamotion that is supplemented or reviewed by Dynamotion (or its representatives) without objection before the mailing of such Proxy Statement/Prospectus, will be correct in all material respects and will not omit any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that no representation or warranty is made by Dynamotion with respect to information supplied by ESI specifically for inclusion therein or relating to and reviewed by ESI (or its representatives) without objection. Dynamotion will promptly inform ESI of the happening of any event before the Effective Time that would render such information regarding Dynamotion incorrect in any material respect or require the amendment of the Proxy Statement/Prospectus.

          3.1.42 Dynamotion SEC Reports. Dynamotion has heretofore furnished ESI with complete copies of all registration statements, reports, and proxy statements, including amendments thereto, filed with the SEC since December 31, 1991 and before the date of this

Agreement (collectively, the "Dynamotion SEC Reports"). Except as set forth on
Schedule 3.1.42, Dynamotion has timely filed with the SEC all registration statements, reports, proxy statements, and other filings required to be made by it under applicable laws and regulations. Each of the Dynamotion SEC Reports, at the time filed or at the time of its effectiveness, if later, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and the applicable rules and regulations of the SEC thereunder.

          3.1.43 Compliance of Conversion Proposal, Etc. None of: (a) the proposal of, shareholder approval of, or implementation of transactions contemplated by, the Conversion Proposal as described in this Agreement; (b) the redemption of the Z Warrants as described in this Agreement after the actions described in Schedule 3.1.2.3(b) have been taken; (c) the termination of the Class B Additional Warrant Agreement by mutual agreement of the parties thereto; (d) the exercise of the Class B Warrants as described in this Agreement; or (e) the termination of the Underwriters' Warrants by mutual agreement of the parties thereto; will violate any provision of the Certificate of Incorporation, the Bylaws, any applicable law or regulation (including without limitation state and federal securities laws and regulations), or the terms of any agreement or obligation by which Dynamotion is bound.

          3.1.44 Brokers and Finders. Dynamotion has not incurred any liability for any brokerage or investment banking fees, commissions or finders' fees in connection with the Merger.

          3.1.45 Accuracy of Representations and Warranties. To the Knowledge of Dynamotion, none of the representations or warranties of Dynamotion contained in this Agreement contains or will contain any untrue statement of any material fact or omits or misstates a material fact necessary to make the statements contained in this Agreement not misleading. To the Knowledge of Dynamotion, no fact that has resulted or that, in the reasonable judgment of Dynamotion is reasonably likely to result, in any material adverse change in Dynamotion's business, results of operation, financial condition, properties, or assets that has not been set forth in this Agreement.

     3.2 Representations and Warranties of Key Shareholders. Each Key Shareholder, severally and not jointly, for himself, herself, or itself only, hereby represents and warrants to ESI and Merger Corp. that, except as specifically set forth in Schedule 3.2 (the "Key Shareholder Disclosure Schedule") in a numbered paragraph that corresponds to the section for which disclosure is made:

          3.2.1 Authority. Such Key Shareholder has the authority and has taken all action necessary, or, with respect to any Key Shareholder that is a corporation, such Key Shareholder has the corporate power and authority and has taken all corporate action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized and validly executed and delivered by such Key Shareholder. This Agreement constitutes the valid and binding obligation of such Key

Shareholder, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

          3.2.2 Filings. No notices, reports or other filings are required to be made by such Key Shareholder with, nor are any consents, registrations, approvals, permits, or authorizations required to be obtained by such Key Shareholder from, any Governmental Entity or any other person not a party to this Agreement in connection with the execution and delivery of this Agreement by such Key Shareholder and the consummation by such Key Shareholder of the transactions contemplated hereby.

          3.2.3 Proxy Statement/Prospectus. The information provided in writing by such Key Shareholder (or his, her, or its representative) regarding such Key Shareholder specifically for inclusion in the Proxy Statement/Prospectus and the information in the Proxy Statement/Prospectus regarding such Key Shareholder that is reviewed by such Key Shareholder (or his, her, or its representative) without objection before the mailing of such Proxy Statement/Prospectus, will be correct in all material respects and will not omit any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that no representation or warranty is made by such Key Shareholder with respect to information supplied by ESI specifically for inclusion therein or relating to and reviewed by ESI (or its representatives) without objection. Such Key Shareholder will promptly inform ESI of the happening of any event before the Effective Time that would render the information regarding such Key Shareholder provided by such Key Shareholder incorrect in any material respect or require the amendment of the Proxy Statement/Prospectus.

     3.3 Representations and Warranties of ESI. ESI hereby represents and warrants to Dynamotion that, except as specifically set forth in Schedule 3.3 (the "ESI Disclosure Schedule") in a numbered paragraph that corresponds to the section for which disclosure is made:

          3.3.1 Organization and Status. Each of ESI and its subsidiaries is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased, or operated, or the business conducted, by it require such qualification, except where the failure to so qualify or be in good standing, when taken together with all such failures, would not have a material adverse effect on ESI. Each of ESI and its subsidiaries has all requisite corporate power and authority to own, operate, and lease its property and to carry on its businesses as they are now being conducted.

          3.3.2 Capitalization. ESI has authorized capital stock consisting of 40,000,000 shares of Common Stock, without par value, of which 8,671,333 shares were outstanding on November 30, 1996 and 1,000,000 shares of Preferred Stock, of which no shares were outstanding on November 30, 1996. All of the outstanding shares of capital stock of ESI have been duly authorized and are validly issued, fully paid, and nonassessable, and no shares were issued in violation of preemptive or similar rights of any shareholder. Except under the terms of the various ESI employee or director benefit plans, or as disclosed in the ESI SEC Reports (defined in Section 3.3.10) there are no subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character obligating ESI to issue any shares of capital stock.

          3.3.3 Corporate Authority. ESI has the corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized by the Board of Directors of ESI and duly and validly executed and delivered by ESI. This Agreement constitutes the valid and binding obligation of ESI, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

          3.3.4 Control of Merger Corp Before Merger. Before the Effective Time, ESI will be in control of Merger Corp. within the meaning of Section 368(c) of the Code.

          3.3.5 Control of Merger Corp After Merger. ESI has no plan or intent to cause Merger Corp. to issue additional shares of its stock following the Merger that would result in ESI losing control of Merger Corp. within the meaning of Section 368(c) of the Code.

          3.3.6 Continuation of Dynamotion's Business. ESI intends to cause Merger Corp. to continue the historic business of Dynamotion or use a significant portion of Dynamotion's business assets in a business following the Merger.

          3.3.7 No Plan to Reacquire Merger Consideration. ESI has no plan or intention to reacquire any ESI Common Stock issued as Merger Consideration.

          3.3.8 No Plan to Liquidate or Merge Merger Corp. ESI has no plan or intention to liquidate Merger Corp., to merge Merger Corp. with and into another corporation, to sell or otherwise dispose of the stock of Merger Corp., or to cause Merger Corp. to sell or otherwise dispose of any of the assets of Dynamotion transferred pursuant to the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

          3.3.9 Governmental Filings. Other than the filing of (a) the Certificate of Merger contemplated by Article I and (b) the Registration Statement described in Section 4.3.1, no notices, reports or other filings are required to be made by ESI with, nor are any consents, registrations, approvals, permits, or authorizations required to be obtained by ESI from, any Governmental Entity in connection with the execution and delivery of this Agreement by ESI and the consummation by ESI of the transactions contemplated hereby.

          3.3.10 ESI SEC Reports. ESI has heretofore furnished Dynamotion with complete copies of all registration statements, reports, and proxy statements, including amendments thereto, filed with SEC since May 31, 1993 and before the date of this Agreement (collectively, the "ESI SEC Reports"). ESI has timely filed with the SEC all registration statements, reports, proxy statements, and other filings required to be made by it under applicable laws and regulations. Each of the ESI SEC Reports, at the time filed or at the time of its effectiveness, if later, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all respects with the applicable requirements of the Securities Exchange Act of

1934, as amended, the Securities Act of 1933, as amended, and the applicable rules and regulations of the SEC thereunder. Since November 30, 1996, there has been no material adverse change in the business, results of operations, financial condition, properties, or assets of ESI.

          3.3.11 Litigation. Except as set forth in the ESI SEC Reports, no material litigation, proceeding, or governmental investigation is pending or, to the knowledge of ESI, threatened against or relating to ESI, its officers or directors in their capacities as such or any of its subsidiaries, or their respective properties or businesses.

          3.3.12 No Adverse Consequences. Neither the execution and delivery of this Agreement by ESI nor the consummation of the transactions contemplated by this Agreement will (a) result in the creation or imposition of any lien, charge, encumbrance or restriction on any of the assets or properties of ESI or any subsidiary of ESI, (b) violate any provision of the Articles of Incorporation or Bylaws of ESI or any subsidiary of ESI, (c) violate any statute, judgment, order, injunction, decree, rule, regulation, or ruling of any Governmental Entity applicable to ESI or any subsidiary of ESI, or (d) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, accelerate the performance required by, accelerate the maturity of any indebtedness or obligation under, result in the breach of the terms, conditions, or provisions of, or constitute a default under any mortgage, deed of trust, indenture, note, bond, lease, license, permit, or other agreement, instrument or obligation to which either ESI or any subsidiary of ESI is a party or by which any of them is bound.

          3.3.13 Not Investment Companies. Neither ESI nor Merger Corp. is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code

          3.3.14 Proxy Statement/Prospectus. The information regarding ESI or Merger Corp. contained in the Proxy Statement/Prospectus will be correct in all material respects and will not omit any material fact required to be stated therein or necessary in order to make the statement therein not misleading; provided, however, that no representation or warranty is made hereby with respect to information contained in such Proxy Statement/Prospectus that is furnished in writing by Dynamotion or any Key Shareholder (or their respective representatives) expressly for use in such Proxy Statement/Prospectus or information relating to Dynamotion or any Key Shareholder that is reviewed by Dynamotion with the knowledge that it will be so used and without objecting to such use. ESI will promptly inform Dynamotion of the happening of any event before the Effective Time that would render the information regarding ESI or Merger Corp. incorrect in any material respect or require the amendment of the Proxy Statement/ Prospectus.

          3.3.15 Brokers and Finders. Neither ESI nor any of its subsidiaries has incurred any liability for any brokerage or investment banking fees, commissions or finders' fees in connection with the Merger.

     3.4 Representations and Warranties Relating to Merger Corp. ESI and Merger Corp. hereby represent and warrant to Dynamotion that:

          3.4.1 Organization and Status. Merger Corp. is a corporation duly organized and validly existing under the laws of the State of New York. Merger Corp. does not own any properties (other than the initial cash subscription for shares) nor has it commenced any business or operations.

          3.4.2 Capitalization. Merger Corp. has an authorized capital stock consisting of 100 shares of Common Stock, of which 100 shares were issued and outstanding on the date of this Agreement. All of the issued and outstanding shares of capital stock of Merger Corp. are owned by ESI.

          3.4.3 Corporate Authority. Merger Corp. has the corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Agreement has been duly and validly authorized by the Board of Directors and sole shareholder of Merger Corp., duly and validly executed and delivered by Merger Corp. and constitutes the valid and binding obligation of Merger Corp., enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

          3.4.4 Governmental Filings. Other than the filing of the Certificate of Merger contemplated by Article I, no notices, reports, or other filings are required to be made by Merger Corp. with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Merger Corp. from, any Governmental Entity in connection with the execution and delivery of this Agreement by Merger Corp. and the consummation by Merger Corp. of the transactions contemplated hereby.

          3.4.5 Litigation. No litigation, proceeding or governmental investigation is pending or, to the knowledge of ESI or Merger Corp., threatened against or relating to Merger Corp. or its officers or directors in their capacities as such.

          3.4.6 No Operations. Merger Corp. has not conducted active operations and has no assets or liabilities other than in accordance with this Agreement.

          3.4.7 No Change of Control. Merger Corp. has no plan or intent to issue additional shares of its stock following the Merger that would result in ESI losing control of Merger Corp. within the meaning of Section 368(c) of the Code.

          3.4.8 Continuation of Dynamotion's Business. Merger Corp. intends to continue the historic business of Dynamotion or use a significant portion of Dynamotion's business assets in a business following the Merger.

                                   ARTICLE IV

                                   COVENANTS

     4.1 Mutual Covenants.

          4.1.1 Consents and Approvals. Each of Dynamotion and ESI will use all reasonable efforts to secure, and ESI will cause Merger Corp. to use all reasonable efforts to secure, all consents, approvals, licenses, or permits that may be required in connection with the Merger, and each will cooperate with the other to secure all such consents, approvals, licenses, or permits in forms reasonably satisfactory to Dynamotion and ESI.

          4.1.2 Reasonable Efforts. Subject to the terms of this Agreement, each of Dynamotion and ESI will use all reasonable efforts, and ESI will cause Merger Corp. to use all reasonable efforts, to effectuate the transactions contemplated hereby and to cause the fulfillment of the conditions to their respective obligations under this Agreement.

          4.1.3 Publicity. Except as required by law or applicable Nasdaq or stock exchange rules, no party will issue any press releases or otherwise make any public statements with respect to the transactions contemplated hereby without the prior written consent of ESI and Dynamotion, in each case not to be unreasonably withheld.

          4.1.4 Confidentiality. The provisions of the Confidentiality Agreement dated December 4, 1996 between Dynamotion and ESI (the
"Confidentiality Agreement") will apply to all "Confidential Information" (as defined in the Confidentiality Agreement) obtained by any party pursuant to this Agreement.

     4.2 Covenants of Dynamotion.

          4.2.1 Conduct of Business. From the execution of this Agreement until the Effective Time, Dynamotion will carry on its business in the ordinary and usual manner and will use all reasonable efforts to maintain its existing relationships with suppliers, customers, employees, and business associates, and will not, except as set forth on Schedule 4.2.1 or as specifically permitted by this Agreement, without the prior written consent of ESI (which consent will not unreasonably be withheld):

               (a) amend its Certificate of Incorporation or Bylaws except as provided in Section 4.2.6 in connection with the Conversion Proposal;

               (b) enter into any new agreements with, or amend any plans or arrangements with respect to an increase in compensation or benefits payable to, its officers or employees, or declare, contribute, or pay any discretionary amount relating to compensation, deferred compensation, or benefits payable to its officers or employees, including without limitation bonus, profit sharing, incentive, or ERISA Plan contributions;

               (c) split, combine, or reclassify any of the outstanding shares of its capital stock or otherwise change its authorized capitalization;

               (d) declare, set aside, or pay any dividends payable in cash, stock or property with respect to shares of its capital stock;

               (e) issue, sell, create, pledge, dispose of, or encumber any additional shares of its capital stock of any class, or any securities convertible into or exchangeable for, or any options, warrants, calls, stock appreciation or similar rights, or other commitments or rights of any kind with respect to, any shares of its capital stock of any class or any phantom stock other than pursuant to: (i) the exercise of Options, (ii) the exercise of outstanding Z Warrants, (iii) the conversion of outstanding Class A Stock, (iv) the conversion of outstanding Class B Stock; (v) the exercise of the Class B Warrants, and/or (vi) the exercise of the Underwriters' Warrants, in each case before the Effective Time;

               (f) redeem, purchase, or otherwise acquire any shares of its capital stock, merge into or consolidate with any other corporation, permit any other corporation to merge into or consolidate with it, liquidate, sell, or dispose of any of its assets (other than inventory sold in the ordinary course of business), or close any plant or business operation;

               (g) except for short-term indebtedness and indebtedness incurred pursuant to Dynamotion's revolving credit agreement and renewals, replacements, and amendments thereof not in excess of the current maximum credit limit under such credit agreement incurred in the ordinary course of business, incur, assume, or guarantee any indebtedness, or modify or repay any existing indebtedness;

               (h) enter into any transaction, make any commitment (whether or not subject to the approval of the Board of Directors of Dynamotion) or modify any Contracts, except as otherwise contemplated or permitted by this Agreement or in the ordinary course of business not exceeding 25,000 singly, or take or omit to take any action that is reasonably likely to have a material adverse effect on the business, properties, financial condition, or results of operations of Dynamotion;

               (i) transfer, lease, license, guarantee, sell, mortgage, pledge, or dispose of any property or assets (including without limitation any intellectual property), encumber any property or assets, or incur or modify any liability, other than the sale of inventory in the ordinary course of business or liabilities incurred in the ordinary course of business and less than $25,000 singly;

               (j) authorize capital expenditures other than in the ordinary course of business, form any subsidiary, or make any acquisition of, or investment in, assets or stock of any other person or entity;

               (k) make any tax election;

               (l) permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled, terminated, or renewed;

               (m) change its method of accounting as in effect at December 31, 1995, except as required by changes in generally accepted accounting principles as concurred with by Dynamotion's independent auditors, or change its fiscal year; or

               (n) authorize or enter into an agreement to do any of the actions referred to in paragraphs (a) through (m) above.

          4.2.2 Acquisition Proposals. Unless and until this Agreement has been terminated pursuant to Section 7.1 or Section 7.2, Dynamotion will not directly, or indirectly through any officer, director, agent, employee, or representative, (a) encourage, initiate, or solicit, on or after the date hereof, any inquiries or the submission of any proposals or offers from any person relating to any merger, consolidation, sale of all or substantially all of its assets, or similar business transaction involving Dynamotion (each, an "Acquisition Transaction"); (b) participate in any negotiations regarding, furnish to any other person any information with respect to, or otherwise assist or participate in, any attempt by any third party to propose or offer any Acquisition Transaction; (c) enter into or execute any agreement relating to an Acquisition Transaction; or (d) make or authorize any public statement, recommendation, or solicitation in support of any Acquisition Transaction or any proposal or offer relating to an Acquisition Transaction, in each case other than with respect to the Merger. Notwithstanding the foregoing, nothing contained herein will prohibit Dynamotion from taking the actions described above in connection with an unsolicited third-party proposal or offer of an Acquisition Transaction if and to the extent that (i) the Board of Directors of Dynamotion determines in good faith, upon advice of legal counsel, that such action is required for the directors of Dynamotion to fulfill their fiduciary duties and obligations under New York law and (ii) before furnishing such information to or entering into discussions or negotiations with such third party, Dynamotion provides prompt written notice to ESI of such proposal or offer and, to the extent not inconsistent with the fiduciary duties of Dynamotion's officers and directors, provides material information concerning such proposal or offer (including proposed terms and the identity of the person or entity making such proposal or offer) and thereafter continues to cooperate with ESI by informing ESI of additional material facts as they arise and furnishing to ESI any additional information furnished in connection with such proposal or offer.

          4.2.3 Investigations and Customer Visits. Dynamotion will give ESI and its representatives and agents reasonable access to all its premises, books, records, agreements, and files and will cause the officers of Dynamotion to furnish ESI with such financial and operating data and other information in its possession with respect to its business, customers, and properties as ESI from time to time reasonably requests. Without limitation of the foregoing, Dynamotion will permit ESI to conduct an operations review at the plant level during which ESI will have access to the plant managers, sales and marketing managers, finance officers, and technology, environmental, and human resource managers of each Dynamotion operating facility, and will make all reasonable efforts to arrange for ESI (or its representatives or agents) to visit such Dynamotion customers as ESI may reasonably request. Any such investigations (a) will be conducted in such a manner as not to interfere unreasonably with the operation of Dynamotion's business or the businesses of Dynamotion's customers; and (b) will not diminish any of the representations and warranties contained in this Agreement.

          4.2.4 Dynamotion Shareholders Meeting. Upon receipt from ESI of a sufficient number of copies of the Proxy Statement/Prospectus relating to this Agreement (the "Proxy Statement/Prospectus") in the form declared effective by the SEC, Dynamotion will immediately cause to be duly called and noticed the Special Meeting of the holders of Dynamotion Common Stock, Class A Stock, and Class B Stock entitled to vote on the

Conversion Proposal and the Merger (all such voting securities, the "Voting Dynamotion Securities") to be held within 50 days (but not less than 20 business days) after such notice for the purpose of considering and approving the Conversion Proposal, this Agreement, the Plan of Merger, and the transactions contemplated hereby and thereby. Subject to the fiduciary duties of the directors of Dynamotion, Dynamotion will recommend to the shareholders of Dynamotion the approval of the Conversion Proposal, this Agreement, the Plan of Merger, and the transactions contemplated hereby and thereby.

          4.2.5 Information for Proxy Statement/Prospectus and Registration Statement. Dynamotion will promptly provide to ESI for inclusion in the Proxy Statement/Prospectus and in the Registration Statement described in Section 4.3.1, in a form reasonably satisfactory to ESI, such information concerning the Conversion Proposal, Dynamotion's operations, capitalization, technology, and securities ownership and such other information as ESI may reasonably request.

          4.2.6 Conversion, Exercise, Redemption, or Termination of Dynamotion Common Stock Equivalent Securities. Dynamotion will use all reasonable efforts to cause all of the outstanding Dynamotion Common Stock Equivalent Securities (other than the Options and the Convertible Debt) to be converted into or exercised for shares of Dynamotion Common Stock or redeemed or terminated before the Effective Time, including without limitation: (a) submitting in the Proxy Statement/Prospectus a proposal to amend Dynamotion's Certificate of Incorporation to modify the terms of the Class A Stock and Class B Stock so as to provide for their automatic conversion into shares of Dynamotion Common Stock immediately before the Effective Time, in accordance with the form of Certificate of Amendment attached as Exhibit

I (such proposal, the "Conversion Proposal"); (b) causing the proposal, shareholder approval, and implementation of the transactions contemplated by the Conversion Proposal: (i) to comply with its Certificate of Incorporation and Bylaws, (ii) to comply with applicable laws and regulations (including without limitation state and federal securities laws) or to satisfy the requirements for exemption therefrom, and (iii) not to violate the terms of any agreement or obligation by which Dynamotion is bound; (c) on the first business day following shareholder approval of the Conversion Proposal delivering for filing by the Department of State of the State of New York a Certificate of Amendment to Dynamotion's Certificate of Incorporation substantially in the form attached as Exhibit I (and, if necessary, using all reasonable efforts to cause the Department of State of the State of New York to file such Certificate of Amendment); (d) using all reasonable efforts to cause, within five business days following the execution of this Agreement, the underwriters for the public offering of the Class A Stock (the "Underwriters") to consent in writing to the redemption of the Z Warrants in the manner described in this Agreement; and (e) delivering a notice of redemption to the warrant agent for the Z Warrants (the "Warrant Agent") and using all reasonable efforts to cause the Warrant Agent to deliver a notice of redemption to all holders of all Z Warrants and taking such other steps in Dynamotion's power as may be necessary or desirable to permit all outstanding Z Warrants to be redeemed immediately after the effectiveness of the transactions contemplated by the Conversion Proposal and immediately before the Effective Time.

          4.2.7 Compliance With Convertible Debt Obligations. Between the execution of this Agreement and the Effective Time, Dynamotion will not default under the terms of the Convertible Debt nor take any action or omit to take any action that would cause the Convertible

Debt to become entitled to convert into Dynamotion Common Stock except where the holder of the Convertible Debt has signed a written agreement not to convert until at least 10 business days after the Effective Time or until this Agreement has been terminated, whichever occurs first.

          4.2.8 Consents. Dynamotion will use all reasonable efforts to obtain, on or before the Closing Date and without modification of the rights or obligations of Dynamotion, all necessary consents of Governmental Entities with respect to the Permits listed on Schedule 3.1.21(b) and all necessary consents with respect to the Contracts as listed on Schedule 3.1.19.

     4.3 Covenants of ESI.

          4.3.1 Registration Statement. ESI, with Dynamotion's cooperation, will promptly file with the SEC a Registration Statement on Form S-4 (including the Proxy Statement/Prospectus) for the purposes of (a) registering the sale of the shares of ESI Common Stock that the holders of shares of Dynamotion Common Stock will be entitled to receive pursuant to Section 1.3 of this Agreement, and (b) soliciting Dynamotion shareholder approval of the Conversion Proposal and the Merger, and ESI, with Dynamotion's cooperation, will use all reasonable efforts to cause such Registration Statement to be declared effective as promptly as practicable.

          4.3.2 Listing of ESI Common Stock. Before the Effective Time, ESI will list the shares of ESI Common Stock that the holders of shares of Dynamotion Common Stock will be entitled to receive pursuant to the provisions of this Agreement on the Nasdaq National Market System.

          4.3.3 Issuance of Certificates. After the Effective Time, ESI will issue and deliver, or will cause to be issued and delivered, in accordance with the provisions of this Agreement, stock certificates representing the number of shares of ESI Common Stock to be issued in the Merger.

          4.3.4 Registration and Reservation of Option Shares. ESI will cause the shares of ESI Common Stock issuable upon exercise of the Options in accordance with Section 1.3.3 to be issued pursuant to a then-effective Registration Statement or otherwise to be registered after the Closing Date on a Registration Statement on Form S-8 to be filed no later than 30 days after the Closing Date. In addition, from and after the Effective Time, ESI will reserve and make available and will keep reserved and available for so long as any Option remains outstanding such number of shares of ESI Common Stock as are issuable upon the exercise of all outstanding Options.

          4.3.5 Indemnification Provisions of Merger Corp.'s Certificate. ESI will cause the Certificate of Incorporation of Merger Corp. (the "Merger Corp. Certificate") to include provisions for the indemnification of Dynamotion's current and former officers and directors to the fullest extent permitted by the NYBCL, and will not, for a period of five years following the Effective Time, cause the removal of any such provision in the Merger Corp. Certificate or permit any such provision to be materially and adversely modified or amended.

     4.4 Covenants of Merger Corp. Merger Corp, except as is contemplated by this Agreement, will not, before the Effective Time, (a) engage in any business activities, (b) liquidate or merge into, or consolidate with any other corporation, (c) permit any other corporation to merge into or consolidate with it, (d) increase its authorized capital stock, or

(e) issue options, rights, or warrants to purchase any of its capital stock. In addition, for a period of five years following the Effective Time, Merger Corp. will not amend the Merger Corp. Certificate to remove any provision relating to indemnification of Dynamotion's current or former officers and directors or materially and adversely modify or amend any such provision.

                                   ARTICLE V

                                   CONDITIONS

     5.1 Conditions to the Obligations of All Parties. The obligations of Dynamotion, ESI and Merger Corp. to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

          5.1.1 Regulatory Approvals. The parties will have made all filings with and received all approvals of Governmental Entities of competent jurisdiction necessary to consummate the Merger, and each of such approvals will be in full force and effect at the Closing and not subject to any condition that requires the taking or refraining from taking of any action that would have a material adverse effect on Dynamotion or on ESI or its subsidiaries.

          5.1.2 Litigation. There will not be in effect any final order, decree, or injunction of any Governmental Entity of competent jurisdiction restraining, enjoining, or prohibiting the consummation of the transactions contemplated by this Agreement (each party agreeing to use its best efforts, including appeals to higher courts, to have any non-final, appealable order, decree, or injunction of such import set aside or lifted), and there will have been no action taken, and no statute, rule, or regulation enacted, by any state or federal government or Governmental Entity in the United States that would prevent the consummation of the Merger.

          5.1.3 Registration of Securities; Listing. The shares of ESI Common Stock to be issued pursuant to this Agreement will have been registered under the Securities Act of 1933, as amended, and under the securities laws of such states as counsel for ESI deems necessary or exemptions from such state registration or qualification will have been determined by such counsel to be available, and will have been listed on the Nasdaq National Market System.

     5.2 Conditions to the Obligations of Dynamotion and the Key Shareholders. The obligations of Dynamotion and the Key Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

          5.2.1 Representations, Warranties and Covenants. The representations and warranties of ESI and Merger Corp. contained in this Agreement will be correct (a) at the date of this Agreement and (b) as of the Closing, with the same effect as though made on and as of such date, except for (i) representations and warranties made as of a specific date, which representations and warranties need only be correct as of such date and (ii) changes specifically contemplated by this Agreement, and ESI and Merger Corp. will have performed all of their respective covenants and obligations hereunder to be performed as of the Closing. Dynamotion will have received at the Closing certificates to the foregoing effect, dated the Closing Date, and executed on behalf of ESI by an officer of ESI and on behalf of Merger Corp. by an officer of Merger Corp. For purposes of affirming the accuracy of the representations and warranties of

ESI made as of the Closing, the term "ESI SEC Reports" will be deemed to include all registration statements, reports and proxy statements, including all amendments thereto, filed by ESI with the SEC after the date of this Agreement and before Closing.

          5.2.2 No Material Adverse Change. Since November 30, 1996 there will have been no material adverse change, or discovery of a condition or occurrence of an event that has resulted or reasonably can be expected to result in a material adverse change, in the business, properties, financial condition, or results of operations of ESI and its subsidiaries taken as a whole.

          5.2.3 Opinion of Counsel. Dynamotion will have received from Stoel Rives LLP, counsel to ESI, an opinion dated the Closing Date with respect to the matters described in Exhibit J.

          5.2.4 Dynamotion Shareholder Approval, Etc. In accordance with the applicable provisions of the NYBCL and the Certificate of Incorporation and Bylaws of Dynamotion, the requisite percentages of the Voting Dynamotion Securities will have approved the Conversion Proposal, this Agreement, the Plan of Merger, and the transactions contemplated hereby and thereby, and amendments of Dynamotion's Certificate of Incorporation will have been filed by the Department of State of the State of New York effecting the Conversion Proposal on or before the day immediately preceding the Closing Date; provided, however, that Dynamotion may rely on this condition to avoid its obligation to consummate the Merger and the other transactions contemplated by this Agreement only if Dynamotion has used its best efforts to satisfy all of the conditions contained in this Section 5.2.4.

          5.2.5 Termination of Underwriters' Warrants. The Underwriters' Warrants will have been terminated; provided, however, that Dynamotion may rely on this condition to avoid its obligation to consummate the Merger and the other transactions contemplated by this Agreement only if Dynamotion has used its best efforts to cause the termination of the Underwriter' Warrants.

     5.3 Conditions to the Obligations of ESI and Merger Corp. The obligations of ESI and Merger Corp. to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

          5.3.1 Representations, Warranties and Covenants. The representations and warranties of Dynamotion and the Key Shareholders contained in this Agreement will be correct (a) at the date of this Agreement and (b) as of the Closing, with the same effect as though made on and as of such date, except for
(i) representations and warranties made as of a specific date which representations and warranties need only be correct as of such date and (ii) changes specifically contemplated by this Agreement, and each of Dynamotion and each Key Shareholder will have performed in all material respects all of its, his, or her respective covenants and obligations hereunder to be performed as of the Closing. ESI will have received at the Closing a certificate to the foregoing effect, dated the Closing Date and executed on behalf of Dynamotion by an officer of Dynamotion with respect to Dynamotion's representations, warranties, and covenants, and certificates dated the Closing Date and executed by or on behalf of each of the Key Shareholders concerning the Key Shareholders' representations, warranties, and covenants. For purposes of affirming the accuracy of the representations and warranties of Dynamotion made as of the Closing, the term "Dynamotion SEC Reports" will be deemed to include all registration statements, reports and proxy statements, including all amendments thereto, filed by Dynamotion with the SEC after the date of this Agreement and before Closing.

          5.3.2 Opinions of Counsel. ESI will have received from Paul, Hastings, Janofsky & Walker LLP, counsel to Dynamotion, an opinion dated the Closing Date with respect to the matters described in Exhibit K with respect to Dynamotion and the Key Shareholder specified in Exhibit K and from Kirkpatrick & Lockhart LLP, counsel to Dynamotion Investment L.L.C., an opinion dated the Closing Date with respect to the matters described in Exhibit L with respect to Dynamotion Investment L.L.C.

          5.3.3 Consents and Approvals. All nongovernmental consents and approvals required to be obtained by Dynamotion for consummation of the Merger will have been obtained, other than those that, if not obtained, would not, either singly or in the aggregate, have a material adverse effect on Dynamotion.

          5.3.4 No Material Adverse Change. Since September 30, 1996 there will have been no material adverse change, or discovery of a condition or occurrence of an event that has resulted or reasonably can be expected to result in a material adverse change, in the business, properties, financial condition, or results of operations of Dynamotion.

          5.3.5 Other Agreements. Dynamotion will have caused each of its employees located in California to sign a California ESI Confidentiality Agreement, and each other employee of Dynamotion to sign a Standard ESI Confidentiality Agreement, and will have delivered such executed agreements to ESI; the Escrow Agreement and related stock powers will have been executed and delivered by the parties thereto other than ESI or Merger Corp; the Noncompetition Agreement will have been executed and delivered by each party listed on

Schedule 2.3; the Standstill Agreement will have been executed and delivered by the parties thereto other than ESI or Merger Corp; an Affiliate Representation Letter will have been executed and delivered by each party listed on Schedule 2.5; all Class B Warrants will have been exercised before the record date for the Special Meeting; the Class B Additional Warrant Agreement will have been terminated; and all Underwriters' Warrants will have been terminated.

          5.3.6 Related Party and Other Agreements. All agreements or arrangements described on Schedule 3.1.23 (Related Parties) and any other agreements or arrangements listed on Schedule 5.3.6 will have been terminated or amended to the reasonable satisfaction of ESI, if so requested by ESI.

          5.3.7 Updated Financial and Other Information. ESI will have received
(a) the unaudited balance sheet of Dynamotion and the related statements of operations, shareholders' equity, and cash flows for the fiscal year ended December 31, 1996 (together, the "Updated Financial Statements"), and (b) schedules of accounts and notes receivable (including an aging analysis), liability accounts, inventories (organized by category), and backlog (by customer and product), in each case as of immediately before the Closing Date and accompanied by an officer's certificate as to accuracy and completeness of such statement or schedule, and the Updated Financial Statements will not indicate that there has been any material adverse change in the financial condition or operating results of Dynamotion since September 30, 1996.

          5.3.8 Environmental Report. ESI will have received a Phase I environmental audit report with respect to the Leased Real Property, prepared by an environmental audit firm selected by ESI, the results of which audit are satisfactory to ESI in its sole discretion.

          5.3.9 Dynamotion Shareholder Approval, Etc. In accordance with applicable provisions of the NYBCL, the Certificate of Incorporation and Bylaws of Dynamotion, and any applicable state or federal securities laws, the requisite percentages of the Voting Dynamotion Securities will have approved the Conversion Proposal, this Agreement, the Plan of Merger, and the transactions contemplated hereby and thereby, and amendments to Dynamotion's Certificate of Incorporation will have been filed by the Department of State of the State of New York effecting the Conversion Proposal on or before the day immediately preceding the Closing Date. ESI and Merger Corp. will have received a certificate dated the Closing Date and executed by an authorized officer of Dynamotion stating that this Agreement and the transactions contemplated by it have been duly and validly approved by the shareholders of Dynamotion.

          5.3.10 Dynamotion Dissenters. Not more than 20 percent of the Voting Dynamotion Securities will have qualified as dissenting shares pursuant to the NYBCL.

          5.3.11 Conditions Relating to Z Warrants and Convertible Debt. The Z Warrants will have been redeemed immediately following the effectiveness of the conversion contemplated by the Conversion Proposal and immediately before the Effective Time. There will be no default by Dynamotion under the terms of the Convertible Debt, and the holders of the Convertible Debt will not have become entitled to convert the Convertible Debt into shares of Dynamotion Common Stock or such holders will have agreed in writing to waive such right to convert until at least 10 business days after the Effective Time or until this Agreement has been terminated, whichever occurs first.

          5.3.12 Arthur Andersen LLP Analysis of In-Process Research and Development. ESI will have received from Arthur Andersen LLP a written opinion that the value of Dynamotion in-process research and development as of the Closing Date is not less than the amount stated on Schedule 5.3.12.

          5.3.13 Consent of Underwriters. The Underwriters will, within five business days after the execution of this Agreement, have consented in writing to the redemption of the Z Warrants in the manner described in this Agreement.

          5.3.14 Governmental Entity Consents. Dynamotion will have obtained, without modification of the rights or obligations of Dynamotion under any of the listed Permits, all necessary consents of Governmental Entities with respect to the Permits listed on Schedule 3.1.21(b).

          5.3.15 Dynamotion Revised Schedules. All schedules to this Agreement relating to Dynamotion's representations and warranties will have been revised as necessary as of the Closing Date, and such revised schedules are satisfactory to ESI in its sole discretion.

                                   ARTICLE VI

                          SURVIVAL AND INDEMNIFICATION

     6.1 Survival.

          6.1.1 Survival of Representations and Warranties. All representations and warranties of any party contained in this Agreement or in any agreement, document, or instrument delivered pursuant to or in connection with this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, but will be extinguished and be of no further force or effect 18 months after the Effective Time, except that any claim for which a Claim Notice (as defined in Section 6.5.1) is delivered pursuant to Section 6.5.1 before the 18-month survival period has elapsed will survive until the settlement or other final resolution of such claim. No Claim Notice will be effective if delivered after the time period specified in this Section 6.1.1.

          6.1.2 Survival of Article IV Covenants. All of the covenants of any party contained in Article IV of this Agreement will be extinguished and be of no further force or effect after the Effective Time, except that Sections 4.1.4, 4.3.3, 4.3.4, 4.3.5, and 4.4 will survive the Effective Time in accordance with their respective terms.

     6.2 Indemnification. (a) From and after the Effective Time and subject to the limitations of this Article VI, the Key Shareholders will, severally and not jointly, and only to the extent of the Escrowed Property, indemnify and hold harmless ESI and Merger Corp. and their respective officers, directors, and shareholders (collectively, the "Indemnified Parties") from, for, and against any losses, costs, expenses, damages, and liabilities, including reasonable attorneys' fees (collectively, "Damages"), incurred by an Indemnified Party by reason of or arising out of any inaccuracy in any representation or warranty or the breach of any covenant of Dynamotion made in this Agreement (after taking into account any revised schedule provided pursuant to Section 5.3.15); provided, however, that for the purposes of this
Section 6.2, the determination of whether there has been a breach of any of Dynamotion's representations and warranties contained in (i) Section 3.1.28 will be made without regard to any disclosures contained in Schedule 3.1.28(a) (except as noted otherwise on such schedule) and (ii) Section 3.1.25 will be made without regard to any disclosures contained in Schedule 3.1.25.2. (b) From and after the Effective Time and subject to the limitations of this Article VI, each Key Shareholder will, severally and not jointly, and only to the extent of his, her, or its Escrowed Property, indemnify and hold harmless each Indemnified Party from, for, and against any Damages incurred by such Indemnified Party by reason of or arising out of any inaccuracy in any representation or warranty or the breach of any covenant of such Key Shareholder made in this Agreement.

     6.3 Escrow. On the Closing Date, ESI will, on behalf of each of the Key Shareholders, deliver to the Escrow Agent an aggregate of $1,500,000 worth of the shares of ESI Common Stock to be received by the Key Shareholders pursuant to Section 1.3 (such deposited shares, the "Escrowed Property"). The shares to be delivered to the Escrow Agent on behalf of each Key Shareholder will be withheld from the shares of ESI Common Stock otherwise to be received by such Key Shareholder pursuant to Section 1.3 in the amounts set forth on Schedule
6.3. The Escrowed Property will be deposited with the Escrow Agent pursuant to the terms of the Escrow Agreement. The escrow and the Escrow Agreement will terminate and the Escrowed Property will be distributed to the Key Shareholders at the time and as provided for in the Escrow Agreement.

     6.4 Threshold for Indemnity Claims. No indemnification payment obligation will arise under this Article VI unless and until the aggregate amount of Damages claimed by all Indemnified Parties under this Article VI exceeds $275,000 (the "Claim Threshold"); provided, however, that once the Claim Threshold is exceeded, all Damages of the Indemnified Parties, including the first $275,000 (in the aggregate) of Damages claimed by the Indemnified Partes, will be subject to the indemnity provisions of this Article VI.

     6.5 Claim Procedure for Indemnification. The obligations and liabilities of the Key Shareholders in connection with claims for indemnification for Damages by an Indemnified Party will be subject to the following terms and conditions:

          6.5.1 Notice. The Indemnified Party must give written notice (a "Claim Notice") to the Key Shareholder Representatives and the Escrow Agent of its claim for indemnification as promptly as practicable whenever the Indemnified Party has determined that there are facts or circumstances that may entitle the Indemnified Party to indemnification under this Article VI; provided, however, that the failure to give a timely Claim Notice (so long as such Claim Notice is within the time period specified in Section 6.1.1) will not diminish the indemnification obligations hereunder except to the extent that the delay in giving such Claim Notice materially adversely affects the ability of the Key Shareholder Representatives to mitigate Damages with respect to any claim. The Claim Notice must set forth in reasonable detail the basis for the claim, the nature of the Damages and the amount thereof, to the extent known.

          6.5.2 Response to Third Party Claim. If the Claim Notice states that a claim has been asserted by a third party against the Indemnified Party (a "Third Party Claim"), ESI will undertake, conduct, and control, through counsel of its choosing, the good faith settlement or defense of the Third Party Claim and the Key Shareholder Representatives will provide such assistance as is reasonably requested by ESI in connection with such settlement or defense.

          6.5.3 Diligent Conduct. If, within five days after receipt by ESI from the Key Shareholder Representatives of written notice that ESI is not diligently conducting the defense or attempted settlement of any Third Party Claim in good faith, ESI does not provide reasonably sufficient evidence to the Key Shareholder Representatives that ESI is diligently conducting such defense or attempting such settlement in good faith, the Key Shareholder Representatives will thereafter have the right to contest, settle or compromise such Third Party Claim.

                                  ARTICLE VII

                                  TERMINATION

     7.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time before the Effective Time by the mutual consent of Dynamotion and ESI.

     7.2 Termination Under Certain Other Conditions.

          7.2.1 Automatic Termination. This Agreement will automatically terminate without any action by ESI, Dynamotion, Merger Corp., or the Key Shareholders if the Merger has not become effective on or before June 15, 1997, provided, however, that automatic termination of this Agreement pursuant to this Section 7.2.1 will not limit the liability of any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date.

          7.2.2 Termination by ESI or Dynamotion. This Agreement may be terminated and the Merger may be abandoned at any time before the Effective
Time:

          (a) by ESI or Dynamotion if any Governmental Entity of competent jurisdiction in the United States or any state has issued an order, judgment, or decree restraining, enjoining, or otherwise prohibiting the Merger and such order, judgment, or decree has become final and nonappealable;

          (b) by ESI or Dynamotion if the requisite approval of the Merger by the shareholders of Dynamotion has not been obtained by May 31, 1997;

          (c) by ESI if the Dynamotion Board of Directors has withdrawn or modified in a manner adverse to ESI its approval of the Merger, this Agreement or the transactions contemplated hereby or if Dynamotion or any officer, director, employee, agent, or representative of Dynamotion takes any action that violates any provision of
Section 4.2.2; or

          (d) by Dynamotion if the Dynamotion Board of Directors determines in good faith, upon advice of legal counsel, that termination of this Agreement is required for the directors of Dynamotion to fulfill their fiduciary duties and obligations under New York law.

     7.3 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article VII, this Agreement immediately will become void and of no effect, except that Sections 4.1.4, 7.4, 8.1, 8.11, and 8.12 will survive the event of termination.

     7.4 Termination Fee. Dynamotion agrees to pay ESI (provided that Dynamotion's termination of this Agreement has not resulted from the failure of any of the conditions to the obligations of Dynamotion and the Key Shareholders contained in Section 5.2) by wire transfer, the sum of $1,000,000 (the "Termination Fee") in immediately available funds if Dynamotion terminates this Agreement (other than pursuant to Section 7.2.2(a)) and within one year after termination of this Agreement agrees to an Acquisition Transaction with any person other than ESI or any of its affiliates and the Acquisition Transaction results in a change in the beneficial owners of more than fifty percent (50%) of the voting power of the capital stock of Dynamotion. Dynamotion will pay ESI the Termination Fee promptly upon Dynamotion's execution of an agreement relating to any such Acquisition Transaction.

                                  ARTICLE VIII

                           MISCELLANEOUS AND GENERAL

     8.1 Payment of Expenses. Each party will be responsible for the costs and expenses incurred by it in connection with this Agreement, the Merger, and the other transactions contemplated by this Agreement, provided that nothing in this Agreement will limit the right, if any, of a non-breaching party to obtain damages, including attorneys' fees, incurred as a result of a breach of this Agreement by another party.

     8.2 Entire Agreement. This Agreement, including the schedules and exhibits hereto, and the Confidentiality Agreement constitute the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to its subject matter.

     8.3 Assignment. This Agreement is not assignable by any of the parties hereto without the prior written consent of each of ESI and Dynamotion.

     8.4 Binding Effect; No Third Party Benefit. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, subject to the restrictions on assignment contained in
Section 8.3. Nothing express or implied in this Agreement is intended or will be construed to confer upon or give to a person, firm, or corporation other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby, except for the provisions of Sections 4.3.5 and 4.4 concerning indemnification of current and former officers and directors of Dynamotion under the Merger Corp. Certificate.

     8.5 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, and supplemented at any time before or at the Closing, whether before or after the vote of the shareholders of Dynamotion, by written agreement executed and delivered by each of the Key Shareholders and by the duly authorized officers of Dynamotion, ESI, and Merger Corp.

     8.6 Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law; provided, however, that any waiver by a party must be in writing.

     8.7 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.

     8.8 Captions. The article, section and paragraph captions used in this Agreement are for convenience of reference only, do not constitute a part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

     8.9 Subsidiary. When a reference is made in this Agreement to a subsidiary of a party, the term "subsidiary" means any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

     8.10 Notices. All notices, requests, demands, waivers, and other communications required or permitted to be given under this Agreement must be in writing and will be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, return receipt requested, or sent by telex, telegram, or facsimile (in each case with evidence of confirmed transmission) as follows:

     If to Dynamotion, to it at:

          1639 E. Edinger Avenue
          Santa Ana, CA  92705
          Attention:  President and Chief
                      Executive Officer
          Fax:  (714) 541-4469

     with copies to:

          Paul, Hastings, Janofsky & Walker LLP
          695 Town Center Drive, 17th Floor
          Costa Mesa, CA  92626-1924
          Attention:  Scott N. Leslie
          Fax:  (714) 979-1921

     If to ESI or Merger Corp., to it at:

          13900 NW Science Park Drive
          Portland, Oregon 97229
          Attention:  President and Chief
                      Executive Officer
          Fax:  (503) 671-5698

     with copies to:

          Stoel Rives LLP
          900 SW Fifth Avenue
          Portland, Oregon  97204
          Attention:  Annette M. Mulee
          Fax:  (503) 220-2480

     If to the Key Shareholders, to the "Key Shareholder Representatives," who are listed on Schedule 8.10, at the address specified for each Key Shareholder Representative on Schedule 8.10. Each Key Shareholder hereby appoints each of the Key Shareholder Representatives listed on Schedule 8.10 as his, her, or its agent for the purpose of receiving notices and other communications relating to this Agreement and the Escrow Agreement.

     Any party may change the person or address for notices under this Agreement by notifying all other parties in writing of such change. All notices, requests, demands, waivers, and communications relating to this Agreement will be deemed to have been received on the date of delivery or on the third business day after mailing in accordance with this Section 8.10.

     8.11 Choice of Law. This Agreement will be governed by and construed in accordance with the laws of the state of Oregon, exclusive of choice of law rules, except that the provisions of this Agreement relating to the Merger will also be governed by the merger provisions of the NYBCL.

     8.12 Attorneys' Fees. If suit or action is filed by any party to enforce the provisions of this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees as fixed by final order of the trial court and, if any appeal is taken from the decision of the trial court, reasonable attorneys' fees as fixed by final order of the appellate court.

     8.13 Separability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision will be interpreted to be only so broad as is enforceable.

     8.14 Reliance on Dynamotion and Key Shareholder Representations and Warranties. Dynamotion and each Key Shareholder recognizes and agrees that, notwithstanding any investigation by ESI, ESI is relying upon the representations and warranties made by Dynamotion in this Agreement and upon the representations and warranties made by the Key Shareholders in this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first hereinabove written.

KEY SHAREHOLDERS                       ELECTRO SCIENTIFIC INDUSTRIES, INC.

DYNAMOTION INVESTMENT L.L.C.

                                       By:    BARRY L. HARMON
                                          --------------------------------------
By:       KEITH A. HIGHTOWER           Name:  Barry L. Harmon
   -------------------------------            Title:  Senior Vice President and
   Name:  Keith A. Hightower                          Chief Financial Officer
   Title: Manager

                                       DYNAMOTION/ATI CORP.


WOJCIECH KOSMOWSKI
----------------------------------     By:    JON R. HOPPER
Wojciech Kosmowski                         -------------------------------------
                                       Name:  Jon R. Hopper
                                       Title: President and Chief Executive
                                              Officer


ROYAL MILES                            DYNAMOTION MERGER CORP.



By:       JACK LAHAV                   By:    BARRY L. HARMON
   -------------------------------         -------------------------------------
   Name:  Jack Lahav                   Name:  Barry L. Harmon
   Title: US Rep for Royal             Title: Chief Financial Officer
          Miles, Ltd.

GERALD M. STAREK
----------------------------------
Gerald M. Starek


DOROTHY MUNROE
----------------------------------
Dorothy Munroe


DENNIS RICHARD
----------------------------------
Dennis Richard


RICHARD C. ELLIOTT, TRUSTEE
----------------------------------
Richard C. Elliott, Trustee


WIL LAYMAN
----------------------------------
Wil Layman


JAMES E. MUNROE
----------------------------------
James E. Munroe


DOROTHY BEEK
----------------------------------
Dorothy Beek


KLAUS SCHMIDT
----------------------------------
Klaus Schmidt


ROBERT MAPEL
----------------------------------
Robert Mapel


PHILIP FERINDE
----------------------------------
Philip Ferinde


WILLIAM G. PAUL
----------------------------------
William G. Paul

LINDA C. STAREK
----------------------------------
Linda C. Starek


FRANK ERLACH
----------------------------------
Frank Erlach


COURTNEY MOE
----------------------------------
Courtney Moe


JOHN P. KENSEY
----------------------------------
John P. Kensey


LINDA J. WHITE/STAREK
----------------------------------
Linda J. White/Starek

                                                                         ANNEX B


                                 PLAN OF MERGER

                                     MERGING
                              DYNAMOTION/ATI CORP.
                                  WITH AND INTO
                             DYNAMOTION MERGER CORP.


     1. Parties. The names of the corporations proposing to merge are Dynamotion/ATI Corp., a New York corporation ("Dynamotion"), and Dynamotion Merger Corp., a New York corporation ("Merger Corp.") and a wholly owned subsidiary of Electro Scientific Industries, Inc., an Oregon corporation ("ESI"). The name under which Dynamotion was formed is Richmark Camera Service, Inc. The surviving corporation in the merger (the "Merger") will be Merger Corp., and the name of the surviving corporation will be Dynamotion, Inc.

     2. Capitalization. As to each constituent corporation, the designation and number of outstanding shares of each class and series and the voting rights thereof are as follows:

          (a) Dynamotion has outstanding 2,843,791 Common Shares, par value $0.04 per share ("Dynamotion Common Stock"), which are entitled to one vote per share with respect to the Merger; 937,279 Class A Non-Cumulative Redeemable Convertible Preferred Shares, par value $0.01 per share ("Class A Stock"), which are entitled to 1.05 votes per share with respect to the Merger; and 2,250,000 Class B Cumulative Convertible Preferred Shares, par value $0.01 per share ("Class B Stock"), which are entitled to 0.990904 votes per share with respect to the Merger and are entitled to vote as a class with respect to the Merger.

          (b) Merger Corp. has outstanding 100 shares of Common Stock, without par value, which are entitled to one vote per share with respect to the Merger.

          (c) The number of outstanding shares of Dynamotion referenced in
     Section 2(a) above is subject to change prior to the consummation of the Merger (the "Effective Time") as follows: (i) prior to the Effective Time, any of the outstanding shares of Class A Stock may potentially be converted into Dynamotion Common Stock and Class A Redeemable Common Stock Purchase Warrants according to the formula for conversion of Class A Stock contained in Dynamotion's Certificate of Incorporation (the "Certificate"); (ii) immediately prior to the Effective Time, pursuant to an amendment to the Certificate (the "Amendment"), all outstanding shares of Class A Stock and Class B Stock will automatically be converted into Dynamotion Common Stock according to the terms of the Amendment; (iii) prior to the Effective Time, any of the outstanding options to purchase up to an aggregate of 1,600,041 shares of Dynamotion Common Stock under Dynamotion's stock option plans and agreements may potentially be exercised pursuant to the terms thereof; (iv) prior to the Effective Time, any of the outstanding warrants to purchase up to an aggregate of 330,302 shares of Dynamotion Common Stock by the holders of Class B Stock may potentially be exercised pursuant to the terms thereof; (v) prior to the Effective Time, any of the outstanding warrants to purchase up to an aggregate of 165,000 shares of Class A Stock by three underwriters and an additional warrant to purchase up to 2,500 shares of Dynamotion Common Stock by another underwriter may potentially be exercised pursuant to the terms thereof; and (vi) prior to the Effective Time, any of the outstanding Class A Redeemable Common Stock Purchase Warrants may potentially be exercised pursuant to the terms thereof.

     3. Terms and Conditions. At the Effective Time, Dynamotion will be merged with and into Merger Corp. in the manner and with the effects provided by the New York Business Corporation law (the "NYBCL"), the separate corporate existence of Dynamotion will cease, and Merger Corp. will be the surviving corporation. The outstanding shares of Dynamotion Common Stock will be converted into the right to receive shares of Common Stock, without par value, of ESI ("ESI Common Stock") or cash on the basis, terms and conditions described in paragraph 4 below.

     4. Conversion of Dynamotion Common Stock. At the Effective Time, Dynamotion will have issued and outstanding no shares of stock other than Dynamotion Common Stock. The manner and basis of converting the Dynamotion Common Stock will be as follows:

          (a) Exchange for ESI Common Stock. Each share of Dynamotion Common Stock outstanding immediately before the Effective Time (excluding shares with respect to which the holder has exercised dissenters' rights in accordance with the NYBCL) will, by virtue of the Merger and without any action on the part of the holder thereof, cease to exist and be converted into the right to receive the number of shares of ESI Common Stock computed in accordance with Section 1.3 of the Agreement of Reorganization and Merger dated as of January 24, 1997, among ESI, Dynamotion, Merger Corp. and certain key shareholders of Dynamotion (the "Merger Agreement"). In lieu of any fractional shares, ESI will pay each holder of Dynamotion Common Stock who would be entitled to a fraction of a share of ESI Common Stock an amount of cash (without interest) determined in accordance with Section 1.4.3 of the Merger Agreement.

          (b) Treasury Shares. Each share of Dynamotion Common Stock held in the treasury of Dynamotion immediately before the Effective Time will be canceled and extinguished without any conversion thereof and no payment will be made with respect thereto.

     5. Amendment to Certificate of Incorporation. As of the Effective Time, Merger Corp.'s Certificate of Incorporation will be amended to change the name of Merger Corp. to Dynamotion, Inc.

     6. Abandonment of Plan of Merger. Notwithstanding the adoption of this Plan of Merger by the shareholders of each constituent corporation entitled to vote, this Plan of Merger may be abandoned prior to the Effective Time pursuant to the provisions of Article VII of the Merger Agreement.


     7. Effective Time. The Effective Time shall be 5:00 P.M., New York time, on May ____, 1997.

                                                                         ANNEX C


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              DYNAMOTION/ATI CORP.
                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW


     We, the undersigned, Jon R. Hopper and Michael D. Henton, being respectively the President and Secretary of Dynamotion/ATI Corp., a corporation organized under the Business Corporation Law of the State of New York (the "Corporation"), hereby certify and set forth as follows:

          FIRST: The name of the Corporation is Dynamotion/ATI Corp. The Corporation was formed under the name Richmark Camera Service, Inc.

          SECOND: The Certificate of Incorporation was filed by the Department of State, Albany, New York, on the 28th day of April, 1960.

          THIRD: This Certificate of Amendment amends the Certificate of Incorporation, as amended, to revise certain provisions pertaining to the Class A Non-Cumulative Redeemable Convertible Preferred Shares of the Corporation (the "Class A Preferred Stock") and the Class B Cumulative Convertible Preferred Shares (the "Class B Preferred Shares") relating to the conversion of such Class A Preferred Stock and Class B Preferred Shares immediately prior to the occurrence of a certain merger involving the Corporation.

          FOURTH: To accomplish the amendment relating to the conversion of the Class A Preferred Stock immediately prior to the merger, Section 4.9 of Article "FOURTH" of the Certificate of Incorporation pertaining to the Class A Preferred Stock is hereby amended to add the following additional language at the end of such section:

          "Notwithstanding the foregoing in this Section 4.9, immediately prior to the occurrence of the merger of the Corporation with and into Dynamotion Merger Corp., a New York corporation ("Merger Corp."), pursuant to the terms of that certain Agreement of Reorganization and Merger dated as of January 24, 1997 (the "Merger Agreement") among Electro Scientific Industries, Inc., an Oregon corporation, the Corporation, Merger Corp. and certain shareholders of the

          Corporation, each share of Class A Preferred Stock shall automatically be converted into 1.05 Common Shares, and the holders of such Class A Preferred Stock shall participate in such merger solely as holders of Common Shares; provided, however, that notwithstanding the provisions of Section 4.1 hereof, upon such conversion the holders of Class A Preferred Stock shall not receive any of the Class A Redeemable Common Stock Purchase Warrants referred to in such section but shall instead receive $0.10 for each share of Class A Preferred Stock so converted upon surrender of the certificates representing such Class A Preferred Stock. Upon the conversion of the Class A Preferred Stock pursuant to this Section 4.9, all of the outstanding certificates which, immediately prior to the such conversion, represented shares of Class A Preferred Stock shall automatically and without any action by the holder thereof be deemed for all purposes to represent the number of Common Shares of the Corporation into which such shares of Class A Preferred Stock have converted as provided herein."

          FIFTH: To accomplish the amendment relating to the conversion of the Class B Preferred Shares immediately prior to the merger, Section 4.9 of Article "FOURTH" of the Certificate of Incorporation pertaining to the Class B Preferred Shares is hereby amended to add the following additional language at the end of such section:

          "Notwithstanding the foregoing in this Section 4.9, immediately prior to the occurrence of the merger of the Corporation with and into Dynamotion Merger Corp., a New York corporation ("Merger Corp."), pursuant to the terms of that certain Agreement of Reorganization and Merger dated as of January 24, 1997 (the "Merger Agreement") among Electro Scientific Industries, Inc., an Oregon corporation, the Corporation, Merger Corp.
          and certain shareholders of the Corporation, each Class
          B Preferred Share shall automatically be converted into
          0.990904 of a Common Share plus the accrued dividend on such Class B Preferred Share payable in accordance with Sections 3 and 4.4 hereof (provided that such dividend shall be paid exclusively in cash), and the holders of the Class B Preferred Shares shall participate in such merger solely as holders of Common Shares. Upon the conversion of the Class B Preferred Shares pursuant to this Section 4.9, all of the outstanding certificates which, immediately prior to such conversion, represented Class B Preferred Shares shall automatically and without any action by the holder thereof be deemed for all purposes to represent the number of Common Shares of the Corporation into which such Class B Preferred Shares have converted as provided herein."

          SIXTH: The foregoing amendment pertaining to the Class A Preferred Stock was authorized by the Board of Directors of the Corporation by a unanimous written consent thereof and by the holders of a majority of (i) the outstanding voting securities of the Corporation and (ii) the outstanding shares of the Corporation's Class A Preferred Stock, by the vote thereof at a special meeting. The foregoing amendment pertaining to the Class B Preferred Shares was authorized by the Board of Directors of the Corporation by a unanimous written consent thereof and by the holders of a majority of (i) the outstanding voting securities of the Corporation and (ii) the outstanding shares of the Corporation's Class B Preferred Shares, by the vote thereof at a special meeting.


     We have hereunto affirmed this Certificate as true under penalties of perjury this _____ day of May, 1997.




                                       -----------------------------
                                       Jon R. Hopper, President



                                       -----------------------------
                                       Michael D. Henton, Secretary

                                                                         ANNEX D



                SECTION 623 OF NEW YORK BUSINESS CORPORATION LAW

623. Procedure to enforce shareholder's right to receive payment for shares

     (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

     (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

     (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

     (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

     (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

     (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

     (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

     (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

          (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

          (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

          (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

          (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

          (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

          (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

          (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay;
(B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

          (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

     (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be canceled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

     (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

          (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

          (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

          (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

     (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

     (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

     (m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations).

                                     PART II

           INFORMATION NOT REQUIRED IN THE PROXY STATEMENT/PROSPECTUS

Item 20.   Indemnification of Directors and Officers.

          Article VII of ESI's Third Restated Articles of Incorporation indemnifies directors and officers to the fullest extent permitted by law. The effects of Article VII may be summarized as follows:

          (a) The Article grants a right of indemnification in respect of any action, suit or proceeding (other than an action by or in the right of ESI) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, provided the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of ESI and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction or plea of nolo contendere does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of ESI, and had reasonable cause to believe his conduct was unlawful.

          (b) The Article grants a right of indemnification in respect of any action or suit by or in the right of ESI against the expenses (including attorneys' fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of ESI, except that no right of indemnification will be granted regarding any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct unless permitted by a court.

          (c) Every person who has been wholly successful on the merits of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right. Persons who have not been wholly successful on the merits are not necessarily precluded from being reimbursed by ESI for their expenses so long as (i) the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, determines that their conduct has met the standards required for indemnification set out in the Oregon statutes; (ii) independent legal counsel renders written advice that in their opinion such person has met the standards for indemnification; (iii) the Shareholders determine that the person has met the standards for indemnification; or (iv) the court in which the action, suit or proceeding was pending determines that indemnification is proper.

          (d) ESI may pay expenses incurred in defending an action, suit or proceeding in advance of the final disposition thereof upon receipt of a satisfactory undertaking to repay in the event indemnification is not authorized.

          (e) The above paragraphs summarize the indemnification expressly authorized by the Oregon Business Corporation Act (the "Act"). Article VII provides for indemnification to the fullest extent permitted by law, which is intended to provide indemnification broader than that expressly authorized by the Act. It is unclear to what extent Oregon law permits such broader indemnification. The limits of lawful indemnification may ultimately be determined by the courts.

          The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any statute, agreement, vote of shareholders or directors or otherwise.

          ESI has directors' and officers' insurance coverage which insures directors and officers of ESI and its subsidiaries against certain liabilities.

          ESI has also entered into indemnity agreements with certain directors and officers. While the indemnity agreements in large part incorporate the indemnification provisions of the Act as described above, they vary from the statute in several respects. In addition to the indemnification expressly permitted under the statute, the agreements provide for indemnification for settlements in derivative lawsuits and expand coverage in proceedings involving a breach of fiduciary duty to include judgments. The contracts also require ESI to pay expenses incurred by an indemnitee in advance of final disposition of a suit or proceeding upon request of the indemnitee, without regard to the indemnitee's ability to repay the sum advanced and without prior approval of the directors, Shareholders or court, or the receipt of an opinion of counsel. A claimant would thus be entitled to receive advanced expenses unless action were taken to prevent such payment. The agreements also generally shift the presumption in favor of indemnification of the indemnitee. Partial indemnification is also expressly authorized by the agreements.

Item 21.   Exhibits and Financial Statement Schedules.

     (a)  Exhibits

     2.1 Agreement of Reorganization and Merger dated as of January 24, 1997 among Dynamotion, Merger Corp., ESI and certain key shareholders of Dynamotion (included as Annex A to the Proxy Statement/Prospectus).

     4.1 Restated Articles of Incorporation of ESI. Incorporated by reference to Exhibit 3-A of ESI's Annual Report on Form 10-K for the fiscal year ended May 31, 1991, File 0-12853.

     4.2 Bylaws of ESI. Incorporated by reference to Exhibit 3-B of ESI's Annual Report on Form 10-K for the fiscal year ended May 31, 1994.

     4.3 ESI agrees to furnish copies of long-term debt agreements to the Commission upon request.

     4.4 Rights Agreement, dated as of May 12, 1989, between ESI and United States National Bank of Oregon relating to rights issued to all holders of ESI's Common Stock. Incorporated by reference to Exhibit 1 to ESI's Report on Form 8-K dated May 12, 1989.

     5.1  Opinion of Stoel Rives LLP.(1)


     8.1  Opinion of Stoel Rives LLP as to certain tax matters.(2)

     10.1 Voting Agreement dated as of January 24, 1997 between Electro Scientific Industries, Inc. and certain shareholders of Dynamotion/ATI Corp.(1)

     11.1 Dynamotion/ATI Corp. Net Loss Per Common Share.(2)

     23.1 Consent of McGladrey & Pullen LLP.

     23.2 Consent of Feldman Radin & Co., P.C.

     23.3 Consent of Arthur Andersen LLP

     23.4 Consents of Stoel Rives LLP. Included in Exhibits 5.1 and 8.1 to this Registration Statement.(1)(2)

     24.1 Powers of Attorney. Included in signature page to the Registration Statement.(1)

     99.1 Form of Proxy for Common Shareholders.(1)

     99.2 Form of Proxy for Class A Preferred Shareholders.(1)

     99.3 Form of Proxy for Class B Preferred Shareholders.(1)

     99.4 Form of Notice of Special Meeting of Shareholders of Dynamotion/ATI Corp.(1)

     99.5 Form of Letter to the Shareholders of Dynamotion/ATI Corp.

     (b)  Financial Statement Schedules. Not Applicable.

--------------

     (1)  Filed on January 31, 1997

     (2)  Filed on March 18, 1997

Item 22.   Undertakings.

     1. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a Proxy Statement/Prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering Proxy Statement/Prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     2. The registrant undertakes that every Proxy Statement/Prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     4. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11 or 13 herein, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     5. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     6. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     7. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on April 1, 1997.


                                     ELECTRO SCIENTIFIC INDUSTRIES, INC.


                                     By:  DONALD R. VANLUVANEE
                                          --------------------------------------
                                          Donald R. VanLuvanee
                                          President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on this 1st day of April, 1997.


                 Signature                        Title
                 ---------                        -----

  (1)  Principal Executive, Financial
       and Accounting Officer:

       DONALD R. VANLUVANEE                       President and Chief
       ------------------------------             Executive Officer
       Donald R. VanLuvanee

       BARRY L. HARMON                            Senior Vice President
       ------------------------------             and Chief Financial Officer
       Barry L. Harmon

  (2)  Directors:

       DAVID F. BOLENDER*                         Chairman of the Board
       ------------------------------
       David F. Bolender

       DOUGLAS C. STRAIN*                         Vice-Chairman of the Board
       ------------------------------
       Douglas C. Strain

       LARRY L. HANSEN*                           Director
       ------------------------------
       Larry L. Hansen

       W. ARTHUR PORTER*                          Director
       ------------------------------
       W. Arthur Porter

       VERNON B. RYLES. JR.*                      Director
       ------------------------------
       Vernon B. Ryles, Jr.

       KEITH L. THOMSON*                          Director
       ------------------------------
       Keith L. Thomson

       DONALD R. VANLUVANEE                       Director
       ------------------------------
       Donald R. VanLuvanee

  *By: BARRY L. HARMON
       ------------------------------
       Barry L. Harmon
       Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit
 Number    Document Description
 ------    --------------------

 2.1 Agreement of Reorganization and Merger dated as of January 24, 1997 among Dynamotion, Merger Corp., ESI and certain key shareholders of Dynamotion (included as Annex A to the Proxy Statement/Prospectus).

 4.1 Restated Articles of Incorporation of ESI. Incorporated by reference to Exhibit 3-A of ESI's Annual Report on Form 10-K for the fiscal year ended May 31, 1991, File 0-12853.

 4.2 Bylaws of ESI. Incorporated by reference to Exhibit 3-B of ESI's Annual Report on Form 10-K for the fiscal year ended May 31, 1994.

 4.3 ESI agrees to furnish copies of long-term debt agreements to the Commission upon request.

 4.4 Rights Agreement, dated as of May 12, 1989, between ESI and United States National Bank of Oregon relating to rights issued to all holders of ESI Common Stock. Incorporated by reference to Exhibit 1 to ESI's Report on Form 8-K dated May 12, 1989. 5.1 Opinion of Stoel Rives LLP.(1)


 8.1      Opinion of Stoel Rives LLP as to certain tax matters.(2)

 10.1 Voting Agreement dated as of January 24, 1997 between Electro Scientific Industries, Inc. and certain shareholders of Dynamotion/ATI Corp.(1)

 11.1     Dynamotion/ATI Corp. Net Loss Per Common Share.(2)

 23.1     Consent of McGladrey & Pullen LLP.

 23.2     Consent of Feldman Radin & Co., P.C.

 23.3     Consent of Arthur Andersen LLP.

 23.4 Consents of Stoel Rives LLP. Included in Exhibits 5.1 and 8.1 to this Registration Statement.(1)(2)

 24.1 Powers of Attorney. Included in signature page to the Registration Statement.(1)

 99.1     Form of Proxy for Common Shareholders.(1)

 99.2     Form of Proxy for Class A Preferred Shareholders.(1)

 99.3     Form of Proxy for Class B Preferred Shareholders.(1)

 99.4     Form of Notice of Special Meeting of Shareholders of Dynamotion/ATI
          Corp.(1)

 99.5     Form of Letter to the Shareholders of Dynamotion/ATI Corp.

--------------

(1)  Filed on January 31, 1997.

(2)  Filed on March 18, 1997